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Registration No. 333-127278

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
 FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Newkirk Realty Trust, Inc.
(Exact name of registrant as specified in governing instruments)

7 Bulfinch Place—Suite 500
Boston, Massachusetts 02114
(617) 570-4600
and
Two Jericho Plaza
Wing A
Jericho, New York 11753
(516) 822-0022

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael Ashner
Chairman and Chief Executive Officer
Newkirk Realty Trust, Inc.
7 Bulfinch Place—Suite 500
Boston, Massachusetts 02114
(617) 570-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark I. Fisher, Esq. Elliot Press, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 (212) 940-8800	Luke P. Iovine, III, Esq. Paul, Hastings, Janofsky & Walker LLP Park Avenue Tower 75 East 55th Street New York, New York 10022 (212) 318-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common Stock, par value $0.01 per share	$460,000,000	$54,142 (3)

(1)
Includes shares of common stock subject to the underwriters' overallotment option.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(3)
This amount has been paid

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2005

Prospectus

[                          ] Shares

Newkirk Realty Trust, Inc.

Common Stock

This is the initial public offering of Newkirk Realty Trust, Inc. No public market currently exists for our common stock.

We currently anticipate the initial public offering price of our common stock to be between $                        and $                        per share. We have applied to have our shares listed on the New York Stock Exchange under the symbol "NKT," subject to notice of issuance.

Newkirk Realty Trust, Inc. is a recently-formed Maryland corporation that intends to qualify as a real estate investment trust or "REIT" for federal income tax purposes. We were organized to become the general partner of and to acquire between a    % and             % controlling interest in The Newkirk Master Limited Partnership. The Newkirk Master Limited Partnership is a publicly reporting limited partnership that has owned a diversified portfolio of triple-net leased properties and other real estate-related assets since it began operations in January 2002. All of our operations will be conducted through The Newkirk Master Limited Partnership.

Immediately following this offering and our other formation transactions, members of our management team and their affiliates will, in the aggregate, own a    % equity interest in us on a fully diluted basis.

Investing in our common stock involves risks. See "RISK FACTORS" beginning on page 26 for a discussion of the following and other risks.

•
We are subject to the risks of commercial real estate ownership in general, and the risks inherent in owning single tenant net leased properties, including the risk of tenant default and non-renewal of leases.

•
A majority of our leases provide for renewal rental rates that are substantially lower than the current rental rates.

•
Substantially all of our leases expire over the next five years and we are subject to the risk that tenants under such leases will not renew their leases upon expiration.

•
We are dependent on our Advisor's ability to identify suitable acquisition and investment opportunities in order to maximize returns on capital available for investment.

•
The loss of our advisor's key personnel could harm our operations and adversely affect the value of our shares of common stock.

•
Following a one year lock-up period we may issue a significant number of shares of our common stock upon redemption of limited partnership interests in The Newkirk Master Limited Partnership, which may have an adverse effect on the market value of your shares.

•
There are various conflicts of interest resulting from relationships among us, our management, our advisor and other parties, including those relating to purchases of partnership interests from affiliates, the structure of the advisory agreement with our advisor and other formation transactions with affiliated parties.

•
The concentration of our ownership will adversely affect the ability of new investors to influence our policies. Michael Ashner, our chairman and chief executive officer, and his affiliates will own up to    % of our common stock on a fully diluted basis and Apollo Real Estate Investment Fund III, L.P. and Vornado Realty Trust and its affiliates will own up to    % and    %, respectively, of our common stock on a fully diluted basis.

•
If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

•
Our charter generally does not permit ownership in excess of 9.8% of our common stock without prior approval from our board of directors, and attempts to acquire stock in excess of this limit are ineffective without prior approval from our board of directors.

•
There is no assurance that the per share offering price represents the market value of our assets on a per share basis.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds, before expenses, to Newkirk Realty Trust, Inc.	$	$

Delivery of shares will be made on or about                          , 2005.

We have granted the underwriters a 30-day option to purchase up to             additional shares of our common stock at the public offering price, less the underwriting discount, to cover over-allotment of shares exercisable at any time until 30 days after the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.	Credit Suisse First Boston
Friedman Billings Ramsey	KeyBanc Capital Markets

The date of this prospectus is                          , 2005.

i

OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT	112
Advisor	112
The Advisory Agreement	113
Management Services	114
Term	116
Our Termination Rights	116
Our Advisor's Termination Rights	116
Assignment	117
Management Fees and Incentive Management Compensation	117
Reimbursement of Expenses	119
Special Voting Preferred Stock	120
Other Compensation	120
Exclusivity Arrangement with Michael Ashner	121
Exclusivity Arrangement with Advisor's Senior Management	122
MANAGEMENT	122
Our Directors and Executive Officers	122
Corporate Governance—Board of Directors and Committees	124
Audit Committee	124
Compensation Committee	125
Nominating/Corporate Governance Committee	125
Director Compensation	125
Executive Compensation	125
Stock Incentive Plan	125
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS	127
Lock-Up Agreements	127
Registration Rights	127
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	128
Transactions and Relationships Relating to this Offering and Our Structure	128
Certain Relationships and Related Party Transactions of Newkirk MLP	131
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	138
DESCRIPTION OF STOCK	138
General	138
Authorized Stock	139
Common Stock	139
Preferred Stock	140
Special Voting Preferred Stock	140
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock	141
Restrictions on Ownership and Transfer	141
Transfer Agent and Registrar	143

IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	144
The Board of Directors	144
Removal of Directors	144
Liability and Indemnification of Officers and Directors	144
Business Combinations	145
Control Share Acquisitions	146
Unsolicited Takeovers	147
Amendments to Our Charter	147
Dissolution	147
Meetings of Stockholders; Advance Notice of Director Nominations and New Business	148
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws	149
NEWKIRK MLP'S AMENDED AND RESTATED PARTNERSHIP AGREEMENT	150
Organization	150
Management	150
Transferability of Interests	150
Capital Contributions and Borrowings	151
Redemption Rights	152
Operations	153
Allocations	153
Distributions	154
Amendments	154
Exculpation and Indemnification of the General Partner	154
Term	155
Tax Matters	155
FEDERAL INCOME TAX CONSIDERATIONS	155
General	155
Requirements for Qualification	157
Taxation of Stockholders	161
U.S. Stockholders	161
Non-U.S. Stockholders	163
Other Tax Consequences	165
ERISA CONSIDERATIONS	166
UNDERWRITING	168
LEGAL MATTERS	172
EXPERTS	172
CHANGE IN ACCOUNTANTS	172
WHERE YOU CAN FIND MORE INFORMATION	173
INDEX TO FINANCIAL STATEMENTS	173

EXPLANATORY NOTE

        You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights information more fully described elsewhere in this prospectus and contains the material terms of this offering. However, you should read this entire prospectus, including the section entitled "Risk Factors," carefully before deciding to invest in our common stock. Unless otherwise mentioned or unless the context otherwise requires, all references in this prospectus to (a) "we," "us," "our," or similar references mean Newkirk Realty Trust, Inc., (b) "Newkirk MLP" or our "operating partnership" means The Newkirk Master Limited Partnership, (c)"NKT Advisors" or our "Advisor" means NKT Advisors LLC and (d) "our properties" and properties held by "us" or properties that "we" hold refers to properties owned by Newkirk MLP. Except as otherwise stated, the information in this prospectus assumes that the underwriters do not exercise their option to purchase additional shares to cover over-allotments. Except where otherwise noted, references to "investment grade rated senior debt" reflect both Standard & Poor's and Moody's ratings as of August 31, 2005.

Newkirk Realty Trust, Inc.

        Newkirk Realty Trust, Inc. is a recently-formed Maryland corporation that intends to qualify as a real estate investment trust or "REIT" for federal income tax purposes. We will own our assets and conduct our operations through The Newkirk Master Limited Partnership, an existing publicly reporting real estate limited partnership. As of August 31, 2005, Newkirk MLP owned 204 office, retail, industrial and other properties containing an aggregate of approximately 17,201,024 square feet of space located in 35 states. Based on total square footage as of such date, 40.2%, 30.6%, 20.7% and 8.5 % of Newkirk MLP's portfolio is office, retail, industrial and other, respectively. 202 of these properties, containing an aggregate of approximately 16,966,000 square feet of space are triple-net leased to a total of 40 different tenants under leases with a weighted average remaining lease term of 3.84 years, based on annualized rents as of August 31, 2005. As of August 31, 2005, approximately 84.0% of annualized rental income earned from our tenants was paid by tenants with investment grade rated senior debt. Under a triple-net lease, the tenant occupying the leased property, usually a single tenant, is responsible for paying its rent as well as other operating expenses for the property, including taxes, insurance and maintenance, and substantially all other capital expenditures through the end of the lease term. Therefore, the owner of the property receives the rent "net" of these expenses. Substantially all tenant leases provide for multiple tenant renewal options ranging from five years to 50 years at fixed rents. This property portfolio represents properties whose operations are consolidated in the financial statements of Newkirk MLP and which we refer to as the Newkirk properties. Newkirk MLP also owns minority interests in other triple-net leased properties, ground leases, remainder interests or the right to acquire remainder interests in various triple-net leased properties and various other real estate assets. Based on Newkirk MLP's June 30, 2005 financial statements, the Newkirk properties represented 82.7% of Newkirk MLP's total assets.

        Upon consummation of this offering, we will become the general partner of Newkirk MLP and initially acquire a minimum of approximately            % and a maximum of approximately             % of the limited partnership interests in Newkirk MLP if the underwriters' overallotment option is exercised in full. We refer to these limited partnership interests as Newkirk MLP units. We will use a portion of the proceeds of this offering to acquire Newkirk MLP units directly from existing limited partners. The balance of the net proceeds of this offering will be contributed to Newkirk MLP in exchange for newly issued Newkirk MLP units.

        We will be externally managed and advised by NKT Advisors. Our Advisor's management team is also the management team of Winthrop Financial Associates, a fully vertically integrated national manager of real estate assets. We believe that the experience and capabilities of our Advisor's management team will enable us to effectively manage Newkirk MLP's existing assets and originate attractive investment opportunities. Our advisory agreement with our Advisor is intended to capitalize on synergies with Winthrop Financial Associates' origination infrastructure, existing business relationships and management expertise. Many of our Advisor's management functions will be sub-contracted to Winthrop Financial Associates in order to afford us the benefit of Winthrop Financial Associates' significant real estate management infrastructure and provide us with the economies of scale associated with Winthrop Financial Associates' current business operations. This same management team has managed the operations of Newkirk MLP and its predecessor partnerships since 1997. Our Advisor's management team previously supervised the operations and liquidation of three publicly traded real estate investment trusts and currently serves as the external advisor to First Union Real Estate Equity and Mortgage Investments, a New York Stock Exchange listed real estate investment trust that we refer to as First Union.

        Our senior management team consists of Michael Ashner, our Chairman and Chief Executive Officer; Peter Braverman, our President; Carolyn Tiffany, our Chief Operating Officer and Secretary; Thomas Staples, our Chief Financial Officer; and Lara Sweeney Johnson, our Executive Vice President. The members of our senior management team have an average of 17 years of experience in the real estate industry. Michael Ashner, the president and sole manager of our Advisor, also serves as our chairman and chief executive officer. The rest of our senior management team also serves as senior management for our Advisor.

        Our principal executive offices are located at 7 Bulfinch Place, Suite 500, Boston, MA 02114, telephone number (617) 570-4600, and at Two Jericho Plaza, Wing A, Jericho, NY 11753, telephone number (516) 822-0022.

        We do not currently maintain a website, although we have reserved the domain name www.newkirkrealtytrust.com and intend to establish a website at such web address prior to the consummation of this offering. Once this website is established, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K will be made available free of charge on the website.

Our Strategy

        We seek to create value by:

  Actively Managing Our Lease Rollover:

  •
  We intend to manage our existing properties through lease renewals and extensions with existing tenants, new leases and/or, if strategically warranted, sales. Upon termination of a property's lease, we intend to extend the lease or promptly re-lease the property to a new tenant. If we are unable to extend a lease or re-lease property on a net lease basis, our general intention is to either sell that property or re-lease the property on a non-net leased basis and then sell it. However, depending on existing market conditions, we may elect to retain non-net leased properties so as to maximize returns.

  Portfolio Growth Through Acquisitions:

        Our strategy differs from Newkirk MLP's historical strategy in that we intend to employ a portion of the proceeds from this offering, as well as from future debt or equity financings, and redeploy a portion of our cash flow from operations and property sales, net of distributions to our stockholders, to engage in significantly more acquisition and investment activity than Newkirk MLP historically has conducted. We will look to:

  •
  acquire individual net leased properties and portfolios of net leased properties;

  •
  complete sale/leaseback transactions, through which we acquire properties and lease the properties back to the seller or operator under a net lease;

  •
  acquire controlling and non-controlling interests in private and public companies primarily engaged in the business of making net lease investments;

  •
  acquire equity and debt interests in entities that own, develop, manage or advise third parties with regard to net leased investments;

  •
  acquire senior and subordinated loans secured by mortgages on net leased properties, mezzanine loans secured by ownership interests in entities that own net leased properties as well as commercial mortgage-backed securities, B Notes and bridge loans, relating to net leased properties ;

  •
  participate in development projects relating to net lease properties; and

  •
  explore investment opportunities in non-domestic markets.

  Selective Debt Refinancing:

  •
  We intend to refinance our existing indebtedness to the extent strategically viable at lower average interest rates or on more attractive terms and increase our access to capital to finance property acquisitions and expansions.

        Under a net lease, as we use that term, a property is either triple-net leased or the tenant leases at least 85.0% of the rentable square footage of the property, and, in addition to base rent, the tenant is required to pay some or all of the operating expenses for the property and, in either case, the lease has a remaining term, exclusive of all unexercised renewal terms, of more than 18 months. Our use of the term net lease also includes management agreements and master leases with terms of greater than three years where a manager or master lessee bears all operating expenses of a property and pays the owner a fixed return. The term net lease also includes all retenanting and redevelopment associated with net leased properties as well as all agreements, leases and activities incidental thereto. In addition, when we refer to interests in net lease properties, we are including, without limitation, securities of companies, whether or not publicly traded, that are primarily invested in net lease assets.

        We will own our assets and conduct our operations through Newkirk MLP. This structure, commonly referred to as an umbrella partnership real estate investment trust or "UPREIT" structure, enables us to acquire properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in Newkirk MLP. We intend to utilize this structure to facilitate our ability to acquire individual properties and portfolios of properties by structuring transactions that will defer the tax otherwise payable by a seller while preserving our available cash for other purposes, including the payment of dividends and distributions.

        Our Advisor is responsible for seeking and evaluating potential investment and acquisition opportunities for us. Our board will make the ultimate determination as to whether or not we should pursue an investment or acquisition opportunity.

Competitive Strengths

        We believe that we have the following competitive advantages:

        Diversified Portfolio of Triple-Net Leased Properties.    Newkirk MLP owns a diverse portfolio of income producing triple-net leased properties, ground leases, remainder interests and the right to acquire remainder interests in various properties and other assets. Our properties are diversified as to property type and location throughout the United States and, as of August 31, 2005, approximately 84.0% of annualized rental income earned from our tenants was paid by tenants with investment grade rated senior debt.

  Proven Track Record.

  •
  Successful Management and Re-Leasing of Newkirk MLP's Properties. Our senior management team has overseen the operations of Newkirk MLP and its predecessors since 1997. From 1997 through August 31, 2005, leases on 4,504,933 square feet of space were scheduled to expire. Leases for 3,904,954 square feet, or 86.7%, were renewed by existing tenants, 364,988 square feet, or 8.1%, were sold or re-leased to new tenants and 234,991 square feet, or 5.2%, were unleased as of August 31, 2005. In addition, during the same period leases for 2,611,099 square feet were terminated prior to their scheduled expiration date. Of that space, 87,197 square feet, or 3.3%, were sold to tenants upon exercise of an economic discontinuance right, 146,989 square feet, or 5.6%, were sold to third parties following exercise by a tenant of an economic discontinuance right, 253,400 square feet, or 9.7% were sold to a tenant prior to lease expiration, 1,019,776 square feet, or 39.1%, were sold to third parties prior to lease expiration, and 1,103,737 square feet, or 42.3%, were re-leased or sold following a tenant's bankruptcy. Almost 90% of the scheduled and unscheduled lease terminations have taken place since the beginning of 2003. In summary, of the total of 7,116,032 square feet of space which has experienced a lease expiration or termination through August 31, 2005, only 234,991 square feet, or 3.3%, were unleased as of August 31, 2005.

  •
  Ability to Identify and Acquire Net Lease Property Opportunities. Since January 2004, our senior management team has managed the operations of First Union. In that role, they arranged for the acquisition of 18 triple-net leased commercial properties with more than 3,150,000 square feet of space. Those properties were acquired for an aggregate price of more than $197 million and 89% of the properties are leased to tenants with investment grade rated senior debt. We anticipate that in connection with this offering, and in coordination with First Union, Michael Ashner will be obligated to offer to us any future business opportunities related to net leased properties that are offered to or generated by him, and that Newkirk MLP will be his sole net lease investment vehicle. Pursuant to our advisory agreement with our Advisor, our senior management will be required to pursue net leased property opportunities exclusively on our behalf.

        Affiliation with Winthrop Financial Associates.    Our senior management team also serves as the senior management team of Winthrop Financial Associates, a fully vertically integrated national manager of real estate assets. By being vertically integrated, we mean that Winthrop Financial Associates has the capacity to perform a full range of real estate services, including property management, asset management, entity management, accounting, risk management and construction management. Many of our Advisor's management functions will be sub-contracted to Winthrop Financial Associates in order to afford us the benefit of Winthrop Financial Associates' significant real estate management infrastructure and provide us with the economies of scale associated with Winthrop Financial Associates' current business operations. Winthrop Financial Associates and its management team currently property manage and/or asset manage over $3 billion in affiliate-owned real estate assets throughout the United States, totaling more than 500 assets with approximately 40 million square feet of space. These assets are owned by Newkirk MLP, partnerships controlled by Winthrop Financial Associates and by First Union. We will have access to Winthrop Financial Associates' real estate management infrastructure, which includes 75 employees devoted to asset management, entity management, property management, construction management, risk management, investor relations, acquisitions, dispositions, financing and accounting services.

        We also intend to capitalize on the acquisition and investment opportunities that Winthrop Financial Associates may bring to us as a result of its acquisition experience. Through its broad experience, Winthrop Financial Associates' senior management team has established a network of contacts and relationships in the net leased property industry, including relationships with operators, financiers, commercial real estate brokers, potential tenants and other key industry participants.

        Aligned and Incentivized Management.    Michael Ashner, the rest of our senior management and entities controlled by or affiliated with our senior management, will, immediately following this offering and the formation transactions described below, beneficially own approximately            % of our common stock, including certain limited partnership interests in Newkirk MLP that may be redeemed in exchange for common stock. All of these shares will be subject to restrictions preventing their sale for three years

(for First Union) or four years (for officers and employees of Winthrop Financial Associates) from the closing of this offering, subject to certain limitations. We believe that this significant equity ownership by our chief executive officer and his affiliates, combined with the lock-up restrictions, serves to further align the interests of our public stockholders with those of our senior management.

Summary Risk Factors

        An investment in our common stock involves a number of risks. You should consider carefully the risks discussed below and under "RISK FACTORS" beginning on page 26 before purchasing our common stock.

  •
  We are subject to the risks of commercial real estate ownership in general, and the risks inherent in owning single tenant net leased properties, including the risk of tenant default and non-renewal of leases.

  •
  A majority of our leases provide for renewal rental rates that are substantially lower than the current rental rates and the revenue that we derive from such leases would therefore decrease upon such renewal.

  •
  Substantially all of our leases expire over the next five years and we are subject to the risk that tenants under those leases will not renew their leases upon expiration or that then prevailing market rents will be lower than existing market rents.

  •
  We are dependent on our Advisor's ability to identify suitable acquisition and investment opportunities in order to maximize returns on capital available for investment.

  •
  The loss of our Advisor's key personnel could harm our operations and adversely affect the value of our common stock.

  •
  Following a 12 month lock-up period we may issue a significant number of shares of our common stock to effect the redemption of Newkirk MLP units, which may have an adverse effect on the value of your shares.

  •
  There are various conflicts of interest resulting from relationships among us, our management, our Advisor and other parties, including those relating to the purchase of partnership interests from affiliates, the structuring of the advisory agreement with our advisor and other formation transactions with affiliated parties.

  •
  The concentration of our ownership will adversely affect the ability of new investors to influence our policies. Michael Ashner, our chairman and chief executive officer, and his affiliates will own up to    % of our common stock on a fully diluted basis and Apollo Real Estate Fund III and Vornado Realty Trust and its affiliates will own up to     % and    %, respectively, of our common stock on a fully diluted basis.

  •
  If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

  •
  Our charter generally does not permit ownership in excess of 9.8% of our common or capital stock without prior approval from our board of directors and acquisitions of our capital stock in excess of these limits are ineffective without prior approval from our board of directors. We have agreed to grant exemptions from this ownership limitation to First Union to the extent that it holds up to 17.5% of our common stock, to Vornado Realty Trust and its affiliates to the extent they hold up to 22.5% of our common stock (in either case, on a fully diluted basis assuming the redemption of all redeemable Newkirk MLP units in exchange for shares of our common stock whether or not such units are then redeemable and, in the case of Vornado Realty Trust and its affiliates, excluding shares of our common stock owned indirectly through their ownership of shares of First Union) and to Apollo Real Estate Fund III to the extent its share ownership would exceed this limitation if it received shares of our common stock in redemption of its Newkirk MLP units.

  •
  There is no assurance that the per share offering price represents the market value of our assets on a per share basis.

Our Properties

        Newkirk MLP owns a diverse portfolio of triple-net leased properties. The table below summarizes, as of August 31, 2005, information on the 204 Newkirk properties:

Property Type	Number	Square Footage	Annualized August 31, 2005 Rental Revenue
Office	36	6,909,517	$152,119,564
Retail	148	5,269,544	50,732,413
Industrial	11	3,562,963	22,885,676
Other	9	1,459,000	20,252,169

TOTAL	204	17,201,024	$245,989,822

        Below is a list of tenants that account for 3% or more of the aggregate annualized rental revenues from the Newkirk properties, as of August 31, 2005:

Tenant(1)	Number of Properties	S&P/Moody's Senior Debt Rating(2)	Square Footage	Annualized August 31, 2005 Rental Revenues	Percentage of Annualized August 31, 2005 Aggregate Rental Revenue
Raytheon Company(3)	6	BBB/Baa3	2,286,009	$42,863,692	17.4%
St. Paul Fire and Marine Insurance Co.	1	A+/Aa3	530,000	25,832,664	10.5%
Albertson's Inc.	71	BBB-/Baa2	2,842,909	24,195,779	9.8%
Honeywell, Inc.(4)	4	A/A2	727,557	19,833,669	8.1%
Federal Express Corporation	2	BBB/Baa2	592,286	16,575,578	6.7%
Owens-Illinois, Inc.	1	BB-/B3	707,482	13,364,335	5.4%
Entergy Corporation	3	BBB/Baa3	489,500	12,059,697	4.9%
Safeway Inc.	19	BBB-/Baa2	736,036	8,526,952	3.5%
Hibernia National Bank	2	A-/A3	403,027	8,286,145	3.4%
Nevada Power Company	1	B+/B1	282,000	7,735,260	3.1%

(1)
The listed company is either the tenant, the obligor or guarantor with respect to the lease or the successor-in-interest to the initial tenant.

(2)
As of August 31, 2005.

(3)
Properties leased to Raytheon represented approximately 14.3% of Newkirk MLP's total assets for financial reporting purposes as of December 31, 2004. Raytheon is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. As of December 31, 2004, no other lessee leased property from Newkirk MLP representing more than 10% of Newkirk MLP's total assets.

(4)
In June 2005, Newkirk MLP entered into an agreement with Honeywell International, Inc. the tenant of four office buildings owned by Newkirk MLP in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and Newkirk MLP granted the tenant an option, exercisable from October 1, 2006 to November 1, 2006, to purchase the properties on February 1, 2007 for $41,900,000. As a result of this restructuring, Newkirk MLP recognized a $14,754,000 impairment loss in the second quarter of 2005.

        Properties in California, Maryland and Texas account for 23.1%, 10.5% and 10.1% of Newkirk MLP's August 31, 2005 aggregate annualized rental revenues, respectively. Properties in no other state account for more than 10% of our aggregate annualized rental revenues.

History

Overview

        We intend to qualify as a real estate investment trust and to operate in an umbrella partnership real estate investment trust or "UPREIT" structure, beginning with our taxable year ending December 31, 2005. We intend to operate in a manner that will permit us to maintain our qualification as a REIT and distribute to our stockholders all or substantially all of our REIT taxable income each year in order to comply with the REIT distribution requirements of the Internal Revenue Code, which we refer to as the Code.

        Newkirk MLP is a Delaware limited partnership that owns commercial properties as well as other real estate assets. Based on rental rates as of August 31, 2005, approximately 84.0% of the properties owned by Newkirk MLP were triple-net leased to corporate tenants with investment grade rated senior debt. Newkirk MLP commenced operations on January 1, 2002 following the completion of a transaction that we refer to as the "exchange." The exchange involved the merger into wholly-owned subsidiaries of Newkirk MLP of 90 limited partnerships, which we refer to as the predecessor partnerships, each of which owned commercial properties, and the acquisition by Newkirk MLP of various assets, including those related to the management or capital structure of those partnerships.

Predecessor Partnerships

        In 1997, affiliates of our Advisor's senior management team and Apollo Real Estate Investment Fund III acquired interests in the predecessor partnerships and their general partners. In 1998, affiliates of Vornado Realty Trust also acquired interests in the predecessor partnerships and their general partners. Since acquiring these interests, affiliates of our senior management team have overseen the daily operations of and, together with affiliates of Vornado Realty Trust, the strategic development of Newkirk MLP and the predecessor partnerships.

Structure of Newkirk MLP

        Our senior management team, together with affiliates of Vornado Realty Trust, presently own and control Newkirk MLP's general partner. Apollo Real Estate Investment Fund III, L.P. and Vornado Realty Trust and executive officers and employees of Winthrop Financial Associates own, in the aggregate, approximately 80% of the outstanding MLP units of Newkirk MLP.

        Immediately following the formation transactions described below, the executive officers and employees of Winthrop Financial Associates, including most of our executive officers (see "MANAGEMENT—Our Directors and Executive Officers") will own            Newkirk MLP units representing a            % equity interest in us, on a fully diluted basis, assuming the exchange of all Newkirk MLP units for shares of our common stock upon our redemption of MLP units. The shares of our common stock that we may issue upon redemption of these units will be subject to a four year lock-up period following the closing of this offering, subject to certain limitations. Apollo Real Estate Investment Fund III and affiliates of Vornado Realty Trust will own, in the aggregate,            MLP units, representing a    % equity interest in us, on a fully diluted basis, assuming the exchange of all Newkirk MLP units for shares of our common stock upon redemption of MLP units. Except for Newkirk MLP units sold in the formation transactions described below, these interests will be subject to lock-up limitations that will restrict their redemption for shares of our common stock or their sale for 12 months following the closing of this offering.

Our Advisor

        Our Advisor is 80% owned by FUR Holdings LLC and 20% owned by an affiliate of Vornado Realty Trust. In December 2003, a wholly-owned subsidiary of FUR Holdings acquired a substantial equity interest in First Union that now represents approximately 31.2% of the outstanding common shares of First Union. At that time, FUR Advisors LLC, an entity wholly-owned by FUR Holdings, was retained as First Union's external advisor. Under its advisory agreement FUR Advisors receives base management compensation as well as incentive management compensation once shareholders of First Union receive distributions in excess of a threshold amount. Our Advisor's senior management team also serves as the senior management team of First Union's external advisor. When First Union retained its advisor, Michael Ashner entered into an exclusivity agreement with First Union that obligates him, with certain limited exceptions, to offer to First Union all future business opportunities related to real estate investments that are made available to him.

        As part of the formation transactions, First Union has agreed to assign its exclusivity rights with respect to all business opportunities related to net leased properties that are offered to or generated by Michael Ashner, and will allow the senior management team of FUR Advisors to serve as the senior management team of our Advisor. In consideration for these arrangements, we will issue to First Union $20.0 million of our common stock in a private placement transaction, a portion of which will be subject to forfeiture restrictions described below (see "OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT—Exclusivity Arrangement with Michael Ashner"). In addition, First Union will receive the economic benefit of 80% of the incentive management fees earned by our Advisor. This will be accomplished by way of cash payments to First Union and/or a reduction of the fees otherwise payable by First Union to its external advisor. Our senior management team will benefit from incentive management fees paid by us which are paid to or offset against management fees otherwise payable by First Union because (a) incremental revenue for First Union should enhance the value of First Union common shares owned by our senior management and (b) our senior management shares in incentive management fees payable by First Union after the shareholders of First Union receive distributions in excess of a threshold amount.

        We will also be selling $50.0 million of our common stock in a private placement transaction to First Union at the public offering price. All of the shares issued to First Union will be subject to a lock-up agreement that restricts their sale for a three year period following the closing of this offering, subject to certain limitations.

        First Union has approved its participation in the transactions described herein to which it would be party, subject to the execution of definitive documentation containing the final terms and conditions of the transactions.

Structure and Formation of Our Company

Our Operating Structure

        After consummation of the transactions described below under "—Formation Transactions," we will conduct our business as an UPREIT operating structure. In an UPREIT structure, our properties will be owned and substantially all our business will be conducted by Newkirk MLP, our operating partnership. Our operations will be managed by our Advisor under the ultimate supervision of our board of directors.

Formation Transactions

        Prior to, simultaneously with and immediately following the completion of this offering, we will engage in the following transactions, which we refer to in this prospectus as the formation transactions:

  •
  We will issue            shares of our common stock and                        additional shares of our common stock if the underwriters exercise their overallotment option in full. We also will sell $50.0 million of our common stock to First Union at the public offering price, and will issue an additional $20.0 million of our common stock to First Union in consideration for its assignment to us of certain exclusivity rights as described above. All shares of our common stock issued to First Union will be subject to a three year lock-up from the closing of this offering, subject to certain exceptions.

  •
  We will use $                        million of the net offering proceeds, representing approximately            % of those proceeds, together with $                       million from the anticipated sale of our common stock to First Union, to purchase newly issued MLP units in Newkirk MLP.

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  We will use $                        million of the net offering proceeds, representing approximately            % of those proceeds, to purchase Newkirk MLP units from Apollo Real Estate Investment Fund III. Apollo Real Estate Investment Fund III will hold            Newkirk MLP units following the formation transactions, all of which will be subject to a 12 month lock-up period from the closing of this offering, subject to certain exceptions. These units will represent an approximately    % equity interest in us, on a fully diluted basis, assuming the redemption of all Newkirk MLP units (other than units held by us) in exchange for shares of our common stock. No holders of Newkirk MLP units will be able to redeem their units for the 12 month period following the closing of this offering.

  •
  We will use $5.0 million of the net offering proceeds, representing approximately    % of those proceeds, to purchase Newkirk MLP units from executive officers and employees of Winthrop Financial Associates. These executive officers of Winthrop Financial Associates include Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany, each of whom also serves as our executive officer. Approximately $4.1 million of such amount, or    % of the net offering proceeds, will be used to purchase units from these executive officers. Following such purchase, executive officers and employees of Winthrop Financial Associates will hold approximately            Newkirk MLP units. These units will represent an approximately    % equity interest in us, on a fully diluted basis, assuming the redemption of all Newkirk MLP units (other than units held by us) in exchange for shares of our common stock. All shares of our common stock that may be issued by us upon redemption of these MLP units will be subject to a four year lock-up period from the closing of this offering, subject to certain limitations.

  •
  We will use approximately    % of the net offering proceeds to purchase MLP units from limited partners of Newkirk MLP in a tender offer that we will make promptly after the expiration of the underwriters' overallotment option. We have limited the number of Newkirk MLP units that we will purchase from other limited partners of Newkirk MLP in order to avoid adverse tax consequences that would result if Newkirk MLP were classified as a "publicly-traded partnership." All purchases will be made at a price equal to the offering price to the public for our shares of common stock in this offering, net of underwriting discounts. Vornado Realty Trust and the employees and officers of Winthrop Financial Associates have agreed not to tender any units in the tender offer. In addition, Apollo Real Estate Investment Fund III has agreed to limit the number of units it sells in the tender offer to the extent the tender offer is oversubscribed.

  •
  We will use all of the net proceeds that we obtain from the underwriters' overallotment option, if exercised, to purchase MLP units from Apollo Real Estate Investment Fund III at a price equivalent to the offering price to the public for our shares of common stock in this offering, net of underwriting discounts.

  •
  Following the completion of this offering and the tender offer, assuming the tender offer is fully subscribed, we will own a minimum of approximately            % of the MLP units and, if the overallotment option is exercised in full, a maximum of            % of the MLP units.

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  The Newkirk MLP limited partnership agreement will be amended and restated to provide that, subject to certain lock-up restrictions and limitations, each limited partner in Newkirk MLP, other than us, will have the right to cause Newkirk MLP to redeem their MLP units at a price that will be based on the trading price of our common stock at the time of the redemption. We will be permitted to elect to purchase tendered MLP units for the redemption price and to pay the redemption price either in cash or by the issuance of shares of our common stock. The redemption price will be determined on a one-for-one basis, subject to anti-dilution protection.

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  We will be appointed as the successor general partner of Newkirk MLP in place of MLP GP LLC, the current general partner.

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  Newkirk MLP will effect a    -for-one pro rata split of Newkirk MLP units to facilitate the operation of us and Newkirk MLP in an "UPREIT" structure.

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  First Union is currently managed by an entity controlled by Michael Ashner, our chairman and chief executive officer and the sole manager of our Advisor. First Union has agreed to assign to us its exclusivity rights with respect to all business opportunities related to net leased properties that are offered to or generated by Michael Ashner. In exchange for this assignment, we will issue $20.0 million of our common stock to First Union, $10.0 million of which will initially be subject to forfeiture upon the occurrence of certain events. See "OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT—Exclusivity Arrangement with Michael Ashner—Limited Exclusivity Assignment; Issuance of Shares to First Union". The shares will be released from the possibility of forfeiture at the rate of            shares per month over a three year period or sooner if we terminate our advisory agreement with our Advisor under certain circumstances. All             shares of our common stock will be subject to a lock-up agreement that restricts their sale for a three year period following the closing of this offering, subject to certain limitations. These restrictions will also terminate sooner if the advisory agreement is terminated sooner under certain circumstances. Pursuant to our advisory agreement with our Advisor, our senior management will be required to pursue net leased property opportunities exclusively on our behalf. First Union will retain its exclusivity rights with respect to non-net lease real estate opportunities that are offered to or generated by Mr. Ashner.

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  We will retain our Advisor to manage our assets and day-to-day operations subject to the supervision of our board of directors.

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  Our Advisor, or any successor advisor, will hold our special voting preferred stock, entitling it to vote on all matters for which our stockholders are entitled to vote. The number of votes that our Advisor will be entitled to cast in respect of the special voting preferred stock will initially equal the total number of Newkirk MLP units outstanding immediately following the formation transactions (excluding MLP units held by us). As Newkirk MLP units are redeemed by us at the option of a Newkirk MLP unitholder, the number of votes attaching to our Advisor's special voting preferred stock will decrease by an equivalent amount. Our advisory agreement with our Advisor will provide that on all matters for which our Advisor is entitled to cast votes in respect of its special voting preferred stock, it will cast its votes in direct proportion to the votes that are cast by limited partners of Newkirk MLP (other than us) on such matters, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited, as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock".

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  Following the consummation of this offering, affiliates of Vornado Realty Trust will own            Newkirk MLP units, representing a    % equity interest in us on a fully diluted basis, assuming the exchange of all Newkirk MLP units for shares of our common stock upon redemption of Newkirk MLP units. During the six month period from and after the consummation of this offering, Vornado Realty Trust will have the right to designate one member of our board of directors.

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  In August 2005 Newkirk MLP obtained a $477,759,000 loan from KeyBank National Association and Bank of America. The proceeds of this loan were used to repay an existing $163,379,000 loan from Bank of America, which amount includes accrued interest, to satisfy $186,566,000 of Newkirk MLP's existing first mortgage indebtedness, to satisfy $86,801,000 of Newkirk MLP's second mortgage indebtedness and to pay $34,476,000 of prepayment penalties and closing costs. $6,537,000 of the principal of this loan was repaid on September 1, 2005. See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes" for a description of the terms of the loan.

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  Prior to the closing of this offering, Newkirk MLP will exercise an option, which we refer to as the T-Two option, to acquire from T-Two Partners existing second mortgages on 158 Newkirk properties, cash reserves and second mortgages on net leased properties owned by other entities. See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—T-Two Partners; T-Two Certificate".

        Immediately following the consummation of the formation transactions, there will be            million shares of our common stock outstanding. On a fully diluted basis, assuming redemption of all outstanding Newkirk MLP units (other than units held by us) in exchange for shares of our common stock, there will be            million shares of our common stock outstanding immediately following the consummation of the formation transactions. As holder of our special voting preferred stock, our Advisor will hold    % of our voting power immediately following the formation transactions.

        The following diagram depicts our ownership structure upon completion of this offering and the formation transactions.

(1)
All of our real estate investments will be owned, directly or indirectly, by Newkirk MLP.

(2)
Assumes the sale by us of            shares of our common stock at an offering price of $        per share, the midpoint of the currently anticipated per share range and the completion of all of the formation transactions, including the tender offer that we will make to limited partners of Newkirk MLP. Also assumes that the tender offer will be fully subscribed by non-affiliated limited partners. Percentages do not reflect the exercise of the underwriters' overallotment option. If the option is fully exercised, the net proceeds will be used to purchase Newkirk MLP units from affiliates of Apollo Real Estate Investment Fund III. Following such purchase, (1) our percentage ownership in Newkirk MLP will increase to approximately       %, (2) the percentage ownership in Newkirk MLP of affiliates of Apollo Real Estate Investment Fund III will decrease to approximately      %, (3) the percentage ownership in Newkirk MLP of Vornado Realty Trust will decrease to approximately      % and (4) the percentage ownership in Newkirk MLP of executive officers of our Advisor will decrease to approximately      %. If the overallotment option is fully exercised, public stockholders and First Union will own approximately      % and      %, respectively, of our common stock.

(3)
NKT Advisors LLC is our external advisor and manages our assets and day-to-day operations, subject to the supervision of our board of directors. First Union will receive 80% of the incentive management fees (but not the base management fees)

  payable by us to our Advisor. The senior management team of NKT Advisors LLC also serves as senior management of us, First Union, FUR Advisors LLC and Winthrop Financial Associates.

(4)
Subject to certain limitations, each holder of Newkirk MLP units (other than us) will have the right, commencing 12 months after the completion of our public offering to cause us to redeem their units at a price that is based on the recent trading price for a share of our common stock at the time of redemption. We may pay the purchase price either in cash or by issuing shares of our common stock.

(5)
Our Advisor will hold one share of our special voting preferred stock entitling it to cast, on all matters submitted to a vote of our stockholders, a number of votes equal to the number of Newkirk MLP units outstanding immediately following the formation transactions, exclusive of MLP units held by us. As Newkirk MLP units are redeemed by us at the option of a Newkirk MLP unitholders the number of votes attaching to the special voting preferred stock will decrease by an equivalent number. Our Advisor will agree to cast its votes in respect of the special voting preferred stock on all matters, in proportion to the number of votes that it receives from holders of Newkirk MLP units, other than us, on such matters, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited, as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock".

(6)
First Union is a real estate investment trust whose shares are traded on the New York Stock Exchange. First Union will purchase $50.0 million of our common stock at the public offering price and will receive $20.0 million of our common stock as consideration for an assignment of certain exclusivity rights related to our chairman and chief executive officer.

(7)
FUR Holdings LLC, through its wholly-owned subsidiary FUR Investors LLC, currently holds approximately 31.2% of First Union's common shares. First Union has agreed to issue to Vornado Realty Trust or its subsidiary the lesser of 4 million or an amount equal to 9.9% (after giving effect to such issuance) of its common shares of beneficial interest, in either case, for $4.00 per share, subject to completion of this offering. The Vornado affiliates will be obligated to purchase these shares regardless of whether this offering is completed. FUR Holdings' percentage ownership in First Union reflected on the chart gives effect to that transaction based on the number of First Union common shares currently outstanding.

(8)
The senior management of NKT Advisors LLC also serves as senior management of Winthrop Financial Associates. NKT Advisors LLC will sub-contract many of its management functions to Winthrop Financial Associates.

(9)
Michael Ashner is the sole managing member of, and holds a 25% interest in, FUR Holdings LLC. FUR Holdings LLC is the sole owner of First Union's external advisor, owns a 31.2% interest in First Union and has an 80% ownership interest in our Advisor. Michael Ashner is chairman and chief executive officer of and holds a 23.1% interest in Winthrop Financial Associates.

Our Advisor

        Our Advisor is a Delaware limited liability company formed in July 2005. Our chairman and chief executive officer, Michael Ashner, and the rest of our senior management team also serve as the senior management team for our Advisor. Our Advisor is 80% owned by FUR Holdings LLC and 20% owned by an affiliate of Vornado Realty Trust. Our Advisor's executive officers and employees have extensive experience in acquiring and managing commercial real estate investments and in managing publicly traded real estate investment trusts. We and our operating partnership will enter into an advisory agreement with our Advisor under which our Advisor will provide us with investment opportunities and investment advice, as well as other services necessary to operate our business. Pursuant to the terms of our advisory agreement with our Advisor, our Advisor and its senior management will be required to pursue net leased property opportunities exclusively for us. The advisory agreement has an initial term expiring on December 31, 2008 and is renewable automatically for an additional one year period every year thereafter, unless terminated with prior written notice.

        We will pay our Advisor an annual base management fee based on our equity capital, as further discussed below. The amount of the base management fee does not depend on the performance of the services provided by our Advisor or the types of assets it selects for our investment, but the value of our common stock will be affected by the performance of these assets. Our Advisor will benefit from the payment of incentive management fees each fiscal quarter if certain returns are achieved, as described above under "—History".

        The following table summarizes the fees payable to our Advisor pursuant to the advisory agreement.

Type	Description and Method of Computation
Base Management Fee:
Payable quarterly in arrears. 1.5% per annum of (1) our common equity capital at the date of consummation of this offering, which represents the gross proceeds from the offering and the sale of shares to First Union less underwriting discounts and placement fees (excluding shares to be issued to First Union in respect of the assignment of its exclusivity right), plus (2) the sum of the net proceeds from any additional primary issuances of our common or preferred equity or from the issuance of Newkirk MLP units, each after deducting any underwriting discounts and commissions and other expenses and costs relating to such issuances, less (3) any amount that we or Newkirk MLP pays to repurchase shares of our common stock or any Newkirk MLP units (other than amounts paid with proceeds of this offering to purchase interests in Newkirk MLP from existing limited partners).
Incentive Management Fee:
Payable quarterly in arrears. 20% of the amount by which adjusted funds from operations for Newkirk MLP before incentive management fees but after providing for dividends on any of our preferred equity issued in the future, exceeds, for the quarter then ended, the amount of adjusted funds from operations required to produce an annualized return on the sum of:

(i) the gross common equity proceeds of this offering, plus (ii) the book value of partners' equity in Newkirk MLP as of June 30, 2005 (approximately $209.1 million), plus (iii) the gross proceeds of any subsequent issuance of common equity by us or any subsequent issuance of Newkirk MLP units, minus (iv) amounts paid by us or Newkirk MLP in any tender for or repurchase of our common equity or of Newkirk MLP units (other than proceeds of this offering that are used to purchase interests in Newkirk MLP from existing limited partners), equal to the greater of the yield on 10-year Treasuries as of the last business day of such quarter plus 250 basis points or the returns set forth below:

Year	Return
2005 and 2006	25%
2007	22%
2008	20%
2009	15%
2010	12%
Thereafter	10%

Adjusted funds from operations represents "funds from operations" as determined in accordance with standards prescribed by the National Association of Real Estate Investment Trusts, or NAREIT, adjusted to add back any asset impairment charges and non-cash restricted stock issuances. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principals, or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.
See "OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT—Management Fees and Incentive Management Fees" for examples regarding how we would calculate our Advisor's incentive compensation.
First Union will receive 80% of the incentive management fees payable to our Advisor, as described in "History—Our Advisor" above.
Property Management Fee:
3.0% of the annual gross rents collected on office properties and 1.0% of the annual gross rents collected on industrial properties. Applicable only to properties which are not net leased following the primary term lease expiration date or the date that the current tenant otherwise terminates its lease.
Termination Fee:
Payable upon termination without cause or non-renewal by us of the advisory agreement without cause in an amount equal to two times the average of the sum of the annual base management and incentive management fees earned during the previous 24 months will be payable to our Advisor.
Term:
The advisory agreement has an initial term expiring on December 31, 2008 and is renewable automatically for an additional one year period every year thereafter, unless terminated with prior written notice.

Our Debt

        Set forth below is a description of Newkirk MLP's debt balances as of August 31, 2005, assuming consummation of all the formation transactions as of that date. All of the debt is non-recourse to Newkirk MLP and is secured by assets of Newkirk MLP or assets of joint ventures in which Newkirk MLP is a joint venture partner. The amounts set forth below also assume that the T-Two option is exercised, that up to $150.0 million of the offering proceeds are used to reduce the principal balance on the KeyBank/Bank of America credit facility to $593.5 million, which principal reduction will not occur until after the closing of this offering. The weighted average interest rate on these loans will be 5.6%.(1)

	Outstanding Principal
KeyBank/Bank of America Facility (2)	$593,462,847
First Mortgage Debt (3)(4)	174,389,609
Second Mortgage Debt (5)	10,785,534

Total Debt	778,637,990	(6)

(1)
Assumes a LIBOR rate of 3.57% immediately following consummation of this offering.

(2)
Reflects a principal repayment of $6,537,000 made on September 1, 2005. This loan bears interest at a rate elected by Newkirk MLP equal to either (1) LIBOR, as defined, plus 200 basis points (decreasing to 175 basis points at the closing of this offering) or (2) the prime rate charged by KeyBank plus 50 basis points. Newkirk MLP entered into interest rate swap and cap agreements to limit its exposure to interest rate volatility. As a result, LIBOR has been fixed at 4.642% for $250 million of the loan for five years. In addition, $450 million, decreasing to $400 million as of December 1, 2005 and further decreasing to $290 million as of December 1, 2006 will be subject to a LIBOR cap of 5.00% through November 2006 and 6.00% from December 1, 2006 through August 2008. The loan matures in three years, subject to two one-year extensions. (See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes.")

(3)
Interest rates on these loans range from 5.00% per annum to 10.40% per annum with a weighted average interest rate of 6.90%. Loans mature at various dates from October 2005 to January 2024.

(4)
Net of debt encumbering a Toledo, Ohio property which had a balance of $41,528,211 as of August 31, 2005 and is likely to be foreclosed upon in September 2006.

(5)
This loan bears interest at the rate of 9.68% per annum and matures on January 1, 2024.

(6)
Third party minority joint venture partners' pro rata share of debt amounts to $82,584,734.

Restrictions on Ownership of Stock

        In order to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving our REIT qualification, our articles of incorporation generally prohibit direct or indirect ownership of more than 9.8% of the outstanding shares of our capital stock. In order to protect against inadvertent violations of the REIT rules, the ownership limit applies to a broader category of persons than is necessary in order for the Company not to be "closely held" for purposes of the REIT rules. The Company would be closely held for purposes of the REIT rules if five or fewer persons who are "individuals" (as defined for purposes of the REIT rules) own more than 50% in value of the Company's outstanding stock, whereas the ownership limit applies to any person's ownership of common stock, whether or not such person is an "individual" for purposes of the REIT rules. Our board of directors may, however, in its discretion, exempt a person from this ownership limitation. We have agreed to grant exemptions from this limitation to First Union, Vornado Realty Trust and certain of its affiliates and Apollo Real Estate Investment Fund III. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS—Transactions and Relationships Relating to this Offering and Our Structure".

Our Dividend and Distribution Policy

        To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders of at least 90% of our REIT taxable income. Our initial distribution, covering a partial quarter commencing on the date of the closing of this offering and ending on December 31, 2005, is expected to be $            per share, which represents a distribution based upon a full quarterly distribution of $        per share and an annualized distribution of $        per share. This represents an annualized distribution rate of approximately      %, based on our public offering price. We expect to maintain this distribution rate for each quarter in 2006. See "OUR DIVIDEND AND DISTRIBUTION POLICY." However, there can be no assurance that these distribution levels will actually be achieved, or if achieved, will be maintained in the future. Our anticipated annualized distribution for 2006 represents    % of our estimated cash available for distribution for the twelve months ended June 30, 2006.

Preferred Stock

        Prior to the consummation of this offering, we will issue to our Advisor our special voting preferred stock entitling it to vote on all matters for which our stockholders are entitled to vote. The number of votes that our Advisor will be entitled to cast in respect of its special voting preferred stock will initially equal the number of Newkirk MLP units that are outstanding immediately following the formation transactions, exclusive of MLP units held by us. As Newkirk MLP units are redeemed by us at the option of a Newkirk MLP unitholder, the number of votes that our Advisor will be entitled to cast in respect of its special voting preferred stock will be decreased by an equivalent number. Our Advisor will not be entitled to any regular or special dividend payments or other distributions in respect of this special voting preferred stock.

        Our Advisor will agree to cast its votes in respect of the special voting preferred stock in proportion to the votes it receives from limited partners in Newkirk MLP, other than us, subject to certain limitations. See "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock".

Tax Status

        We intend to elect to be treated as a REIT for federal income tax purposes. To qualify as a REIT, we must meet various tax law requirements, including, among others, requirements relating to the nature of our assets, the sources of our income, the timing and amount of distributions that we make and the composition of our stockholders. Our qualification as a REIT also depends on Newkirk MLP's maintaining its tax status as a partnership, which may require Newkirk MLP to meet certain tax law requirements relating to the sources of its income. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders but we are taxed on any undistributed income. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates, and we may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our qualification. We may form subsidiary entities that are subject to federal income taxation and to various other taxes. Dividends received from us generally are not eligible for taxation at preferential rates. See "FEDERAL INCOME TAX CONSIDERATIONS."

Conflicts of Interest

        The following describes the conflicts of interest resulting from the relationships among us, our management and our Advisor that exist in connection with this offering or which may exist after this offering.

Sale of MLP Units by Affiliates

        We have conflicts of interest in structuring this offering because the formation transactions include the purchase by us of a portion of the MLP units held by affiliates of Newkirk MLP. Affiliates of Apollo Real Estate Investment Fund III and executive officers and employees of Winthrop Financial Associates, including most members of our and our Advisor's management (Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany), currently hold an aggregate of approximately 59% of the MLP units. As part of the formation transactions, we intend to use approximately      % of the net proceeds from this offering as well as all of the net proceeds that we obtain, if any, from the exercise of the underwriters' overallotment option to purchase a portion of these Newkirk MLP units from Apollo Real Estate Investment Fund III. We also intend to use approximately $5.0 million of the net offering proceeds to purchase Newkirk MLP units from executive officers and employees of Winthrop Financial Associates, including most members of our senior management team. $2,500,000, $588,000, $412,000 and $588,000, respectively, of such amount is allocable to purchases of units owned by Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany, respectively. These purchases will be made at a price equivalent to the public offering price, net of underwriting discounts. While we will afford all other holders of MLP units an opportunity to sell to us a portion of the Newkirk MLP units owned by such holders shortly following consummation of this offering, we will limit the MLP units we acquire at that time to approximately 1% of the then outstanding units. The sole purpose of this limitation is to avoid certain adverse tax consequences to us (see "FEDERAL INCOME TAX CONSIDERATIONS—Requirements for Qualification—Asset Tests").

Exemption From Ownership Limitation

        We have agreed to grant exemptions from our ownership limitation to, among others, Vornado Realty Trust and its affiliates to the extent they own up to 22.5% of our outstanding shares of common stock (on a fully diluted basis assuming the redemption of all redeemable Newkirk MLP units in exchange for shares of our common stock, whether or not such units are then redeemable and, in the case of Vornado Realty Trust and its affiliates, excluding shares of our common stock owned indirectly through their ownership of shares of First Union), to Apollo Real Estate Investment Fund III to the extent its share ownership would exceed the ownership limitation if it received shares of our common stock in redemption of its Newkirk MLP units and to First Union, to the extent that it owns 17.5% of our common stock on a fully diluted basis.

Transaction with First Union Real Estate Equity and Mortgage Investments

        The members of our management team, Michael Ashner, Peter Braverman, Thomas Staples, Carolyn Tiffany and Lara Sweeney Johnson, also serve as senior management of First Union and/or its external advisor. In addition, FUR Holdings LLC, an entity in which Michael Ashner, our chief executive officer, controls and in which Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany own a 25.0%, 2.5%, 1.2% and 1.6% economic interest, respectively, is the 80.0% owner of our Advisor and the sole owner of First Union's advisor and holds 31.2% of First Union's common shares. We anticipate that these shares held by FUR Holdings will represent approximately 28.1% of First Union's common shares following the anticipated sale by First Union of common shares to Vornado Realty Trust or its subsidiary, as described below. As part of the formation transactions, First Union will acquire            shares of our common stock at the public offering price. First Union will also assign to us its exclusive right that requires Michael Ashner to offer to it all business opportunities related to net lease properties that are offered to or generated by him. For this assignment we will issue to First Union $20.0 million of our common stock, of which $10.0 million of such common stock will generally be subject to forfeiture over a three year period. All shares of our common stock held by First Union will generally be subject to a three year lock-up period commencing upon the closing of this offering. In connection with these transactions, we intend to grant First Union certain registration rights. We also have agreed to grant to First Union an exemption from our ownership limitation to the extent that it owns up to 17.5% of our common stock, on a fully diluted basis assuming the redemption of all redeemable Newkirk MLP units, whether or not such units are then redeemable. Also, pursuant to an agreement between our Advisor and First Union, First Union will receive the economic benefit of 80.0% of the incentive management fees payable by us to our Advisor (see "Advisory Agreement with our Advisor" below). In addition, First Union has agreed to issue to Vornado Realty Trust or its subsidiary the lesser of 4 million or an amount equal to 9.9% (after giving effect to such issuance) of its common shares of beneficial interest, subject to customary closing conditions and subject to the completion of this offering. While Vornado Realty Trust's subsidiary will be obligated to purchase these shares regardless of whether this offering is completed, First Union will not be obligated to sell these shares if this offering is not completed. Accordingly, our senior management team will have conflicts of interest in structuring the formation transactions between us and First Union because they also manage the operations of, and have a significant economic interest in, First Union. To address this conflict, our bylaws provide that following consummation of this offering any transaction involving us and First Union, or any entity controlled by First Union, must be approved by a unanimous vote of our directors who are not directors or officers of First Union and have no material financial interest in First Union or the transaction.

Allocation of Time by Senior Management

        Our senior management team also serve as senior management of First Union and its advisor and Winthrop Financial Associates. Although we will have certain exclusivity rights with respect to all business opportunities related to net leased properties that are offered to or generated by Michael Ashner, our Advisor's management obligations to First Union and to Winthrop Financial Associates may limit the time and services that they devote to us. See "MANAGEMENT."

Advisory Agreement with our Advisor

        We were formed by the senior management of our Advisor and the terms of our advisory agreement were not negotiated on an arm's length basis. In addition, FUR Holdings LLC, an entity that Michael Ashner, our chief executive officer, controls, in which Michael Ashner, Peter Braverman, Thomas Staples, Carolyn Tiffany, and certain affiliates of Apollo Real Estate Investment Fund III hold an economic interest, owns an 80% interest in our Advisor. As a result of their ownership interests in FUR Holdings LLC, Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany own a 20.0%, 2.0%, 1.0% and 2.0% indirect interest, respectively, in our Advisor. The remaining 20% interest in our Advisor is owned by an affiliate of Vornado Realty Trust. The first $4.2 million (subject to an annual consumer price index increase) in base management fees earned per annum will be paid by our Advisor to Winthrop Financial Associates for services to us that our Advisor will subcontract to Winthrop Financial Associates. Winthrop Financial Associates is an entity that is controlled by Michael Ashner and in which Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany hold a 23.1%, 6.5%, 4.2% and 6.5% economic interest, respectively. Winthrop Financial Associates currently receives approximately $1,881,951 (subject to an annual CPI adjustment) for services it provides to Newkirk MLP. This arrangement will be terminated upon consummation of this offering. See "EXECUTIVE COMPENSATION". The balance of the base management fees will be retained by our Advisor. Our Advisor will also hold our special voting preferred stock entitling it to vote on all matters submitted to a vote of our stockholders. Our Advisor will agree to cast those votes on any matter in direct proportion to votes that are cast by limited partners of Newkirk MLP (other than us) on such matter, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited as described above under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock"." The special voting preferred stock will initially represent    % of our voting power immediately following the formation transactions. To address some of these conflicts of interest, our internal policies require that a majority of our board of directors be independent directors and that a majority of our disinterested directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors, officers and holders of greater than 4.9% of any class of our or Newkirk MLP's equity securities. Our board of directors will adopt a specific policy that requires decisions concerning our advisory agreement, including termination, renewal and enforcement of the advisory agreement, or our participation in any transactions with our Advisor or its affiliates outside of the advisory agreement, to be reviewed and approved by a majority of our independent directors.

Substantial Control by Michael Ashner

        Michael Ashner is our chairman and chief executive officer and the president and sole manager of our Advisor. Michael Ashner and entities controlled by or affiliated with Michael Ashner will beneficially own approximately                        Newkirk MLP units representing approximately      % of our outstanding common stock following the offering and the formation transactions on a fully diluted basis assuming redemption of all Newkirk MLP units in exchange for shares of our common stock. The Newkirk MLP units are redeemable for cash, or, at our election, for shares of our common stock. Our Advisor will hold our special voting preferred stock entitling it to vote on all matters submitted to a vote of our stockholders. Our Advisor will agree to cast those votes in respect of the special voting preferred stock on any matter in direct proportion to votes that are cast by limited partners of Newkirk MLP (other than us) on such matter, including limited partners controlled by and/or affiliated with Michael Ashner, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited. See "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock". The special voting preferred stock will initially represent      % of our voting power immediately following the formation transactions. In addition, we anticipate that First Union will own       % of our common stock following this offering. FUR Holdings LLC, an entity controlled by Michael Ashner and in which Michael Ashner has a significant economic interest, owns, through a wholly-owned subsidiary, 31.2% of First Union's common shares and will own approximately 28.1% of First Union's common shares following the anticipated sale of common shares by First Union to Vornado Realty Trust or its subsidiary. Michael Ashner is also the chairman and chief executive officer of First Union, a publicly traded corporation that is controlled by a board of directors, a majority of which are independent, and is the chief executive officer and manager of First Union's advisor. We granted Michael Ashner and such entities an exemption from the ownership limitations contained in our articles of incorporation. Because of his position with us and our Advisor and his ability to effectively vote a substantial amount of our outstanding voting securities, Michael Ashner has significant influence over our policies and strategy.

Transactions with Vornado Realty Trust and its Affiliates

        Following the consummation of this offering, Vornado Realty Trust and its affiliates will own            Newkirk MLP units representing a      % equity interest in us on a fully diluted basis, assuming the exchange of all Newkirk MLP units into shares of our common stock. During the six month period from and after the consummation of this offering, Vornado Realty Trust will have the right to designate one member of our board of directors. In addition, we have agreed with Vornado Realty Trust to restrict our activities in certain respects. See "NEWKIRK REALTY TRUST, INC.—Investment Policies and Policies With Respect To Certain Activities—Our Agreements with Vornado Realty Trust and its Affiliates Restrict our Activities". A majority of our disinterested directors will be required to make any determination on our behalf with respect to any transaction with Vornado Realty Trust and its affiliates.

The Offering

Common stock offered by us in this offering	shares
Common stock to be outstanding after this offering	shares(1)(2)
Common stock outstanding if all Newkirk MLP units are redeemed for shares of our common stock	shares(2)
Offering price
We estimate the public offering price of our common stock in this offering to be $ per share, which is the midpoint of the range listed on the cover page of this prospectus, for gross proceeds of $ million.
Use of proceeds(3)
We estimate that the net proceeds to us from our sale of shares of our common stock in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discount, will be approximately $ million, or $ million if the underwriters exercise their overallotment option in full.
We intend to use the net proceeds of the offering, together with $50.0 million from the sale of shares to First Union, as follows:

(A) $ million to purchase newly-issued MLP units from Newkirk MLP. Newkirk MLP will use up to $150.0 million of these proceeds to repay a portion of its existing debt, $ million to fund future acquisitions of net leased properties and interests in subordinated debt or equity interests in net leased properties and $ million to pay the expenses of this offering;

(B) $ million ($ million if the underwriters exercise their overallotment option in full) to purchase Newkirk MLP units from Apollo Real Estate Investment Fund III at a purchase price equal to the public offering price, less the underwriting discount;

(C) $5.0 million to purchase Newkirk MLP units from employees and executive officers of Winthrop Financial Associates, at a purchase price equal to the public offering price, less the underwriting discount; and

(D) $ million ($ million if the underwriters exercise their overallotment option in full) to purchase MLP units from non-affiliated Newkirk MLP limited partners at a purchase price equal to the public offering price less the underwriting discount pursuant to a tender offer for Newkirk MLP units.(4)
New York Stock Exchange symbol	"NKT"

(1)
Excluding (a)                         shares authorized and reserved for issuance under our stock incentive plan, and (b)                          shares of our common stock issuable if we elect to issue common stock upon redemption of MLP units held by limited partners in Newkirk MLP.

(2)
Includes $50.0 million of our common stock to be sold to First Union as part of the formation transactions and $20.0 million of our common stock to be issued to First Union as consideration for the assignment of certain exclusivity rights.

(3)
We estimate that we will incur approximately $5.0 million of expenses in this offering, which will be paid by Newkirk MLP.

(4)
Affiliates of Apollo Real Estate Investment Fund III may sell Newkirk MLP units to us under the tender offer in the event the tender offer is not fully subscribed by non-affiliated limited partners.

Summary Selected Consolidated Financial Information

        You should read the following summary historical and unaudited pro forma consolidated operating and balance sheet data in conjunction with "SELECTED CONSOLIDATED FINANCIAL INFORMATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Newkirk MLP consolidated financial statements and unaudited pro forma financial statements and the related notes that are included elsewhere in this prospectus.

        The following historical financial data are derived from the audited consolidated financial statements of Newkirk MLP, our predecessor, for the years ended December 31, 2004, 2003 and 2002, the audited combined financial statements of Newkirk RE Holdings, LLC and Newkirk NL Holdings, LLC for the years ended December 31, 2001 and 2000, the predecessor entity of Newkirk MLP for financial reporting purposes (the "Predecessor Entity"). The Predecessor Entity was considered the accounting acquirer and, accordingly, the combined consolidated balance sheet at December 31, 2001 and 2000 and combined consolidated operating results for the years ended December 31, 2001 and 2000 reflect the historical financial position and results of operations of the Predecessor Entity. The combined consolidated balance sheet at December 31, 2001 and 2000 and the combined consolidated operating results for the years ended December 31, 2001 and 2000 are not comparable to the consolidated balance sheet at December 31, 2002 and the consolidated operating results for the year ended December 31, 2002, respectively. The Predecessor Entity amounts include assets that were not transferred to Newkirk MLP, and Newkirk MLP's amounts included assets that were contributed to Newkirk MLP by partners other than the Predecessor Entity.

        Our pro forma condensed consolidated financial information as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 and for the year ended December 31, 2004 are presented as if the formation transactions had occurred on June 30, 2005 for the pro forma condensed consolidated balance sheet and on January 1, 2004 for the pro forma condensed consolidated statements of operations. Our pro forma financial data is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

	Six Months Ended June 30, (in thousands, except per MLP unit data and number of properties)				Year Ended December 31, (in thousands, except per MLP unit data and number of properties)
	The Company		Newkirk MLP		The Company	Newkirk MLP			The Predecessor Entity
	Pro Forma 2005	Pro Forma 2004	2005	2004	Pro Forma 2004	2004	2003	2002	2001(2)	2000(2)
Operating Data
Total revenues	$123,812	$124,333	$123,160	$123,643	$248,496	$249,528	$262,153	$251,886	$258,975	$35,255
Income from continuing operations	35,889	60,159	26,363	47,578	124,524	97,942	89,903	93,891	46,387	40,004
Net income	—	—	25,859	57,199	—	137,808	145,164	122,862	49,611	40,381
Income from continuing operations per common share(1)	—	—	—	—	—	—	—	—	—	—
Net income per MLP Unit	—	—	4.12	9.05	—	21.81	22.93	20.08	—	—
Cash distributions per MLP Unit	—	—	3.95	3.55	—	7.30	5.52	32.16	—	—
Weighted average MLP Units outstanding	—	—	6,282	6,319	—	6,318	6,329	6,120	—	—
Balance Sheet Data
Real estate investments, at cost	$1,526,622	—	$1,526,622	$1,598,614	$—	$1,578,182	$1,655,430	$1,716,568	$1,390,422	$79,039
Real estate investments, net of accumulated depreciation	974,139	—	974,139	1,068,902	—	1,032,797	1,129,237	1,203,890	1,001,321	57,996
Total assets	1,345,123	—	1,178,120	1,283,563	—	1,237,129	1,384,094	1,476,623	1,476,922	434,974
Long term debt	856,977	—	934,201	1,102,876	—	907,339	1,104,231	1,238,494	1,024,539	157,058
Shareholders' equity	477,472	—	—	—	—	—	—	—	—	—
Partners' equity	—	—	209,116	140,422	—	203,785	98,864	(6,104)	257,518	209,962
Other Data
Adjusted funds from continuing operations(3)	$79,350	$77,382	$69,824	$64,801	$159,124	$132,954	$123,205	$118,542
Number of properties	206	248	206	248	210	210	268	231
Square footage	17,931	18,905	17,931	18,905	18,036	18,036	19,442	18,242

(1)
Pro forma income from continuing operations per common share is based on    (basic) and    (diluted) common shares after giving effect to this offering and the formation transactions.

(2)
The combined consolidated balance sheet at December 31, 2001 and the combined consolidated operating results for the years ended December 31, 2001 and 2000 are not comparable to the consolidated balance sheet data at December 31, 2002 and the consolidated operating data results for the year ended December 31, 2002. The Predecessor Entity amounts include assets that were not transferred to Newkirk MLP, and Newkirk MLP's amounts included assets that were contributed to Newkirk MLP by partners other than the Predecessor Entity.

(3)
Adjusted funds from continuing operations is a non-GAAP financial measure which represents "funds from operations" as defined by NAREIT, excluding net income (loss) from discontinued operations, adjusted to add back asset impairment charges and non-cash restricted stock issuances. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principles or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Management considers adjusted funds from continuing operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that adjusted funds from continuing operations provides a more meaningful and accurate indication of our performance. Further, adjusted funds from continuing operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of our pro forma income from continuing operations to our pro forma adjusted funds from continuing operations for the periods presented:

	Pro Forma Six Months Ended June 30,		Pro Forma Twelve Months Ended December 31,
	2004	2005	2004
Pro forma income from continuing operations	$60,159	$35,889	$124,524
Less: Minority interest	(1,118)	(1,117)	(2,236)
Plus: Real estate depreciation	17,753	17,894	35,632
Real estate depreciation from unconsolidated partnerships	588	602	1,204

Pro forma funds from continuing operations	77,382	53,268	159,124
Plus: Impairment charge	—	26,082	—

Pro forma adjusted funds from continuing operations	$77,382	$79,350	$159,124

RISK FACTORS

        An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

We are subject to the risks of commercial real estate ownership that could reduce the value of our properties.

        Our core business is the ownership of real estate that is leased to retail, distribution and service companies on a net leased basis; accordingly, our performance is subject to risks incident to the ownership of commercial real estate, including:

  •
  changes in the general economic and business climate;

  •
  the illiquid nature of real estate compared to most other financial assets;

  •
  environmental risks related to the presence of hazardous or toxic substances or materials on our properties;

  •
  acts of God, including earthquakes, floods and other natural disasters which may result in uninsured losses;

  •
  changes in consumer trends and preferences that affect the demand for products and services offered by our tenants;

  •
  changes in local real estate conditions;

  •
  changes in interest rates and the availability of financing;

  •
  real estate valuations are subjective and may change over time; and

  •
  changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

        If these or similar events occur, it could cause the value of our real estate to decline, which could adversely affect the rents our tenants are willing to pay and our results of operations.

Our success depends on the ability of our Advisor to operate properties and our Advisor's failure to operate our properties in a sufficient manner could have a material adverse effect on the value of our real estate investments and results of operations.

        We presently have no employees. Our officers are employees of our Advisor. Although we intend to hire employees to perform dedicated business, acquisition and investment functions, we depend on the ability of our Advisor to operate our properties and manage our other investments in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of our operating and other expenses. Our Advisor is not required to dedicate any particular number of employees or employee-hours to our business in order to fulfill its obligations under our advisory agreement. We are subject to the risk that our Advisor will terminate the advisory agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Advisor's executive officers, whose continued service is not guaranteed. If our Advisor terminates the advisory agreement, we may not be able to execute our business plan and may suffer losses, which could have a material adverse effect on our ability to make distributions to our stockholders. The failure of our Advisor to operate our properties and manage our other investments will adversely affect the underlying value of our real estate investments, the results of our operations and our ability to make distributions to our stockholders and to pay amounts due on our indebtedness.

We depend on the experience and expertise of our and our Advisor's senior management team, and the loss of the services of our key personnel could have a material adverse effect on our business strategy, financial condition and results of operations.

        We are dependent on the efforts, diligence, skill, network of business contacts and close supervision of all aspects of our business by our Advisor and, in particular, Michael Ashner, the chairman of our board of directors and our chief executive officer, and Peter Braverman, our president, as well as our other executive officers, Carolyn Tiffany, Thomas Staples, and Lara Sweeney Johnson. In addition, the resignation of Michael Ashner as an officer of us and our Advisor, would constitute "cause" for which we would have the right to terminate the advisory agreement, would cause our exclusivity rights with respect to all business opportunities related to net leased properties that are offered to or generated by Michael Ashner to terminate and revert back to First Union and would likely cause our relationship with Winthrop Financial Associates, which is controlled by Mr. Ashner, to be terminated. Our continued success will depend on the continued service of our and our Advisor's senior management team. The loss of their services could harm our business strategy, financial condition and results of operations, which would adversely affect the value of our common stock.

Our Advisor's base management fee is payable regardless of our performance, which may reduce its incentive to devote time and resources to our portfolio.

        Our Advisor is entitled to receive a base management fee that is based on the amount of our equity (as defined in the advisory agreement), regardless of the performance of our portfolio. Our Advisor's entitlement to substantial non-performance based compensation might reduce its incentive to devote its time and effort to seeking profitable opportunities for our portfolio. This in turn could hurt our ability to make distributions to our stockholders.

Our Advisor's entitlement to an incentive management fee may induce our Advisor to make certain investments, including speculative investments.

        Our senior management's right to indirectly benefit from the incentive management fee may cause it to invest in high risk investments. In addition to its base management fee, our Advisor is entitled to receive incentive management fees based in part upon our achievement of targeted levels of adjusted funds from operations. First Union will receive 80% of the incentive management fees earned by our Advisor. As more fully described under "PROSPECTUS SUMMARY—History", our senior management will benefit indirectly from this payment through their indirect ownership of securities of First Union and their entitlement to share in the incentive management compensation earned by First Union's external advisor. In evaluating investments and other management strategies, the opportunity to benefit indirectly from our Advisor's incentive management fees may lead our Advisor to place undue emphasis on the maximization of adjusted funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive management fees. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Substantially all of our leases will expire over the next five years which could unfavorably affect our financial performance.

        With respect to Newkirk MLP's properties, we are subject to the risk that, upon expiration, leases may not be renewed, the space may not be leased, or the terms of renewal or leasing, including the cost of required renovations, may be less favorable than the current lease terms. This may adversely affect our financial performance. This risk is increased in our case because the current term of many of the leases for Newkirk MLP's properties will expire over the next five years. Based upon August 31, 2005 annualized rentals, the weighted average remaining lease term for the Newkirk MLP properties is approximately four years; 91% of our current leases expire by the end of 2009. At the end of the initial term, the prevailing market rates for a comparable property may be higher or lower than the fixed renewal rate under the tenant's lease. A tenant's decision to renew may be based on a number of factors, including prevailing market rents, a tenant's capital investment in the property, the length of time that a tenant has leased the property, the location and use of the property, the availability of other suitable locations, particular tenant needs, the financial condition of the tenant, the cost of returning the property to us in its original condition and the tenant's practical ability to sublease a property. We face the risk that tenants will choose not to renew their leases, leaving the properties vacant, or that we will be forced to negotiate a lower renewal rental rate to induce tenants to remain. Non-renewal of our leases will require us to locate new tenants and negotiate replacement leases with tenants. In the event the property becomes vacant we would be responsible for all costs associated with the property, including property taxes, insurance and utilities. In this regard, please see "NEWKIRK REALTY TRUST, INC." for a table of aggregate renewal rental rates for expiring leases. Some Newkirk MLP leases grant tenants early lease termination rights upon the tenant's payment of a termination penalty. The costs for tenant improvements, tenant inducements and leasing commissions are typically greater than costs relating to renewals of leases with existing tenants. If we are unable to promptly relet or renew leases for all or a substantial portion of the space subject to expiring leases or if our reserves for these purposes prove inadequate, our revenue, net income and available cash could be adversely affected. In addition, if it becomes necessary for us to make capital expenditures for tenant improvements, leasing commissions and tenant inducements in order to re-lease space, our revenue, net income and cash available for future investment could be adversely affected.

Primary term rents are substantially higher than contractual renewal rental rates which may cause a material decrease in our revenues.

        Upon expiration of their initial term, leases can be renewed at the option of the tenants for one or more renewal terms at fixed renewal rates that are substantially lower than the rent during the initial terms. As set forth under "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Description of Assets—Properties", for leases scheduled to expire in 2006, the weighted average current rent per square foot is $11.44, while the contractual renewal rent per square foot for those properties is $6.67. For leases scheduled to expire in 2007, the weighted average current rent per square foot is $12.41, while the contractual renewal rent per square foot for those properties is $6.16. For leases scheduled to expire in 2008, the weighted average current rent per square foot is $16.63, while the contractual renewal rent per square foot for those properties is $10.52. For leases scheduled to expire in 2009, the weighted average current rent per square foot is $21.73, while the contractual renewal rent per square foot for those properties is $12.26. Lower renewal rates may cause a material decrease in our revenues.

We face the risk that a tenant will develop financial weakness which could unfavorably affect our financial performance.

        A tenant of a Newkirk MLP property may experience a downturn in its business, which could result in the tenant's inability to make rental payments when due. In addition, a tenant may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such tenant's lease and cause a reduction in our cash flows. If a lease were to be rejected and terminated at a single tenant property, the entire property would become vacant.

        We cannot evict a tenant solely because of its bankruptcy. A court, however, may authorize a tenant to reject and terminate its lease. In such a case, our claim against the tenant for unpaid, future rent would be subject to a statutory cap that might be substantially less than the remaining amount of rent owed under the lease. In any event, it is unlikely that a bankrupt tenant will pay in full the amounts it owes us under a lease. The loss of rental payments from tenants, whether because of a tenant's bankruptcy or other factors, could adversely affect our cash flows and operations.

        In addition, a number of Newkirk MLP's properties are leased to banks and insurance companies that are not eligible to be debtors under the federal bankruptcy code, but would be subject to the liquidation and insolvency provisions of applicable federal and state laws and regulations. If the FDIC or an analogous state authority were appointed as receiver of such a tenant because of a tenant's insolvency, we would become an unsecured creditor of the tenant and be entitled to share with the other unsecured non-depositor creditors in the tenant's assets on an equal basis after payment to the depositors of their claims. For example, the FDIC has in the past taken the position that it has the same avoidance powers as a trustee in bankruptcy, meaning that the FDIC may try to reject the tenant's lease with us. As a result, we would be unlikely to have a claim for more than the insolvent tenant's accrued but unpaid rent owing through the date of the FDIC's appointment as receiver. In any event, the amount paid on claims in respect of the lease would depend on, among other factors, the amount of assets of the insolvent tenant available for unsecured claims. We may recover substantially less than the full value of any unsecured claims, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to stockholders at historical levels or at all.

        If our largest tenants develop financial weaknesses, our results of operations could be adversely affected. Triple-net leases with Raytheon, St. Paul Fire and Marine Insurance Co. and Albertson's Inc. represented approximately 17.3%, 10.4% and 9.8%, respectively, of Newkirk MLP's aggregate rental revenue based on annualized rent as of June 30, 2005. Accordingly, the future financial weakness of any of these tenants could substantially negatively impact our operations.

Adverse developments in various industries or geographic areas in which our tenants are concentrated could have an unfavorable effect on our financial performance.

        Tenants in the banking and finance, supermarket, aerospace/defense and manufacturing industries represent 18.9%, 18.4%, 17.8%, and 10.8% of Newkirk MLP's August 31, 2005 annualized rental revenues, respectively, and adverse industry developments in any of these industries could result in our tenants in such industries being unable to make rental payments when due, which could have a material adverse effect on our financial condition and results of operations. Properties in California, Maryland and Texas account for 23.1%, 10.5% and 10.1% of Newkirk MLP's August 31, 2005 annualized rental revenues, respectively. Adverse developments in those areas could have a material adverse effect on our financial condition and results of operations.

If the current tenant of our Toledo, Ohio property does not renew its lease in September 2006 and we are unable to sell or re-lease the property, there is a substantial likelihood that we will default on the mortgage and the mortgage holder will foreclose on the property.

        Newkirk MLP owns a 707,482 square foot office building in Toledo, Ohio that is leased to Owens-Illinois, Inc. for an initial term that expires on September 30, 2006. The property is encumbered by a non-recourse mortgage which matures in October 2006 at which time a $32,000,000 balloon payment will be due. This tenant is presently not using a substantial portion of the building and, although it has not given notice to Newkirk MLP, has publicly announced that it will not be renewing its lease. Thus, Newkirk MLP believes that the tenant will not renew its lease. While Newkirk MLP will attempt to sell or re-lease the property there is a substantial risk that we will not be able to satisfy the balloon payment due on the mortgage and that Newkirk MLP will lose this property through foreclosure.

Square footage figures disclosed in this prospectus may not accurately reflect our properties' actual leasable square footage.

        In various places in this prospectus, we refer to the current square footage of Newkirk MLP's properties in the aggregate, of particular Newkirk MLP properties in particular and of certain groups of Newkirk MLP properties. The square footage of most of Newkirk MLP's properties has not been measured since the original acquisition of these properties by Newkirk MLP's predecessor partnerships. The current actual rentable space of Newkirk MLP's properties may be higher or lower than the amounts set forth in this prospectus. There is a risk that the actual rentable square footage of Newkirk MLP's properties or of any particular property or group of properties may be lower than that disclosed in this prospectus.

We operate in a highly competitive market for investment opportunities.

        A number of entities compete with us to make the types of investments that we plan to make. We compete with other REITs, public and private pension plans and investment funds, commercial and investment banks and commercial finance companies for tenants and the acquisition of additional properties and related investments. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. These competitive pressures may have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

The past performance of Newkirk MLP and our management is not an indicator or guarantee of our future results.

        Neither the track record of our senior management while they were senior executive officers of Newkirk MLP, the performance of Newkirk MLP during that period, nor the track record of other publicly-traded REITs and other entities while they were managed by members of our senior management shall imply, predict (directly or indirectly) or guarantee any level of our future performance. Our performance is dependent on future events and market conditions, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics relevant to buyers and sellers of our investments, varying degrees of competition and varying circumstances pertaining to the capital markets. To a certain degree, our strategy differs from Newkirk MLP's in that we intend to engage in significantly more acquisition and investment activity than Newkirk MLP. See "NEWKIRK REALTY TRUST, INC.—Our Strategy" below. The unaudited pro forma condensed consolidated financial information included in this prospectus as of June 30, 2005 and for the six months ended June 30, 2005 and for the year ended December 31, 2004 were derived from the historical financial results of Newkirk MLP, and may not reflect what our results of operations and financial condition would have been had this offering, the formation transactions, the exercise of the T-Two option, and the refinancing of various debt balances with a loan from KeyBank and Bank of America of up to $750.0 million occurred as of such dates.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

        As a REIT, we are generally required to distribute at least 90% of our REIT taxable income each year to our stockholders. In order to qualify for the tax benefits accorded to REITs we intend to pay quarterly dividends and to make additional distributions to our stockholders, if necessary, in amounts such that we distribute all or substantially all of our taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described in this prospectus, such as a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio. The timing and amount of dividends are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board may deem relevant from time to time.

        Among the factors that could adversely affect our results of operations and impair our ability to make distributions to our stockholders are:

  •
  our inability to make profitable investments;

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  failure of our tenants to renew leases or the negotiation by our tenants of lower lease rates;

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  tenant defaults; and

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  increased debt service requirements, including those resulting from higher interest rates on variable rate indebtedness.

        A change in any one of these factors could affect our ability to make distributions. If we are not able to comply with the restrictive covenants and financial ratios contained in our credit facilities, our ability to make distributions to our stockholders may also be impaired. We may be unable to make distributions to our stockholders in the future and the level of distributions may not increase or remain consistent over time.

We could experience a reduction in revenues if our tenants are unable to meet the lease payments on our net leased properties.

        The existing lease agreements for our properties typically obligate the tenant to pay all costs associated with the property, including real estate taxes, ground rent, insurance, utilities and maintenance costs. In addition, the lease payments, assuming tenants exercise their renewal options, are designed to be sufficient to satisfy our debt service requirements on the loans encumbering the leased properties. Accordingly, if a tenant were to experience financial difficulty and default on its lease payments, we would either have to assume such obligations or risk losing the property through foreclosure. Any such default would have a negative impact on our revenues and results of operations.

If our plan to invest in commercial mortgage loans is unsuccessful, our financial condition and cash flow from operations could suffer and the market price of our common stock could decline.

        We may in the future invest in commercial mortgage loans that are secured by commercial net leased property. In the event of any default by the borrower under a mortgage loan held directly by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative affect on our anticipated return on the foreclosed mortgage loan.

If our plan to invest in mezzanine loans is unsuccessful, we could experience a reduction in our revenues and results of operations.

        Following the formation transactions we will hold investments in subordinated debt and we may invest in mezzanine loans and other subordinated debt investments in net leased properties. These investments typically take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by either a pledge of the ownership interests of the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than long term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower's bankruptcy, our mezzanine loan will be satisfied only after the repayment of the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Our inability to recover some or all of our investment in mezzanine loans could negatively impact our revenues and results of operations.

We may not be able to invest our excess cash in suitable investments.

        We may not be able to identify investments that meet our investment criteria and we may not be successful in closing the investments that we identify. Our ability to generate increased revenues is dependent upon our ability to invest these funds in real estate related assets that will ultimately generate favorable returns. If we do not successfully identify investments or close investments we identify, our growth rate, business strategy and results of operations could be impaired.

We could experience increased operating costs and limited amounts of growth if we are unable to obtain reasonably priced financing.

        Our business plan requires significant funds for asset acquisition, minimum REIT distributions and other needs. This strategy depends, in part, on our ability to access the debt and equity capital markets to finance our cash requirements. Our credit facility with KeyBank and Bank of America will mature in three years and provides for two one year renewals. We may need to develop and access long-term debt financing facilities or other permanent debt strategies in order to successfully execute our business plan. Our inability to effectively access these markets would have an adverse effect on our ability to make new investments and could adversely affect our ability to make dividend payments to you over time. Our inability to extend our credit facility with KeyBank and Bank of America or to obtain reasonably priced financing to replace the facility when it matures could create increased operating costs and diminished levels of growth as we may be forced to incur indebtedness with above-market interest rates or with substantial restrictive covenants.

If our financial condition deteriorates or we fail to quality as a REIT, we may be delisted by the New York Stock Exchange and our stockholders could find it difficult to sell our common stock.

        We have applied to have our common stock listed on the New York Stock Exchange, or NYSE. If we fail to qualify as a REIT, we might lose our listing on the NYSE. Whether we would lose our NYSE listing would depend on a number of factors besides our REIT status, including the number of holders of our common stock and the amount and the composition of our assets. If our common stock is delisted from trading on the New York Stock Exchange, the price of our common stock could be materially adversely affected.

Illiquidity of our real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

        Because real estate investments are relatively illiquid, our ability promptly to sell properties in our portfolio in response to adverse changes in their performance may be limited, which may harm our financial condition. If we decide to sell an investment, we may be unable to dispose of it in the time period we desire and the sales price of any investment may not recoup or exceed the amount of our investment. Our inability to dispose of one or more properties on advantageous terms could result in losses to us, which could limit our ability to pay dividends to our stockholders.

Additional regulations applicable to our properties may require substantial expenditures to ensure compliance, which could adversely affect cash flows and operating results.

        Our properties are subject to various federal, state and local regulatory requirements such as local building codes and other similar regulations. If we fail to comply with these requirements, governmental authorities may impose fines on us or private litigants may be awarded damages against us.

        We believe that our properties are currently in substantial compliance with all applicable regulatory requirements. New regulations or changes in existing regulations applicable to our properties, however, may require that we make substantial expenditures to ensure regulatory compliance to the extent that tenants under net leases are not required to pay such expenditures, which would adversely affect our cash flows and operating results.

Insurance on our properties may not adequately cover all losses to our properties, which could reduce stockholder returns if a material uninsured loss occurs.

        Our tenants are required to maintain insurance coverage for the properties they operate. We also maintain a blanket policy on our properties. There are various types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties. Inflation, changes in building codes and ordinances, environmental considerations, and other factors, including terrorism or acts of war, might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. In that case, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property, which could reduce the amounts we have available to pay dividends to you.

Our debt level may have a negative impact on our ability to make distributions to stockholders and pursue our business strategy.

        We have incurred indebtedness in connection with the acquisition of our properties and will incur new indebtedness in the future in connection with our operating activities. Our use of debt financing creates risks, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and distributions and the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness. If we were unable to refinance such indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us, which losses could have a material adverse affect on us and our ability to pay dividends to our stockholders and to pay amounts due on our indebtedness. Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagor could foreclose upon the property, petition for the appointment a receiver or obtain an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to us. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements of the Code.

        The covenants contained in the KeyBank/Bank of America credit facility into which Newkirk MLP recently entered, which include but are not limited to a consolidated leverage ratio, minimum liquidity test, minimum consolidated net worth test, and consolidated debt service coverage ratio, which may impose limitations on the amount of leverage Newkirk MLP and its subsidiaries can incur. Since we own our properties and conduct our operations through Newkirk MLP this indirectly limits the amount of leverage we can employ. However, there are no provisions in our organizational documents or contracts to which we are a party that limit the amount of leverage we can employ.

Our financial covenants may restrict our operating or acquisition activities which may harm our financial condition and operating results.

        To the extent the agreements governing our borrowings contain financial and other covenants that we are required to fulfill, our operating flexibility may be limited. Newkirk MLP's loan facility with KeyBank and Bank of America subjects Newkirk MLP to various covenants, including limitations on its ability to reinvest proceeds from the sale of its properties without applying such proceeds to the prepayment of principal under the facility, a maximum leverage ratio, minimum liquidity amount, minimum tangible net worth, and other financial ratio calculations. These covenants, as well as any additional covenants we may be subject to in the future on additional borrowings, could cause us to forego investment opportunities and finance investments in a less efficient manner than if we were not subject to such covenants. In addition, the agreements governing our borrowings may have cross default provisions, such that a default on one of our borrowings would lead to a default under all of the agreements governing our borrowings.

Noncompliance with environmental laws could unfavorably affect our financial condition and operating results.

        The real estate properties we expect to own, including those that we may acquire by foreclosure in connection with our net lease loans, will be subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the current owner of a contaminated property to clean up the property, even if the owner did not know of and was not responsible for the contamination. Liability can be imposed upon a property owner based on activities of a tenant. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, to pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. A person that arranges for the disposal of, or transports for disposal or treatment, a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

        Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. Also, some of these environmental laws restrict the use of a property or place conditions on various activities. For example, some laws require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used. We may be responsible for environmental liabilities created by our tenants irrespective of the terms of any lease.

        We could be responsible for the costs related to noncompliance with environmental laws discussed above. The costs incurred to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect our financial condition and operating results.

        We may obtain Phase I environmental reports or, in some cases, a Phase II environmental report prior to acquisition of or foreclosure on a property. However, these reports may not reveal all environmental conditions at a property and we may incur material environmental liabilities of which we are unaware. Future laws or regulations may impose material environmental liabilities on us or our tenants and the current environmental condition of our properties may be affected by the condition of the properties in the vicinity of our properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

        Although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant's activities on the property, we would be subject to strict liability by virtue of our ownership interest, and we cannot be sure that our tenants will, or will be able to, satisfy their indemnification obligations under our lease, if any. The discovery of environmental liabilities attached to our properties could adversely affect a lessee's ability to make payments to us or otherwise affect our results of operations, our financial condition and our ability to pay dividends to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediation of the problem.

        When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Public concern about indoor exposure to mold has been increasing along with awareness that exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of a significant amount of mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected properties. In addition, the presence of a significant amount of mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise as a result of the presence of mold in our properties. If we ever become subject to significant mold-related liabilities, our business, financial condition, liquidity, results of operations and ability to pay dividends could be materially and adversely affected.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unintended expenditures that adversely impact our ability to pay dividends to you.

        All of our properties are required to comply with the Americans with Disabilities Act, or the ADA. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities," but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. While our tenants are obligated by law to comply with the ADA provisions, and typically our leases and financing agreements obligate our tenants to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of these tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA.

The occurrence of such events could adversely affect our results of operations our financial condition and our ability to pay dividends to you.

        In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have an adverse effect on our ability to pay dividends to you. Additionally, failure to comply with any of these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. While we intend to acquire only properties that we believe are currently in substantial compliance with all regulatory requirements, these requirements could be changed or new requirements could be imposed which would require significant unanticipated expenditures by us and could have an adverse affect on our cash flow and dividends paid.

Properties owned through joint ventures may limit our ability to act exclusively in our interests.

        Approximately 23.1% of the August 31, 2005 annualized rental revenue of the Newkirk properties is attributable to properties owned in partnership with other parties. In addition, in the future we may participate in joint ventures and purchase properties jointly with other entities, some of which may be unaffiliated with us. There are additional risks involved in these types of transactions, including the loss of total operational control, the potential of our joint venture partner becoming bankrupt and the possibility that our partners have economic or business interests that are inconsistent with our business interests or goals.

        These diverging interests could result in exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition of rights of each owner in a jointly-owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that we may owe to our partners in affiliated transactions may make it more difficult for us to enforce our rights. Accordingly, our participation in joint ventures could adversely affect our financial condition, results of operations, cash flow and ability to make distributions with respect to our common stock.

The collateral securing the real estate loans we own may not be sufficient to protect our investments in the event of a foreclosure, and a foreclosure on real estate loans could delay or reduce payments to us, which could reduce the amounts we have available to pay dividends to you.

        Foreclosure and other similar proceedings used to enforce payment of real estate loans are generally subject to principles of equity, which are designed to relieve the indebted party from the legal effect of that party's default. Foreclosure and other similar laws may limit our right to obtain a deficiency judgment against the defaulting party after a foreclosure or sale. To the extent we make loans secured by real estate, the application of any of these principles may lead to a loss or delay in the payment on loans we hold, which in turn could reduce the amounts we have available to pay dividends to you. Further, in the event we have to foreclose on a property, the amount we receive from the foreclosure sale of the property may be inadequate to fully pay the amounts owed to us by the borrower and our costs incurred to foreclose, repossess and sell the property, which could adversely impact our results of operations and our ability to pay dividends to you.

We leverage our portfolio, which may adversely affect our return on our investments and may reduce cash available for distribution.

        We seek to leverage our portfolio through borrowings. Our return on investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets. Our debt service payments reduce the net income available for the payment of dividends to our stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations. A decrease in the value of the assets may lead to a requirement that we repay certain borrowings. We may not have the funds available to satisfy such repayments.

We are subject to increases in the cost of our borrowings as a result of rising interest rates, which could have a material unfavorable effect on us and our ability to pay dividends and make debt service payments.

        We have incurred, and may incur in the future, indebtedness that bears interest at variable rates. Accordingly, increases in interest rates may decrease the spread between the returns on our portfolio investments and the cost of our borrowings to the extent that the related indebtedness was not protected by interest rate protection arrangements, which could have a material adverse effect on us and our ability to pay dividends to our stockholders and to pay amounts due on our indebtedness or cause us to be in default under certain debt instruments. In addition, an increase in market interest rates may encourage holders to sell their common stock and reinvest the proceeds in higher yielding securities, which could adversely affect the market price for our common stock. Immediately following this offering and our other formation transactions we will be subject to floating rate debt of approximately $593.5 million. This debt bears interest at a rate elected by us equal to either (1) LIBOR, as defined, plus 200 basis points (decreasing to 175 basis points at the closing of this offering) or (2) the prime rate charged by KeyBank plus 50 basis points. Newkirk MLP entered into interest rate swap and cap agreements to limit exposure to interest rate volatility. As a result, LIBOR has been fixed at 4.642% for $250 million of the loan for five years. In addition, $450 million, decreasing to $400 million as of December 1, 2005 and further decreasing to $290 million as of December 1, 2006 will be subject to a LIBOR cap of 5% through November 2006 and 6% from December 1, 2006 through August 2008.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

        Terrorist attacks may harm our results of operations and your investment. There may be future terrorist attacks or armed conflicts against the United States or U.S. businesses that may directly impact the property underlying our common stock or the securities markets in general. Losses resulting from these types of events may be uninsurable.

        More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our common stock or the securities markets in general, which could harm our operating results and revenues and may result in volatility of the value of our common stock.

Risks Related to Conflicts of Interest and Certain Relationships

There are various conflicts of interest resulting from the relationships among us, our management, our Advisor and other parties.

        As more fully described under "PROSPECTUS SUMMARY—Conflicts of Interest", various conflicts of interest exist in connection with this offering or may exist after the offering among us, our management, and our Advisor including:

  •
  our purchase of MLP units from members of our management team and Apollo Real Estate Investment Fund III and our exemption of Apollo Real Estate Fund III from our 9.8% ownership limitation;

  •
  the transactions involving First Union in connection with this offering, including;

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  our sale of $50.0 million of our common stock to First Union;

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  our issuance of $20.0 million of our common stock to First Union in exchange for First Union's assignment to us of a portion of its exclusivity rights in respect of Michael Ashner;

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  our granting of an exemption to First Union from our 9.8% ownership limitation; and

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  First Union's entitlement to 80% of the incentive management fees payable by us to our Advisor;

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  allocation of time by our Advisor's senior management team, which also serves as senior management of First Union and its advisor as well as Winthrop Financial Associates, between us and First Union, and between us and Winthrop Financial Associates;

  •
  certain transactions with Vornado Realty Trust and its affiliates, including with respect to Vornado Realty Trust's right to designate one member of our board, our exemption of Vornado Realty Trust from our 9.8% ownership limitation and Vornado Realty Trust's and certain of its affiliates' ownership interest in our Advisor; and

  •
  the terms of the advisory agreement between us and our Advisor which were not negotiated on an arm's length basis.

        These conflicts may result in terms that are more favorable to our management, our Advisor and/or our Advisor's affiliates than would have been obtained on an arm's length basis, and may operate to the detriment of our stockholders.

Termination of our advisory agreement with our Advisor may be costly.

        Termination of the advisory agreement with our Advisor may be difficult and costly. We may elect not to renew our advisory agreement after the initial term or after any one-year renewal period by the affirmative vote of at least two-thirds of our independent directors. We may also terminate our advisory agreement (1) for cause at any time upon the affirmative vote of a majority of our independent directors and (2) without cause during any renewal period upon the affirmative vote of at least two-thirds of our independent directors. If we terminate without cause or do not renew the advisory agreement, in each case, we are required to pay our Advisor a termination fee equal to two times the annual average of the sum of the base management and incentive fees earned during the previous 24 months. In the case of any termination or non-renewal by us, our exclusivity rights with respect to net lease property opportunities offered to or generated by Michael Ashner will terminate and revert back to First Union and all lock-up restrictions on vested shares of our common stock held by First Union and all shares and Newkirk MLP units held by executive officers and employees of Winthrop Financial Associates, will terminate. These provisions may increase the effective cost to us of terminating the advisory agreement, thereby adversely affecting our ability to terminate our Advisor without cause.

We are substantially controlled by Michael Ashner.

        Michael Ashner is our chairman and chief executive officer and the president and sole manager of our Advisor. Michael Ashner and entities controlled by Michael Ashner will beneficially own approximately                        Newkirk MLP units representing approximately      % of our outstanding common stock following the offering and the formation transactions on a fully diluted basis assuming redemption of all Newkirk MLP units in exchange for shares of our common stock. The Newkirk MLP units are redeemable for cash, or, at our election, for shares of our common stock. Our Advisor will hold our special voting preferred stock entitling it to vote on all matters submitted to a vote of our stockholders. Our Advisor will agree to cast those votes in respect of the special voting preferred stock on any matter in direct proportion to votes that are cast by limited partners of Newkirk MLP (other than us) on such matter, including limited partners controlled by and/or affiliated with Michael Ashner, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock". The special voting preferred stock will initially represent      % of our voting power immediately following the anticipated sale by First Union of its common shares to Vornado Realty Trust. In addition, we anticipate that First Union will own      % of our common stock following this offering. FUR Holdings LLC, an entity controlled by Michael Ashner and in which Michael Ashner has a significant economic interest, owns, through a wholly-owned subsidiary, 31.2% of First Union's common shares and will own approximately 28.1% of First Union's common shares following the anticipated sale of common shares by First Union to Vornado Realty Trust. Michael Ashner is also the chairman and chief executive officer of First Union, a publicly traded corporation that is controlled by a board of directors, a majority of which are independent, and is the chief executive officer and manager of First Union's advisor. We granted Michael Ashner and such entities an exemption from the ownership limitations contained in our articles of incorporation. Because of his position with us and our Advisor and his ability to effectively vote a substantial amount of our outstanding voting securities, Michael Ashner has significant influence over our policies and strategy.

We have agreed with Vornado Realty Trust that our activities will satisfy certain requirements. If we are unable to satisfy these requirements we could be liable for substantial amounts.

        Following the formation transactions, affiliates of Vornado Realty Trust will own            Newkirk MLP units, representing a      % equity interest in us on a fully diluted basis. In connection with the formation transactions, we and our operating partnership have agreed to certain restrictions regarding our activities and assets and the activities and assets of our operating partnership intended to maintain our qualification as a REIT. These restrictions will generally expire sixty business days following the date on which we notify Vornado Realty Trust that its aggregate ownership in Newkirk MLP represents less than a 2% interest in us, on a fully-diluted basis, assuming the redemption of all redeemable Newkirk MLP units for shares of our common stock. If we breach any of these agreements, and, as a result, Vornado Realty Trust fails to maintain its qualification as a REIT or otherwise incurs liability for any tax, penalty or similar charges, we and our operating partnership could be exposed to substantial liability for damages attributable to our breach. See "NEWKIRK REALTY TRUST, INC.—Investment Policies with Respect to Certain Activities—Our Agreements with Vornado Realty Trust and its Affiliates Restrict our Activities".

Risks Related to Our Status as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

        We intend to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, and which are subject to change, potentially with retroactive effect. Even a technical or inadvertent mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Actions taken by Newkirk MLP may affect our ongoing satisfaction of these tests.

        If we fail to qualify as a REIT in any tax year, then:

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  we would not be required to make distributions to our stockholders;

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  we would be taxed as a regular domestic corporation, which, among other things, means we would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on our taxable income at regular corporate rates;

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  any resulting tax liability could be substantial, which could require us to borrow money or sell assets to pay such liability and would reduce the amount of cash available for distribution to stockholders;

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  unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT; and

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  we may be in breach of our agreement with Vornado Realty Trust in which case we and our operating partnership could be exposed to substantial liability. See the last risk factor under "Risks Related to Conflicts of Interest and Certain Relationships" above.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income. See "FEDERAL INCOME TAX CONSIDERATIONS—General." Any of these taxes would decrease the amount of cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may in the future hold some of our assets through taxable subsidiary corporations, which (unlike REITs) are taxed on their taxable income, whether or not distributed.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

        As a REIT, we must generally distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

        From time to time, we may generate taxable income greater than our cash flow available for distribution to stockholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year. These alternatives could increase our operating costs or diminish our levels of growth.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

        At any time, the federal income tax laws governing REITs, or the administrative interpretations of those laws, may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. REIT dividends, with only very limited exceptions, do not qualify for preferential tax rates, which might cause shares of common stock in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our common stock.

REIT restrictions on ownership of our common stock may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our stockholders.

        In order for us to qualify as a REIT, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year.

        In order to prevent five or fewer individuals from acquiring more than 50% of the outstanding shares of our common stock and our resulting failure to qualify as a REIT, our articles of incorporation provide that, subject to certain exceptions, no person, including entities, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our outstanding common stock. While these restrictions are designed to prevent any five individuals from owning more than 50% of the shares, they could also discourage a change in control of our company. These restrictions may also deter tender offers that may be attractive to stockholders or limit the opportunity for stockholders to receive a premium for their shares if an investor makes purchases of shares of our common stock to acquire a block of shares of our common stock.

Risks Related to the Offering

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult for you to sell your common stock.

        Prior to this offering, there has been no public market for our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained after this offering. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. The initial public offering price may not correspond to the price at which our common stock will trade in the public market subsequent to this offering and the price of our shares of our common stock available in the public market may not reflect our actual financial performance. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur.

        We have applied to have our common stock approved for listing, subject to notice of issuance, on the New York Stock Exchange under the symbol "NKT." Quotation through the New York Stock Exchange would not ensure that an actual market will develop for our common stock. Accordingly,

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  an actual market for our common stock may not develop,

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  the market for our common stock may not be liquid,

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  the holders of our common stock may be unable to sell their shares of our common stock, and

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  the prices that may be obtained upon the sale of our common stock may be insufficient.

There is no assurance that the offering price represents the per share market value of our assets.

        No independent third-party appraisals of the Newkirk properties were obtained by us or Newkirk MLP in connection with the formation transactions. Accordingly, there can be no assurance that the value of the consideration paid by us in the formation transactions to acquire our interest in Newkirk MLP, which was generally based on the value of Newkirk MLP as a going concern, will not exceed the fair market value of the Newkirk MLP properties and other assets acquired by us in the formation transactions. In addition, our value will not be determined on a property-by-property basis because, in the view of management, the appropriate basis for valuing the company is as an ongoing business enterprise, rather than a collection of assets. There can be no assurance that there will not be discrepancies between assumed results and actual results which could lead to a reduction in actual distributions compared to assumed distributions or that the price paid by us for our interest in Newkirk

MLP will not exceed the fair market value of Newkirk MLP's assets. It is therefore possible that the offering price per share of our common stock may exceed the per share market value of our assets.

Provisions in our articles of incorporation and bylaws and Maryland law may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our stockholders.

        Certain provisions of Maryland law and our articles of incorporation and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of us, and may have the effect of entrenching our management and members of our board of directors, regardless of their performance. These provisions include the following:

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  Removal of directors. Under our articles of incorporation, a director may be removed during such director's term of office, only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast by our stockholders generally in the election of directors.

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  Limitation on stockholder requested special meetings. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than 30% of all the votes entitled to be cast by our stockholders at such meeting.

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  Advance notice provisions for stockholder nominations and proposals. Our bylaws generally require stockholders to notify us not less than 90 days and not more than 120 days prior to the anniversary of the date of mailing of the previous annual years' proxy statement in order to nominate persons for election as directors at, or to bring other business before, any meeting of our stockholders. This provision limits the ability of our stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

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  Exclusive authority of our board to amend our bylaws. Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws. Thus our stockholders may not effect any changes to any of the provisions of our Bylaws, including, without limitation, the provisions referred to above relating to stockholder requested special meetings and advance notice for stockholder nominations and proposals. These bylaw provisions limit the ability of potential acquirors to call a special meeting of stockholders, and to make nominations of persons for election as directors and to introduce other proposals at meetings of our stockholders.

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  Preferred stock. Under our articles of incorporation, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders. The terms, preferences and rights of any series of our preferred stock that becomes outstanding may be unattractive to a potential acquiror or may require a separate vote of the holders of such series of preferred stock to effect a change in control of us.

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  Duties of directors with respect to unsolicited takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition.

    Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

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  Ownership limit. Our articles of incorporation generally prohibit any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock and the aggregate of the outstanding shares of all classes and series of our stock unless the board of directors waives or modifies this ownership limit. We have agreed to grant exemptions from this ownership limitation to First Union to the extent that it acquires up to 17.5% of our common stock, to Vornado Realty Trust and its affiliates to the extent they hold up to 22.5% of our common stock (in either case, on a fully diluted basis assuming the redemption of all redeemable Newkirk MLP units in exchange for shares of our common stock whether or not such units are then redeemable and, in the case of Vornado Realty Trust and its affiliates, excluding shares of our common stock owned indirectly through their ownership of shares of First Union) and to Apollo Real Estate Investment Fund III to the extent its share ownership would exceed the ownership limitation if it received shares of our common stock in redemption of its MLP units.

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  Maryland Business Combination Act. The Maryland Business Combination Act which provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our board of directors has adopted a resolution exempting us from this statute. However, we may repeal or modify this resolution in the future if such repeal or modification is approved by a unanimous vote of our independent directors, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between us and other persons.

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  Maryland Control Share Acquisition Act. Maryland law provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter excluding all interested shares under the Maryland Control Share Acquisition Act. "Control shares" means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of the voting power: one tenth or more but less than one third, one third or more but less than a majority or a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders' meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, we may amend our bylaws in the future to repeal or modify this exemption if such amendment is approved by the unanimous vote of our independent directors, in which case any control shares acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

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  Unsolicited Takeovers. Under certain provisions of Maryland law, so long as a corporation has a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors (both of which we will have upon completion of this offering), it may elect to be subject to certain statutory provisions which: (i) automatically classify the members of its board of directors into three classes with staggered terms of office of three years each; and (ii) vest in the board of directors the exclusive right to determine the number of directors and the exclusive right by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the charter or bylaws of the corporation provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his or her successor is elected and qualified. The election to be subject to any or all of the foregoing provisions of Maryland law may be made in the charter or bylaws of the corporation or by resolution of the board of directors of the corporation, without stockholder approval. Our board of directors has adopted a resolution prohibiting us from electing to be subject to any of the foregoing provisions of Maryland law. However, our board of directors may repeal or modify this resolution in the future if such repeal or modification is approved by the unanimous vote of our independent directors, and we could then, by resolutions adopted by our board of directors, elect to become subject to some or all of the foregoing statutory provisions.

        See "IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS", "DESCRIPTION OF STOCK—Preferred Stock" and "DESCRIPTION OF STOCK—Power to Increase and Issue Additional Shares of Our Common Stock and Preferred Stock."

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute the holdings of our existing stockholders and may be senior to our common stock for the purposes of dividend distributions or distributions upon liquidation, may adversely affect the market price of our common stock.

        In the future we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities holders of our preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. If we decide to issue preferred stock in addition to our special voting preferred stock already issued, it could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk that our future offerings may reduce the market price of our common stock and dilute their ownership of our common stock.

Securities eligible for future sale may have adverse effects on our share price.

        Following this offering and the formation transactions we will have outstanding                        shares of common stock or                        shares if the underwriters exercise their overallotment option in full. Newkirk MLP will have outstanding                        MLP units, including                        MLP

units (                        if the overallotment option is exercised in full) held by limited partners other than us. After 12 months, MLP units may be redeemed for cash or, at our option, on a one-for-one basis (subject to anti-dilution protection) for shares of our common stock. We may file registration statements that would allow up to             shares of our common stock issued upon redemption of MLP units to be sold after a 12 month period following the completion of this offering. The issuance of these shares of common stock could result in a decrease in the market price of our common stock.

We have established an initial dividend payment level but there is no assurance of our ability to pay dividends in the future.

        We intend to pay quarterly dividends and to make distributions to our stockholders in an amount such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. While we have established an initial dividend payment level, our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

        One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our dividend rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our properties and our related distributions to stockholders, and not from the market value or underlying appraised value of the properties or investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our dividend rate, the market price of our common stock could decrease as potential investors may require a higher dividend yield on our common stock or seek other securities paying higher dividends or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

A recent valuation provided by Newkirk MLP's general partner implied a lower valuation for MLP units than our offering price.

        In February 2005 the general partner of Newkirk MLP provided the limited partners of Newkirk MLP with an estimate of the net asset value per MLP unit. That estimate is equivalent to a value of $            for each MLP unit that will be outstanding prior to this offering. The general partner's estimate valued MLP units for which there was no public market, which were not redeemable for publicly-traded securities, which were subject to substantial transfer restrictions and for which there were no assumptions made relating to new investments or future growth.

Investors in the offering will suffer immediate and substantial dilution.

        The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock after this offering and the completion of the formation transactions. Purchasers of our common stock in this offering will incur immediate dilution of approximately $            per share in net tangible book value. See "DILUTION."

FORWARD LOOKING STATEMENTS

        We make forward looking statements in this prospectus that are subject to risks and uncertainties. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding the subjects that are forward looking by their nature, such as:

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  our business strategy;

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  completion of any pending transactions;

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  our ability to obtain future financing arrangements;

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  our understanding of our competition;

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  our projected operating results;

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  the operating results presented in the historical consolidated financial statements included in this prospectus;

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  market trends;

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  estimates relating to our future dividends;

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  projected capital expenditures; and

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  the impact of technology on our operations and business.

        The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. We do not intend to update our forward looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in the forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our common stock.

        When we use words such as "will likely result," "may," "shall," "believe," "expect," "anticipate," "project," "intend," "estimate," "goal," "objective," or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

DETERMINATION OF OFFERING PRICE

        Prior to this offering, there has been no public market for our common stock and Newkirk MLP units have been subject to significant transfer restrictions. We will determine the initial public offering price after consideration of several factors, including:

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  the economic conditions in and future prospects for the industry in which we compete;

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  Newkirk MLP's past and present operating performance and financial condition;

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  the experience of our management team;

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  our prospects for future earnings and cash available for dividends;

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  an assessment of our management;

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  the prevailing conditions of the equity securities markets at the time of this offering; and

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  current market demand and valuations of publicly traded companies considered comparable to our company.

        In determining the initial public offering price, we do not intend to take into account a February 2005 estimate of net asset value provided to limited partners by Newkirk MLP's general partner. That net asset value estimate is equivalent to a value of $            for each Newkirk MLP unit that will be outstanding prior to this offering. We do not intend to take this estimate into account because it valued Newkirk MLP units for which there was no public market, which were not redeemable for publicly-traded securities, which were subject to substantial transfer restrictions and for which there were no assumptions made relating to new investments or future growth.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of                        shares of our common stock in this offering, at an assumed initial public offering price of $    per share, which is the midpoint of the range listed on the cover page of this prospectus, after deducting the underwriting discount, will be approximately $         million or $         million if the underwriters exercise their overallotment option in full.

        We intend to use the net proceeds of this offering, together with $50.0 million that we expect to obtain from the sale of                        shares of our common stock to First Union, as follows:

        (1)   $         million to purchase newly-issued MLP units from Newkirk MLP. Newkirk MLP will use these proceeds to repay $150.0 million of its existing KeyBank/Bank of America facility (see "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes"), to fund future acquisitions of net leased properties and interests in subordinated debt or equity interests in net leased properties and to pay the expenses of this offering;

        (2)   $         million ($         million if the underwriters exercise their overallotment option in full) to purchase Newkirk MLP units from Apollo Real Estate Investment Fund III, at a purchase price equal to the public offering price less the underwriting discount;

        (3)   $5.0 million to purchase Newkirk MLP units from employees and executive officers of Winthrop Financial Associates at a purchase price equal to the public offering price less the underwriting discount; and

        (4)   $         million ($         million if the underwriters exercise their overallotment option in full) to purchase Newkirk MLP units from non-affiliated Newkirk MLP limited partners at a purchase price equal to the public offering price less the underwriting discount pursuant to a tender offer for Newkirk MLP units. In the event non-affiliated limited partners do not fully subscribe to our tender offer, certain affiliated limited partners may sell a portion of their units in the tender offer.

OUR DIVIDEND AND DISTRIBUTION POLICY

        We intend to make regular quarterly distributions to holders of our common stock. In order to qualify as a REIT we must distribute to our stockholders an amount at least equal to:

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  90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain; plus

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  90% of the excess of our net income from foreclosure property (as defined in Section 856 of the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code; less

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  any excess non-cash income (as determined under the Internal Revenue Code). See "FEDERAL INCOME TAX CONSIDERATIONS—Requirements for Qualification—Annual Distribution Requirements."

        To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders of at least 90% of our REIT taxable income.

        We are subject to income tax on income that is not distributed and to an excise tax to the extent that certain percentages of our income are not distributed by specified dates. See "FEDERAL INCOME TAX CONSIDERATIONS—Requirements for Qualification—Annual Distribution Requirements." Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

        Distributions are authorized by our board of directors and declared by us based upon a number of factors, including:

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  actual results of operations and the amount of funds from operations;

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  restrictions under Maryland law;

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  the timing of investments;

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  our financial condition;

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  our obligation to pay debt service on our borrowings;

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  capital expenditure requirements;

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  our taxable income;

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  the annual distribution requirements under the REIT provisions of the Internal Revenue Code;

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  our operating expenses; and

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  other factors our directors deem relevant.

        Our ability to make distributions to our stockholders depends upon our receipt of distributions from our operating partnership, Newkirk MLP, which may depend, in part, on our Advisor's management of our business.

        We may not be able to generate sufficient revenue from operations to pay distributions to our stockholders. In addition, our directors may change our distribution policy in the future. See "RISK FACTORS."

        Distributions to our stockholders are generally taxable to our stockholders as ordinary income, although a portion of these distributions may be designated by us as capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes.

        Our articles of incorporation allow us to issue preferred stock with a preference on distributions. We currently have no intention to issue any such preferred stock with a preference on distributions but if we do, the dividend preference on such preferred stock could limit our ability to make a dividend distribution to our common stockholders.

        Since January 1, 2003, Newkirk MLP has made distributions to its limited partners in the aggregate amount of $118,529,000.

        Our initial distribution, covering a partial quarter commencing on the date of the closing of this offering and ending on December 31, 2005, is expected to be $                        per share, which represents a pro rata distribution based on a full quarterly distribution of $            per share. Our estimated annualized distribution represent    % of our estimated cash available for distribution for the twelve months ending June 30, 2006. We also expect to maintain this distribution rate for 2006. On an annualized basis, this would be $             per share, or an annual distribution rate of approximately    % based on our initial public offering price. The following discussion and the information set forth in the table and footnotes below should be read in conjunction with the Newkirk MLP consolidated financial statements and notes thereto, the pro forma consolidated financial information and notes thereto, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Liquidity and Capital Resources" included elsewhere in this Prospectus.

        Our initial annual distribution rate after the offering is based on an estimate of cash available for distribution. Our estimate of cash available for distribution, a non-GAAP financial measure, is based on estimated pro forma net income from continuing operations for the twelve months ending June 30, 2005, with certain adjustments based on the items described below. To estimate cash available for distribution for the twelve months ending June 30, 2006, pro forma net income from continuing operations for the twelve months ended June 30, 2005 was adjusted for certain non-GAAP adjustments consisting of (A) revising historical rent estimates from a straight-line GAAP basis to amounts currently being paid by tenants based on contractual rents, (B) pro forma amortization of deferred costs and (C) scheduled debt principal payments. The estimate of cash available for distribution is being made solely for the purpose of setting the initial distribution rate and is not intended to be a projection or forecast of our results of operations or liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions. Future distributions will be at the discretion of our board of directors. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained in the future.

        We believe that our estimate of cash available for distribution constitutes a reasonable basis for setting the initial distribution rate, and we expect to maintain initial distribution rate through the end of 2006 unless actual results of operations, economic conditions or other factors differ from the assumptions used in the estimate. Our actual results of operations will be affected by a number of factors, including the revenue received from the Newkirk properties, interest expense, the ability of tenants to meet their obligations and unanticipated capital expenditures. No assurance can be given that our estimate will prove accurate. Actual results may vary substantially from the estimate.

        The following table describes the calculation of pro forma net income from continuing operations for the twelve months ended June 30, 2005 and the adjustments we made in estimating cash available for distribution for the twelve months ending June 30, 2006:

(Dollars in thousands, except per share data)
Pro forma net income from continuing operations for the year ended December 31, 2004	$124,524
Less: Pro forma net income from continuing operations for the six months ended June 30, 2004	(60,159)
Add: Pro forma net income from continuing operations for the six months ended June 30, 2005	35,889

Pro forma net income from continuing operations for the twelve months ended June 30, 2005	100,254
Add: Pro forma real estate depreciation	35,773
Add: Pro forma real estate depreciation from unconsolidated partnerships	1,218
Add: Amortization of deferred financing costs and other deferred costs(1)	7,270
Add: Net effect of straight-line rent(2)	3,438
Add: Valuation allowance(3)	26,082
Less: Minority interest share of pro forma depreciation(4)	(2,235)
Less: Net decreases in contractual rent income due to lease expirations(5)	(2,779)

Estimated cash flows from operations for the twelve months ending June 30, 2006	169,021
Estimated cash flows used in financing activities—scheduled debt principal payments	(36,605)

Estimated cash available for distribution for the twelve months ending June 30, 2006	$132,416

Our share of estimated cash available for distribution(6)
Estimated initial annual cash distributions to our stockholders(7)
Estimated initial annual cash distribution per share
Payout ratio based on estimated cash available for distribution(8)

(1)
Represents amortization expense of loan costs incurred in connection with the refinancing with KeyBank and Bank of America and other financings in place. Also includes amortization expense of land estates and other deferred costs. These are non-cash expenses.

(2)
Represents the effect of adjusting straight-line rental income included in pro forma net income from continuing operations from the straight-line accrual basis under GAAP to amounts currently being paid by tenants.

(3)
Represents the non-cash impairment charge taken in the quarter ended June 30, 2005 on an office building in Toledo, Ohio and four office buildings in Morris Township, New Jersey.

(4)
Minority interest refers to aggregate minority interests in Newkirk partnerships

(5)
Assumes no lease renewals or new leases for leases between June 30, 2005 and June 30, 2006 unless the tenant's renewal option has been exercised.

(6)
Our share of pro forma estimated cash available for distribution and estimated initial annual cash distributions to our stockholders is based on our approximately    % interest in Newkirk MLP.

(7)
Based on a total of                        shares of our common stock to be outstanding after the closing of this offering and the completion of the formation transactions multiplied by an anticipated distribution per share of .

(8)
Calculated as estimated initial annual cash distributions to our stockholders divided by our share of estimated cash available for distribution for the twelve months ending June 30, 2006. The payout ratio based on our share of estimated pro forma adjusted funds from operations for the twelve months ending June 30, 2006 is    %.

CAPITALIZATION

        The following table sets forth the capitalization as of June 30, 2005, for Newkirk MLP on a historical basis, and as adjusted to give effect on that date to (i) the refinancing arrangement with KeyBank and Bank of America, (ii) the exercise of the T-Two option, and (iii) the sale of                        shares of our common stock at an assumed public offering price of $            per share.

        This table should be read in conjunction with the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Newkirk MLP consolidated financial statements and notes thereto, and the unaudited condensed pro forma financial information and notes thereto included elsewhere in this prospectus.

	As of June 30, 2005
	(A) Newkirk MLP Historical	(B) Pro Forma Refinancing	(C) Pro Forma T-Two Option Exercise	(D) Pro Forma Offering		Pro Forma as Adjusted for this Offering
	(in thousands)
Cash and cash equivalents	$14,071	$(285)	$24,114		$125,500		$169,531

Debt
Mortgage notes	430,476	$(184,463)	$—		$—		$246,013
Note payable	163,449	307,559	272,455		(150,000)		593,463
Contract right mortgages notes	250,597	(65,868)	(168,650)		—		16,079
Accrued interest payable	89,679	(25,235)	(63,022)		—		1,422
Other	2,503	—	—		—		2,503

Total Debt	936,704	31,993	40,783		(150,000)		859,480

Minority interest in operating partnership
Partners' capital/stockholders' equity
Preferred shares, $0.01 par value, shares authorized, 0 shares issued and outstanding on a historical and pro forma basis	—	—	—		—		—
Common shares, $0.01 par value, 400,000,000 shares authorized, 0 shares issued and outstanding on a historical basis, shares issued and outstanding on a pro forma basis	—	—	—
Additional paid-in capital	—	—	—
Partners' capital	209,116	(21,349)	14,480		(202,247)		—

Total stockholders' equity	—	—	—

Total Capitalization	$1,145,820	$10,644	$55,263	$		$

(A)
Reflects the historical consolidated balance sheet of Newkirk MLP as of June 30, 2005.

(B)
Reflects the $750 million debt refinancing with the KeyBank/Bank of America facility.

(C)
Reflects the exercise of an option by Newkirk MLP to acquire all the assets held by T-Two Partners.

(D)
Reflects the application of proceeds from the issuance of common shares in this offering, net of fees and expenses of approximately $         million, the issuance of common shares to First Union valued at $50.0 million and the acquisition of the exclusivity rights in consideration for the issuance of            common shares valued at $20.0 million.

DILUTION

        Purchasers of our common stock in this offering will experience an immediate dilution in the net tangible book value of our common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of common stock after this offering and the completion of the formation transactions. Net tangible book value per share represents the amount of our total tangible assets, which reflects accumulated depreciation of approximately $600 million, minus our total liabilities, divided by the number of shares of our common stock outstanding assuming that outstanding MLP units are redeemed for shares of common stock. After giving effect to the sale of                        shares of our common stock in the offering, each at an assumed initial public offering price of $    per share, which is the midpoint of the range listed on the cover page of this prospectus, and the other formation transactions, our net tangible book value on June 30, 2005 would have been approximately $         million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to the existing holders of MLP units and an immediate dilution of $            per share to new investors who purchase our common stock in this offering at the initial public offering price. The following table shows this immediate per share dilution:

Initial public offering price per share	$

Net tangible book value per share on June 30, 2005, before giving effect to the offering

Increase in net tangible book value per share attributable to new investors and formation transactions

Pro forma net tangible book value per share on June 30, 2005, after this offering

Dilution per share to new investors	$

        The following table summarizes the difference between (a) the average price per Newkirk MLP unit, as adjusted to reflect the pro forma number of shares of our common stock and MLP units that will be outstanding immediately following this offering, paid between 1997 and 2002 by executive officers of Winthrop Financial Associates and certain affiliates of Apollo Real Estate Investment Fund III that currently hold MLP units (the "Existing Affiliated MLP Unitholders") for such MLP units and (b) the price paid by new investors purchasing shares of common stock in this offering at the initial offering price of $    per share, before deducting the underwriting discounts and commissions and estimated offering expenses:

	Shares/MLP Units Acquired	Total Consideration	Average Price Per Share/MLP Unit
Existing Affiliated MLP Unitholders		$(1)	$

New Investors	(2)	(2)	$

(1)
Represents the aggregate value that was ascribed to Newkirk MLP units acquired by existing MLP unitholders in the exchange and in transactions subsequent to the exchange, as adjusted to reflect the proceeds from Newkirk MLP's indebtedness that were distributed to limited partners following the exchange.

(2)
Also includes the anticipated sale of            shares to First Union at $    per share.

SELECTED CONSOLIDATED FINANCIAL INFORMATION
OF NEWKIRK REALTY TRUST, INC. AND SUBSIDIARIES

        You should read the following selected historical and unaudited pro forma consolidated operating and balance sheet data in conjunction with "SELECTED CONSOLIDATED FINANCIAL INFORMATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Newkirk MLP consolidated financial statements and unaudited pro forma condensed financial statements and the related notes that are included elsewhere in this prospectus.

        The following historical financial data are derived from the audited consolidated financial statements of Newkirk MLP, our predecessor, for the years ended December 31, 2004, 2003 and 2002, the audited combined financial statements of Newkirk RE Holdings, LLC and Newkirk NL Holdings, LLC for the years ended December 31, 2001 and 2000, predecessor entity of Newkirk MLP for financial reporting purposes (the "Predecessor Entity"). The Predecessor Entity was considered the accounting acquirer and, accordingly, the combined consolidated balance sheet data at December 31, 2001 and 2000 and combined consolidated operating results data for the years ended December 31, 2001 and 2000 reflect the historical financial position and results of operations of the Predecessor Entity. The combined consolidated balance sheet data at December 31, 2001 and 2000 and the combined consolidated operating results data for the years ended December 31, 2001 and 2000 are not comparable to the consolidated balance sheet at December 31, 2002 and the consolidated operating results for the year ended December 31, 2002, respectively. The Predecessor Entity amounts include assets that were not transferred to Newkirk MLP, and Newkirk MLP's amounts included assets that were contributed to Newkirk MLP by partners other than the Predecessor Entity.

        Our pro forma condensed consolidated financial information as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 and for the year ended December 31, 2004 are presented as if the formation transactions had occurred on June 30, 2005 for the pro forma condensed consolidated balance sheet and on January 1, 2004 for the pro forma condensed consolidated statements of operations. Our pro forma financial data is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

	Six Months Ended June 30, (in thousands, except per MLP unit data and number of properties)				Year Ended December 31, (in thousands, except per MLP unit data and number of properties)
	The Company				The Company
									The Predecessor Entity
			Newkirk MLP			Newkirk MLP
	Pro Forma 2005	Pro Forma 2004			Pro Forma 2004
			2005	2004		2004	2003	2002	2001(2)	2000(2)
Operating Data
Total revenues	$123,812	$124,333	$123,160	$123,643	$248,496	$249,528	$262,153	$251,886	$258,975	$35,255
Income from continuing operations	35,889	60,159	26,363	47,578	124,524	97,942	89,903	93,891	46,387	40,004
Net income	—	—	25,859	57,199	—	137,808	145,164	122,862	49,611	40,381
Income from continuing operations per common share(1)	—	—	—	—	—	—	—	—	—	—
Net income per MLP Unit	—	—	4.12	9.05	—	21.81	22.93	20.08	—	—
Cash distributions per MLP Unit	—	—	3.95	3.55	—	7.30	5.52	32.16	—	—
Weighted average MLP Units outstanding	—	—	6,282	6,319	—	6,318	6,329	6,120	—	—
Balance Sheet Data
Real estate investments, at cost	$1,526,622	—	$1,526,622	$1,598,614	$—	$1,578,182	$1,655,430	$1,716,568	$1,390,422	$79,039
Real estate investments, net of accumulated depreciation	974,139	—	974,139	1,068,902	—	1,032,797	1,129,237	1,203,890	1,001,321	57,996
Total assets	1,345,123	—	1,178,120	1,283,563	—	1,237,129	1,384,094	1,476,623	1,476,922	434,974
Long term debt	856,977	—	934,201	1,102,876	—	907,339	1,104,231	1,238,494	1,024,539	157,058
Shareholders' equity	477,472	—	—	—	—	—	—	—	—	—
Partners' equity	—	—	209,116	140,422	—	203,785	98,864	(6,104)	257,518	209,962
Other Data
Adjusted funds from continuing operations(3)	$79,350	$77,382	$69,824	$64,801	$159,124	$132,954	$123,205	$118,542
Number of properties	206	248	206	248	210	210	268	231
Square footage	17,931	18,905	17,931	18,905	18,036	18,036	19,442	18,242

(1)
Pro forma income from continuing operations per common share is based on    (basic) and    (diluted) common shares after giving effect to this offering and the formation transactions.

(2)
The combined consolidated balance sheet at December 31, 2001 and the combined consolidated operating results for the years ended December 31, 2001 and 2000 are not comparable to the consolidated balance sheet data at December 31, 2002 and the consolidated operating data results for the year ended December 31, 2002. The Predecessor Entity amounts include assets that were not transferred to Newkirk MLP, and Newkirk MLP's amounts included assets that were contributed to Newkirk MLP by partners other than the Predecessor Entity.

(3)
Adjusted funds from continuing operations is a non-GAAP financial measure which represents "funds from operations" as defined by NAREIT, excluding net income (loss) from discontinued operations, adjusted to add back asset impairment charges and non-cash restricted stock issuances. NAREIT defines funds from operations as net income, computed in accordance with generally accepted accounting principles or GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Management considers adjusted funds from continuing operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that adjusted funds from continuing operations provides a more meaningful and accurate indication of our performance. Further, adjusted funds from continuing operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of our pro forma income from continuing operations to our pro forma adjusted funds from continuing operations for the periods presented:

		Pro Forma Six Months Ended June 30,		Pro Forma Twelve Months Ended December 31,
		2004	2005	2004
Pro forma income from continuing operations		$60,159	$35,889	$124,524
Less:	Minority interest	(1,118)	(1,117)	(2,236)
Plus:	Real estate depreciation	17,753	17,894	35,632
	Real estate depreciation from unconsolidated partnerships	588	602	1,204

Pro forma funds from continuing operations		77,382	53,268	159,124
Plus:	Impairment charge	—	26,082	—

Pro forma adjusted funds from continuing operations		$77,382	$79,350	$159,124

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

        We were formed on July 22, 2005 and will become the general partner of Newkirk MLP in connection with the consummation of this offering. Because of our limited operating history, we believe that a discussion of our operating results would not be meaningful. We have therefore set forth below a discussion of the historical operations of Newkirk MLP, through which we will conduct all of our operations. We intend to manage Newkirk MLP's existing properties through lease renewals and extensions with existing tenants, new leases and/or, if strategically warranted, sales. Upon expiration of a property's lease, we intend to extend the lease or promptly re-lease the property to a new tenant. If we are unable to extend a lease or re-lease the property on a net lease basis, our general intention is to either sell that property or re-lease the property on a non-net leased basis and then sell it. However, depending on existing market conditions, we may elect to retain non-net leased properties so as to maximize returns.

        The primary risks associated with re-tenanting properties are: (i) the period of time required to find a new tenant; (ii) whether renewal rental rates will be lower than in-place rental rates; (iii) significant leasing costs such as commissions and tenant improvement allowances; and (iv) the payment of operating costs such as real estate taxes and insurance while there is no offsetting revenue. We address these risks by contacting tenants well in advance of their lease expirations to ascertain their occupancy needs, visiting the properties to determine the physical condition of the property and meeting with local brokers to determine the depth of the rental market.

        Our strategy differs from Newkirk MLP's historical strategy in that we intend to employ a portion of the proceeds from this offering as well as from future debt or equity financing and redeploy a portion of our cash flow from operations and property sales, net of distributions to our stockholders, to engage in significantly more acquisition and investment activity than Newkirk MLP historically has conducted. We will look to:

  •
  acquire individual net leased properties and portfolios of net leased properties;

  •
  complete sale/leaseback transactions, through which we acquire properties and lease the properties back to the seller or operator under a net lease;

  •
  acquire controlling and non-controlling interests in private and public companies primarily engaged in the business of making net lease investments;

  •
  acquire equity and debt interests in entities that own, develop, manage or advise third parties with regard to net leased investments;

  •
  acquire senior and subordinated loans secured by mortgages on net leased properties, mezzanine loans secured by ownership interests in entities that own net leased properties as well as commercial mortgage-backed securities, B Notes and bridge loans, relating to net leased properties;

  •
  participate in development projects relating to net lease properties; and

  •
  explore investment opportunities in non-domestic markets.

Trends

Competition

        We expect to face increased competition for our targeted investments. We intend to capitalize on the acquisition and investment opportunities that our senior management may bring to us as a result of its acquisition experience. Through its broad experience, our senior management team has established a network of contacts and relationships in the net leased property industry, including relationships with operators, financiers, commercial real estate brokers, potential tenants and other key industry participants. In addition we believe that Winthrop Financial Associates' significant real estate management infrastructure will provide us with the economies of scale associated with Winthrop Financial Associates' current business operations and thus will provide us with a competitive advantage when bidding on investment opportunities.

Interest rate environment

        The current yield curve indicates that interest rates are likely to increase. The effect of future interest rate increases on future acquisitions is not possible to predict but with respect to the effect on our floating rate debt, we may utilize a variety of financial instruments, including interest rate swaps, caps, options, floors and other interest rate exchange contracts, in order to limit the effects of fluctuations in interest rates on our operations. Toward that end, we have entered into the following agreements in order to limit the exposure to interest rate volatility: (i) a five year interest rate swap agreement with KeyBank National Association effectively setting the LIBOR Rate at 4.642% for $250 million of the loan balance; (ii) an interest rate cap agreement with Fleet Bank for $450 million through November 2005 and $400 million through November 2006 capping the LIBOR Rate at 5%; and (iii) an interest rate cap agreement with SMBC Derivative Products Limited capping the LIBOR Rate at 6% for the period from November 2006 until August 2008 for a notional Amount of $290 million. We do not intend to utilize derivatives for speculative or other purposes other than interest rate risk management.

Liquidity and Capital Resources

        Historically, Newkirk MLP's principal sources of funds have been operating cash flows, property sales and borrowings. Operating cash flows have been, and are expected to continue to be, derived primarily from rental income received by Newkirk MLP from its properties. Pursuant to the terms of the leases, the tenants are responsible for substantially all of the operating expenses with respect to the properties, including maintenance, capital improvements, insurance and taxes. Accordingly, we do not anticipate significant needs for cash for these costs. To the extent there is a vacancy in a property, Newkirk MLP would be obligated for all operating expenses, including real estate taxes and insurance. As of August 31, 2005 two properties were vacant, representing 1.4% of our square footage.

        In connection with this initial offering, Newkirk MLP will issue new units, the proceeds of which will be used to pay the expenses of the offering, repay $150.0 million of existing debt and the balance of the proceeds from the sale of new units will utilized to fund future acquisitions and fund working capital requirements. In addition to the funds from this initial offering, as a public company we will have access to public and private equity and debt markets and selective secured indebtedness. We may also seek an unsecured credit facility. However, there are factors that may have a material adverse effect on our access to capital sources. Our ability to incur additional debt to fund acquisitions will be dependent upon Newkirk MLP's existing leverage and its debt covenants, the value of the assets we are attempting to leverage and general economic conditions, which are outside of our influence.

        Our UPREIT structure will enable us to acquire properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in Newkirk MLP. We intend to utilize this structure to facilitate our ability to acquire individual properties and portfolios of properties by structuring transactions which will defer tax payable by a seller while preserving our available cash for other purposes, including the payment of dividends and distributions.

Dividends and Distributions

        In connection with our intention to qualify as a REIT for Federal income tax purposes, we expect to pay regular dividends to shareholders. These dividends are expected to be paid from operating cash flows and/or from other sources. Distributions paid to Newkirk MLP limited partners were $24,846,000 during the first half of 2005 and $46,106,000 and $34,731,000 during 2004 and 2003, respectively.

        We believe that cash flows from operations will continue to provide adequate capital to fund our operating and administrative expenses, regular debt service obligations and all dividend payments in accordance with REIT requirements in both the short-term and long-term. In addition, we anticipate that cash on hand, net proceeds from the issuance of equity and debt, as well as other alternatives, will provide the necessary capital required for acquisitions and future capital costs required as a result of lease turnover by Newkirk MLP.

        The level of liquidity based on cash and cash equivalents experienced a $7,246,000 decrease at June 30, 2005 as compared to December 31, 2004. Net cash used in investing activities included $3,120,000 of net proceeds from the disposal of real estate which were offset by building improvements of $144,000, an increase in restricted cash of $3,039,000, and additional investments in limited partnership interests of $45,000. Cash used in financing activities consisted primarily of mortgage note and contract right mortgage note payoffs of $1,409,000, principal payments on mortgage, contract right and notes payable of $50,648,000, partner distributions of $24,846,000, distributions to minority interests of $3,191,000, limited partner buyouts of $2,042,000 and an increase in deferred costs of $8,000. Included below in the section entitled "Other Matters" is a description of the various property dispositions and resulting debt repayments which occurred during the 2004 and 2005.

        At June 30, 2005, Newkirk MLP had $25,326,000, of which $11,255,000 is restricted, in cash reserves which were invested primarily in money market mutual funds.

Debt Service Requirements

        Newkirk MLP's principal liquidity needs are the payment of interest and principal on outstanding indebtedness. The following table sets forth the timing of our payment obligations related to our off-balance sheet and contractual obligations, including all fixed and variable rate debt obligations, as of December 31, 2004:

	Payment due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Contractual Obligation
Mortgage Notes and Accrued Interest Payable	$489,955	$109,413	$223,201	$102,620	$54,721
Contract Right Mortgage Notes and Accrued Interest Payable	354,197	22,060	47,525	53,247	231,365
Note Payable	165,328	—	165,328	—	—
Guarantee of the T-Two Loan(1)	—	—	—	—	—
Capital Expenditure	—	—	—	—	—
Ground Lease Obligations	9,309	3,013	4,174	1,944	178

Total	$1,018,789	$134,486	$440,228	$157,811	$286,264

(1)
Currently, Newkirk MLP believes it has no exposure to loss under the guarantee because we believe the value of the collateral securing the T-Two Loan exceeds the amount of the Loan.

Off-Balance Sheet Arrangements

        On November 24, 2003, at the same time as Newkirk MLP obtained its loan from Bank of America (the note payable), T-Two Partners obtained a $316,526,573 loan from Bank of America. We refer to this loan as the T-Two Loan. The interest rate, maturity date and principal terms of the T-Two Loan are the same as Newkirk MLP's loan. The T-Two Loan is secured by all the assets of T-Two Partners, including the second mortgage loans receivable from Newkirk MLP. Newkirk MLP guaranteed repayment of the T-Two Loan to Bank of America. We believe that that there is no exposure to loss and therefore no additional credit risk resulting from this guarantee since the T-Two Loan is overcollateralized.

        In consideration for Newkirk MLP's guarantee, the owners of T-Two Partners agreed to the elimination of their put option with respect to T-Two Partners, and to provide a credit line to Newkirk MLP bearing interest at LIBOR plus 450 basis points. Any amounts advanced to Newkirk MLP under the credit line would have to be repaid in full before Newkirk MLP could purchase the interests in T-Two Partners if Newkirk MLP exercises the purchase option described below. There are no amounts that have been advanced under the credit line. The business purpose of this arrangement, as described further below, is to modify Newkirk MLP's call option price with respect to T-Two Partners such that Newkirk MLP could benefit from the T-Two Loan interest rate, which is lower than the interest rates on the second mortgage loans receivable due from Newkirk MLP to T-Two Partners. In addition, the credit line provided to Newkirk MLP provides additional access to capital.

        Newkirk MLP's call option with respect to T-Two Partners had previously provided for the acquisition of the interests in T-Two Partners in January 2008 in exchange for a number of units in Newkirk MLP to be determined at the time of exercise based on an agreed-upon formula. As additional consideration for Newkirk MLP's guarantee of the T-Two Loan, Newkirk MLP and the owners of T-Two Partners modified Newkirk MLP's option in certain respects. First, the option can now be exercised by Newkirk MLP at any time before November 24, 2009, or at any other time as mutually agreed upon by the parties. Second, the purchase price is payable in cash rather than units in Newkirk MLP. Finally, the formula for determining the purchase price payable by Newkirk MLP if it exercises the option has been revised in a manner that Newkirk MLP's general partner believes to be significantly more favorable to Newkirk MLP than the formula previously in effect. Specifically, the purchase price is calculated as follows: the sum of $316,526,573 plus T-Two Partners' costs of obtaining the T-Two Loan (approximately $7,346,000) and administering the trust that holds the second mortgage loans, together with interest on the foregoing sum at the effective rate of interest paid by T-Two Partners on the T-Two Loan, less all payments made from and after November 24, 2003 on the second mortgage loans. Under the original option, the formula for determining the purchase price was based upon the face amount of the outstanding contract rights. The revised formula begins with an initial amount of $316,526,573 which represents a substantial discount off the face amount of the outstanding contract rights. In addition, under the revised formula, the Newkirk MLP purchase price is reduced by the difference between the payments made by the Newkirk MLP to T-Two Partners under the terms of the contract rights and the amount paid by T-Two Partners under the terms of the T-Two Loan, thus giving the benefit of the lower T-Two Loan interest rate to Newkirk MLP. Because of the interest rate swap and cap agreements acquired in connection with the Bank of America note payable and the T-Two loan as described under the subheading "Quantitative and Qualitative Disclosures About Market Risk," there is no increase in our market risk. Both of these components make the modified purchase option significantly more favorable to Newkirk MLP.

Capital Expenditures

        Due to the net lease nature of our leases, Newkirk MLP does not incur significant expenditures in the ordinary course of business to maintain its properties. However, as leases expire, we expect to incur costs in extending the existing tenant lease or re-tenanting the properties. The amounts of these expenditures can vary significantly depending on tenant negotiations, market conditions and rental rates. These expenditures are expected to be funded from operating cash flows or borrowings.

Other Matters

        In January 2004, Newkirk MLP sold the property owned by it in Morristown, New Jersey for $36,500,000. After satisfying existing mortgage indebtedness and closing costs, the net sales proceeds were approximately $7,532,000 which was applied to a principal payment on Newkirk MLP's loan with Bank of America.

        In January 2004, Newkirk MLP sold the multi-tenanted office building owned by it in Dallas, Texas for $13,000,000. After closing costs and adjustments, the net sales proceeds were approximately $11,939,000, $8,954,000 of which was applied to a principal payment on Newkirk MLP's loan with Bank of America.

        In 2004, Newkirk MLP sold 21 retail properties owned by it and others which were formerly leased to CSK Auto for approximately $4,538,000. After closing costs and adjustments, the net sales proceeds were approximately $4,152,000, approximately $1,459,000 of which was used to pay off debt to T-Two Partners.

        In March 2004, Newkirk MLP sold three retail properties formerly leased to Key Bancshares of Wyoming for $1,948,000. After closing costs and adjustments, the net sales proceeds were approximately $1,860,000, approximately $1,351,000 of which was used to pay off debt to T-Two Partners and Bank of America.

        In April 2004, Newkirk MLP sold a property located in Philadelphia, Pennsylvania for $300,000. After payment of closing costs, Newkirk MLP used sale proceeds to pay approximately $83,000 of principal owed to T-Two Partners and approximately $138,000 to Bank of America. The lease on this property had been terminated effective July 1, 2003. The tenant made a $276,576 early termination payment, $160,803 of which was applied to payoff the existing first mortgage indebtedness.

        Also in April 2004, Newkirk MLP sold two properties owned by it in Aurora, Colorado and Mint Hill, North Carolina for $2,945,000 and $402,000, respectively. After closing costs, Newkirk MLP paid approximately $557,000 towards principal on Newkirk MLP's note owed to T-Two Partners and $1,716,000 on Newkirk MLP's note to Bank of America. The Aurora, Colorado property had formerly been leased to Albertson's Inc. and Newkirk MLP had previously rejected an offer by Albertson's to purchase the property pursuant to the economic discontinuance provisions of the lease.

        In May 2004, Newkirk MLP sold a property located in Champaign, Illinois to Lucky Stores, Inc. Lucky Stores, Inc. was the tenant at the property and exercised their option to purchase the property pursuant to the lease. The purchase price was approximately $879,000. Newkirk MLP also received a $942,189 lease termination payment. Newkirk MLP used approximately $782,000 to pay down Newkirk MLP's loan with T-Two Partners and $212,000 to pay down Newkirk MLP's loan with Bank of America.

        During the second quarter of 2004, Newkirk MLP recorded a $9,600,000 impairment loss on a property located in Bedford, Texas. The impairment loss, which is included in loss from discontinued operations in the Statement of Operations, was recorded as a result of the existing tenants' lease expiring June 30, 2004. Newkirk MLP is attempting to sell the property.

        In June 2004, Newkirk MLP acquired the land underlying one of its properties in Bedford, Texas. The land was acquired from an unaffiliated party for $2,555,000.

        In June 2004, Newkirk MLP acquired for $297,500, pursuant to a tender offer, approximately 9.85% of the total limited partnership units outstanding in one partially owned consolidated partnership. The partnership currently owns approximately 45.2% of the limited partnership.

        In July 2004, Newkirk MLP acquired for $472,500 and $325,000, pursuant to two separate tender offers, approximately 7.0% and 4.5% of the total limited partnership units outstanding in two partially owned partnerships. Newkirk MLP currently owns approximately 62.2% in one of the partnerships whose operations are consolidated and 45.3% in the other partnership.

        On July 29, 2004, Newkirk MLP sold 25 properties to Vornado Realty Trust, a limited partner in Newkirk MLP and an affiliate of Newkirk MLP's general partner, for a sales price of $63,800,000. The price paid by Vornado Realty Trust, after Newkirk MLP extensively marketed the property for sale to third parties, was in excess of an offer received from an unaffiliated third party. Newkirk MLP used sales proceeds of $31,500,000 to pay off contract right debt (which is mortgage debt subordinated to first mortgage debt) due to T-Two Partners and $23,700,000 to pay down the note payable to Bank of America netting approximately $8,600,000 of cash. For financial reporting purposes, Newkirk MLP recognized a net gain on the sale of the properties of approximately $38,700,000.

        Newkirk MLP received notice on December 4, 2002 from Albertson's indicating that it intended to exercise its right to terminate the lease for the supermarket property located in Stuart, Florida. In accordance with the economic discontinuance provision of its lease, Albertson's made a rejectable offer to purchase the property for an amount stipulated in the lease of approximately $631,000. Newkirk MLP elected to reject the offer. As a result of the rejection, Newkirk MLP was required to payoff the first mortgage encumbering the property, which had a balance of approximately $531,000. Newkirk MLP satisfied the first mortgage using its cash reserves. Newkirk MLP sold this property in October 2004 for a sale price of $1,950,000.

        Newkirk MLP received notice from Albertson's exercising a purchase option in accordance with their lease on 15 of Newkirk MLP's properties, which represents 1.42% of the total assets of Newkirk MLP. Newkirk MLP rejected this offer. If Newkirk MLP accepted the offer, the sale would have been effective July 1, 2004 for 10 properties, October 1, 2004 for three properties and February 1, 2005 for two properties. Since Newkirk MLP rejected this offer, the tenant elected to extend its leases encumbering the properties for 18 months until December 31, 2005, March 31, 2006 and July 31, 2006, respectively. Rent during the 18 month period is at the renewal rates. Albertson's still has a series of five year renewal options.

        In January 2005, Newkirk MLP sold a property located in Flagstaff, Arizona for $2,300,000. After payment of closing costs, the net sales proceeds were approximately $2,200,000 of which approximately $1,620,000 was used to pay a portion of the note payable to Bank of America.

        In February 2005, Newkirk MLP acquired for $10,000 approximately .29% of the total limited partnership units outstanding in a partially owned partnership. Newkirk MLP currently owns approximately 23.84% in the partnership.

        In March 2005, Newkirk MLP recorded a $2,200,000 impairment loss on a property located in Evanston, Wyoming. The impairment loss is included in the loss from discontinued operations. Newkirk MLP is attempting to sell the property.

        In March 2005, Newkirk MLP acquired from its limited partners 48,024 of its units of limited partnership interest at a purchase price of $42.50 per unit.

        In April 2005, Newkirk MLP sold a property located in Dallas, Texas for $150,000. After satisfaction of existing mortgage indebtedness and other costs, the net proceeds to Newkirk MLP were approximately $54,000.

        In May 2005, Newkirk MLP sold a property located in Rockdale, Texas for $530,000. Net proceeds to Newkirk MLP were approximately $279,000 after satisfying existing mortgage indebtedness and other costs. Approximately $209,000 of the net proceeds was used to pay a portion of the Partnership's note payable to Bank of America.

        Newkirk MLP sold a property located in Woodville, Texas in June 2005 for $300,000. After satisfaction of existing mortgage indebtedness and other costs, the net proceeds were approximately $67,000 of which approximately $50,000 was used to pay a portion of the Partnership's note payable to Bank of America.

        In June 2005, Newkirk MLP entered into an agreement with Honeywell International, Inc., the tenant of four office buildings owned by Newkirk MLP in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and Newkirk MLP granted the tenant an option to purchase the properties in 2007 for $41,900,000. As a result of this restructuring, we recognized a $14,754,000 impairment loss in the second quarter of 2005.

        In June 2005, Newkirk MLP acquired for $35,000 an additional limited partnership unit in one partially owned consolidated partnership. Newkirk MLP currently owns approximately 46.35% of this limited partnership.

        In June 2005, Newkirk MLP acquired 22 units of limited partnership interest from a limited partner at a price of $42.50 per unit.

        Newkirk MLP owns a 707,482 square foot office building in Toledo, Ohio that is leased to Owens-Illinois for an initial term that expires on September 30, 2006. The property is encumbered by a non-recourse mortgage which matures in October 2006 at which time a $32,000,000 balloon payment will be due. This tenant is presently not using a substantial portion of the building and, although it has not given notice to Newkirk MLP, has publicly announced that it will not be renewing its lease. Thus, Newkirk MLP believes that the tenant will not renew its lease. While Newkirk MLP will attempt to sell or re-lease the property there is a substantial risk that we will not be able to satisfy the balloon payment due on the mortgage and that Newkirk MLP will lose this property through foreclosure. Newkirk MLP recorded an $11,328,000 impairment loss in the second quarter of 2005 on this property.

Results of Operations

Comparison of the six months ended June 30, 2005 to the six months ended June 30, 2004

Income from Continuing Operations

        Income from continuing operations decreased by $21,215,000 to $26,363,000 for the six months ended June 30, 2005 from $47,578,000 for the six months ended June 30, 2004. As more fully described below, this decrease is primarily attributable to impairment charges incurred during the second quarter and a decrease in total revenue of $483,000.

Rental Income

        Rental income decreased by $385,000 or less than 1% to $121,454,000 for the six months ended June 30, 2005 from $121,839,000 for the six months ended June 30, 2004. The decrease was primarily due to lower rental income resulting from the property sales as described above under the subheading entitled Other Matters included in "Liquidity and Capital Resources" and lease renewals at rates that are lower than the primary term rates. Leased square footage remained consistent at 99%.

Interest Income

        Interest income decreased by $81,000 or approximately 5% to $1,547,000 for the six months ended June 30, 2005 from $1,628,000 for the six months ended June 30, 2004. The decrease was due to maintenance of lower cash balances.

Management Fee Income

        Management fee income decreased by $17,000 or approximately 10% to $159,000 for the six months ended June 30, 2005 from $176,000 for the six months ended June 30, 2004. The decrease is attributable to fewer properties under management resulting from the sale of four properties owned by unconsolidated partnerships.

Interest Expense

        Interest expense decreased by $5,533,000 or approximately 12% to $39,189,000 for the six months ended June 30, 2005 compared to $44,722,000 for the six months ended June 30, 2004. The decrease was primarily due to loan prepayments during the period as a result of the property sales described in under the subheading entitled Other Matters included in "Liquidity and Capital Resources" and scheduled principal payments.

Depreciation

        Depreciation expense increased by $141,000 or approximately 1% to $17,894,000 for the six months ended June 30, 2005 compared to $17,753,000 for the six months ended June 30, 2004. The increase is primarily attributable to the shortening of the useful life of our property located in Toledo, Ohio where, as described above, Newkirk MLP believes that the tenant will not renew its lease. While Newkirk MLP will attempt to sell or re-lease the property there is a substantial risk that we will not be able to satisfy the balloon payment due on the mortgage and that Newkirk MLP will lose this property through foreclosure in 2006. In light of this, Newkirk MLP reduced its carrying value through an impairment charge as described below and also shortened the property's useful life.

Impairment Loss

        Newkirk MLP recorded a $26,082,000 impairment loss for the six months ended June 30, 2005. An $11,328,000 impairment loss was recorded on the property located in Toledo, Ohio in which the tenant is not expected to renew their lease upon its scheduled expiration in 2006. Newkirk MLP also recorded a $14,754,000 impairment loss as a result of the restructuring of the lease with Honeywell International, Inc. for its four office buildings owned by Newkirk MLP in Morris Township, New Jersey. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and Newkirk MLP granted the tenant an option to purchase the properties in 2007 for $41,900,000.

Amortization Expense

        Amortization expense decreased by $44,000 or approximately 3% to $1,363,000 for the six months ended June 30, 2005 compared to $1,407,000 for the six months ended June 30, 2004. The decrease is the result of several properties' land estates maturing during the first quarter of 2005.

State and Local Taxes

        State and local tax expense increased by $179,000 or approximately 20% to $1,091,000 for the six months ended June 30, 2005 compared to $912,000 for the six months ended June 30, 2004. The increase is primarily the result of an audit by the State of Tennessee. In connection with the audit, the State of Tennessee made an assessment that the Newkirk MLP is subject to an entity level franchise tax due to its ownership of properties in that state. The payment made in 2005 included amounts assessed for prior periods.

Equity in Income from Investments in Limited Partnerships

        Equity in income from investments in limited partnerships increased by $267,000 or approximately 21% to $1,521,000 for the six months ended June 30, 2005 compared to $1,254,000 for the six months ended June 30, 2004. The increase is primarily the result of lower interest expense at the limited partnerships due to scheduled debt amortization and additional purchases of equity positions in limited partnerships.

Minority Interest Expense

        Minority interest expense increased by $170,000 or approximately 2% to $9,312,000 for the six months ended June 30, 2005 compared to $9,142,000 for the six months ended June 30, 2004. The increase was the result of higher earnings at the non-wholly owned consolidated properties.

Discontinued Operations

        During the six months ended June 30, 2005, Newkirk MLP sold four properties for a combined net sales price of approximately $3,100,000. Newkirk MLP recognized a net gain on disposal of these properties of $608,000. The sale and operations of these properties for all periods presented has been recorded as discontinued operations in compliance with the provisions of SFAS No. 144. The loss from discontinued operations included a $2,200,000 impairment loss on a property located in Wyoming which is currently being marketed for sale.

        During the six months ended June 30, 2004, Newkirk MLP sold 20 properties for a combined net sales price of approximately $57,823,000. Newkirk MLP recognized a net gain on disposal of these properties of $9,478,000. The income from discontinued operations included a $9,600,000 impairment loss on a property located in Bedford Texas which is currently being marketed for sale as described above in the subheading Other Matters in the Liquidity and Capital Resources section.

Comparison of the three months ended June 30, 2005 to the three months ended June 30, 2004

(Loss) income from Continuing Operations

        (Loss) income from continuing operations decreased by $25,212,000 to ($856,000) for the three months ended June 30, 2005 from $24,356,000 for the three months ended June 30, 2004. As more fully described below, this decrease is primarily attributable to impairment charges taken in the second quarter of 2005 and to a decrease in total revenue of $568,000.

Rental Income

        Rental income decreased by $299,000 or less than 1% to $60,276,000 for the three months ended June 30, 2005 from $60,575,000 for the three months ended June 30, 2004. The decrease was primarily due to lower rental income resulting from property sales and lease renewals at rates that are lower than the primary terms.

Interest Income

        Interest income decreased by $261,000 or approximately 25% to $763,000 for the three months ended June 30, 2005 from $1,024,000 for the three months ended June 30, 2004. The decrease was due to maintenance of lower cash balances.

Management Fee Income

        Management fee income decreased by $8,000 or approximately 9% to $78,000 for the three months ended June 30, 2005 from $86,000 for the three months ended June 30, 2004. The decrease is attributable to sale of four properties owned by partnerships that are not consolidated and no longer under management as the result of the sales.

Interest Expense

        Interest expense decreased by $1,751,000 or approximately 8% to $19,751,000 for the three months ended June 30, 2005 compared to $21,502,000 for the three months ended June 30, 2004. The decrease was primarily due to loan payoffs resulting from property sales and normal scheduled principal payments.

Depreciation

        Depreciation expense increased by $152,000 or approximately 2% to $9,104,000 for the three months ended June 30, 2005 compared to $8,952,000 for the three months ended June 30, 2004. The increase is primarily attributed to the shortening of the useful life of one property.

General and Administrative

        General and administrative expenses decreased by $151,000 or approximately 15% to $868,000 for the three months ended June 30, 2005 compared to $1,019,000 for the three months ended June 30, 2004. The decrease is primarily the result of lower legal fees. During the three months ended June 30, 2004 a payment of $100,000 was made in connection with the settlement of limited partner litigation.

Impairment Loss

        Newkirk MLP recorded a $26,082,000 impairment loss for the three months ended June 30, 2005. An $11,328,000 impairment loss was recorded on the property located in Toledo, Ohio in which the tenant is not expected to renew their lease upon its scheduled expiration in 2006. Newkirk MLP also recorded a $14,754,000 impairment loss as a result of the restructuring of the lease with Honeywell International, Inc. for its four office buildings owned by Newkirk MLP in Morris Township, New Jersey. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and Newkirk MLP granted the tenant an option to purchase the properties in 2007 for $41,900,000.

Amortization Expense

        Amortization expense decreased by $16,000 or approximately 2% to $680,000 for the three months ended June 30, 2005 compared to $696,000 for the three months ended June 30, 2004. The decrease is the result of several properties' land estates maturing.

State and Local Taxes

        State and local tax expense increased by $229,000 or approximately 39% to $820,000 for the three months ended June 30, 2005 compared to $591,000 for the three months ended June 30, 2004. The increase is primarily the result of an audit by the State of Tennessee. In connection with the audit the State of Tennessee made an assessment that the Newkirk MLP is subject to an entity level franchise tax due to its ownership of properties in that state. The payment made in 2005 included amounts assessed for prior periods.

Equity in Income from Investments in Limited Partnerships

        Equity in income from investments in limited partnerships increased by $132,000 or approximately 21% to $766,000 for the three months ended June 30, 2005 compared to $634,000 for the three months ended June 30, 2004. The increase is the result of lower interest expense at the limited partnerships due to normal debt amortization and additional purchases of equity positions in limited partnerships.

Minority Interest Expense

        Minority interest expense increased by $216,000 or approximately 5% to $4,660,000 for the three months ended June 30, 2005 compared to $4,444,000 for the three months ended June 30, 2004. The increase was the result of higher earnings at the non-wholly owned consolidated properties.

Discontinued Operations

        During the three months ended June 30, 2005, Newkirk MLP sold three properties for a combined net sales price of approximately $900,000. Newkirk MLP recognized a net gain on sale of these properties of approximately $8,000. The loss from discontinued operations includes an $877,000 impairment loss on two properties located in Texas which were sold during the period.

        During the three months ended June 30, 2004, Newkirk MLP sold nine properties for a combined net sales price of $6,218,000. Newkirk MLP recognized a net gain on disposal of these properties of $1,809,000. The loss from discontinued operations included a $9,600,000 impairment loss on a property located in Texas which is currently being marketed for sale.

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003.

Income from Continuing Operations

        Income from continuing operations increased by $8,039,000 to $97,942,000 for the year ended December 31, 2004 from $89,903,000 for the year ended December 31, 2003. As more fully described below, this increase is attributable to a decrease in total expenses of $20,205,000 and an increase in equity in income from investments in limited partnerships of $608,000 which was partially offset by an increase in minority interest expense of $149,000 and a decrease in total revenue of $12,625,000.

Rental Income

        Rental income decreased by $12,701,000 or approximately 5% to $246,062,000 for the year ended December 31, 2004 from $258,763,000 for the year ended December 31, 2003. The decrease was primarily due to lower rental income resulting from property sales, and lease renewals at rates that are lower than the primary term rates. Leased square footage at December 31, 2004 and 2003 was approximately 99%.

Interest Income

        Interest income increased by $162,000 or approximately 5% to $3,134,000 for the year ended December 31, 2004 from $2,972,000 for the year ended December 31, 2003. The increase was primarily due to interest income of $456,000 on a loan to T-Two Partners, which was partially offset by a decrease in interest income of $107,000 on a note held by Newkirk Finco LLC and decreases in overall invested cash balances.

Management Fee Income

        Management fee income decreased by $86,000 or approximately 21% to $332,000 for the year ended December 31, 2004 from $418,000 for the year ended December 31, 2003. The decrease is attributable to fewer properties under management.

Interest Expense and Gain (loss) from the Early Extinguishment of Debt

        Interest expense and gain (loss) from the early extinguishment of debt decreased by $13,832,000 or approximately 13% to $88,971,000 for the year ended December 31, 2004 compared to $102,803,000 for the year ended December 31, 2003. The decrease was primarily due to loan payoffs of $48,350,000, normal scheduled principal payments of $109,785,000 and payments on the note payable to Bank of America of $43,028,000 and assumption of debt on a sold property of $28,460,000.

Depreciation

        Depreciation expense remained relatively consistent at $36,044,000 for the year ended December 31, 2004 compared to $36,067,000 for the year ended December 31, 2003.

General and Administrative

        General and administrative expenses decreased by $5,053,000 or approximately 57% to $3,765,000 for the year ended December 31, 2004 compared to $8,818,000 for the year ended December 31, 2003. The decrease is primarily the result of a $4,437,000 decrease in legal costs due to a $3,600,000 legal settlement in 2003.

Amortization Expense

        Amortization expense decreased by $1,934,000 or approximately 41% to $2,796,000 for the year ended December 31, 2004 as compared to $4,730,000 for the year ended December 31, 2003. The decrease in amortization expense is primarily the result of the refinancing of the Bank of America debt.

Ground Rent

        Ground rent expense increased by $16,000 to $3,067,000 for the year ended December 31, 2004 as compared to $3,051,000 for the year ended December 31, 2003. The increase in ground rent expense is primarily the result of increases in ground rent rates for two partnerships.

State and Local Taxes

        State and local tax expense increased by $621,000 or approximately 82% to $1,379,000 for the year ended December 31, 2004 compared to $758,000 for the year ended December 31, 2003. The increase is the result of higher taxable income in several states with partnership income tax requirements.

Equity in Income from Investments in Limited Partnerships

        Equity in income from investments in limited partnerships increased by $608,000 or approximately 30% to $2,662,000 for the year ended December 31, 2004 compared to $2,054,000 for the year ended December 31, 2003. This increase was due to additional purchases of equity positions in limited partnerships.

Minority Interest Expense

        Minority interest expense increased by $149,000 or approximately 1% to $18,226,000 for the year ended December 31, 2004 compared to $18,077,000 for the year ended December 31, 2003. The increase was the result of increased profitability at the non-wholly owned partnerships.

Discontinued Operations

        During the year ended December 31, 2004, Newkirk MLP sold 58 properties for a combined net sales price of $127,231,000. Newkirk MLP recognized a net gain on disposal of these properties of $49,350,000. During the year ended December 31, 2003, Newkirk MLP sold 14 properties for a combined net sales price of $156,409,000. Newkirk MLP recognized a net gain on disposal of these properties of $29,514,000. The sale and operations of these properties for all periods presented have been recorded as discontinued operations in compliance with the provisions of Statement of Financial

Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets."

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002.

Income from Continuing Operations

        Income from continuing operations decreased by $3,988,000 to $89,903,000 for the year ended December 31, 2003 from $93,891,000 for the year ended December 31, 2002. As more fully described below, this decrease is attributable to an increase in total expenses of $8,927,000 and an increase in minority interest expense of $7,382,000, which was partially offset by an increase in total revenue of $10,267,000 and an increase in equity in income from investments in limited partnerships of $2,054,000.

Rental Income

        Rental income increased by $10,922,000 or approximately 4% to $258,763,000 for the year ended December 31, 2003 from $247,841,000 for the year ended December 31, 2002. The increase was primarily due to five newly acquired consolidated partnerships which contributed approximately $13,810,000 in rental income. This increase was partially offset by lower rental income received from properties previously leased by Kmart of $555,000 and lower rental income resulting from property sales, and lease renewals of $2,333,000.

Interest Income

        Interest income decreased by $311,000 or approximately 9% to $2,972,000 for the year ended December 31, 2003 from $3,283,000 for the year ended December 31, 2002. The decrease was due to the payoff of a loan receivable and overall lower interest rates on the invested cash balances.

Management Fee Income

        Management fee income decreased by $344,000 or approximately 45% to $418,000 for the year ended December 31, 2003 from $762,000 for the year ended December 31, 2002. The decrease is attributable to fewer properties under management.

Interest Expense and Gain (loss) on the Early Extinguishment of Debt

        Interest expense and gain (loss) on the early extinguishment of debt decreased by $4,061,000 or approximately 4% to $102,803,000 for the year ended December 31, 2003 compared to $106,864,000 for the year ended December 31, 2002. The decrease was primarily due to loan payoffs of $266,599,000, normal scheduled principal payments of $120,111,000 and payments on the note payable of $34,110,000 and assumption of debt on a sold property of $94,918,000, which were only partially offset with proceeds from new debt of $262,338,000.

Depreciation

        Depreciation expense increased by $10,077,000 or approximately 39% to $36,067,000 for the year ended December 31, 2003 compared to $25,990,000 for the year ended December 31, 2002. The increase is primarily attributable to changing the estimated useful lives of the real estate and additional depreciation expense from five newly acquired consolidated partnerships. A significant percentage of the increase in depreciation expense relating to the change in estimated useful lives is offset by a corresponding decrease in minority interest expense.

General and Administrative

        General and administrative expenses increased by $2,302,000 or approximately 35% to $8,818,000 for the year ended December 31, 2003 compared to $6,516,000 for the year ended December 31, 2002. The increase is the result of $3,600,000 incurred related to legal settlements. This increase was partially offset by one-time organizational expenses relating to the formation of Newkirk MLP in 2002.

Amortization Expense

        Amortization expense increased by $635,000 or approximately 16% to $4,730,000 for the year ended December 31, 2003 as compared to $4,095,000 for the year ended December 31, 2002. The increase in amortization expense is the result of the refinancing of the Bank of America debt which was partially offset by savings from loans which have been paid off.

Ground Rent

        Ground rent expense increased by $56,000 to $3,051,000 for the year ended December 31, 2003 as compared to $2,995,000 for the year ended December 31, 2002. The increase in ground rent expense is the result of the addition of new properties in 2003 partially offset by land purchases made in 2003.

State and Local Taxes

        State and local tax expense decreased by $82,000 or approximately 10% to $758,000 for the year ended December 31, 2003 compared to $840,000 for the year ended December 31, 2002. The decrease is the result of tax savings in the State of New Jersey.

Equity in Income from Investments in Limited Partnerships

        Equity in income from investments in limited partnerships is the result of the January 2003 purchase of equity positions in five partnerships which are not consolidated with Newkirk MLP for financial reporting purposes.

Minority Interest Expense

        Minority interest expense increased by $7,382,000 or approximately 69% to $18,077,000 for the year ended December 31, 2003 compared to $10,695,000 for the year ended December 31, 2002. The increase was the result of minority interests in the amount of $5,365,000 related to five newly consolidated partnerships. The remaining increase of $2,027,000 related to increased profitability at the previous partially owned partnerships.

Discontinued Operations

        During the year ended December 31, 2003, Newkirk MLP sold 14 properties for a combined net sales price of $156,409,000. Newkirk MLP recognized a net gain on disposal of these properties of $29,514,000. During the year ended December 31, 2002, Newkirk MLP sold two properties for a combined net sales price of approximately $3,200,000. Newkirk MLP recognized a net loss on disposal of these properties of $983,000. The sale and operations of these properties for all periods presented have been recorded as discontinued operations in compliance with the provisions of SFAS No. 144.

Subsequent Events

        Hershey Foods Corporation is the tenant of a 430,000 square foot facility in New Kingston, Pennsylvania. In August 2005, Newkirk MLP and Hershey agreed that Hershey will exercise its purchase option on the property for $11,350,000, $3,837,659 of which represents deferred rent. The parties have agreed that the transaction will be consummated on or before November 22, 2005. It is anticipated that Newkirk MLP will recognize a gain of $2.7 million on the transaction.

        On July 14, 2005, Newkirk MLP sold a vacant property located in Taylor, Texas for a sales price of $1.2 million. After satisfying existing mortgage indebtedness and other costs, the net sales proceeds were approximately $700,000, of which approximately $500,000 was applied to a principal payment of the note payable. Newkirk MLP recognized a net gain on disposal of this property of $300,000.

        On August 23, 2005, Newkirk MLP sold a property located in Colton, California for $27.5 million. Newkirk MLP recognized a net gain on disposal of this property of $13,783,600.

Critical Accounting Policies

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. In preparing these consolidated financial statements, management has made its best estimates and judgments of certain amounts included in the consolidated financial statements, giving due consideration to materiality. Newkirk MLP does not believe there is a great likelihood that materially different amounts would be reported related to the accounting policies described below. However, application of these accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates.

        Impairment of long-lived assets.    At December 31, 2004, Newkirk MLP had $1,032,797,000 of real estate (net) and $27,536,000 of real estate held for sale (net), which combined, account for approximately 86% of Newkirk MLP's total assets. Buildings and improvements are carried at cost net of adjustments for depreciation and amortization. The fair values of Newkirk MLP's buildings and improvements are dependent in part on the performance of the properties.

        Newkirk MLP evaluates recoverability of the net carrying value of its real estate and related assets at least annually, and more often if circumstances dictate. If there is an indication that the carrying value of a property might not be recoverable, Newkirk MLP prepares an estimate of the future undiscounted cash flows expected to result from the use of the property and its eventual disposition. In performing this review, management takes into account, among other things, the existing occupancy, the expected leasing prospects of the property and the economic situation in the region where the property is located.

        If the sum of the expected future undiscounted cash flows is less than the carrying amount of the property, Newkirk MLP recognizes an impairment loss and reduces the carrying amount of the asset to its estimated fair value. Fair value is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Management estimates fair value using discounted cash flows or market comparables, as most appropriate for each property. Independent certified appraisers are utilized to assist management when warranted. During the six months ended June 30, 2005 and June 30, 2004, Newkirk MLP recorded $29,164,000 and $9,665,000, respectively, in allowances for impairment. Because the cash flows used to evaluate the recoverability of the assets and their fair values are based upon projections of future economic events, such as property occupancy rates, rental rates, operating cost inflation and market capitalization rates, which are inherently subjective, the amounts ultimately realized at disposition may differ materially from the net carrying values at the balance sheet dates. The cash flows and market comparables used in this process are based on good faith estimates and assumptions developed by management.

        Unanticipated events and circumstances may occur, and some assumptions may not materialize; therefore, actual results may vary from the estimates, and variances may be material. Newkirk MLP may provide additional write-downs, which could be material in subsequent years if real estate markets or local economic conditions change.

        Newkirk MLP owns a 707,482 square foot office building in Toledo, Ohio that is leased to Owens-Illinois Inc. for an initial term that expires on September 30, 2006. The property is encumbered by a non-recourse mortgage which matures in October 2006 at which time a $32,000,000 balloon payment will be due. The tenant has six five-year renewal options. This tenant is presently not using a substantial portion of the building and, although it has not given notice to Newkirk MLP, has publicly announced that it will be relocating its headquarters. Thus, Newkirk MLP believes that the tenant will not renew its lease. While Newkirk MLP will attempt to sell or re-lease the property there is substantial likelihood that Newkirk MLP will not be able to satisfy the balloon payment due on the mortgage and that the mortgage holder will foreclose on this property. Newkirk MLP recognized an $11,328,000 impairment loss during the second quarter of 2005.

        In the second quarter of 2005, Newkirk MLP entered into an agreement with Honeywell International, Inc., the tenant of four office buildings owned by Newkirk MLP in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and Newkirk MLP granted the tenant an option to purchase the properties in 2007 for $41,900,000. As a result of this restructuring, Newkirk MLP recognized a $14,754,000 impairment loss in the second quarter of 2005.

        Useful lives of long-lived assets.    Building and improvements and certain other long-lived assets are depreciated or amortized over their useful lives. Depreciation and amortization are computed using the straight-line method over the useful life of the building and improvements. The cost of properties represents the initial cost of the properties to Newkirk MLP plus acquisition and closing costs less impairment adjustments.

        Recently Issued Accounting Standards.    In December of 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets—An Amendment of APB Opinion 29." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replaced it with a broader exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Newkirk MLP does not believe the adoption of SFAS No. 153 will have a material impact on Newkirk MLP's consolidated financial statements.

        In June 2005, the FASB ratified the EITF's consensus on Issue 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights." Issue 04-5 provides a framework for determining whether a general partner controls, and should consolidate, a limited partnership or a similar entity. It is effective after June 29, 2005, for all newly formed limited partnerships and for any pre-existing limited partnerships that modify their partnership agreements after that date. General partners of all other limited partnerships will apply the consensus no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. Newkirk MLP believes that the adoption of the consensus in EITF 04-5 will not have a material effect on Newkirk MLP's consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

        Among Newkirk MLP's liabilities are both fixed and variable rate debt. To mitigate the effects of fluctuations in interest rates on the variable rate portion of this debt, the MLP owns one interest rate cap. All financial instruments were entered into for purposes other than trading. For the fixed rate portion of the MLP's debt, changes in interest rates have no impact on interest incurred or cash flows, however such changes do impact the net financial position of the debt instruments. For the MLP's variable rate debt, changes in interest rates do not impact the net financial position of the instruments, but do impact the interest incurred and cash flows.

        At June 30, 2005, Newkirk MLP had one loan which had a variable interest rate. The loan, which had an outstanding balance of $163.4 million at June 30, 2005, was obtained in November 2003 and has a three-year term. Interest on the outstanding balance accrues at a rate equal to, at Newkirk MLP's option, either, (i) LIBOR rate (as defined) plus 450 basis points or (ii) the bank's prime rate plus 250 basis points. Newkirk MLP purchased an interest rate cap on the loan so that the interest rate would be capped at 9.5%.

        Newkirk MLP elected to pay the loan based on the LIBOR rate. The following table shows what the annual effect of a change in the LIBOR rate (3.1% at June 30, 2005) would have on interest expense based upon the balance of the variable rate loan at June 30, 2005, and assuming increases in the LIBOR rate up to the 5.0% maximum rate (based on the terms of the interest rate cap).

	Change in LIBOR
	1.00%	1.90%
	(in thousands)
Additional interest expense	$1,634	$3,105

        Newkirk MLP intends to exercise an option to acquire T-Two Partners. T-Two Partners' assets consist of second mortgages on Newkirk properties and other properties as well as cash reserves. The option price will be paid by Newkirk MLP through its assumption of the obligations on the T-Two Loan, which had an outstanding balance of $272.5 million as of June 30, 2005 and which bears interest at the same rate as set forth above for the Newkirk MLP Loan. The amount of cash reserves of T-Two Partners will be reduced by the amount of any additional interest payable on the T-Two Loan by reason of a change in the LIBOR rate after June 30, 2005. The cash reserves of T-Two Partners was approximately $44.1 million as of August 31, 2005.

        On August 11, 2005, Newkirk MLP obtained a $477.8 million loan from KeyBank and Bank of America, and T-Two Partners obtained a $272.2 million loan from the same lenders. Prior to the closing of this offering Newkirk MLP will assume the obligations under the loan obtained by T-Two Partners upon exercise of its option to acquire the assets of T-Two Partners, and as a result, there will effectively be one loan following the closing of the offering. See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes." As a result of the acquisition of interest rate swap and cap agreements, (1) LIBOR on the new loan is effectively fixed at 4.642% for $250.0 million of this loan for five years, and (2) the LIBOR rate on $450 million of the loan (decreasing to $400 million as of December 1, 2005 and further decreasing to $290 million as of December 1, 2006) will be capped at 5% through November 2006 and 6% from December 2006 until August 2008.

        The following table describes what the annual effect of a change in the LIBOR rate (3.1% at June 30, 2005) would have on cash reserves of T-Two Partners based upon the balance on the T-Two Loan as of June 30, 2005 and assuming increases in the LIBOR rate up to the 5.0% maximum rate (based on the terms of the interest rate cap). While these numbers are on an annual basis, it is anticipated that the option would be exercised prior to September 30, 2005.

	Change in LIBOR
	1.00%	1.90%
	(in thousands)
Decrease in cash reserves	$2,725	$5,178

NEWKIRK REALTY TRUST, INC.

Overview

        Newkirk Realty Trust, Inc. is a recently-formed Maryland corporation that intends to qualify as a real estate investment trust or "REIT" for federal income tax purposes. We will own our assets and conduct our operations through Newkirk MLP, a publicly reporting Delaware limited partnership. We will also become the general partner of Newkirk MLP and initially acquire a minimum of approximately    % and a maximum of approximately    % of the limited partnership interests in Newkirk MLP if the underwriters exercise their overallotment option.

        Newkirk MLP owns a diversified portfolio of triple-net leased properties and other real estate-related assets. Under a triple-net lease, the tenant occupying the leased property, usually a single tenant, is responsible for paying its rent as well as other operating expenses for the property, including taxes, insurance and routine maintenance. Therefore, the owner of the property receives the rent "net" of these expenses. Newkirk MLP's primary assets currently consist of:

  •
  the Newkirk properties, consisting of 204 properties containing an aggregate of approximately 17,201,024 square feet of space located in 35 states; 202 of these properties contain an aggregate of approximately 16,966,033 square feet and are triple-net leased. Substantially all tenant leases provide for multiple tenant renewal options at fixed rents. As of August 31, 2005, approximately 84.0% of annualized rental income earned from our tenants was paid by tenants with investment grade rated senior debt;

  •
  general and limited partnership interests in various partnerships that own commercial triple-net leased properties;

  •
  majority ownership of a management company; and

  •
  ground leases, remainder interests and the right to acquire remainder interest in triple-net leased properties.

        Upon completion of this offering we intend to manage our existing assets and make additional investments in various types of net lease properties, including equity investments in real properties that are subject to long-term net leases and debt investments and mezzanine investments secured by mortgage or other collateral on net leased properties.

        We will own our assets and conduct our operations through Newkirk MLP. This structure, commonly referred to as an umbrella partnership real estate investment trust or "UPREIT" structure, enables us to acquire properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in Newkirk MLP. We believe that this structure facilitates our ability to acquire individual properties and portfolios of properties by enabling us to structure transactions which will defer tax payable by a seller while preserving our available cash for other purposes, including the payment of dividends and distributions.

        Standard & Poor's has assigned a BB corporate credit rating to Newkirk MLP prior to consummation of this offering and our other formation transactions. Our credit facility with KeyBank and Bank of America has been assigned a Ba2 rating from Moody's and a BB+ rating from Standard & Poor's.

        We will be externally managed and advised by our Advisor. Our management team is also the management team of Winthrop Financial Associates, a fully vertically integrated national manager of real estate assets. We believe that the experience and capabilities of our management team will enable us to effectively manage Newkirk MLP's existing assets and originate attractive investment opportunities. Our advisory agreement with our Advisor is intended to capitalize on synergies with Winthrop Financial Associates' origination infrastructure, existing business relationships and management expertise. Many of our Advisor's management functions will be sub-contracted to Winthrop Financial Associates in order to afford us the benefit of Winthrop Financial Associates' significant real estate management infrastructure and provide us with the economies of scale associated with Winthrop Financial Associates' current business operations. This same management team has overseen the operations of Newkirk MLP and its predecessor partnerships since 1997 and manages Winthrop Financial Associates, a national operator of real estate assets. Our management team has, in the past, supervised the operation and liquidation of three publicly traded real estate investment trusts and currently serves as the external advisor to First Union, a New York Stock Exchange listed real estate investment trust.

        Our senior management team consists of Michael Ashner, our Chairman and Chief Executive Officer; Peter Braverman, our President; Carolyn Tiffany, our Chief Operating Officer and Secretary; Thomas Staples, our Chief Financial Officer; and Lara Sweeney Johnson, our Executive Vice President. The members of our senior management team have an average of 17 years of experience in the real estate industry. Michael Ashner, the president and sole manager of our Advisor, also serves as our chairman and chief executive officer. The rest of our senior management team also serve as senior management for our Advisor.

Competitive Strengths

        We believe that we have the following competitive advantages:

        Diversified Portfolio of Triple-Net Leased Properties.    Newkirk MLP owns a diverse portfolio of income producing triple-net leased properties, ground leases, remainder interests and the right to acquire remainder interests in various properties and other assets. Our properties are diversified as to property type and location throughout the United States and, as of June 30, 2005, approximately 84% of annualized rental income due from our tenants in 2005 was paid by tenants with investment grade rated senior debt.

  Proven Track Record.

  •
  Successful Management and Re-Leasing of Newkirk MLP's Properties. Our senior management team has overseen the operations of Newkirk MLP and its predecessors since 1997. From 1997 through August 31, 2005, leases on 4,504,933 square feet of space were scheduled to expire. Leases for 3,904,954 square feet, or 86.7%, were renewed by existing tenants, 364,988 square feet, or 8.1%, were sold or re-leased to new tenants and 234,991 square feet, or 5.2%, were unleased as of August 31, 2005. In addition, during the same period leases for 2,611,099 square feet were terminated prior to their scheduled expiration date. Of that space, 87,197 square feet, or 3.3%, were sold to tenants upon exercise of an economic discontinuance right, 146,989 square feet, or 5.6%, were sold to third parties following exercise by a tenant of an economic discontinuance right, 253,400 square feet, or 9.7%, were sold to a tenant prior to lease expiration, 1,019,776 square feet, or 39.1%, were sold to third parties prior to lease expiration, and 1,103,737 square feet, or 42.3%, were re-leased to new tenants or sold following a tenant's bankruptcy. Almost 90% of the scheduled and unscheduled lease terminations have taken place since the beginning of 2003. In summary, of the total of 7,116,032 square feet of space which has experienced a lease expiration or termination through August 31, 2005, only 234,991 square feet, or 3.3%, were unleased as of August 31, 2005.

        The following table shows the outcomes upon current term lease expiration or unscheduled lease termination, based on square footage, for Newkirk MLP's properties and that of its predecessor partnerships from 1997 through August 31, 2005.

	Year Ended December 31,					8 Months Ended August 31, 2005
							Total Square Feet
	1997-2001	2002	2003		2004
Scheduled to expire during period	568,478	38,940	2,244,778		681,869	970,868	4,504,933
Unscheduled terminations	—	24,000	1,607,124		312,175	667,800	2,611,099

Total expirations/terminations	568,478	62,940	3,851,902		994,044	1,638,668	7,116,032

SCHEDULED TO EXPIRE
Renewals	568,478	38,940	2,086,568		390,100	820,868	3,904,954
Non-Renewals
a) Sales to tenant at lease expiration	—	—	114,210		—	—	114,210
b) Sales to third parties at lease expiration	—	—	44,000		46,400	150,000	240,400
c) Vacant	—	—	—		234,991	0	234,991
d) Re-let	—	—	—		10,378	—	10,378

Subtotal	—	—	158,210		291,769	150,000	599,979

Total Scheduled to Expire	568,478	38,940	2,244,778		681,869	970,868	4,504,933

UNSCHEDULED TERMINATIONS
Tenant bankruptcy
a) Lease affirmed	—	—	—		—	—	—
b) Lease rejected
(i) New lease signed	—	—	70,000		—	—	70,000
(ii) Tenant vacates	—	—	1,033,737	(1)	—	—	1,033,737	(1)

Subtotal tenant bankruptcy (a + b)	—	—	1,103,737		—	—	1,103,737
Sales to tenant prior to lease expiration	—	—	253,400		—	—	253,400
Sale to third party prior to lease expiration	—	—	218,176		133,800	667,800	1,019,776
Economic discontinuance(2)(3)
a) Sale to tenant	—	24,000	31,811		31,386	—	87,197
b) Sale to third party	—	—	—		146,989	—	146,989

Subtotal economic discontinuance	—	24,000	31,811		178,375	—	234,186

Total Unscheduled Terminations	—	24,000	1,607,124		312,175	667,800	2,611,099

(1)
Property sold.

(2)
An economic discontinuance option gives the tenant the right to terminate a lease at certain points during the term if it determines that continued use and occupancy would be uneconomic or unsuitable by making a rejectable offer to purchase the property at a predetermined price.

(3)
Additionally, an economic discontinuance termination is pending for a 430,000 square foot Hershey building in New Kingston, PA.

  •
  Ability to Identify and Acquire Net lease Property Opportunities. Since January 2004, our senior management team has managed the operations of First Union. In that role, they arranged for the acquisition of 18 triple-net leased commercial properties with more than 3,150,000 square feet of space. Those properties were acquired for an aggregate price of more than $197 million, and 89% of the properties are leased to tenants with investment grade senior debt. We anticipate that in connection with this offering, and in coordination with First Union, Michael Ashner will be obligated to offer to us any future business opportunities related to net leased properties that are offered to or generated by him, and that Newkirk MLP will be his sole net lease investment vehicle. Pursuant to our advisory agreement with our Advisor, our senior management will be required to pursue net leased property opportunities exclusively on our behalf.

        Affiliation with Winthrop Financial Associates.    Our senior management team also serves as the senior management team of Winthrop Financial Associates, a fully vertically integrated national manager of real estate assets. By being vertically integrated, we mean that Winthrop Financial Associates has the capacity to perform a full range of real estate services, including property management, asset management, entity management, accounting, risk management and construction management. Many of our Advisor's management functions will be sub-contracted to Winthrop Financial Associates in order to afford us the benefit of Winthrop Financial Associates' significant real estate management infrastructure and provide us with the economies of scale associated with Winthrop Financial Associates' current business operations. Winthrop Financial Associates and its management team currently property manage and/or asset manage over $3 billion in affiliate-owned real estate assets throughout the United States, totaling more than 500 assets with approximately 40 million square feet of space. These assets are owned by Newkirk MLP, partnerships controlled by Winthrop Financial Associates and by First Union. We will have access to Winthrop Financial Associates' real estate management infrastructure, which includes 75 employees devoted to asset management, entity management, property management, construction management, risk management, investor relations, acquisitions, dispositions, financing and accounting services.

        We also intend to capitalize on the acquisition and investment opportunities that Winthrop Financial Associates may bring to us as a result of its acquisition experience. Through its broad experience, Winthrop Financial Associates' senior management team has established a network of contacts and relationships in the net leased property industry, including relationships with operators, financiers, commercial real estate brokers, potential tenants and other key industry participants.

        Aligned and Incentivized Management.    Michael Ashner, the rest of our senior management and entities controlled by or affiliated with our senior management, will, immediately following this offering and the formation transactions described below, beneficially own approximately    % of our common stock, including certain limited partnership interests in Newkirk MLP that we may redeem in exchange for our common stock. All of these shares will be subject to restrictions preventing their sale for either three (for First Union) or four (for officers and employees of Winthrop Financial Associates) years from the closing of this offering, subject to certain limitations. We believe that this significant equity ownership by our chief executive officer and his affiliates combined with the lock-up restrictions serves to further align the interests of our public stockholders with those of our senior management.

Our Strategy

        We seek to create value by:

Actively Managing Our Lease Rollover:

  •
  We intend to manage our existing properties through lease renewals and extensions with existing tenants, new leases and/or, if strategically warranted, sales. Upon termination of a property's lease, we intend to extend the lease or promptly re-lease the property to a new tenant. If we are unable to extend a lease or re-lease property on a triple-net lease basis, our general intention is to either sell that property or re-lease the property on a non-net leased basis and then sell it. However, depending on existing market conditions, we may elect to retain non-net leased properties so as to maximize returns.

Portfolio Growth Through Acquisitions:

        Our strategy differs from Newkirk MLP's historical strategy in that we intend to employ a portion of the proceeds from this offering as well as from future debt or equity financings, and redeploy a portion of our cash flow from operations and property sales, net of required distributions to our stockholders, to engage in significantly more acquisition and investment activity than Newkirk MLP historically has conducted. We will look to:

  •
  acquire individual net leased properties and portfolios of net leased properties;

  •
  complete sale/leaseback transactions, through which we acquire properties and lease the properties back to the seller or operator under a net lease;

  •
  acquire controlling and non-controlling interests in private and public companies primarily engaged in the business of making net lease investments;

  •
  acquire equity and debt interests in entities that own, develop, manage or advise third parties with regard to net leased investments;

  •
  acquire senior and subordinated loans secured by net leased properties, mezzanine loans secured by ownership interests in entities that own net leased properties as well as commercial mortgage-backed securities, B Notes and bridge loans, relating to net leased properties;

  •
  participate in development projects relating to net-lease properties; and

  •
  explore investment opportunities in non-domestic markets.

Selective Debt Refinancing:

  •
  We intend to refinance our existing indebtedness to the extent strategically viable at lower average interest rates or on more attractive terms and increase our access to capital to finance property acquisitions and expansions.

        We will own our assets and conduct our operations through Newkirk MLP. This structure, commonly referred to as an umbrella partnership real estate investment trust or "UPREIT" structure, enables us to acquire properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in Newkirk MLP. We believe that this structure facilitates our ability to acquire individual properties and portfolios of properties by enabling us to structure transactions which will defer tax payable by a seller while preserving our available cash for other purposes, including the payment of dividends and distributions.

        Our Advisor is responsible for seeking out and evaluating potential investment and acquisition opportunities for us. Our board will make the ultimate determination as to whether or not we should pursue an investment or acquisition opportunity.

        Newkirk MLP's real estate assets are located throughout the continental United States and we intend to pursue investment opportunities throughout the United States. Newkirk MLP has not historically operated outside the United States.

Advantages of Net Lease Assets

        Investment yields on credit tenant net lease assets have traditionally exceeded those on comparably rated unsecured bonds (based on the experience of our senior management). We believe that these two investments are comparable as they are each subject to the same credit risk (the failure of the underlying tenant or bond issuer). In addition, credit tenant net lease investments present a lower overall risk than unsecured bonds. Upon the bankruptcy or default of the issuer, an unsecured bond investor has only an unsecured claim for defaulted principal and interest. As a credit tenant net lease investor, we have the following rights that increase the likelihood of our realizing payments in respect of the lease and/or the underlying property in the event of the bankruptcy of or default by the underlying tenant:

  •
  the tenant may assume the lease in bankruptcy, giving us the right to continued rental payments;

  •
  in addition to continuing to own the property, we have an unsecured claim on the defaulted rents;

  •
  in the event we own the property, we can sell or re-lease it;

  •
  in the event we have made a loan on the property, we have a mortgage on the property which generally permits us to foreclose and sell or re-lease the property (in the case of our corporate credit note, our lien will be subordinate to the real estate note holder's and therefore, we will have less ability to foreclose and sell or re-lease the property); and

  •
  if the borrower maintains the mortgage payments, we have the right to receive them.

We will invest in and own properties that are net leased to companies with investment grade or below-investment grade ratings from Moody's Investor Services and Standard & Poor's as well as tenants who are not rated.

Investment Policies And Policies With Respect To Certain Activities

        The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised, from time to time, at the discretion of our board of directors, without a vote of our stockholders. We cannot assure you that any of our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

        We will become the general partner of, and initially acquire between a    % and a    % limited partner interest in Newkirk MLP. We will conduct all of our operations and own all of our assets through Newkirk MLP. As of August 31, 2005, the Newkirk properties consisted of 204 properties containing an aggregate of approximately 17,201,024 square feet of space located in 35 states; 202 of these properties contain an aggregate of approximately 16,966,033 square feet of space and are triple-net leased. We plan to invest in additional real estate in the future, principally in net leased commercial real estate, through Newkirk MLP. Our Advisor, under the ultimate supervision of our board of directors, will identify and negotiate acquisition opportunities. For information concerning the investing experience of our Advisor and our senior management, please see "—Overview," "—Competitive Strategy," "OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY AGREEMENT" and "MANAGEMENT". For more information on our current properties, please see "—Our Real Estate Assets".

        Our primary investment objectives are to increase funds from operations, cash available for distribution per share to our stockholders and net asset value per share.

        We currently have no limitations on the amount or percentage of our total assets that may be invested in any one asset. Additionally, we have no limits on the number or amount of mortgages that may be placed on any one piece of property, nor on the concentration of investments in any location, to any tenant, pursuant to any structure or in any facility type.

        Additional criteria with respect to our investments is described above in "—Our Strategy."

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

        We intend to acquire equity interests in entities that own net leased properties. In this regard, we may invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. We have not established limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, other than as otherwise described in this section, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we intend that our investments in securities will not require us to register as an "investment company" under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required.

        We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Investments in Debt Secured by Net Lease Properties and Other Lending Policies

        We intend to invest in senior and subordinated loans secured by mortgages on underlying net leased properties, mezzanine loans secured by ownership interests in entities that own net lease properties as well as commercial mortgage-backed securities, B Notes and bridge loans relating to net lease properties.

Commercial Mortgage-Backed Securities

        We may invest in investment grade and/or non-investment grade commercial mortgage-backed securities that are collateralized by net lease properties. Commercial mortgage-backed securities, or CMBS, are typically pass-through certificates created by the securitization of a single mortgage loan or a pool of mortgage loans that are collateralized by properties. The securitization process is generally governed by one or more of the rating agencies, including Fitch, Moody's and Standard & Poor's, who determine the respective bond class sizes, generally based on a sequential payment structure.

B Notes

        We may invest in B Notes generated from structured transactions that may or may not have been rated by a recognized rating agency. These are subordinated junior participations in a first mortgage loan on a single property or group of related properties. B Notes we would invest in would be in respect of net leased properties. B Notes share certain credit characteristics with subordinated CMBS, in that both reflect an interest in a first mortgage and are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding senior securities or the A-Notes. As opposed to a typical CMBS secured by a large pool of mortgage loans, B Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property.

Mezzanine Loans

        We may invest in mezzanine loans (including mezzanine construction loans) to owners of net leased real properties that are encumbered by first lien mortgages, in which case our mezzanine loans generally will be secured by junior liens on the subject properties and/or by liens on the partnership or membership interests in the borrower's property-owning subsidiary.

Bridge Loans

        We may offer bridge loans to borrowers who are seeking short-term capital to be used in an acquisition of net lease real estate. The bridge loans we would make would predominantly be secured by first mortgage liens on the property and contemplate a takeout with the borrower, using the proceeds of a conventional mortgage loan to repay our bridge loan. We may also receive origination fees and other deferred compensation in connection with our bridge loans.

        We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties. We also may make loans to joint ventures in which we may participate in the future. We currently have no limitations on the amount or percentage of our total assets that may be invested in any one mortgage or type of mortgage. We have no limitation as to the amount or proportion of our mortgage investments that must be insured. Additionally, we have no limits on the concentration of our mortgage investments in any location or in any facility type. However, we do not intend to engage in significant lending activities other than as we have described in this section.

        Please see "—Our Real Estate Assets" for more information on our current loans. Additional information with respect to our strategy with respect to loans is described above in "—Our Strategy."

Disposition Policy

        We intend to generally manage our existing properties through lease extensions. Upon termination of a property's lease, we intend to attempt to extend the lease, or promptly re-lease the property to a new tenant. If we are unable to extend a lease or re-lease property on a net lease basis, our present intention is to either sell the property or re-lease the property on a non-net lease basis and then sell the property. However, depending on existing market conditions, we may elect to retain non-net leased properties so as to maximize returns. In addition, subject to REIT qualification and prohibited transaction rules, we will dispose of portfolio assets, from time to time, if our management determines that a sale of an asset would be in our interest based on the price being offered for the asset, the economics of the underlying net lease, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale.

Financing Policies

        We do not have a policy limiting the amount we may borrow. Our new credit facility with KeyBank and Bank of America allows us to incur an additional $50.0 million of non-recourse indebtedness in order to fund asset acquisitions. We may obtain lines of credit for general corporate purposes, which may include the following:

  •
  funding of investments;

  •
  payment of declared distributions to stockholders;

  •
  working capital needs;

  •
  payment of corporate taxes; or

  •
  any other payments deemed necessary or desirable by senior management and approved by the lender.

        Prospectively, we will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

  •
  the interest rate of the proposed financing;

  •
  the extent to which the financing impacts the flexibility with which we manage our assets;

  •
  prepayment penalties and restrictions on refinancing;

  •
  the purchase price of assets we acquire with debt financing;

  •
  our long-term objectives with respect to the financing;

  •
  investment returns;

  •
  the ability of particular assets, and our company as a whole, to generate cash flow sufficient enough to cover expected debt service payments;

  •
  overall level of consolidated indebtedness;

  •
  timing of debt and lease maturities;

  •
  provisions that require recourse and cross-collateralization;

  •
  corporate credit ratios including debt service coverage, debt to total market capitalization and debt to undepreciated assets; and

  •
  the overall ratio of fixed- and variable-rate debt.

        In August 2005, we closed a new credit facility with KeyBank and Bank of America which we used to repay existing debt. See "—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes".

Equity Capital Policies

        Subject to applicable law and the requirements for listed companies on the NYSE, our board of directors has the authority, without further shareholder approval, to cause us to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property or other assets. Existing stockholders will have no preemptive right to additional stock issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common stock in connection with acquisitions. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property.

        Our board of directors may authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise might be in their best interests. Additionally, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock.

        We may, under certain circumstances, purchase our common stock in the open market or in private transactions with our stockholders and/or purchase Newkirk MLP units in private transactions with unitholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any stock or MLP units, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

Conflict of Interest Policy

        As discussed under "PROSPECTUS SUMMARY—Conflicts of Interest," conflicts of interest may result from the relationships among us, our management and our Advisor. Our By-laws provide that any transaction between us and an affiliate requires the consent of all independent directors who are disinterested. Our Code of Business Conduct and Ethics provides that all of our and the Advisor's directors, officers, members and employees are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No such person, without prior approval from our Chief Executive Officer, may use corporate property, information, or position for personal gain, and no such person may compete with us directly or indirectly. All such persons owe a duty to us to advance its legitimate interests when the opportunity to do so arises.

        Effective upon closing of this offering, we intend to adopt additional policies to reduce potential conflicts of interest. Generally, we expect that our policy will provide that any transaction in which any of our directors, officers, Advisor, employees or holders of greater than 4.9% of the outstanding shares of any class of our equity securities or of Newkirk MLP has an interest must be approved by a vote of a majority of our disinterested directors. In addition, we expect that our policy will further provide that any transaction involving us and First Union must be approved by a unanimous vote of our independent directors. Our articles of incorporation require that a majority of our board of directors be independent directors. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts.

        The Maryland General Corporation Law provides that a contract or other transaction between a corporation and any of that corporation's directors, or any other entity in which that director is also a director or has a material financial interest, is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

  •
  the fact of the common directorship or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved or ratified by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of stock owned of record or beneficially by the interested director, corporation, firm or other entity; or

  •
  the contract or transaction is fair and reasonable to the corporation.

Reporting Policies

        Generally speaking, we intend to make available to our stockholders audited annual financial statements and annual reports. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the Securities and Exchange Commission.

        Our operating partnership has been subject to the information reporting requirements of the Exchange Act, since June 30, 2003. Our operating partnership will continue to be subject to these requirements following this offering.

Our Agreements with Vornado Realty Trust and its Affiliates Restrict our Activities

        We have agreed with Vornado Realty Trust to restrict our activities and investments and those of our operating partnership in a manner intended to facilitate and maintain our qualification as a REIT and to prevent our direct and indirect activities and assets, and those of our operating partnership, from having adverse tax consequences to Vornado Realty Trust and its affiliates. Among other things, these restrictions require that neither we nor our operating partnership, without Vornado Realty Trust's consent, hold, directly or indirectly:

  •
  securities in excess of specified thresholds other than

  •
  equity interests in entities that are treated as partnerships or disregarded entities for federal income tax purposes;

  •
  stock of corporations for which an election to be a taxable REIT subsidiary will be made, or of entities qualifying as real estate investment trusts for federal income tax purposes;

  •
  securities that are treated as qualifying assets for purposes of the REIT 75% asset test; and

  •
  certain debt securities;

  •
  assets that are treated as inventory for federal income tax purposes; or

  •
  REMIC residual interests.

In addition, these restrictions require that neither we nor our operating partnership, without Vornado Realty Trust's consent, directly or indirectly:

  •
  provide services other than specified services to tenants of our properties other than through an independent contractor or through a taxable REIT subsidiary;

  •
  allow a taxable REIT subsidiary to operate or manage a health care facility or a hotel or similar facility; or

  •
  lease our properties to certain specified tenants.

        If we breach these restrictions and, as a result, Vornado Realty Trust fails to qualify as a REIT or otherwise incurs liability for taxes, penalties or similar charges, we and our operating partnership will be required to indemnify such person for all losses, liabilities, costs and expenses attributable to the breach, which may be substantial.

        We have also agreed that we will not permit transfers of Newkirk MLP units that do not satisfy certain safe harbors for avoiding treatment of our operating partnership as a publicly traded partnership.

        These restrictions will generally expire sixty business days following the date on which we notify Vornado Realty Trust that its aggregate ownership in Newkirk MLP represents less than a 2% interest in us, on a fully-diluted basis, assuming the redemption of all redeemable Newkirk MLP units for shares of our common stock.

Formation Transactions

        Prior to, simultaneously with and immediately following the completion of this offering, we will engage in the following transactions:

  •
  We will issue            shares of our common stock and            additional shares of our common stock if the underwriters exercise their overallotment option in full. We will sell $50.0 million of our common stock to First Union at the public offering price, and issue an additional $20.0 million of our common stock to First Union in consideration for its assignment to us of certain exclusivity rights as described below. All shares of our common stock issued to First Union will be subject to a three year lock-up from the closing of this offering, subject to certain exceptions.

  •
  We will use $             million of the net offering proceeds, representing approximately    % of those proceeds, together with $             million from the anticipated sale of our common stock to First Union, to purchase newly issued MLP units in Newkirk MLP.

  •
  We will use $             million of the net offering proceeds, representing approximately    % of those proceeds, to purchase Newkirk MLP units from Apollo Real Estate Investment Fund III. Apollo Real Estate Investment Fund III will hold            Newkirk MLP units following the formation transactions, all of which will be subject to a 12 month lock-up period from the closing of this offering, subject to certain limitations. These units will represent an approximately    % equity interest in us, on a fully diluted basis, assuming the redemption of all Newkirk MLP units (other than units held by us) in exchange for shares of our common stock. No holders of Newkirk MLP units will be able to redeem their units for the 12 month period following the closing of this offering.

  •
  We will use $5.0 million of the net offering proceeds, representing approximately    % of those proceeds, to purchase Newkirk MLP units from executive officers and employees of Winthrop Financial Associates. These executive officers of Winthrop Financial Associates include Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany, each of whom also serves as our executive officers. Approximately $4.1 million of such amount, or    % of the net offering proceeds, will be used to purchase units from these executive officers. Following such purchase, executive officers and employees of Winthrop Financial Associates will hold approximately            Newkirk MLP units. These units will represent an approximately    % equity interest in us, on a fully diluted basis, assuming the redemption of all Newkirk MLP units (other than units held by us) in exchange for shares of our common stock. All shares of our common stock that may be issued by us upon redemption of these MLP units will be subject to a four year lock-up period from the closing of this offering, subject to certain limitations.

  •
  We will use approximately    % of the net offering proceeds to purchase MLP units from limited partners of Newkirk MLP in a tender offer that we will make promptly after the expiration of the underwriters' overallotment option. We have limited the number of Newkirk MLP units that we will purchase from other limited partners of Newkirk MLP in order to avoid adverse tax consequences that would result if Newkirk MLP were classified as a "publicly-traded partnership." All purchases will be made at a price equal to the offering price to the public for our shares of common stock in this offering, net of underwriting discounts. Vornado Realty Trust and the employees and officers of Winthrop Financial Associates have agreed not to tender any units in the tender offer. In addition, Apollo Real Estate Investment Fund III has agreed to limit the number of units it sells in the tender offer to the extent the tender offer is oversubscribed.

  •
  We will use all of the net proceeds that we obtain from the underwriters' overallotment option, if exercised, to purchase MLP units from Apollo Real Estate Investment Fund III at a price equivalent to the offering price to the public for our shares of common stock in this offering, net of underwriting discounts.

  •
  Following the completion of this offering and the tender offer, assuming the tender offer is fully subscribed, we will own a minimum of approximately    % of the MLP units and, if the overallotment option is exercised in full, a maximum of    % of the MLP units.

  •
  The Newkirk MLP limited partnership agreement will be amended and restated to provide that, subject to certain lock-up restrictions and limitations, each limited partner in Newkirk MLP,

    other than us, will have the right to cause Newkirk MLP to redeem their MLP units at a price that will be based on the trading price of our common stock at the time of the redemption. We will be permitted to elect to purchase tendered MLP units for the redemption price and to pay the redemption price either in cash or by the issuance of shares of our common stock. The redemption price will be determined on a one-for-one basis, subject to anti-dilution protection.

  •
  We will be appointed as the successor general partner of Newkirk MLP in place of MLP GP LLC, the current general partner.

  •
  Newkirk MLP will effect a    -for-one pro rata split of Newkirk MLP units to facilitate the operation of us and Newkirk MLP in an "UPREIT" structure.

  •
  First Union is currently managed by an entity controlled by Michael Ashner, our chairman and chief executive officer and the sole manager of our Advisor. First Union has agreed to assign to us its exclusivity rights with respect to all business opportunities related to net leased properties that are offered to or generated by Michael Ashner. In exchange for this assignment, we will issue $20.0 of our common stock to First Union. $10.0 million which will initially be subject to forfeiture upon the occurrence of certain events. See "OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT; Exclusivity Arrangement with Michael Ashner—Limited Exclusivity Assignment; Issuance of Shares to First Union". The shares will be released from the possibility of forfeiture at the rate of            shares per month over a three year period or sooner if our advisory agreement with our Advisor is terminated under certain circumstances. All shares of our common stock will be subject to a lock-up agreement that restricts their sale for a three year period following the closing of this offering, subject to certain limitations. These restrictions will also terminate sooner if the advisory agreement is terminated sooner under certain circumstances. Pursuant to our advisory agreement with our Advisor, our senior management will be required to pursue net leased property opportunities exclusively on our behalf. First Union will retain its exclusivity rights with respect to non-net lease opportunities that are offered to or generated by Mr. Ashner.

  •
  We will retain our Advisor to manage our assets and day-to-day operations subject to the supervision of our board of directors.

  •
  Our Advisor, or any successor advisor, will hold our special voting preferred stock, entitling it to vote on all matters for which our stockholders are entitled to vote. The number of votes that our Advisor will be entitled to cast in respect of the special voting preferred stock will initially equal the total number of Newkirk MLP units outstanding immediately following the formation transactions (excluding MLP units held by us). As Newkirk MLP units are redeemed by us at the option of a Newkirk MLP unitholder, the number of votes attaching to our Advisor's special voting preferred stock will decrease by an equivalent amount. Our advisory agreement with our Advisor will provide that on all matters for which our Advisor is entitled to cast votes in respect of its special voting preferred stock, it will cast its votes in direct proportion to the votes that are cast by limited partners of Newkirk MLP (other than us) on such matters, except that our Advisor, through its managing member, will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited, as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock".

  •
  Following the consummation of this offering, affiliates of Vornado Realty Trust will own            Newkirk MLP units, representing a    % equity interest in us on a fully diluted basis, assuming the exchange of all Newkirk MLP units for shares of our common stock upon redemption of Newkirk MLP units. During the six month period from and after the consummation of this offering, Vornado Realty Trust will have the right to designate one member of our board of directors.

  •
  In August 2005 Newkirk MLP obtained a $477,759,000 loan from KeyBank National Association and Bank of America. The proceeds of this loan were used to repay an existing $163,379,000 loan from Bank of America, which amount includes accrued interest, to satisfy $186,566,000 of Newkirk MLP's existing first mortgage indebtedness, to satisfy $86,801,000 of Newkirk MLP's second mortgage indebtedness and to pay $34,476,000 of prepayment penalties and closing costs. $6,537,000 of the principal of this loan was repaid on September 1, 2005. See "Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes" for a description of the terms of the loan.

  •
  Prior to the closing of this offering, Newkirk MLP will exercise an option, which we refer to as the T-Two option, to acquire from T-Two Partners existing second mortgages on 158 Newkirk properties, cash reserves and second mortgages on net leased properties owned by other entities. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS—Certain Relationships and Related Party Transactions of Newkirk MLP—T-Two Partners; T-Two Certificate".

        Immediately following the consummation of the formation transactions, there will be             million shares of our common stock outstanding. On a fully diluted basis, assuming redemption of all outstanding Newkirk MLP units (other than units held by us) in exchange for shares of our common stock, there will be             million shares of our common stock outstanding immediately following the consummation of the formation transactions. As holder of our special voting preferred stock, our Advisor will hold    % of our voting power immediately following the formation transactions.

Our Real Estate Assets

        We currently do not own any real estate assets directly. We intend to conduct all of our operations through Newkirk MLP. The following is a description of Newkirk MLP's assets.

Overview of Newkirk MLP's Assets

        Newkirk MLP owns commercial properties, most of which are triple-net leased to investment grade corporate tenants, as well as other real estate assets. Newkirk MLP commenced operations on January 1, 2002 following the completion of a transaction that we refer to as the exchange involving the merger into wholly-owned subsidiaries of Newkirk MLP of 90 limited partnerships, each of which owned commercial properties, and the acquisition by Newkirk MLP of various assets, including those related to the management or capital structure of those partnerships. Since the completion of the exchange, we have consolidated additional triple-net leased commercial properties for financial reporting purposes.

Description of Assets

        General.    As of June 30, 2005, Newkirk MLP owned the 206 Newkirk properties. Of these properties, 180 properties were wholly-owned and 26 properties were owned by entities controlled by Newkirk MLP or its affiliates and whose operations are consolidated for financial statement purposes with those of Newkirk MLP. For financial statement purposes, as of June 30, 2005 the Newkirk properties represented approximately 86% of the total value of Newkirk MLP's assets.

        Newkirk MLP also owns interests in a securitized pool of notes evidencing first mortgage indebtedness secured by certain of the Newkirk properties as well as other properties. Newkirk MLP anticipates that it will sell its interest in the securitized pool.

        Newkirk MLP also owns (i) a majority interest in a management company that provides services for Newkirk MLP as well as other real estate partnerships, (ii) ground leases, remainder interests or the right to acquire remainder interest in the Newkirk properties and (iii) miscellaneous other assets.

        Substantially all of the Newkirk properties are triple-net leased to tenants with investment grade rated senior debt. At August 31, 2005 Newkirk MLP had two un-leased properties. These properties contained an aggregate of 234,991 square feet or approximately 1.4% of the total space of all Newkirk properties. Newkirk MLP's remaining properties are triple-net leased to various tenants. The leases are similar in many respects and generally: (i) provide for fixed rent payments and obligate the tenant to pay all capital and operating expenses for a property; (ii) obligate the tenant to perform all responsibilities, other than the payment of debt service, relating to the property; (iii) require the tenant to maintain insurance against casualty and liability losses; (iv) permit the tenant to sublet the property; and (v) afford the tenant in many instances the right to terminate the lease at certain points during the primary term if it determines that continued use and occupancy of the property would be uneconomic or unsuitable. Many of the leases grant the tenant an option to purchase the property upon the expiration of the primary term of the lease and at the end of one or more renewal terms for a purchase price equal to the fair market value of such property as defined in the lease. Newkirk MLP maintains insurance on properties that are not leased and we believe that Newkirk MLP's properties are adequately covered by insurance.

        If a tenant exercises an economic discontinuance right, it must make a rejectable offer to purchase the property at a predetermined price. Newkirk MLP then has a specified period of time, ranging from 190 to 360 days, to either accept or reject the offer. If an offer is accepted, the tenant must vacate the property and may not re-occupy the property for its own use for periods ranging from 12 to 36 months following its purchase of the property. As of August 31, 2005, leases on 112 Newkirk properties with 7,941,111 square feet of space had unexercised economic discontinuance rights.

        In connection with purchase options, most leases specify that fair market value take into account the rights and obligations associated with the lease. However, some leases specify that the encumbrance of the property by the lease is not to be considered in determining fair market value, and some leases specify that the exercise price be set at the greater of fair market value or a scheduled price set forth in the lease. Most leases which grant the tenant a fair market value purchase option provide for a dispute resolution procedure if the fair market value of the property cannot be agreed upon by the parties.

        Properties.    The table below summarizes, as of August 31, 2005, information on the 204 Newkirk properties.

Property Type	Number	Square Footage	Annualized August 31, 2005 Rental Revenues
Office	36	6,909,517	$152,119,564
Retail	148	5,269,544	50,732,413
Industrial	11	3,562,963	22,885,676
Other	9	1,459,000	20,252,169

TOTAL	204	17,201,024	$245,989,822

Annualized August 31, 2005 rental revenue consists of the monthly rental rate in effect as of August 31 multiplied by 12.

        Below is a listing of tenants which accounted for 3% or more of aggregate rental revenues from the Newkirk properties as of August 31, 2005:

Tenant(1)	Number of Properties	S&P/Moody's Senior Debt Rating(2)	Square Footage	Annualized August 31, 200 Rental Revenues	Percentage of Annualized August 31, 2005 Aggregate Rental Revenue
Raytheon Company(3)	6	BBB/Baa3	2,286,009	$42,863,692	17.4%
St. Paul Fire and Marine Insurance Co.	1	A+/Aa3	530,000	25,832,664	10.5%
Albertson's Inc.	71	BBB-/Baa2	2,842,909	24,195,779	9.8%
Honeywell, Inc.(4)	4	A/A2	727,557	19,833,669	8.1%
Federal Express Corporation	2	BBB/Baa2	592,286	16,575,578	6.7%
Owens-Illinois, Inc.	1	BB-/B3	707,482	13,364,335	5.4%
Entergy Corporation	3	BBB/Baa3	489,500	12,059,697	4.9%
Safeway Inc.	19	BBB-/Baa2	736,036	8,526,952	3.5%
Hibernia National Bank	2	A-/A3	403,027	8,286,145	3.4%
Nevada Power Company	1	B+/B1	282,000	7,735,260	3.1%

(1)
The listed company is either the tenant, the obligor or guarantor with respect to the lease or the successor-in-interest to the initial tenant.

(2)
As of August 31, 2005.

(3)
Properties leased to Raytheon represented approximately 14.3% of Newkirk MLP's total assets for financial reporting purposes as of December 31, 2004. Raytheon is a public company subject to the reporting requirements of the Exchange Act. As of December 31, 2004, no other lessee leased property from Newkirk MLP representing more than 10% of Newkirk MLP's total assets.

(4)
In June 2005, Newkirk MLP entered into an agreement with Honeywell International, Inc. the tenant of four office buildings owned by Newkirk MLP in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and Newkirk MLP granted the tenant an option, exercisable from October 1, 2006 to November 1, 2006, to purchase the properties on February 1, 2007 for $41,900,000. As a result of this restructuring, Newkirk MLP recognized a $14,754,000 impairment loss in the second quarter of 2005.

        The following charts set forth certain information as of August 31, 2005 concerning expirations of the current lease terms for the Newkirk properties (assuming no renewals other than those which have already been exercised) from 2005 to 2016:

	Number of Properties at Which Lease Expires(1)			Approximate Sq. Ftg. Covered by Expiring Leases(1)			Aggregate In-Place Rental Income(1)(2)
									Cumulative Percentage of Aggregate Revenues(1)(2)
	Current Term	Expiration Term	Total	Current Term	Expiration Term	Total	Total	Per Square Foot
Lease Expiration Date
2005	8	—	8	349,451	—	349,451	$1,399,809	$4.01	1.0%
2006	20	2	22	1,727,183	342,559	2,069,742	23,685,774	11.44	10.0%
2007	32	—	32	3,005,442	—	3,005,442	37,284,017	12.41	25.0%
2008	48	16	64	5,486,268	699,236	6,185,504	102,853,624	16.63	67.0%
2009	28	16	44	2,157,820	527,285	2,685,105	58,336,939	21.73	91.0%
2010	—	12	12	—	1,295,191	1,295,191	5,045,385	3.90	93.0%
2011	2	6	8	154,700	278,379	433,079	4,073,157	9.41	95.0%
2012	9	—	9	395,000	—	395,000	3,187,136	8.07	96.0%
2013	1	—	1	39,600	—	39,600	788,722	19.92	96.0%
2014	1	—	1	282,000	—	282,000	7,735,260	27.43	99.0%
2015	—	—	—	—	—	—	—	—	99.0%
2016	—	1	1	—	225,919	225,919	1,600,000	7.08	100.0%
Vacant	2	—	2	234,991	—	234,991	—

TOTAL PORTFOLIO	151	53	204	13,832,455	3,368,569	17,201,024	$245,989,822	$14.30	100.0%

(1)
Covers current term lease expirations only and not subsequent renewal terms.

(2)
Based on annualized rent as of August 31, 2005.

	Number of Properties at Which Lease Expires	Approximate Avg. Sq. Ftg. Covered by Expiring Leases	Aggregate In-Place Rental Income for Expiring Leases(1)	Aggregate Renewal Rental Income for Expiring Leases	Aggregate Estimated Market Rent for Expiring Leases(2)
TOTAL PORTFOLIO
2005	8	349,451	$1,399,809	$1,141,940	$2,484,672
2006	22	2,069,742	23,685,774	13,799,942	15,023,221
2007	32	3,005,442	37,284,017	18,501,445	19,496,956
2008	64	6,185,504	102,853,624	65,101,588	59,625,319
2009	44	2,685,105	58,336,939	32,926,882	31,648,879
2010	12	1,295,191	5,045,385	3,966,927	6,040,378
2011	8	433,079	4,073,157	2,624,636	5,017,485
2012	9	395,000	3,187,136	2,201,256	2,882,500
2013	1	39,600	788,722	268,092	51,480
2014	1	282,000	7,735,260	2,754,000	4,230,000
2015	—	—	—	—	—
2016	1	225,919	1,600,000	1,447,800	2,711,028
Vacant	2	234,991	—	—	1,644,375

TOTAL PORTFOLIO	204	17,201,024	$245,989,822	$144,734,508	$150,856,293

OFFICE
2005	—	—	$—	$—	$—
2006	4	1,104,246	16,118,462	9,827,377	8,115,637
2007	4	715,217	17,795,095	9,814,216	6,216,566
2008	18	2,571,353	58,715,565	32,845,371	29,695,284
2009	4	1,798,666	48,742,303	27,380,162	22,800,728
2010	3	134,730	1,253,783	678,116	1,123,466
2011	1	96,400	1,759,096	999,851	1,156,800
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	1	282,000	7,735,260	2,754,000	4,230,000
2015	—	—	—	—	—
2016	—	—	—	—	—
Vacant	1	206,905	—	—	1,448,335

TOTAL OFFICE	36	6,909,517	$152,119,564	$84,299,093	$74,786,815

RETAIL
2005	8	349,451	$1,399,809	$1,441,940	$2,484,672
2006	17	760,480	6,358,794	3,464,906	6,036,266
2007	26	1,154,225	13,950,967	5,983,231	10,474,390
2008	38	876,072	10,832,655	5,223,861	7,950,605
2009	39	834,439	9,472,385	5,424,470	8,666,151
2010	8	339,593	1,977,484	1,477,830	3,275,176
2011	7	336,679	2,314,061	1,624,785	3,860,682
2012	2	325,000	2,037,536	1,566,256	1,950,000
2013	1	39,600	788,722	268,092	51,480
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	1	225,919	1,600,000	1,447,800	2,711,028
Vacant	2	90,486	—	—	196,040

TOTAL RETAIL	148	5,269,544	$50,732,413	$27,623,171	$47,656,494

INDUSTRIAL
2005	—	—	$—	$—	$—
2006	1	205,016	1,208,518	507,659	871,318
2007	2	1,136,000	5,537,955	2,703,998	2,806,000
2008	6	1,349,079	14,202,835	8,921,506	7,132,730
2009	1	52,000	122,250	122,250	182,000
2010	1	820,868	1,814,118	1,810,981	1,641,736
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	—	—	—	—	—
Vacant	—	—	—	—	—

TOTAL INDUSTRIAL	11	3,562,963	$22,885,676	$14,066,394	$12,633,784

OTHER
2005	—	—	$—	$—	$—
2006	—	—	—	—	—
2007	—	—	—	—	—
2008(3)	2	1,389,000	19,102,569	18,110,850	14,846,700
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	7	70,000	1,149,600	635,000	932,500
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	—	—	—	—	—
Vacant	—	—	—	—	—
TOTAL OTHER	9	1,459,000	$20,252,169	$18,745,850	$15,779,200

GRAND TOTALS	204	17,201,024	$245,989,822	$144,734,508	$150,856,293

(1)
Based on annualized rent as of August 31, 2005.

(2)
See "Estimated Market Rents" in the "TABLE OF PROPERTIES" on page 87.

(3)
These leases are for a 959,000 square foot facility in El Segundo, California and a 430,000 square foot facility in New Kingston, Pennsylvania. The tenant of the latter facility has exercised a purchase option to purchase this property on or before November 22, 2005. See "OUR REAL ESTATE ASSETS—Certain Property Matters" below.

        As the tables above illustrate, upon the expiration of the initial terms of the leases, the leases can be renewed at fixed renewal rental rates that are substantially lower than the rent during the initial terms. The prevailing market rates for comparable properties may be higher or lower than the fixed renewal rates under the leases. Additionally, lease expirations may require us to identify new tenants, negotiate replacement leases with tenants, and incur costs for tenant improvements, tenant inducements and leasing commissions. This could negatively impact our financial results and liquidity.

        Newkirk MLP also owns between 0.7% and 45.3% of the limited partnerships interests in eight other partnerships that own commercial triple-net leased properties and controls the general partner of five other limited partnerships that own commercial triple-net leased property. Operations of those partnerships are not consolidated with Newkirk MLP.

        The following table sets forth certain information on the Newkirk properties as of August 31, 2005. Except as otherwise indicated in the table, a fee interest or an option to acquire a fee interest is held in the underlying land.

TABLE OF PROPERTIES

	State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
Office:	AR	Pine Bluff	27,189	$12.54	Entergy	BBB/Baa3	10/31/10	Four 5yr Terms	Yes	$7.08	$6.75
	AR	Little Rock	36,311	12.31	Entergy	BBB/Baa3	10/31/10	Four 5yr Terms	Yes	6.53	7.25
	CA	Long Beach(1)(3)	478,437	35.51	Raytheon Company	BBB/Baa3	12/31/08	Six 5yr Terms		19.89	10.80
	CA	El Segundo(4)	184,636	16.10	Raytheon Company	BBB/Baa3	12/31/08	Six 5yr Terms		17.16	13.80
	CA	El Segundo(4)	184,636	16.10	Raytheon Company	BBB/Baa3	12/31/08	Six 5yr Terms		17.16	13.80
	CA	Walnut Creek(1)	54,528	37.52	Hercules Credit, Inc.	BB/Ba2	08/31/07	Six 5yr Terms		18.17	15.00
	CO	Colorado Springs	71,000	31.13	Federal Express Corporation	BBB/Baa2	04/30/08	Six 5yr Terms		13.26	10.00
	CT	Clinton(1)(6)	41,188	15.12	Chesebrough Ponds/Unilever	A+/A1	12/19/08	Five 5yr Terms		6.76	8.00
	FL	Orlando(1)	184,000	5.22	Martin Marietta Corporation (Lockheed Martin)	BBB+/Baa2	05/01/08	Six 5yr Terms	Yes	5.22	10.00
	FL	Orlando	357,280	13.00	Harcourt Brace & Company (Reed Elsevier)	A-/A3	03/31/09	Six 5yr Terms		10.45	13.00
	IN	Columbus(1)	390,100	10.00	Cummins Engine Company Inc.	BBB-/Ba2	07/31/09	Six 5yr Terms	Yes	12.63	8.00
	LA	New Orleans(1)(2)(7)	222,432	20.86	Hibernia Bank	A-/A3	09/08/08	09/08/33		9.69	10.00
	LA	New Orleans(1)(2)(7)	180,595	20.19	Hibernia Bank	A-/A3	09/08/08	09/08/33		6.46	8.60
	MD	Baltimore(1)	530,000	48.74	St Paul Fire and Marine Insurance Co.	A+/Aa3	09/30/09	Six 5yr Terms		25.18	20.50
	MO	Bridgeton(1)	54,205	10.58	The Kroger Co.	BBB-/Baa2	03/31/06	Tenant has not elected to renew		6.20	10.00
	NJ	Elizabeth	30,000	25.73	Bank of America	AA-/Aa2	08/31/08	Six 5yr Terms		12.26	16.42
	NJ	Plainsboro	2,000	77.97	Bank of America	AA-/Aa2	08/31/08	Six 5yr Terms		34.98	25.00
	NJ	Morris Township(1)(2)	225,121	26.47	Honeywell, Inc.	A/A2	05/31/08	Six 5yr Terms		12.59	16.00
	NJ	Morris Township(1)(2)	49,791	29.71	Honeywell, Inc.	A/A2	05/31/08	Six 5yr Terms		14.13	16.00
	NJ	Morris Township(1)(2)	136,516	26.26	Honeywell, Inc.	A/A2	05/31/08	Six 5yr Terms		12.49	16.00
	NJ	Morristown(1)(2)	316,129	27.87	Honeywell, Inc.	A/A2	05/31/08	Six 5yr Terms		12.18	10.00
	NJ	Carteret(1)	96,400	18.25	Pathmark Stores, Inc.	B/B2	12/31/11	Five 5yr Terms		10.37	12.00
	NV	Las Vegas	282,000	27.43	Nevada Power Company	B+/B1	01/31/14	Five 5yr Terms		9.77	15.00
	OH	Miamisburg(1)	61,229	11.62	Reed Elsevier, Inc.	A-/A3	01/31/08	Six 5yr Terms	Yes	11.62	10.00
	OH	Toledo(1)(2)	707,842	18.89	Owens-Illinois, Inc.	BB-/B3	09/30/06	Six 5yr Terms		10.33	7.00

State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
OH	Miamisburg(1)	85,873	6.01	Reed Elsevier, Inc.	A-/A3	01/31/08	Six 5yr Terms	Yes	6.01	10.00
PA	Allentown	71,230	6.54	Wachovia	AA-/Aa3	10/31/10	Three 5yr Terms	Yes	3.49	9.50
TN	Memphis(1)	75,000	16.57	The Kroger Co.	BBB-/Baa2	07/01/08	Six 5yr Terms		5.62	12.00
TN	Kingport	42,770	10.98	American Electric Power	BBB/Baa3	06/30/08	Six 5yr Terms		7.25	2.75
TN	Johnson City	63,800	10.58	Sun Trust Bank	AA-/Aa3	11/30/06	Five 5yr Terms	Yes	10.58	10.50
TN	Memphis	521,286	27.56	Federal Express Corporation	BBB/Baa2	06/19/09	Six 5yr Terms		10.31	8.00
TX	Dallas	185,000	16.39	Wells Fargo & Co.	AA-/Aa1	12/28/07	Six 5yr Terms		9.40	7.00
TX	Beaumont	49,689	29.10	Wells Fargo & Co.	AA-/Aa1	11/30/07	Six 5yr Terms		17.68	14.00
TX	Garland(10)	278,759	5.40	Raytheon Company	BBB/Baa3	05/31/06	Six 5yr Terms	Yes	5.40	7.00
TX	Beaumont(1)	426,000	26.46	Entergy	BBB/Baa3	07/31/07	Six 5yr Terms		14.57	8.00
TX	Bedford	206,905	NA	Vacant	NA	Did Not Renew	Tenant has not elected to renew		Not Renewed	7.00

TOTAL/AVERAGE OFFICE		6,909,517	$22.02						$12.20	$10.82

	State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
Retail:	AL	Florence(1)	42,130	$15.65	The Kroger Co.	BBB-/Baa2	07/01/08	Six 5yr Terms		$5.31	$6.00
	AL	Dothan(1)	53,820	4.98	Albertson's Inc.	BBB-/Baa2	12/31/10	Four 5yr Terms		2.89	5.50
	AL	Huntsville(1)	58,000	5.98	Albertson's Inc.	BBB-/Baa2	12/31/06	Six 5yr Terms		3.71	5.00
	AL	Tuscaloosa(1)	53,280	4.22	Albertson's Inc.	BBB-/Baa2	12/31/10	One 5yr Terms		2.46	4.00
	AL	Huntsville(1)	60,000	7.45	Albertson's Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		3.03	6.00
	AL	Montgomery	66,000	10.35	Albertson's Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		4.21	5.00
	AL	Montgomery(1)	53,820	3.97	Albertson's Inc.	BBB-/Baa2	12/31/05	Tenant exercised economic discontinuance		2.31	6.00
	AZ	Mesa	3,080	6.61	Albertson's Inc./CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	6.61	12.00
	AZ	Bisbee(1)	30,181	9.06	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		5.03	8.00
	AZ	Tucson(1)	37,268	9.77	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		5.42	10.00
	CA	Downey	39,000	12.09	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		4.62	16.20
	CA	Lake Forest(11)	10,250	11.75	Mark C. Bloome (Goodyear)	B+/B3	05/31/09	Six 5yr Terms	Yes	11.75	18.00
	CA	Morgan Hill(11)	10,250	6.91	Mark C. Bloome (Goodyear)	B+/B3	05/31/09	Six 5yr Terms	Yes	6.91	13.20
	CA	Redlands(11)	11,200	5.53	Mark C. Bloome (Goodyear)	B+/B3	05/31/09	Six 5yr Terms	Yes	5.53	13.50
	CA	Union City(11)	10,800	7.32	Mark C. Bloome (Goodyear)	B+/B3	05/31/09	Six 5yr Terms	Yes	7.32	15.00
	CA	Yorba Linda(11)	10,800	7.62	Mark C. Bloome (Goodyear)	B+/B3	05/31/09	Six 5yr Terms	Yes	7.62	16.00
	CA	Lomita(1)	33,000	10.24	Albertson's Inc.	BBB-/Baa2	01/30/08	Five 5yr Terms	Yes	7.18	18.00
	CA	Corona(1)	9,400	26.43	Mark C. Bloome (Goodyear)	B+/B3	09/30/07	Six 5yr Terms		9.02	16.00
	CA	Indio(1)	9,600	22.70	Mark C. Bloome (Goodyear)	B+/B3	09/30/07	Six 5yr Terms		7.75	17.00
	CA	Mammoth Lakes(1)	44,425	18.33	Safeway, Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		9.23	10.80
	CA	Atascadero(5)	4,000	8.02	Albertson's Inc./CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	8.02	21.00
	CA	Beaumont(5)	4,000	7.61	Albertson's Inc./CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	7.61	12.00
	CA	Paso Robles(5)	7,000	4.70	Albertson's Inc./CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	4.70	18.00
	CA	Santa Rosa	22,452	5.25	Albertson's Inc.	BBB-/Baa2	03/31/11	Five 5yr Terms	Yes	5.25	12.50
	CA	Santa Monica	150,000	5.74	Federated Department Stores	BBB/Baa1	09/30/12	One 8yr & Four 5yr Terms		4.38	6.00
	CA	Huntington Beach	43,900	12.61	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		6.35	16.00
	CA	Lancaster	42,000	12.75	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		6.42	12.00
	CA	Pinole(1)	58,300	7.16	Albertson's Inc.	BBB-/Baa2	08/31/11	Five 5yr Terms		6.06	13.00
	CA	Pleasanton	175,000	6.73	Federated Department Stores	BBB/Baa1	08/31/12	One 8yr & Four 5yr Terms		5.20	6.00

State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
CA	San Diego(1)	225,919	7.08	Nordstrom, Inc.	A-/Baa1	12/31/16	One 15yr, one 5yr	Yes	6.41	12.00
CA	Livermore	53,061	5.22	Albertson's Inc.	BBB-/Baa2	07/31/06	Six 5yr Terms		4.72	13.00
CA	Simi Valley(1)	40,000	12.03	Albertson's Inc.	BBB-/Baa2	01/31/08	Five 5yr & One 71 Month Term		5.22	15.00
CA	Tustin(8)	72,000	1.99	Target	A+/A2	12/31/07	Four 5yr Terms		1.40	15.00
CA	Ventura(1)	39,600	19.92	City of Buenaventura	AAA/Aaa	11/30/13	No Renewal Terms		6.77	1.30
CO	Littleton	29,360	6.50	Albertson's Inc.	BBB-/Baa2	12/31/05	Tenant has not elected to renew		6.50	6.50
CO	Aurora(1)	24,000	21.26	Safeway, Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		10.71	6.50
CO	Aurora	41,384	3.96	Albertson's Inc.	BBB-/Baa2	12/31/05	Tenant has not elected to renew		3.96	6.50
CO	Littleton	39,000	12.17	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		6.13	6.50
CO	Aurora(1)	41,896	5.06	Albertson's Inc.	BBB-/Baa2	12/31/06	Six 5yr Terms		3.90	6.50
FL	Cape Coral	30,380	14.85	Albertson's Inc./Lucky Stores	BBB-/Baa2	10/31/08	Six 5yr Terms		5.08	7.00
FL	Gainesville	40,717	12.53	Albertson's Inc./Lucky Stores	BBB-/Baa2	10/31/08	Six 5yr Terms		4.32	9.00
FL	Largo	40,496	14.86	Albertson's Inc./Lucky Stores	BBB-/Baa2	10/31/08	Six 5yr Terms		5.12	9.00
FL	Largo	30,336	12.95	Albertson's Inc./Lucky Stores	BBB-/Baa2	10/31/08	Six 5yr Terms		4.46	8.00
FL	Casselberry	68,000	11.26	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		4.30	8.00
FL	Bradenton	60,000	12.16	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		5.11	9.00
FL	Port Richey(1)	53,820	5.09	Albertson's Inc.	BBB-/Baa2	12/31/05	Tenant has not elected to renew		2.95	6.00
FL	Orlando(1)	58,000	5.67	Albertson's Inc.	BBB-/Baa2	12/31/06	Six 5yr Terms		3.52	12.00
FL	Largo	53,820	4.00	Albertson's Inc.	BBB-/Baa2	12/31/10	Five 5yr Terms	Yes	4.00	9.00
FL	Pinellas Park	60,000	11.74	Albertson's Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		4.78	10.00
FL	Venice	41,954	5.76	Albertson's Inc.	BBB-/Baa2	07/31/06	Six 5yr Terms		5.13	8.00
FL	Tallahassee(1)	53,820	3.05	Albertson's Inc.	BBB-/Baa2	12/31/05	Tenant has not elected to renew		3.05	6.00
GA	Atlanta(1)	6,260	28.94	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		17.89	14.00
GA	Atlanta(1)	3,900	32.56	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		20.13	15.00
GA	Chamblee(1)	4,565	31.30	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		19.35	14.00
GA	Cumming(1)	14,208	22.58	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		13.96	15.00
GA	Duluth(1)	9,300	23.18	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		14.33	12.50
GA	Forest Park(1)	14,859	21.71	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		13.42	11.00
GA	Jonesboro(1)	4,894	25.51	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		15.77	11.00
GA	Stone Mountain(1)	5,704	26.95	Bank of America	AA-/Aa2	12/31/09	Six 5yr Terms		16.66	14.00
ID	Boise	37,000	15.76	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		6.62	7.00
ID	Boise(1)	43,400	8.05	Albertson's Inc.	BBB-/Baa2	01/31/08	Five 5yr & One 71 Month Term		3.49	6.00
IL	Freeport	29,915	12.77	Albertson's Inc./Lucky Stores	BBB-/Baa2	10/31/08	Six 5yr Terms		4.40	5.00
IL	Rock Falls	27,650	14.57	Albertson's Inc./Lucky Stores	BBB-/B2	10/31/08	Six 5yr Terms		4.87	5.00
IN	Carmel	38,567	4.11	Marsh Supermarkets, Inc.	B/B3	10/31/08	Six 5yr Terms	Yes	4.11	7.00
IN	Lawrence	28,721	6.72	Marsh Supermarkets, Inc.	B/B3	10/31/08	Six 5yr Terms	Yes	6.72	6.75
KY	Louisville(1)	40,019	16.45	The Kroger Co.	BBB-/Baa2	12/29/06	Six 5yr Terms		6.11	12.00

State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
KY	Louisville(1)	9,600	11.57	The Kroger Co.	BBB-/Baa2	12/28/06	Six 5yr Terms		4.34	15.00
LA	Baton Rouge	58,000	12.21	Albertson's Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		4.97	10.00
LA	Minden	35,000	11.55	Safeway, Inc.	BBB-/Baa2	11/30/07	Six 5yr Terms		5.51	10.00
MT	Billings(1)	40,800	9.05	Safeway, Inc.	BBB-/Baa2	05/31/07	One 3yr & One 5yr Term		4.56	9.00
MT	Bozeman(1)	20,705	4.31	Albertson's Inc.	BBB-/Baa2	12/31/10	Four 5yr Terms	Yes	4.31	10.00
NC	Charlotte	33,640	2.90	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba1	10/31/08	Six 5yr Terms	Yes	2.90	5.00
NC	Concord	32,259	6.09	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba1	10/31/08	Six 5yr Terms	Yes	6.09	4.00
NC	Thomasville	21,000	5.07	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba1	10/31/08	Six 5yr Terms	Yes	5.07	4.00
NC	Jefferson(1)	23,000	3.17	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba1	02/28/08	Two 5yr Terms	Yes	3.17	4.00
NC	Jacksonville	23,000	3.63	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba1	02/28/08	Six 5yr Terms	Yes	3.63	3.50
NC	Lexington	23,000	6.02	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba2	02/28/08	Six 5yr Terms	Yes	6.02	4.00
NE	Omaha	67,000	10.99	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		4.20	9.00
NE	Omaha	72,709	5.32	Albertson's Inc.	BBB-/Baa2	11/30/06	Six 5yr Terms		4.14	7.00
NE	Omaha	66,000	10.71	Albertson's Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		4.36	6.00
NJ	Garwood	52,000	11.91	Pathmark Stores, Inc.	B/B2	05/31/11	Two 5yr Terms	Yes	5.33	22.00
NM	Las Cruces	30,000	14.64	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		6.15	6.00
NM	Farmington(5)	3,030	5.20	Albertson's Inc./ CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	5.20	7.50
NM	Albuquerque(1)	35,000	18.70	Safeway, Inc.	BBB-/Baa2	11/30/07	Six 5yr Terms		8.92	10.00
NV	Las Vegas(1)	60,000	7.57	Albertson's Inc.	BBB-/Baa2	01/30/11	Two 5yr Terms	Yes	4.39	14.00
NV	Las Vegas(5)	2,800	8.85	Albertson's Inc./ CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	8.85	15.00
NV	Reno(1)	42,000	13.16	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		3.10	10.00
NV	Las Vegas(1)	38,042	14.13	Albertson's Inc.	BBB-/Baa2	01/31/08	Two 5yr & One 71 Month Term		6.13	9.00
NV	Las Vegas	38,000	4.45	Albertson's Inc.	BBB-/Baa2	12/31/10	Five 5yr Terms	Yes	4.45	12.00
NY	Portchester	59,000	18.89	Pathmark Stores, Inc.	B/B2	10/31/08	Three 5yr Terms		7.77	25.00
OH	Franklin	29,119	3.83	Marsh Supermarkets, Inc.	B/B2	10/31/08	Six 5yr Terms	Yes	3.83	4.50
OH	Cincinnati(1)	25,628	14.39	The Kroger Co.	BBB-/Baa2	12/28/06	One 5yr Term		5.37	5.00
OH	Columbus(1)	34,019	23.44	The Kroger Co.	BBB-/Baa2	12/29/06	Six 5yr Terms		8.65	6.00
OK	Lawton(1)	30,757	10.84	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		6.02	6.75
OR	Grants Pass(1)	33,770	8.65	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		4.80	7.50
OR	Portland	41,612	8.29	Albertson's Inc.	BBB-/Baa2	12/31/06	Six 5yr Terms		5.14	9.50

State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
OR	Beaverton	42,000	13.02	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		6.56	12.50
OR	Salem	51,902	7.81	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		3.93	10.00
PA	Doylestown	3,800	38.81	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		18.69	27.00
PA	Lansdale	3,800	41.04	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		19.77	25.00
PA	Lima	3,800	44.66	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		21.52	32.50
PA	Philadelphia	3,800	36.58	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		17.62	19.00
PA	Philadelphia	3,800	52.19	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		25.15	23.75
PA	Philadelphia	3,800	11.77	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		5.65	20.00
PA	Philadelphia	3,800	42.99	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		20.71	19.50
PA	Philadelphia	3,800	49.12	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		23.67	19.50
PA	Philadelphia	3,800	38.81	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		18.69	21.50
PA	Philadelphia	3,800	39.09	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		18.83	15.00
PA	Philadelphia	3,800	55.26	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		26.63	21.00
PA	Richboro	3,800	36.02	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		17.35	26.00
PA	Wayne	3,800	52.75	Meritor Savings Bank (Mellon Bank/Citizens Bank)	AA-/Aa3	08/31/08	Six 5yr Terms		25.42	38.00
PA	Philadelphia	50,000	13.96	Pathmark Stores, Inc.	B/B3	11/30/10	Five 5yr Terms	Yes	8.08	16.00
SC	Moncks Corner(1)	23,000	2.69	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba2	02/28/08	Two 5yr Terms	Yes	2.69	5.50
TN	Chattanooga(1)	42,130	16.81	The Kroger Co.	BBB-/Baa2	07/01/08	Six 5yr Terms		5.71	3.00
TN	Paris(1)	31,170	15.04	The Kroger Co.	BBB-/Baa2	07/01/08	Six 5yr Terms		5.10	3.00

State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
TX	Carrolton(1)	61,000	8.24	Albertson's Inc.	BBB-/Baa2	01/30/06	Six 5yr Terms		4.78	6.00
TX	Dallas(1)	68,024	7.89	The Kroger Co.	BBB-/Baa2	12/28/06	One 3yr & Two 5yr Terms		3.01	5.00
TX	Houston(1)	52,200	14.45	The Kroger Co.	BBB-/Baa2	12/29/06	Six 5yr Terms		5.39	4.50
TX	Fort Worth(1)	44,000	13.72	Safeway, Inc.	BBB-/Baa2	05/31/07	Six 5yr Terms		6.91	7.50
TX	El Paso(5)	2,625	7.79	Albertson's/CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	7.79	6.00
TX	El Paso(5)	2,800	6.44	Albertson's/CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	6.44	6.00
TX	Lubbock(5)	2,550	6.82	Albertson's/CSK Auto	BBB-/Baa2	01/31/09	Six 5yr Terms	Yes	6.82	8.00
TX	Texarkana	46,000	4.72	Albertson's Inc.	BBB-/Baa2	03/31/11	Five 5yr Terms	Yes	4.72	6.50
TX	Greenville(1)	48,427	4.20	Safeway, Inc.	BBB-/Baa2	05/31/06	Six 5yr Terms	Yes	3.53	5.00
TX	Grand Prairie(1)	49,349	10.02	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		5.56	7.50
TX	Midland	60,000	10.53	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		5.30	4.50
TX	Garland(1)	40,000	17.05	Safeway, Inc.	BBB-/Baa2	11/30/07	Six 5yr Terms		8.14	6.50
TX	Granbury(1)	35,000	12.15	Safeway, Inc.	BBB-/Baa2	11/30/07	Six 5yr Terms		5.80	7.00
TX	Hillsboro(1)	35,000	9.62	Safeway, Inc.	BBB-/Baa2	11/30/07	Six 5yr Terms		4.59	5.00
TX	Lubbock(1)	53,820	2.66	Albertson's Inc.	BBB-/Baa2	12/31/05	Did Not Renew		2.66	6.00
UT	Bountiful(1)	49,500	5.76	Albertson's Inc.	BBB-/Baa2	01/30/11	One 5yr Terms	Yes	4.55	6.00
UT	Sandy(1)	41,612	4.78	Albertson's Inc.	BBB-/Baa2	12/31/06	Two 5yr Terms		3.69	10.50
VA	Staunton	23,000	7.20	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba2	02/28/08	Six 5yr Terms	Yes	7.20	8.50
WA	Everett	35,000	17.22	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		7.23	12.00
WA	Graham(1)	44,718	9.22	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		5.12	12.00
WA	Milton(1)	44,718	10.63	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		5.90	12.00
WA	Redmond(1)	44,718	11.26	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		6.25	9.00
WA	Spokane(1)	38,905	9.63	Safeway, Inc.	BBB-/Baa2	03/31/09	Six 5yr Terms		5.34	9.00
WA	Kent	42,000	12.99	Albertson's Inc.	BBB-/Baa2	02/28/09	Six 5yr Terms		6.54	12.00
WA	Woodinville(1)	29,726	5.77	Albertson's Inc.	BBB-/Baa2	12/31/06	Five 5yr Terms		4.45	12.00
WA	Federal Way	42,000	9.76	Albertson's Inc.	BBB-/Baa2	12/31/07	Six 5yr Terms		4.18	12.00
WA	Bothell(1)	27,968	3.45	Albertson's Inc.	BBB-/Baa2	12/31/10	Five 5yr Terms	Yes	3.45	12.00
WA	Port Orchard(1)	27,968	4.52	Albertson's Inc.	BBB-/Baa2	12/31/05	Tenant has not elected to renew		2.62	11.00
WA	Spokane	42,000	5.16	Albertson's Inc.	BBB-/Baa2	12/31/10	Five 5yr Terms		5.16	11.50
WA	Edmonds(1)	35,459	3.49	Albertson's Inc.	BBB-/Baa2	12/31/05	Did Not Renew		3.49	12.00
WY	Cheyenne	31,420	6.87	Albertson's Inc.	BBB-/Baa2	03/31/06	Six 5yr Terms		3.85	5.00
WY	Evanston	28,086	NA	Vacant	N/A	Multi-Tenant	Multi-Tenant		—	6.98
WY	Evanston	10,378	3.91	Community First Bank (Bank of the West)	A+/Aa3	Multi-Tenant	Multi-Tenant		—	6.00

TOTAL/AVERAGE RETAIL		5,269,544	$9.63						$5.24	$9.04

	State	City	Approximate Building Square Footage	Annualized Base Rent PSF at August 31, 2005	Principal Tenant(13)	S&P/ Moody's Senior Debt Rating	Current Lease Term Maturity	Remaining Renewal Terms	Renewal Term Option Exercised	Contractual Renewal Rent PSF(14)	Estimated Average Market Rent(12)
Industrial:	CA	Long Beach(1)(3)	200,541	14.88	Raytheon Company	BBB/Baa3	12/31/08	Six 5yr Terms		$8.34	6.00
	CA	Palo Alto(1)	123,000	32.37	Xerox Corporation	BB-/Ba2	01/31/08	One 5yr Term		28.45	18.00
	FL	Orlando(1)	205,016	5.89	Walgreen Company	A+/Aa3	03/31/06	Five 5yr Terms		2.48	4.25
	KY	Owensboro(1)(6)	443,380	9.27	Chesebrough Ponds/Unilever	A+/A1	12/19/08	Five 5yr Terms		4.07	2.25
	ME	North Berwick	820,868	2.21	United Technologies Corp.	A/A2	12/31/10	Five 5yr Terms	Yes	2.21	2.00
	NY	Saugerties(9)	52,000	2.35	Rotron Inc/EG&G/URS	BB-/Ba2	12/31/09	Four 5yr Terms	Yes	2.35	3.50
	SC	N. Myrtle Beach(1)	36,828	3.88	Food Lion, Inc. (Delhaize America Inc.)	BB+/Ba2	10/31/08	Four 5yr Terms	Yes	3.88	5.50
	TN	Memphis(1)	780,000	3.67	Sears, Roebuck & Company	BB+/Ba1	02/28/07	Three 10yr Terms		2.04	2.00
	TN	Franklin(1)	289,330	5.10	United Technologies Corp.	A/A2	12/31/08	Four 5yr Terms		2.54	2.50
	TX	Lewisville	256,000	5.89	Xerox Corporation	BB-/Ba2	06/30/08	Six 5yr Terms		4.18	7.00
	WI	Windsor(1)	356,000	7.52	Walgreen Company	A+/Aa3	02/28/07	Five 5yr Terms		3.12	3.50

TOTAL/AVERAGE INDUSTRIAL			3,562,963	$6.42						$3.95	$3.55
Other:	AZ	Sun City	10,000	$15.00	Furrs Cafeterias	NR/NR	05/31/12	None		$8.50	25.00
	CA	El Segundo(4)	959,000	16.10	Raytheon Company	BBB/Baa3	12/31/08	Six 5yr Terms		17.16	13.80
	CO	Ft. Collins	10,000	24.96	Lithia Motors	NR/NR	05/31/12	Ten 5yr Terms		11.00	21.25
	NM	Carlsbad	10,000	15.00	Furrs Cafeterias	NR/NR	05/31/12	None		8.50	6.50
	PA	New Kingston(1)	430,000	8.52	Hershey Foods Corporation	A+/A1	10/31/08	Six 5yr Terms		3.84	3.75
	TX	Corpus Christi	10,000	15.00	Furrs Cafeterias	NR/NR	05/31/12	None		5.50	10.00
	TX	El Paso	10,000	15.00	Furrs Cafeterias	NR/NR	05/31/12	None		7.50	8.50
	TX	McAllen	10,000	15.00	Furrs Cafeterias	NR/NR	05/31/12	None		17.00	15.00
	TX	Victoria	10,000	15.00	Furrs Cafeterias	NR/NR	05/31/12	None		5.50	7.00

TOTAL/AVERAGE OTHER			1,459,000	$13.88						$12.85	$10.82
GRAND TOTAL/AVERAGE			17,201,024	$14.30						$8.41	$8.77

(1)
Land held in land estate or pursuant to ground lease.

(2)
See "—Certain Property Matters" below for information on these properties.

(3)
55.0% interest owned by Newkirk MLP.

(4)
53.0% interest owned by Newkirk MLP.

(5)
49.9% interest owned by Newkirk MLP.

(6)
62.2% interest owned by Newkirk MLP.

(7)
46.35% interest owned by Newkirk MLP.

(8)
68.68% interest owned by Newkirk MLP.

(9)
57.75% interest owned by Newkirk MLP.

(10)
60.5% interest owned by Newkirk MLP.

(11)
32.1% interest owned by Newkirk MLP.

(12)
See "Estimated Average Market Rents" below. CB Richard Ellis, Inc. has not confirmed or verified the accuracy of the data in this table.

(13)
The listed company is either the tenant, the obligor or guarantor with respect to the lease or the successor-in-interest to the initial tenant.

(14)
Some leases provide for renewal rates equal to the market rate at the time of renewal. In those cases, the amount listed represents a current fair market value estimate.

Ratings

        The following are the explanations of the ratings provided by Standard & Poor's and Moody's. Rankings of BBB- and Baa3 and above are considered investment grade.

Standard & Poor's Ratings

AAA:	The highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.
AA:	Differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.
A:
Somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.
BBB:
Less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.
BB:
Less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.
B:
More vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

Plus (+) or minus (-): Shows relative standing within the major rating categories.

Moody's Ratings

Aaa:
Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa:
Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.
A:
Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa:
Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba:
Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B:
Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Estimated Average Market Rents

        The estimated market rent information for each of our properties was determined by CB Richard Ellis, Inc. in the third quarter of 2005. The estimates are subject to the qualifications and assumptions included in the full market rent due diligence analysis reports by CB Richard Ellis, Inc., a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. CB Richard Ellis, Inc. was selected to perform these market rent due diligence analyses because it is a nationally recognized real estate appraisal firm with extensive appraisal experience.

        The current economic definition of "market rent", used by CB Richard Ellis, Inc. in its due diligence analysis, is as follows:

        The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations; the lessee and lessor each acting prudently and knowledgeably, and assuming consummation of a lease contract as of a specified date and the passing of the leasehold from lessor to lessee under conditions whereby:

  •
  Lessee and lessor are typically motivated;

  •
  Both parties are well informed or well advised, and acting in what they consider their best interests;

  •
  A reasonable time is allowed for exposure in the open market;

  •
  The rent payment is made in terms of cash in U.S. dollars, and is expressed as an amount per time period consistent with the payment schedule of the lease contract;

  •
  The rental amount represents the normal consideration for the property leased unaffected by special fees or concessions granted by anyone associated with the transaction.

        In carrying out this analysis, CB Richard Ellis, Inc. completed the following steps:

  •
  Physically identified and inspected the exterior and any publicly accessible interior area(s) of the subject property, as well as its surrounding environs; identified and considered those characteristics that may have a legal, economic or physical impact on the subject;

  •
  At our request CB Richard Ellis, Inc. identified the current occupants/tenants at the property as of the date of inspection as best permitted by its visual inspection;

  •
  Physically inspected the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process; expanded this knowledge through interviews with regional and/or local market participants, available published data and other various resources;

  •
  Conducted regional and/or local research with respect to comparable rental information;

  •
  Analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable as-is average market rent indication, assuming the subject property is vacant and available for lease on a triple-net basis;

  •
  Correlated and reconciled the results into a reasonable and defensible market rent conclusion, as defined herein; and

  •
  Estimated a reasonable exposure time and marketing time associated with the market rent estimate presented.

        CB Richard Ellis, Inc.'s estimated average market rents are subject to the twenty-five (25) assumptions and limiting conditions included in the due diligence reports provided for each property. The market rents referred to above are only estimates and actual rents may vary significantly from these estimates. Market rents are affected by many factors including, among others, changes in general economic conditions and changes in local real estate conditions. In addition, market rents are only one factor affecting a tenant's decision to renew a lease. Other factors may include a tenant's capital investment in a property, the length of time that a tenant has leased a property, the location and use of the property, the availability of other suitable locations, particular tenant needs, the tenant's financial condition and the ability to sublease a property.

        CB Richard Ellis, Inc. and its affiliates have from time to time performed various property valuation and other services for Newkirk MLP and our affiliates. All of such other services were performed in the ordinary course, and no relationship between us or our affiliates and CB Richard Ellis, Inc. and its affiliates otherwise exists. Other than CB Richard Ellis, Inc., we did not contact any third party with respect to performing any valuation of Newkirk MLP's properties.

        Newkirk Realty Trust and Newkirk MLP will indemnify CB Richard Ellis, Inc. against certain liabilities that may arise in connection with this offering, including liability arising from any untrue statement or alleged untrue statement in this prospectus or the registration statement of which this is a part, any omission or alleged omission to state a material fact within this prospectus or registration statement or which it is a part, any violation under the Securities Act or any federal or state securities law or regulation.

Certain Property Matters

        Newkirk MLP owns a 707,482 square foot office building in Toledo, Ohio that is leased to Owens-Illinois, Inc. for an initial term that expires on September 30, 2006. The annual rent on this property during the balance of the initial term is $13,364,280 and the property is encumbered by a non-recourse mortgage which will have an outstanding balance of $42,081,920 including accrued interest as of August 31, 2005. The mortgage bears interest at 8.0% per annum, provides for quarterly debt service payments of $2,661,490 and matures in October 2006 at which time a $32,000,000 balloon payment will be due. The tenant has six five-year renewal options and the rent during the first renewal option would be $7,310,000 per year. This tenant is presently not using a substantial portion of the building and, although it has not given notice to us, has publicly announced that it will not be renewing its lease. Thus, we believe that the tenant will not renew its lease. While we will attempt to sell or re-lease the property there is a substantial risk that we will not be able to satisfy the balloon payment due on the mortgage and that the mortgage holder will foreclose on this property. Newkirk MLP recognized a $11,328,000 impairment loss in the second quarter of 2005.

        In the second quarter of 2005, we entered into an agreement with Honeywell International, Inc., the tenant of four office buildings owned by us in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and we granted the tenant an option to purchase the properties in 2007 for $41,900,000. As a result of this restructuring, we recognized a $14,754,000 impairment loss in the second quarter of 2005.

        Hershey Foods Corporation is the tenant of a 430,000 square foot facility in New Kingston, Pennsylvania. In August 2005, Newkirk MLP and Hershey agreed that Hershey will exercise its purchase option on the property for $11,350,000, $3,837,659 of which represents deferred rent. The parties have agreed that the transaction will be consummated on or before November 22, 2005. It is anticipated that Newkirk MLP will recognize a gain of $2.7 million on the transaction.

        Newkirk MLP owns two office buildings in New Orleans, Louisiana, containing an aggregate of 403,027 square feet of space that are leased to Hibernia Bank. Both buildings are located in the area affected by Hurricane Katrina. The tenant has remained current in its rent obligations and is responsible for all repairs, maintenance and capital expenditures associated with these properties.

Competition

        Numerous lessors and developers compete with Newkirk MLP's properties in attracting tenants and corporate users. The principal means of competition are rent charged, location, services provided and the nature and condition of the facility to be leased. Some of these competing properties may be newer or better located than Newkirk MLP's properties. The number of competitive commercial properties in a particular area could have a material effect on Newkirk MLP's ability to lease or develop space. In addition, Newkirk MLP may not be in a position to materially benefit from any real estate market appreciation for a number of years due to the fixed rate renewal term rates under the various lease agreements encumbering the properties. Likewise, Newkirk MLP will remain subject, after the initial lease terms expire, to downturns in the real estate market and general economic conditions. Newkirk MLP does not currently operate outside of the United States. We may also have difficulty finding suitable investment grade quality tenants. While the overall volume of domestic net lease investment opportunities is substantial, the supply of net lease investment opportunities with investment grade quality tenants is more limited, making the market for these assets highly competitive. The resulting pricing pressure may make some of these assets too expensive for our investment strategy.

Environmental Regulations

        Under various federal, state and local laws and regulations, an owner or operator of real estate may be held liable for the costs of removal or remediation of hazardous or toxic substances located on or in the property. These laws often impose such liability without regard to whether the owner knows of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation or removal of such substances may be substantial. In addition, the owner's liability as to any property is generally not limited under such laws and regulations and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to remediate such substances properly, may also adversely affect the owner's ability to sell or lease the property or to borrow using the property as collateral. Under such laws and regulations, an owner or entity who arranges for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility may also be liable for the costs of removal or remediation of all such substances at such facility, whether or not such facility is owned or operated by such person. Some laws and regulations impose liability for the release of certain materials into the air or water from a property, including asbestos, and such release can form the basis for liability to third parties for personal injury or other damages. Other laws and regulations can limit the development of and impose liability for the disturbance of wetlands or the habitats of threatened or endangered species.

        Almost all of Newkirk MLP's properties are triple-net leased, and tenants are therefore generally required to pay all of the expenses relating to the leased property. Accordingly, Newkirk MLP's general partner believes that compliance with federal, state and local provisions otherwise relating to the properties or the environment will not have a material effect on the capital expenditures, earnings or competitive position of Newkirk MLP. However, no assurance can be given that material environmental liabilities do not exist, that despite the leases in place Newkirk MLP will not be held liable for environmental liabilities, that any prior owner or operator of a property or land held for development did not create any material environmental condition not known to Newkirk MLP, that a material environmental condition does not otherwise exist as to any one or more of Newkirk MLP's properties or land held for development, or that future uses and conditions (including changes in applicable environmental laws and regulations and the uses and conditions of properties in the vicinity, such as leaking underground storage tanks and the activities of the tenants) will not result in the imposition of environmental liability. No material expenditures have been made by Newkirk MLP to date relating to environmental matters.

Land Estates and Ground Leases

        In addition to properties for which we hold fee title, as indicated in the property chart beginning on page 78, Newkirk MLP holds either an estate for years (i.e., a contractual right to use the land for a specified period that is purchased directly from the fee owner) with an option to lease the land upon expiration of the estate for years or leases a number of its properties pursuant to ground leases. Where Newkirk MLP holds an estate for years, the term of the estate for years is typically one day longer than the primary term of the underlying lease. At the expiration of the estate for years, title to the land will automatically vest in a remainderman (i.e., the person who holds fee title to the land subject to Newkirk MLP's estate for years interest). Newkirk MLP then has the option to lease the land from the remainderman for a stated period of time, which would in all cases exceed the aggregate number of years that a tenant could extend its underlying lease by exercising all of its renewal terms. In general, the rentals due under the ground leases are nominal through the last renewal term of the net leases by Newkirk MLP to its tenants and then increase to fair market rent. The remainderman in almost all cases has subordinated its interest in the land to any first mortgage encumbering the property, but has not, in any case, subordinated its interest in the land to the second mortgage encumbering the property. Any second mortgage encumbers Newkirk MLP's option to lease the land at the expiration of Newkirk MLP's estate for years, and will encumber the leasehold interest in the land created upon any exercise of such option to lease by Newkirk MLP. Newkirk MLP continually seeks to purchase fee title to the land.

        With respect to those properties subject to a ground lease, Newkirk MLP has the right to extend the ground lease for at least as long as the aggregate number of years that a tenant could extend its underlying lease by exercising all of its renewal terms. In general, the ground rent is passed through to the tenant under the improvements lease. If a lease is not renewed, Newkirk MLP will be responsible for the payment of ground rent.

        The following chart sets forth information as of August 31, 2005 on the nature of Newkirk MLP's interest in the land underlying the Newkirk properties.

Nature of Interest	Number of Properties	Approximate Square Footage

Fee(1)	110	7,470,182
Land Estate(2)	42	2,323,786
Ground Lease	52	7,407,056

	204	17,201,024

(1)
For nine of these properties, containing an aggregate of approximately 409,664 square feet, Newkirk has an option to acquire the fee interest.

(2)
These represent estate for years interests with options to enter into ground leases upon expiration of the estate for years.

The Management Company

        Newkirk MLP owns a 50.01% interest in Newkirk Capital LLC. Newkirk Capital's wholly-owned subsidiary, Newkirk Asset Management LLC, provides asset management services for Newkirk MLP and nine other limited partnerships, the general partners of which are controlled by Newkirk MLP. In 2004 and 2003, approximately $6,738,000 and $7,168,000, respectively, of asset management fees were paid, or accrued for payment, to Newkirk Asset Management. For financial statement purposes, management fees of approximately $6,406,000 and $6,750,000 were eliminated in consolidation. All of the fees paid to Newkirk Asset Management inure to the benefit of Newkirk MLP through its ownership interest in Newkirk Capital and through its ownership of Newkirk Finco LLC which is discussed below.

        The 49.99% minority interest in Newkirk Capital LLC is owned by Administrator LLC, an unaffiliated third party. Administrator LLC is entitled to receive 100% of the distributions paid by Newkirk Capital until Administrator LLC receives $2,568,000 annually and thereafter the balance of the distributions are paid to Newkirk MLP. The allocation of income and payments to Administrator LLC are treated as minority interest expense and distributions to minority interest partners, respectively, in the financial statements. Administrator LLC acquired its minority interest in 1997 in connection with the sale by the principals of Administrator LLC of various assets that were eventually acquired by Newkirk MLP in the exchange. As part of the 1997 transaction a $40 million loan was made to Administrator LLC. This loan is now held by Newkirk Finco LLC, a wholly-owned subsidiary of Newkirk MLP. The note bears interest at a rate of 6.42% per annum and matures on November 20, 2009. Prior to maturity, the note requires payments of interest only. The priority distribution to Administrator LLC enables Administrator LLC to pay interest on the note and therefore Newkirk MLP effectively receives 100% of the fees paid to Newkirk Capital. The note is secured solely by Administrator LLC's 49.99% membership interest in Newkirk Capital and is otherwise non-recourse. Accordingly, if Administrator LLC were to default on the note, Newkirk Finco LLC would have the ability to foreclose on Administrator LLC's interest in Newkirk Capital. If Administrator LLC repays the loan, then the first $10 million of subsequent distributions made by Newkirk Capital will be paid to Newkirk Finco LLC and thereafter 50.01% of distributions will be paid to Newkirk Finco LLC and 49.99% will be paid to Administrator LLC. Newkirk MLP's ownership interest in Newkirk Capital, as well as other assets of Newkirk MLP, are pledged to Administrator LLC to secure certain obligations owed to Administrator LLC by affiliates of Apollo Real Estate Investment Fund III and Vornado

Realty Trust and executive officers of Winthrop Financial Associates. These obligations will be satisfied by those affiliates upon closing of the offering.

        For financial statement purposes, the note held by Newkirk Finco was valued as of December 31, 2004 at $11.4 million and a substantial portion of the payments received on the note are treated for financial statement purposes as principal repayments and not included in the net income of Newkirk MLP. We estimate that these principal repayments will be $1,881,390, $2,002,175, $2,130,714, $2,267,505 and $2,413,080 from 2005 through 2009. The note held by Newkirk Finco is included in Other Assets in the financial statements.

First Mortgage Interests

        Newkirk MLP owns the three most junior classes of interests in a securitized pool of first mortgages which previously included 29 first mortgage loans encumbering a total of 61 of the Newkirk properties and one other property owned by a partnership controlled by affiliates of Newkirk MLP's general partner. In general, the classes of interests in the pool represent priorities of payments. When a payment is made by Newkirk MLP on one of these loans, the first amounts are used to make the required payments to the holders of senior interests. As a result, if the number of loan defaults results in loan payments insufficient to fully satisfy the payments due on all interests, payments will be made in the order of priority until all required payments are made. If there is a default in the payment due on any interest the entire loan is in default. However, in determining whether and when to exercise various remedies upon a default, the servicer (the entity that manages the trust fund into which the loans are pooled) must take into consideration what is best for all interest holders.

        The interests held by Newkirk MLP are subordinate to interests which had an original principal balance of $371,506,000 and a balance at December 31, 2004 of $150,728,533. The following table provides certain information with respect to each of the first mortgage interests held by Newkirk MLP.

	Class E Certificate	Class F Certificate	Class G Certificate
Contractual Principal Amount at December 31, 2004	$4,824,000	$3,859,000	$5,794,000
Interest Rate	8.33%	8.38%	8.33%
Rating (Standard & Poor's)	BB	B	Not Rated

        Newkirk MLP used the proceeds that it obtained on August 11, 2005 from a loan from KeyBank and Bank of America discussed below to satisfy its obligations under 27 of the 29 first mortgage loans. These 27 loans were satisfied through defeasance by the substitution of United States government securities as collateral in place of the first mortgages that had previously served as collateral.

Unsecured Loans

        Newkirk MLP beneficially owns 97.775% of the interests in NK-Leyden Loan, L.P., which holds a $1,905,000 unsecured note of Newkirk MLP, and 97.324% of the interests in NK-Dautec Loan, L.P., which holds a $1,075,000 unsecured note of Newkirk MLP. Newkirk MLP acquired these interests from affiliated parties in 2002 in connection with the exchange in order to substantially reduce debt service costs associated with two properties owned by Newkirk MLP and to eliminate potential conflicts relating to the unsecured loans. The remaining interests in these two entities are held by unaffiliated third parties. By beneficially owning the interests in these entities, Newkirk MLP receives substantially all of the economic benefit of any debt service payments that are made by Newkirk MLP.

        The $1,905,000 note provides for the payment of interest only at a basic rate of 8% per annum until maturity on December 31, 2006. Additional interest, which together with the basic interest can aggregate up to 25% per annum, is payable after the establishment of reserves. Interest is payable solely out of excess cash flow (as defined under the loan) from a property owned by Newkirk MLP in Toledo, Ohio. Newkirk MLP has the right to extend the loan for 10 years. In that event the unpaid balance on the loan (including accrued but unpaid interest) will thereafter bear interest at 18% per annum and be required to be self-amortized over the remaining term of the loan. The principal amount outstanding on this note at December 31, 2004 and 2003 was $1,905,000. For financial statement purposes, the principal balance and interest income are eliminated in consolidation. As discussed in "—Certain Property Matters" above, there is a substantial risk that Newkirk MLP will lose the Toledo property. In that event, Newkirk MLP will lose its investment in the NK-Leyden Loan.

        The $1,075,000 note matures on May 1, 2008 and provides for payments of principal and interest solely out of excess cash flow (as defined under the loan) from a property owned by Newkirk MLP in New Kingston, Pennsylvania. The basic interest rate is 8% per annum and additional interest, which together with the basic interest can aggregate up to 18% per annum, is payable if excess cash flow exceeds specified levels. The principal amount outstanding on this note at December 31, 2004 and December 31, 2003 was $553,728 and $685,958, respectively. For financial statement purposes, the principal balance and interest income are eliminated in consolidation. See "LEGAL PROCEEDINGS" for information about a pending lawsuit with respect to this property.

Description of Indebtedness

        Mortgage Loans.    On August 11, 2005, Newkirk MLP closed a $750,000,000 loan with KeyBank and Bank of America that is described below. Newkirk MLP used approximately $186,566,000 of the loan proceeds to repay or defease the mortgage loan indebtedness on 99 of the Newkirk properties.

        As of August 31, 2005, 24 of the Newkirk properties were secured by one or more mortgage loans that are referred to in our financial statements as mortgage notes. As of that date, this mortgage indebtedness had an aggregate outstanding principal balance of $215,917,820 with interest at rates ranging from 5.0% per annum to 10.4% per annum and maturities at various dates from October 1, 2005 to January 1, 2024. Most of these mortgage loans are prepayable only with a yield maintenance payment or prepayment penalty. The weighted average interest rate on these loans is approximately 6.9% per annum, and there were no variable rate mortgage loans at August 31, 2005.

        The following is a summary of scheduled principal maturities, by year, of the remaining mortgage debt as of August 31, 2005.

Year	Amount
2005	$10,110,000
2006	76,493,000
2007	38,858,000
2008	39,564,000
2009	18,112,000
Thereafter	32,781,000

Total	$215,918,000

        Contract Right Mortgage Notes.    As of August 31, 2005, 160 of the Newkirk properties were encumbered by mortgage loans that are referred to in our financial statements as contract right mortgage notes. These contract right mortgage notes have the attributes of traditional mortgages. They include mortgage loans held by T-Two Partners on 158 Newkirk properties which are discussed below and second mortgage loans on two other properties. As of August 31, 2005, this indebtedness had an aggregate outstanding contractual balance, including accrued interest, of approximately $287,108,000, with interest at rates ranging from 9% per annum to 19.5% per annum and maturities at various dates from January 1, 2008 to January 1, 2024. Each of the loans is prepayable at any time without premium or penalty subject to the prior or simultaneous satisfaction of the underlying first mortgage loans. The weighted average interest rate on these mortgage loans is 14% per annum. There are no variable interest rates on these loans. The contract right mortgage notes consist of $276,322,000 payable to T-Two Partners and $10,786,000 payable to another unaffiliated third party.

        Newkirk MLP used approximately $86,801,000 of the loan proceeds from the KeyBank/Bank of America facility to repay the principal and accrued interest on contract right mortgage notes. As described below, prior to the closing of this offering, Newkirk MLP will also exercise an option that it has to acquire the contract right mortgage notes held by T-Two Partners. Following the repayment there were outstanding contract right mortgage notes with a balance of approximately $300,407,000. Following the exercise of the option, there will remain outstanding contract right mortgage notes with a balance of approximately $10,871,000.

Refinancing of Debt and Acquisition of Contract Right Mortgage Notes

        Prior to the closing of this offering, Newkirk MLP will exercise an option that it has to acquire all of the assets held by an entity which we refer to as T-Two Partners. T-Two Partners beneficially owns the contract right notes evidenced by an interest in a grantor trust "T-2 Certificate" on 158 of the Newkirk properties as well as additional second mortgages on 126 other triple-net leased properties. As of August 31, 2005, the aggregate balance on all of these mortgages was $296,870,000, $276,322,000 of which represented Newkirk MLP's share of contract right mortgage notes encumbering the Newkirk properties. T-Two Partners also has cash reserves that will be included in the assets acquired by Newkirk MLP. As of August 31, 2004 the cash reserves of T-Two Partners were approximately $44,100,000. Newkirk MLP will satisfy the option price by assuming the obligations of T-Two Partners under the New T-Two Loan referred to below. T-Two Partners is beneficially owned by affiliates of Apollo Real Estate Investment Fund III and Vornado Realty Trust and our senior management team.

        Newkirk MLP previously had an outstanding loan payable to Bank of America. We refer to this loan as the Bank of America Loan. As of August 11, 2005, the Bank of America Loan had an outstanding balance including accrued interest of approximately $163,379,000. Newkirk MLP had also guaranteed repayment of a loan, which we refer to as the T-Two Loan, payable by T-Two Partners to Bank of America. As of August 11, 2005, the T-Two Loan had an outstanding balance including accrued interest of approximately $271,989,000. The T-Two Loan was collateralized by the assets of T-Two Partners discussed above. The Bank of America Loan and the T-Two Loan bore interest at a floating rate that was 7.9% in August and that could in no event exceed 9.5%, after giving effect to an interest rate protection agreement. Both the Bank of America Loan and the T-Two Loan were scheduled to mature on November 24, 2006, subject to two one year extensions.

        On August 11, 2005, a new $750 million loan was obtained from KeyBank National Association and Bank of America, N.A. The new loan is divided into two separate loans. One loan, in the initial principal amount of $272,241,000, which we refer to as the New T-Two Loan, replaced the existing T-Two Loan. That loan was made to T-Two Partners and guaranteed by Newkirk MLP. Newkirk MLP believes that it currently has no exposure to loss under the guaranty because it believes that the value of the collateral securing the loan exceeds the amount of the loan. The $477,759,000 balance of the new loan was made to Newkirk MLP. As discussed above, prior to the closing of this offering, Newkirk MLP will assume the obligations under the New T-Two Loan upon exercise of its option to acquire the assets of T-Two Partners. Accordingly, the discussion below assumes that the option has been exercised and that there will be one loan following the closing of this offering.

        The new loan bears interest at the election of Newkirk MLP at a rate equal to either (i) the LIBOR Rate (as defined) plus 200 basis points (reducing to 175 basis points after consummation of this offering) or (ii) the prime rate then charged by KeyBank National Association plus 50 basis points. The proceeds of the new loan were used to satisfy the existing loans described above, to satisfy $186,566,000 of first mortgage debt encumbering Newkirk MLP's real properties, to satisfy $86,801,000 of second mortgage debt encumbering Newkirk MLP's properties and to pay $34,476,000 of prepayment penalties and closing costs.

        The new loan is scheduled to mature on August 11, 2008, subject to two one year extensions and requires monthly payments of interest only. $6,537,000 of excess proceeds from the new loan were used to make a principal payment on September 1, 2005. In addition, the loan requires (i) quarterly principal payments prior to the completion of this offering equal to 50% of Newkirk MLP's excess cash flow (as defined in the loan agreement), less any amounts paid on account of the new T-Two loan (scheduled to be $1,312,500), (ii) a principal payment on the closing of this offering of up to $150 million so that the outstanding principal balance will be approximately $593.5 million, and (iii) quarterly principal payments following the consummation of this offering of $1,875,000, increasing to $2,500,000 per quarter during the extension periods. Newkirk MLP is also be required to make principal payments from the proceeds of property sales, refinancings and other asset sales if proceeds are not reinvested in net leased properties. The required principal payments will be based on a minimum release price set forth in the loan agreement for property sales and 100% of proceeds from refinancings, economic discontinuance, insurance settlements and condemnations. The loan is secured by a lien on all of Newkirk MLP's assets.

        Newkirk MLP can prepay the loan in whole or in part at any time together with a premium of 1% if such prepayment occurs on or before August 11, 2006 and thereafter with no premium. The loan requires Newkirk MLP and T-Two Partners to maintain a minimum consolidated debt service coverage ratio (i.e., the ratio of net cash revenue from investments to required consolidated debt service payments other than the payment required to be made on the closing of this offering) of at least 1.7 during the initial three year term and at least 2.0 during the extension periods. As of the loan closing, the coverage ratio was 3.14. Newkirk MLP and T-Two Partners are also required to maintain a leverage ratio (i.e., the ratio of (i) Newkirk MLP's and T-Two Partners' allocable share of all indebtedness with respect to investments plus the outstanding balance under the loan, to (ii) Newkirk MLP's and T-Two Partners' allocable share of all investments, with Newkirk MLP's properties being valued based on discounted cash flow during the first, second and third years of the initial term of the loan and during the extension periods, if any, of not more than 67.5%, 65.0%, 62.5%, 60.0% and 55.0%, respectively. As of the loan closing, the leverage ratio was 67.3%. In addition, Newkirk MLP is required to maintain minimum liquid assets of at least $5,000,000 and a minimum consolidated net worth, with Newkirk MLP's properties being valued based on discounted cash flow, equal to $400,000,000. As of the loan closing, net worth was valued at $434,129,000. The loan will also limit Newkirk MLP's ability to incur any direct debt or contingent liabilities but permits it to borrow up to $50 million of non-recourse debt on properties of Newkirk MLP. The proceeds from such borrowings may be used for reinvestment in properties of Newkirk MLP. There are also limitations on our use of reinvestment proceeds, which are defined as proceeds generated by the sale of our real estate, such that we may invest $30 million of reinvestment proceeds in new net lease business opportunities and must apply any additional reinvestment proceeds to the prepayment of principal under the facility. The investment of proceeds from this offering or any other financings we engage in will not be restricted under this facility. All of the amounts set forth above were calculated in accordance with the methodology set forth in the loan documentation and are not necessarily indicative of the fair market value of Newkirk MLP's assets or such amounts determined in accordance with generally accepted accounting principles.

        As a result of the acquisition of interest rate swap and cap agreements, (1) interest on the new loan is effectively fixed at 6.642% for $250.0 million of this loan for five years, and (2) the LIBOR rate on $450 million of the loan (decreasing to $400 million as of December 1, 2005 and further decreasing to $290 million as of December 1, 2006) will be capped at 5% through November 2006 and 6% from December 2006 through August 2008.

        The following is a summary of scheduled principal maturities, including principal payments resulting from anticipated property sales, by year, of our total debt after the KeyBank/Bank of America refinancing and the application of $6.5 million of excess proceeds from the refinancing and $150.0 million of the proceeds of this offering to partially repay the KeyBank/Bank of America facility:

Year	Amount(1)
2005	161,642,000
2006	124,890,000
2007	45,145,000
2008	46,357,000
2009	27,637,000
Thereafter	564,495,000

(1)
Assumes consummation of the formation transactions as of August 11, 2005. Assumes sale of two properties on December 31, 2006 and application of proceeds to repay debt. Assumes foreclosure of Toledo, Ohio property as of September 30, 2006.

EXECUTIVE COMPENSATION

        We presently do not have any employees. We may hire employees to perform acquisition, disposition and investment services. Following the consummation of this offering, our Advisor will provide the services of its executive officers and employees to perform asset management services and run our day-to-day operations. See "OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT." Our Advisor will pay its executive officers and employees from the proceeds of the base management, incentive management and other fees it receives from us. In addition, none of our officers, directors or employees who currently hold an economic interest in shares of our common stock or in Newkirk MLP units will be entitled to grants under our stock incentive plan until at least four years following completion of this offering.

        Winthrop Financial Associates, an affiliate of our Advisor and our executive officers, presently provides the services of some of its employees, including the executive officers of the advisor of Newkirk MLP's general partner, to perform asset management services for Newkirk MLP. Winthrop Financial Associates receives an annual fee which was originally fixed at $1,800,000 (subject to adjustment based on increases in the CPI) for 2002 for its services to Newkirk MLP and certain other affiliated partnerships. The CPI adjustment for 2003 was 2.4% bringing the fee to $1,843,200 and for 2004 was 2.3% bringing the fee to $1,881,952. Following the consummation of this offering, this arrangement will be terminated. However, our Advisor intends to subcontract to Winthrop Financial Associates a substantial portion of the services to be provided to us. Winthrop Financial Associates will be entitled to receive the first $4.2 million (subject to an annual consumer price index increase) in base management fees earned by our Advisor per annum for such services.

LEGAL PROCEEDINGS

        There are no material legal proceedings pending.

OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT

Advisor

        We have chosen to be externally managed by our Advisor to take advantage of the experience and reputation of our management team. Our Advisor is a limited liability company formed under the laws of Delaware in 2005. 80% of our Advisor is owned by FUR Holdings LLC, an entity controlled by, and partially owned by, members of our Advisor's senior management team, and 20% is owned by an affiliate of Vornado Realty Trust. FUR Holdings also owns approximately 31.2% of the common shares of First Union and will own approximately 28.1% of First Union's common shares following the anticipated sale of common shares by First Union to Vornado Realty Trust or its subsidiary. Our Advisor's chairman and chief executive officer, Michael Ashner, and the rest of our Advisor's senior management team also serve as our senior management team.

        The senior management team of our Advisor has a significant track record operating other publicly traded real estate investment trusts as well as other entities engaged in the acquisition and operation of real estate assets, including assets relating to net leased properties. See "NEWKIRK REALTY TRUST, INC.—Competitive Strengths—Proven Track Record." Our Advisor's management team has also overseen the assets of Newkirk MLP and its predecessors since 1997. We believe that our management's substantial experience in the real estate industry in general and with respect to net leased properties in particular will enable us to achieve our objectives.

        Since January 2004 our Advisor's senior management team has managed the operations of First Union. In that role, they have arranged for the acquisition of more than $197 million of triple-net leased commercial properties. It is anticipated that in connection with this offering, and in coordination with First Union, Michael Ashner will be obligated to offer to us any future business opportunities related to net leased properties that are offered to or generated by him. See "—Exclusivity Arrangement with Michael Ashner," below. In addition, pursuant to the terms of our advisory agreement, our Advisor and its management will be subject to similar obligations with respect to net leased property opportunities. Through its broad experience, our Advisor's senior management team has established a vast network of contacts and relationships in the net leased property industry, including relationships with operators, financiers, commercial real estate brokers and other key industry participants. We intend to capitalize on the deal-sourcing opportunities that we believe our Advisor's management team and Winthrop Financial Associates bring to us as a result of their combined investment and acquisition experience.

        Our Advisor is affiliated with and will sub-contract many of its management functions to Winthrop Financial Associates, a fully vertically-integrated, national manager of real estate assets. Winthrop Financial Associates and its management team currently operate over $3 billion of affiliate-owned real estate assets throughout the United States. We will have access to Winthrop Financial Associates' real estate management infrastructure which includes detailed policies and procedures for risk management, operations, acquisitions, accounting and technology.

        The executive offices of our Advisor are located at 7 Bulfinch Place, Suite 500, Boston, MA 02114, telephone (617) 570-4600, and at Two Jericho Plaza, Wing A, Jericho, NY 11753, telephone (516) 822-0022.

The Advisory Agreement

        We and our operating partnership have entered into an advisory agreement with our Advisor pursuant to which our Advisor has agreed to provide us with investment advice, as well as other services necessary to operate our business. Our executive officers are employed by our Advisor and by Winthrop Financial Associates. These individuals are not our employees. We do not currently have any employees, and although we may hire full-time professionals to implement our business, investment and acquisition strategy, we anticipate that we will continue to rely to a significant extent on the facilities and resources of our Advisor to conduct our operations.

        The advisory agreement requires our Advisor to manage our business affairs in conformity with the policies and the general investment guidelines that are approved and monitored by our board of directors. Our Advisor's management is under the direction of our board of directors.

        Our executive officers also serve as our Advisor's executive officers. We were formed by the senior management of our Advisor and the terms of our advisory agreement were not negotiated at arm's length. To address some of these conflicts of interest, our internal policies require that a majority of our board of directors be independent directors and that a majority of our independent directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors or officers. Our board of directors has adopted a specific policy that decisions concerning our advisory agreement, including termination, renewal and enforcement of the advisory agreement, or our participation in any transactions with our Advisor or its affiliates outside of the advisory agreement, must be reviewed and approved by a majority of our independent directors. Finally, our independent directors will periodically review the general investment standards established for the Advisor under the advisory agreement.

Management Services

        Pursuant to the terms of the advisory agreement, our Advisor is required to provide a dedicated management team to provide the management services to us, the members of which team will devote such of their time to the management they reasonably deem necessary and appropriate, commensurate with our level of activity.

        Our Advisor will be responsible for our day-to-day operations and performing (or causing to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation, the services described below, at its cost and expense:

Management Oversight

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  Providing executive and administrative personnel, office space and office services required in rendering services to us;

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  Administering our day to day operations and functions necessary to our management as may be agreed upon by our Advisor and the board of directors, including the monitoring of leases, mortgages and debt obligations, the payment of our debt and obligations, the payment of dividends or distributions to our stockholders and maintenance of appropriate back office infrastructure to perform such administrative functions;

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  Serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for the approval of our board of directors;

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  Counseling us in connection with policy decisions to be made by our board of directors;

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  Using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be reasonable and customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

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  Advising us as to our capital structure and capital raising activities;

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  Coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

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  Communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

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  Handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved, or to which we may be subject, arising out of our day to day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors; and

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  Evaluating and recommending to our board of directors, and engaging in potential hedging activities on our behalf, consistent with our status as a REIT and with the investment guidelines.

Origination and Investment Expertise

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  Building business relationships, originating and identifying investment opportunities and analyzing possible investment opportunities for us;

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  Assisting us in developing criteria for investment commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to real estate and other real estate related assets;

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  Engaging and supervising, on our behalf and at our expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to the investments;

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  Investing or reinvesting any money of ours, including investing in short term investments pending investment in long term asset investments or payments of dividends or distributions to our stockholders, and advising the Board as to our capital structure and capital raising;

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  Monitoring the operating performance of the investments and providing periodic reports with respect thereto to the Board; and

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  Causing us to obtain insurance covering such risks, with such insurers and on such term as we may reasonably determine.

Regulatory Compliance

  •
  Assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all consolidated financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

  •
  Taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Code and the Treasury Regulations promulgated thereunder;

  •
  Counseling us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the Treasury Regulations promulgated thereunder;

  •
  Causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and the Treasury Regulations promulgated thereunder and to conduct quarterly compliance reviews with respect thereto;

  •
  Causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

  •
  Using commercially reasonable efforts to cause us to comply with all other applicable laws; and

  •
  Counseling us regarding the maintenance of our exclusion from status as an investment company under the Investment Company Act and monitor compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from status as an investment company under the Investment Company Act;

        Pursuant to the advisory agreement, our Advisor does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow our Advisor's advice or recommendations. Our Advisor, its members, directors and its officers are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the advisory agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or breach of their duties under the advisory agreement and except for claims by the Advisor's employees relating to the terms and conditions of their employment. Pursuant to the advisory agreement, we agree to indemnify our Advisor, its members, directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Advisor not constituting bad faith, willful misconduct, gross negligence or breach of duties, performed in good faith in accordance with and pursuant to the advisory agreement but excluding claims by the Advisor's employees relating to the terms and conditions of their employment. Our Advisor carries customary insurance and has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Advisor constituting bad faith, willful misconduct, gross negligence or breach of its duties under the advisory agreement and any claims by the Advisor's employees relating to the terms and conditions of their employment.

Term

        The advisory agreement has an initial term expiring on December 31, 2008 and is renewable automatically for an additional one year period every year thereafter, unless terminated with prior written notice.

Our Termination Rights

        We may elect not to renew our advisory agreement without cause after the initial term or after any one-year renewal period. We may also elect to terminate without cause during any renewal period. In either event, the affirmative vote of at least two-thirds of our independent directors is required. If we terminate without cause or elect not to renew the advisory agreement, (1) we will be required to pay our Advisor a termination fee equal to two times the annual average sum of base management and incentive management fees earned during the previous 24 months, (2) our exclusivity right with respect to net lease property opportunities offered to or generated by Michael Ashner will terminate and revert back to First Union and (3) all lock-up restrictions on shares and Newkirk MLP units held by executive officers and employees of Winthrop Financial Associates will terminate. See "—Exclusivity Arrangement with Michael Ashner—Limited Exclusivity Assignment; Issuance of Shares to First Union", below.

        We also have the right to terminate the advisory agreement for cause at any time upon the affirmative vote of a majority of our independent directors. In such a case, we would not be required to pay a termination fee, although accrued fees earned through the termination date would become due and payable. Also, in such event, all unvested shares of our common stock held by First Union will be forfeited, our exclusivity rights with respect to net lease property opportunities offered to or generated by Michael Ashner will terminate and revert back to First Union and all lock-up restrictions on vested shares of our common stock held by First Union and all shares and Newkirk MLP units held by executive officers and employees of Winthrop Financial Associates will terminate. "Cause" is defined as fraud, misappropriation of funds, willful violation of the advisory agreement, gross negligence, breach by our Advisor of a material term of the advisory agreement that is not timely cured, the termination or resignation of Michael Ashner as the chief executive officer of our Advisor (other than as a result of his death or disability) or a change in control of our Advisor (other than a change in control because of a public offering of our Advisor).

Our Advisor's Termination Rights

        Our Advisor has the right to terminate the advisory agreement (effective upon expiration of any applicable cure period) upon a breach of a material term of the advisory agreement by us that is not timely cured. In such event, (1) we will be required to pay our Advisor a termination fee equal to two times the annual average sum of base management and incentive management fees earned during the previous 24 months, (2) all forfeiture restrictions on shares of our common stock held by First Union will terminate, and (3) our exclusivity right with respect to net lease property opportunities offered to or generated by Michael Ashner will terminate and revert back to First Union and all lock-up restrictions on First Union shares and all shares and Newkirk MLP units held by executive officers and employees of Winthrop Financial Associates will terminate.

        Our Advisor can also elect not to renew the advisory agreement after the initial term or any renewal term without cause on prior written notice to us. In such event, our exclusivity right with respect to net lease property opportunities offered to or generated by Michael Ashner will terminate and revert back to First Union.

Assignment

        Neither we nor our Advisor may assign its rights or obligations under the advisory agreement without the consent of the other party. However, our Advisor may, without our consent, assign the advisory agreement to an "affiliate" (meaning any entity controlling, controlled by or under common control with our Advisor, and "control" means the direct or indirect ownership of at least 51% of the beneficial equity interests and voting power of such entity) whose day to day business and operations are managed and supervised by Michael Ashner, provided that our Advisor shall be fully responsible to us for all errors or omissions of such assignee. Our Advisor is also permitted to subcontract or assign certain of its duties under the advisory agreement to any affiliate of our Advisor that meets the foregoing qualification. Our Advisor will subcontract many of its management functions to Winthrop Financial Associates.

Management Fees and Incentive Management Fees

        Since we currently have no employees, we rely to a significant extent on the facilities and resources of our Advisor to conduct our operations. For performing services under the advisory agreement, our Advisor receives a base management fee and incentive management fees calculated as described below.

        Base Management Fee. Our Advisor receives an annual base management fee based on the equity of our operating partnership, as further discussed below. The base management fee is payable quarterly in arrears in cash, calculated quarterly as a percentage of our equity and is equal to 1.5% per annum of (1) the common equity capital invested in us at the date of consummation of this offering (excluding in respect of shares of our common stock anticipated to be issued to First Union in consideration for its assignment to us of certain exclusivity rights) net of underwriting discounts plus (2) the sum of the net proceeds from any additional primary issuances of our common or preferred equity or from the issuance of Newkirk MLP Units, each after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, less (3) any amount that we or Newkirk MLP pays to repurchase shares of our common stock or any Newkirk MLP units (other than amounts paid with proceeds of this offering to purchase interests in Newkirk MLP from existing limited partners).

        The first $4.2 million (subject to an annual consumer price index increase) in base management fees per annum will be paid by our Advisor to Winthrop Financial Associates for services to us that our Advisor will subcontract to Winthrop Financial Associates.

        Incentive Management Fees. In addition, our Advisor is entitled to receive incentive management fees each fiscal quarter, payable quarterly in arrears, in an annual amount equal to:

  20% of the amount by which adjusted funds from operations for Newkirk MLP, before incentive management fees exceeds, for the quarter then ended, the amount of adjusted funds from operations but after providing for dividends on any of our preferred equity issued in the future required to produce an annualized return on the sum of:

  (i)
  the gross equity proceeds of this offering, plus

  (ii)
  the book value of partners' equity in Newkirk MLP as of June 30, 2005 (approximately
  $209.1 million), plus

  (iii)
  the gross proceeds of any subsequent issuance of common equity by us or any subsequent issuance of Newkirk MLP units, minus

  (iv)
  amounts paid by us or Newkirk MLP in any tender for or repurchase of our equity or of Newkirk MLP (other than proceeds of this offering that are used to purchase interests in Newkirk MLP from existing limited partners), equal to the greater of the yield on 10-year Treasuries as of the last business day of such quarter plus 250 basis points or the returns set forth below:

Year	Return
2005 and 2006	25%
2007	22%
2008	20%
2009	15%
2010	12%
Thereafter	10%

        Adjusted funds from operations represent "funds from operations" as determined in accordance with standards prescribed by NAREIT, adjusted to add back any asset impairment charges and non-cash restricted stock issuances. NAREIT defines funds from operations as net income, computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures. Adjusted funds from operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

        The following example illustrates how we would calculate our Advisor's incentive compensation in accordance with the advisory agreement. The following calculations and the operating numbers used therein are for illustrative purposes only and do not reflect actual or estimated operating results. These calculations assume no additional equity issuances or repurchases.

	2006	2009	2011
Assumptions:
Total "Equity"(1)	$659,116,000	$659,116,000	$659,116,000
Minimum Return Percentage(2)	25%	15%	10%
Minimum Return Amount (MRA)	$164,779,000	$ 98,867,400	$ 65,911,600
Adjusted funds from operations (AFFO)	$100,000,000	$100,000,000	$100,000,000
Sample Calculation:
Incentive Fee—20% of (AFFO-MRA)	0.20 × (100,000,000 – 164,779,000)	0.20 × (100,000,000 – 98,867,400)	0.20 × (100,000,000 – 65,911,600)
	AFFO less than MRA	0.20 × (1,132,600)	0.20 × (34,088,400)
	$ 0	$ 226,520	$ 6,817,680

(1) Calculation of Total Equity:
Gross common equity proceeds of this offering	$400,000,000
Book value of partners' equity in Newkirk MLP at June 30, 2005	$209,116,000
Gross proceeds of issuance of shares to First Union	$ 50,000,000

Total	$659,116,000

(2)
Assumes this percentage is greater than the yield on 10-year treasuries plus 250 basis points for each year presented.

        Pursuant to an agreement between our Advisor and First Union, First Union will receive the economic benefit of 80% of the incentive management fees payable by us to our Advisor. Our senior management team will benefit from incentive management fees paid by us which are paid to or offset against management fees otherwise payable by First Union because (a) incremental revenue for First Union should enhance the value of First Union common shares owned by our senior management and (b) our senior management shares in incentive management fees payable by First Union after the shareholders of First Union receive distributions in excess of a threshold amount. See "PROSPECTUS SUMMARY—History".

        As used in calculating the Advisor's incentive management fee, the term "yield on 10-year Treasuries" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by us. If we determine in good faith that the 10-year U.S. Treasury rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing ask prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by us.

Reimbursement of Expenses

        Our Advisor is responsible for all costs incident to the performance of its duties under the advisory agreement, including compensation of our Advisor's employees, rent for facilities and other "overhead" expenses. The expenses required to be paid by us or for which we reimburse our Advisor include, but are not limited to:

  •
  professional, legal, accounting and auditing fees and expenses of third parties for services rendered for us;

  •
  the compensation, benefits and expenses of our independent directors and our employees dedicated to property acquisition, disposition and investment functions;

  •
  travel and other out-of-pocket expenses of our Advisor's employees in connection with the purchase, financing or sale of our investments;

  •
  the costs of printing and mailing proxies and reports to stockholders;

  •
  costs to obtain liability insurance to indemnify our directors and officers, the Advisor and its employees and directors; and

  •
  the compensation and expenses of our custodian and transfer agent, if any.

        We are also required to pay or reimburse our Advisor for all out-of-pocket expenses incurred on behalf of us in connection with:

  •
  raising of capital or the incurrence of debt,

  •
  taxes and license fees, and

  •
  litigation

        Expense reimbursements to our Advisor are to be made quarterly.

Special Voting Preferred Stock

        Prior to the consummation of this offering, we will issue to our Advisor our special voting preferred stock entitling it to vote on all matters for which our stockholders are entitled to vote. The number of votes that our Advisor will be entitled to cast in respect of its special voting preferred stock will initially equal the number of Newkirk MLP units that are outstanding immediately following the formation transactions, exclusive of MLP units held by us. As Newkirk MLP units are redeemed by us at the option of a Newkirk MLP unitholder, the number of votes that our Advisor will be entitled to cast in respect of its special voting preferred stock will be decreased by an equivalent number. Our Advisor will not be entitled to any regular or special dividend payments or other distributions in respect of its special voting preferred stock.

        Our Advisor will agree to cast its votes in respect of the special voting preferred stock in proportion to the votes it receives from limited partners in Newkirk MLP, other than us, subject to the following limitations. First, Vornado Realty Trust will not have the right to vote for board members during the first six months following completion of this offering and at all times when any affiliate of Vornado Realty Trust is serving or standing for election as a board member. In addition, at all other times, Vornado Realty Trust's right to vote in the election of directors will be limited to the number of Newkirk MLP units that it owns not to exceed 9.9% of our outstanding common stock on a fully diluted basis. Our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are so limited.

        Following the completion of this offering, affiliates of Vornado Realty Trust will beneficially own approximately            Newkirk MLP units, representing approximately       % of our outstanding common stock on a fully diluted basis assuming redemption of all Newkirk MLP units in exchange for shares of our common stock. Affiliates of Vornado Realty Trust have the right to designate one member of our board of directors during the six month period following the completion of this offering.

Other Compensation

        Our Advisor will receive property management fees, applicable only to properties which are not net leased following the primary term lease expiration date or the date that the current tenant otherwise terminates its lease, in the amount of 3.0% of the annual gross rents collected on office properties and 1.0% of the annual gross rents collected on industrial properties. It is our current intention to seek to sell any property whose lease we are unable to extend or re-lease on a net leased basis. Our Advisor may also perform construction management services for us for which it will be entitled to market-rate compensation. Market rate construction management compensation will be based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located. All construction management fees to be paid to the Advisor will be subject to the approval of a majority of the independent members of the Board of Directors. Our Advisor will not be entitled to any separate fees or compensation with respect to leasing, acquisition, disposition or financing services it performs for us. Depending on existing market conditions, we may elect to retain non-net leased properties so as to maximize returns.

Exclusivity Arrangement with Michael Ashner

        In order to facilitate the appointment of our Advisor, an entity controlled by Michael Ashner, as our Advisor, First Union has agreed to assign to us its exclusive right to require Michael Ashner to offer to it all business opportunities related to net leased properties that are offered to or generated by him.

Background of First Union Exclusivity Arrangement

        First Union's external advisor is FUR Advisors LLC, an entity controlled by Michael Ashner. In connection with First Union's retention of that entity as its advisor, Michael Ashner entered into an exclusivity services agreement with First Union pursuant to which Michael Ashner agreed that any business opportunity related to real estate investments (other than certain limited excluded investments) offered to or generated by him during the time that he is serving as an officer or director at First Union will be offered to First Union.

Limited Exclusivity Assignment; Issuance of Shares to First Union

        As part of the formation transactions, First Union has agreed to assign to us the portion of its exclusivity rights with respect to real estate opportunities offered to Michael Ashner relating to net leased properties. This assignment will effectively require Michael Ashner to offer to us any business opportunities related to net leased properties that are offered to or generated by him. See "PROSPECTUS SUMMARY—Our Strategy" for the applicable description of a net leased property for purposes of the exclusivity assignment. First Union will retain its exclusivity rights with respect to non-net lease real estate opportunities that are offered to or generated by Michael Ashner.

        In exchange for the assignment of these exclusivity rights, we anticipate issuing $20.0 million of our common stock to First Union. All of these shares will be subject to a lock-up agreement that restricts their sale for a three year period following the effective date of this offering. We have agreed to file a registration statement covering the resale of those shares (to the extent not forfeited as described below) following the three year period.            of these shares will initially be unvested in that they will be subject to forfeiture under certain circumstances as described below. The shares will then vest at a rate of            shares per month over a three year period. During that period, any shares that have not yet vested will be subject to forfeiture by First Union upon the occurrence of any of the following events:

  •
  the termination of our Advisor as our advisor for cause;

  •
  Michael Ashner's death or disability unless the other members of our Advisor's senior management at such time remain in such positions; or

  •
  Michael Ashner's resignation as officer and director of both us and our Advisor.

        Upon the occurrence of any of these forfeiture events, other than Michael Ashner's death or disability, our exclusivity rights with respect to Michael Ashner will terminate and revert back to First Union. Our exclusivity rights with respect to Michael Ashner will also terminate and revert back to

First Union upon any termination or non-renewal of the advisory agreement. In addition, if at any time the advisory agreement with our Advisor is: (i) not renewed; or (ii)is terminated (a) by us other than for cause, or (b) by our Advisor upon a breach of a material term of the advisory agreement that is not timely cured, then:

  •
  all forfeiture restrictions on shares of common stock held by First Union will terminate;

  •
  our exclusivity rights with respect to Michael Ashner will terminate and revert back to First Union;

  •
  all lock-up restrictions on shares of our common stock held by First Union and on shares of our common stock and Newkirk MLP units held by executive officers and employees of Winthrop Financial Associates will terminate; and

  •
  we will be required to pay our Advisor a termination fee equal to two times the annual average sum of base management and incentive management fees earned during the previous 24 months.

Exclusivity Arrangement with Our Advisor's Senior Management

        Under the terms of the advisory agreement, our Advisor, its senior management and any persons or entities to which it subcontracts any of its services to us will be required to offer to us any business opportunities related to net leased properties that are offered to or generated by them during the terms of the advisory agreement.

MANAGEMENT

Our Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers.

Name	Age	Position with Us
Michael Ashner	52	Chairman of the Board of Directors and Chief Executive Officer
Peter Braverman	53	President and Director
Thomas C. Staples	49	Chief Financial Officer
Carolyn Tiffany	38	Chief Operating Officer and Secretary
Lara Sweeney Johnson	33	Executive Vice President and Director
Harold First	68	Director
Richard Frary	58	Director
Isidore Mayrock	49	Director
Lewis Meltzer	65	Director
Laura Pomerantz	57	Director
Miles Stuchin	52	Director
Steven Zalkind	63	Director

        Information for each of our directors and executive officers is set forth below.

        Michael Ashner.    Mr. Ashner is the chairman of our board of directors and our chief executive officer. Mr. Ashner also serves as chief executive officer of Newkirk MLP Corp., the manager of the general partner of Newkirk MLP, a position he has held since January 2002 as well as the chief executive officer of Winthrop Financial Associates, a position he has held since January 1996. Mr. Ashner has been the chief executive officer of First Union since December 31, 2003 and chairman since April 2004. Mr. Ashner has also served as the Chief Executive Officer of Shelbourne Properties I, Inc. ("Shelbourne I"), Shelbourne Properties II, Inc. ("Shelbourne II") and Shelbourne Properties III, Inc. ("Shelbourne III"), three separate publicly-traded real estate investment trusts listed on the American Stock Exchange that were recently liquidated. Mr. Ashner also currently serves on the boards of directors of the following publicly traded companies: Atlantic Coast Entertainment Holdings, Inc., a hotel and casino operator, Sizeler Property Investors, Inc., a real estate investment trust, First Union, and NBTY Inc., a manufacturer, marketer and retailer of nutritional supplements.

        Peter Braverman.    Mr. Braverman is our president and a member of our board of directors. Mr. Braverman has served as executive vice president of Newkirk MLP Corp. since January 2002. Mr. Braverman has also served as the executive vice president of Winthrop Financial Associates since January 1996. Mr. Braverman has been the president of First Union since August 2004 and a director since April 2004 and was the executive vice president of First Union from January 2004 to April 2004. Mr. Braverman has also served as the executive vice president of Shelbourne I, Shelbourne II and Shelbourne III. Mr. Braverman also serves on the board of directors of First Union.

        Thomas C. Staples.    Mr. Staples is our chief financial officer. Mr. Staples has served as chief financial officer of Newkirk MLP Corp. since January 2002. Mr. Staples has been with Winthrop Financial Associates since 1995 and has served as its chief financial officer since January 1999. Mr. Staples has also been the chief financial officer of First Union since January 2004. Since August 2002, Mr. Staples has also served as assistant treasurer of Shelbourne I, Shelbourne II and Shelbourne III. Mr. Staples is a certified public accountant.

        Carolyn Tiffany.    Ms. Tiffany is our chief operating officer and secretary. Ms. Tiffany has been chief operating officer and secretary of Newkirk MLP Corp. since January 2002 and First Union since January 2004. Since December 1997, Ms. Tiffany has served as the chief operating officer of Winthrop Financial Associates. Ms. Tiffany also served as vice president, treasurer, secretary and chief financial officer of Shelbourne I, Shelbourne II and Shelbourne III.

        Lara Sweeney Johnson.    Ms. Johnson is our executive vice president and a member of our board of directors. From April 1996 to March 2003, and since April 2005 she has served as senior vice president of Winthrop Financial Associates. Ms. Johnson has also served as a vice president of Shelbourne I, Shelbourne II and Shelbourne III since April 1, 1996.

        Harold First.    Harold First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First currently serves on the Boards of Directors of Atlantic Coast Entertainment Holdings, Inc., a casino gaming company, and Panaco Inc., an oil and gas drilling company. He is a Certified Public Accountant.

        Richard Frary.    Mr. Frary is the founding partner and majority shareholder of Tallwood Associates, Inc. a private merchant banking firm founded in 1990 primarily engaged in real estate acquisition, management and development. He also serves on the boards of directors of Tarragon Corporation, a publicly traded real estate investment trust, and Johns Hopkins University.

        Isidore Mayrock.    Mr. Mayrock has been a Principal Partner of Fortunoff, a leading operator of full-line department stores selling jewelry and home furnishings throughout the New York metropolitan area, since 1978. He has also been Managing Partner of Westbury Properties Investment Corp., which manages the Fortunoff real estate portfolio, since 1990.

        Lewis Meltzer.    Mr. Meltzer is an attorney and Managing Partner of the law firm of Meltzer, Lippe, Goldstein & Breitstone, LLP, which he founded in 1970. Mr. Meltzer's practice encompasses real estate, tax, corporate and high net worth estate planning.

        Laura Pomerantz    Ms. Pomerantz is a Principal of PBS Realty Advisors, LLC, a company which provides commercial real estate advisory and brokerage services to large institutional and corporate clients. The partnership was formed in September of 2002. Prior to that time, she was associated with Newmark & Company Real Estate, Inc., a commercial real estate company, as Senior Managing Director and served in this capacity from August 1996 to August 2002. Ms. Pomerantz served as

Executive Vice President and a Director of the Leslie Fay Companies, Inc., an apparel design and manufacturing company, from January 1993 to November 1994, and as Senior Vice President and Vice President of Leslie Fay from 1986 through 1992.

        Miles M. Stuchin.    Mr. Stuchin is the founder and CEO of Access Capital, Inc., a New York based specialty finance and venture capital company, and of Charter Realty, an owner-manager of Manhattan residential apartment buildings. He is a Director of the Commercial Finance Association and the Vice-Chairman of the Board of Trustees of Horace Mann School.

        Steven Zalkind.    Mr. Zalkind has been a principal with Resource Investments Limited, L.L.C., a real estate management and investment company that currently owns, operates and manages over 6,000 apartment units and 500,000 square feet of retail shopping centers, for the past five years. Mr. Zalkind has extensive experience in the operation, management and financing of real estate projects including apartment buildings, shopping centers and office buildings and has been involved in real estate acquisitions and resales totaling in excess of $1.5 billion.

        There are no family relationships among our officers and directors.

Corporate Governance—Board of Directors and Committees

        Our day-to-day operations are managed by our Advisor under the ultimate oversight and direction of our board of directors. A majority of our board of directors will be "independent" in accordance with the listing standards of the NYSE.

        Upon completion of this offering, our board will be comprised of ten directors, three of whom will be affiliated with us, Michael Ashner, Peter Braverman and                        , and seven of whom will be "independent" directors. During the six month period from and after consummation of this offering, Vornado Realty Trust will have the right to designate one additional board member. The directors will keep informed about our business at meetings of the board and its committees and through supplemental reports and communications. Our independent directors expect to meet regularly in executive sessions without the presence of our corporate officers.

        Upon completion of this offering our board will have three committees, the principal functions of which are briefly described below. Each of our committees will be comprised solely of independent directors. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

        Standing Committees have not yet been formed. The Company will hold an organizational meeting to appoint committees prior to the consummation of this offering.

Audit Committee

        Our board of directors will establish an audit committee.            , one of our independent directors, will serve as chairman of the audit committee and will be an audit committee financial expert, as defined in applicable SEC and NYSE rules. All of our audit committee members will be independent directors. The audit committee will assist the board in overseeing:

  •
  our accounting and financial reporting processes;

  •
  the integrity and audits of our consolidated financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent auditors; and

  •
  the performance of our independent auditors and any internal auditors.

Compensation Committee

        Our board of directors will establish a compensation committee. All of our compensation committee members will be independent directors. The principal functions of the compensation committee will be to:

  •
  evaluate the performance of our officers,

  •
  evaluate the performance of our Advisor, and

  •
  administer our stock incentive plan.

Nominating/Corporate Governance Committee

        Our board of directors will establish a nominating/corporate governance committee. One of our independent directors will serve as chairman of the nominating/corporate governance committee. The nominating/corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It will also periodically prepare and submit to the board for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance and make annual recommendations to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board of directors.

Director Compensation

        Each of our independent directors are paid a director's fee of $40,000 per year, payable in equal quarterly installments. The independent director who serves as audit committee chairman is paid an additional fee of $25,000. All other members of our audit committee will be paid an additional fee of $10,000 per year. Each member of our compensation committee will receive an additional $5,000 per year. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

Executive Compensation

        Our Advisor will be responsible for all of our direct and indirect employee costs, other than the compensation and benefits of our employees dedicated to property acquisition functions whom we may hire after the consummation of this offering. Because our advisory agreement provides that our Advisor assumes principal responsibility for managing our affairs, our executive officers, who are employees of our Advisor, do not receive compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our Advisor, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the advisory agreement.

Stock Incentive Plan

        In connection with our formation, we intend to established a 2005 stock incentive plan for the primary purpose of attracting and retaining employees who will assist us in identifying future acquisitions, dispositions and financing opportunities. The stock incentive plan will authorize the issuance of options to purchase common stock and the grant of stock awards, performance shares and stock appreciation rights.

        Administration of the stock incentive plan will be carried out by the compensation committee of the board of directors. The compensation committee may delegate its authority under the stock incentive plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "administrator" means the compensation committee and its delegate.

        Our officers and employees and those of our affiliates and our Advisor will be eligible to participate in the stock incentive plan. Our directors and other persons and entities that provide services to us will also be eligible to participate in the stock incentive plan.

        Up to            shares of common stock will be available for issuance under the stock incentive plan. The share authorization, the incentive stock option limit and the terms of outstanding awards will be adjusted as the board of directors determines is appropriate in the event of a stock dividend, stock split, reclassification of shares or similar events.

        The stock incentive plan will provide for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option. In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares' fair market value at the time of exercise and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain disqualifying dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant.

        The administrator will select the participants who are granted options and, consistent with the terms of the stock incentive plan, will prescribe the terms of each option. The option price cannot be less than the shares' fair market value on the date the option is granted. The option price may be paid in cash or, with the administrator's consent, by surrendering shares of common stock, or a combination of cash and common stock. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant's death. No participant may be granted incentive stock options that are first exercisable in a calendar year for common stock having a total fair market value (determined as of the option grant) exceeding $100,000.

        The administrator also will select the participants who are granted stock awards and, consistent with the terms of the stock incentive plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to funds from operations or funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in value of the common stock, peer shareholder returns or other financial or operational measures that the administrator may designate.

        The stock incentive plan will also authorize the grant of performance shares (i.e., the right to receive a future payment) based on the value of the common stock, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to funds from operations or funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in value of the common stock, peer shareholder returns or other financial or operational measures that the administrator may designate. To the extent that a performance award is earned, it may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

        The administrator also will select the participants who receive stock appreciation rights under the stock incentive plan. A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value of a share of common stock on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right shall be settled by the issuance of common stock.

        The stock incentive plan will provide that outstanding awards will be exercisable, vested or earned upon a change in control (as defined in the stock incentive plan).

REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS

Lock-Up Agreements

        Affiliates of each of Apollo Real Estate Investment Fund III and Vornado Realty Trust and our senior management team currently own, in the aggregate, approximately 80% of the outstanding Newkirk MLP units. Immediately following the formation transactions our senior management team and certain other employees of Winthrop Financial Associates will own            (or            if the overallotment option is exercised in full) Newkirk MLP units representing a fully-diluted equity interest in us of between approximately    % to    %. The shares of our common stock that we may issue to these members of our senior management team upon redemption of such Newkirk MLP units will be subject to restrictions preventing their sale for a period of four years from the closing of this offering, subject to certain limitations.

        Immediately following the formation transactions, Apollo Real Estate Investment Fund III and Vornado Realty Trust will own approximately            (or            if the overallotment option is exercised in full), Newkirk MLP units representing a fully-diluted equity interest in us of between approximately    % to    %. Pursuant to Newkirk MLP's amended and restated partnership agreement, all holders of Newkirk MLP units, including affiliates of Apollo Real Estate Investment Fund III and affiliates of Vornado Realty Trust, will not be permitted to cause their units to be redeemed (see "NEWKIRK MLP'S AMENDED AND RESTATED PARTNERSHIP AGREEMENT—Redemption Rights") for a period of 12 months following this offering. In addition, these Newkirk MLP units will generally be subject to restrictions preventing their sale for a period of 12 months following the closing of this offering. However, (i) affiliates of Apollo Real Estate Investment Fund III will be entitled to pledge Newkirk MLP units in connection with a loan having a principal amount that is no greater than 35% of the value of all Newkirk MLP units held by such entities (based upon the per share offering price of this offering), provided that the holder of the loan agrees to assume the remaining lock-up period applicable to such units in the event of a foreclosure on the loan, (ii) following the 12 month anniversary of this offering, First Union will be entitled to pledge its shares of our common stock and Newkirk MLP units, if any, in connection with a loan having a principal amount that is no greater than 35% of the value of all purchased and vested shares and all Newkirk MLP units, if any, held by it (in either case, based on the per share offering price of this offering), provided that the holder of the loan agrees to assume the remaining lock-up period applicable to such shares and/or Newkirk MLP units in the event of a foreclosure on the loan, and (iii) certain sales described below by affiliates of Apollo Real Estate Investment Fund III will be permitted. Subject to certain limitations, these sales may be made on up to four occasions, each of which must involve the sale of at least 1.25 million Newkirk MLP units at a sale price at least equal to the greater of (i) the public offering price for the shares in this offering or (ii) the then prevailing market price for our shares of common stock, less in either case customary sales costs and discounts. These sales may only be made to us, First Union and its affiliates, the entities through which executive officers and employees of Winthrop Financial Associates hold Newkirk MLP units (the "WEM entities") and Vornado Realty Trust and its affiliates , provided that any such transferee agrees to assume the remaining lock-up period applicable to such Newkirk MLP units. An offer must first be made to sell these MLP units first to us and then to each of First Union and its affiliates, the WEM entities and Vornado Realty Trust and its affiliates in proportion to the total number of shares and MLP units held by each at such time.

        First Union will acquire $50.0 million of our common stock in a private placement simultaneously with this offering. In addition, First Union will acquire an additional $20.0 million of our common stock in connection with its assignment to us of certain exclusivity rights that it holds with respect to Michael Ashner. All shares to be issued to First Union will be subject to lock-up agreements for a period of three years, subject to certain limitations.

Registration Rights

        We have agreed to file a registration statement covering the resale of the shares we anticipate issuing as part of the formation transactions to First Union (to the extent not forfeited as described under "OUR ADVISOR AND THE ADVISORY AGREEMENTS; EXCLUSIVITY ARRANGEMENT—Exclusivity Arrangement with Michael Ashner"), following the three year lock-up period applicable to those shares. We have also granted registration rights to affiliates of Vornado Realty Trust and Apollo Real Estate Investment Fund III which require us to register the resale by them of shares issuable upon redemption of Newkirk MLP units.

        We also intend to file registration statements that would allow up to            shares to be issued on redemption of Newkirk MLP units to be sold after a 12 month lock-up period from the closing of the offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions and Relationships Relating to this Offering and Our Structure

Sale of MLP Units by Affiliates

        We have conflicts of interest in structuring this offering because the formation transactions include the purchase by us of a portion of the MLP units held by affiliates of Newkirk MLP. Affiliates of Apollo Real Estate Investment Fund III and executive officers and employees of Winthrop Financial Associates, including most members of our and our Advisor's management (Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany), currently hold an aggregate of approximately 59% of the MLP units. As part of the formation transactions, we intend to use approximately            % of the net proceeds from this offering as well as all of the net proceeds that we obtain, if any, from the underwriters' overallotment option to purchase a portion of these Newkirk MLP units from Apollo Real Estate Investment Fund III. We also intend to use approximately $5.0 million of the net offering proceeds to purchase Newkirk MLP units from executive officers and employees of Winthrop Financial Associates, including most members of our senior management team. $2.5 million, $588,000, $412,000 and $588,000, respectively, of such amount is allocable to purchases of units owned by Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany, respectively. These purchases will be made at a price equivalent to the initial public offering price, net of underwriting discounts. While we will afford all other holders of MLP units an opportunity to sell to us a portion of the Newkirk MLP units owned by such holders shortly following consummation of this offering, we will limit the Newkirk MLP units we acquire at that time to approximately 1% of the then outstanding units. The sole purpose of this limitation is to avoid certain adverse tax consequences to us (see "FEDERAL INCOME TAX CONSIDERATIONS—Requirements for Qualification—Asset Tests").

Exemption from Ownership Limitation

        We have agreed to grant exemptions from our ownership limitation to, among others, Vornado Realty Trust and its affiliates to the extent they own up to 22.5% of our outstanding shares of common stock (on a fully diluted basis assuming the redemption of all redeemable Newkirk MLP units in exchange for shares of our common stock, whether or not such units are then redeemable and, in the case of Vornado Realty Trust and its affiliates, excluding shares of our common stock owned indirectly through their ownership of shares of First Union), to Apollo Real Estate Investment Fund III to the extent its share ownership would exceed the ownership limitation if it received shares of our common stock in redemption of its Newkirk MLP units and to First Union to the extent that it owns 17.5% of our common stock on a fully diluted basis.

Transaction with First Union Real Estate Equity and Mortgage Investments

        The members of our management team, Michael Ashner, Peter Braverman, Thomas Staples, Carolyn Tiffany and Lara Sweeney Johnson, also serve as senior management of First Union and/or its external advisor. In addition, FUR Holdings LLC, an entity in which Michael Ashner, our chief executive officer, controls and in which Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany own a 25.0%, 2.5%, 1.2% and 1.6% economic interest, respectively, is the sole owner of our Advisor and of First Union's advisor and holds 31.2% of First Union's common shares. We anticipate that these shares held by FUR Holdings will represent approximately 28.1% of First Union's common shares following First Union's anticipated sale of common shares to Vornado Realty Trust. As part of the formation transactions, First Union will acquire $50.0 million of our common stock at the initial public offering price. First Union will also assign to us its exclusive right that requires Michael Ashner to offer to it all business opportunities related to net lease properties that are offered to or generated by him. For this assignment we will issue to First Union $20.0 million of our common stock, of which $10.0 million of such common stock will generally be subject to forfeiture over a three year period. All shares of our common stock held by First Union will generally be subject to a three year lock-up period commencing upon the closing of this offering. In connection with these transactions, we intend to grant First Union certain registration rights. We also have agreed to grant to First Union an exemption from our ownership limitation to the extent that it owns up to 17.5% of our common stock (on a fully diluted basis, assuming the redemption of all redeemable Newkirk MLP units in exchange fro shares of our common stock, whether or not such units are then redeemable). Also, pursuant to an agreement between our Advisor and First Union, First Union will receive the economic benefit of 80% of the incentive management fees payable by us to our Advisor (see "Advisory Agreement with our Advisor" below). In addition, First Union has agreed to issue to Vornado Realty Trust or its subsidiary the lesser of 4 million or an amount equal to 9.9% (after giving effect to such issuance) of its common shares of beneficial interest for $4 per share, subject to customary closing conditions and subject to the completion of this offering. While Vornado Realty Trust will be obligated to purchase these shares regardless of whether this offering is completed, First Union will not be obligated to sell these shares if this offering is not completed. Accordingly, our senior management team will have conflicts of interest in structuring the formation transactions between us and First Union because they also manage the operations of, and have a significant economic interest in, First Union. To address this conflict, our bylaws provide that following consummation of this offering any transaction involving us and First Union, or any entity controlled by First Union, must be approved by a unanimous vote of our directors who are not directors or officers of First Union and have no material financial interest in First Union or the transaction.

Advisory Agreement with our Advisor

        We were formed by the senior management of our Advisor and the terms of our advisory agreement were not negotiated on an arm's length basis. In addition, FUR Holdings LLC, an entity that Michael Ashner, our chief executive officer, controls, in which Michael Ashner, Peter Braverman, Thomas Staples, Carolyn Tiffany, and certain affiliates of Apollo Real Estate Investment Fund III hold an economic interest, owns an 80% interest in our Advisor. As a result of their ownership interest in FUR Holdings LLC, Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany own a 20.0%, 2.0%, 1.0% and 2.0% indirect interest, respectively, in our Advisor. The remaining 20% interest in our Advisor is owned by an affiliate of Vornado Realty Trust. The first $4.2 million (subject to an annual consumer price index increase) in base management fees earned per annum will be paid by our Advisor to Winthrop Financial Associates for services to us that our Advisor will subcontract to Winthrop Financial Associates. Winthrop Financial Associates is an entity that is controlled by Michael Ashner and in which Michael Ashner, Peter Braverman, Thomas Staples and Carolyn Tiffany hold a 23.1%, 6.5%, 4.2% and 6.5% economic interest, respectively. Winthrop Financial Associates currently receives approximately $1,881,951 (subject to an annual CPI adjustment) for services it provides to Newkirk MLP. This arrangement will be terminated upon consummation of this offering. See "EXECUTIVE COMPENSATION". The balance of the base management fees will be retained by our Advisor. Our Advisor will also hold our special voting preferred stock entitling it to vote on all matters submitted to a vote of our stockholders. Our Advisor will agree to cast those votes on any matter in direct proportion to votes that are cast by limited partners of Newkirk MLP (other than us) on such matter, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock". The special voting preferred stock will initially represent    % of our voting power immediately following the anticipated sale by First Union of its common shares to Vornado Realty Trust. To address some of these conflicts of interest, our internal policies require that a majority of our board of directors be independent directors and that a majority of our disinterested directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors, officers and holders of greater than 4.9% of any class of our or Newkirk MLP's equity securities. Our board of directors will adopt a specific policy that requires decisions concerning our advisory agreement, including termination, renewal and enforcement of the advisory agreement, or our participation in any transactions with our Advisor or its affiliates outside of the advisory agreement, to be reviewed and approved by a majority of our independent directors.

Substantial Control by Michael Ashner

        Michael Ashner is our chairman and chief executive officer and the president and sole manager of our Advisor. Michael Ashner and entities controlled by or affiliated with Michael Ashner will beneficially own approximately                        Newkirk MLP units representing approximately            % of our outstanding common stock following the offering and the formation transactions on a fully diluted basis assuming redemption of all Newkirk MLP units in exchange for shares of our common stock. The Newkirk MLP units are redeemable for cash, or, at our election, for shares of our common stock. Our Advisor will hold our special voting preferred stock entitling it to vote on all matters submitted to a vote of our stockholders. Our Advisor will agree to cast those votes in respect of the special voting preferred stock on any matter in direct proportion to votes that are cast by limited partners of Newkirk MLP (other than us) on such matter, including limited partners controlled by and/or affiliated with Michael Ashner, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock". The special voting preferred stock will initially represent    % of our voting power immediately following the formation transactions. In addition, we anticipate that First Union will own            % of our common stock following this offering. FUR Holdings LLC, an entity controlled by Michael Ashner and in which Michael Ashner has a significant economic interest, owns, through a wholly-owned subsidiary, 31.2% of First Union's common shares and will own approximately 28.1% of

First Union's common shares following the anticipated sale of common shares by First Union to Vornado Realty Trust or its subsidiary. Michael Ashner is also the chairman and chief executive officer of First Union, a publicly traded corporation that is controlled by a board of directors, a majority of which are independent, and is the chief executive officer and manager of First Union's advisor. We granted Michael Ashner and such entities an exemption from the ownership limitations contained in our articles of incorporation. Because of his position with us and our Advisor and his ability to effectively vote a substantial amount of our outstanding voting securities, Michael Ashner has significant influence over our policies and strategy.

Transactions with Vornado Realty Trust and its Affiliates

        Following the consummation of this offering, Vornado Realty Trust and its affiliates will own            Newkirk MLP units representing a    % equity interest in us on a fully diluted basis, assuming the exchange of all Newkirk MLP units into shares of our common stock. During the six month period from and after the consummation of this offering, Vornado Realty Trust will have the right to designate one member of our board of directors. In addition, we have agreed with Vornado Realty Trust to restrict our activities in a manner that is intended to facilitate and maintain both our and Vornado's qualification as REITs. Under these restrictions, neither we nor our operating partnership can, among other things, lease properties to certain specified tenants or use certain specified persons to provide services to tenants without Vornado's consent. See "NEWKIRK REALTY TRUST, INC.—Investment Policies and Policies With Respect To Certain Activities—Our Agreements with Vornado Realty Trust and its Affiliates Restrict our Activities". These restrictions generally will expire sixty business days following the date on which we notify Vornado Realty Trust that its aggregate ownership in Newkirk MLP represents less than a 2% interest in us, on a fully-diluted basis, assuming the redemption of all redeemable Newkirk MLP units for shares of our common stock. A majority of our disinterested directors will be required to make any determination on our behalf with respect to any transaction with Vornado Realty Trust and its affiliates.

Certain Relationships and Related Party Transactions of Newkirk MLP

        References below to the issuance of MLP units have not been adjusted to take into account the            for one split of MLP units that will be effected prior to the closing of the offering.

The Exchange

        In connection with the January 1, 2002 exchange (see "PROSPECTUS SUMMARY—Our History"), affiliates of Apollo Real Estate Investment Fund III and Vornado Realty Trust and executive officers of Winthrop Financial Associates contributed assets to Newkirk MLP. These parties, which we refer to as the MLP affiliates, initiated and structured the exchange and assigned a value, which we refer to as the exchange value, to the partnerships that were merged into Newkirk MLP as well as to each of the other real estate assets that were contributed to Newkirk MLP. These values were assigned to provide a common standard for allocating Newkirk MLP units. Newkirk MLP units were only issued to accredited investors, as that term is defined in the Securities Act, and one unit was issued for each $100 of exchange value.

        In determining exchange values, a discounted cash flow approach was utilized in which estimated future cash flows was used and then discounted at various discount rates to arrive at a present value. A fairness opinion was received to the effect that the unit consideration received in the exchange by unaffiliated limited partners in each of the partnerships merged into Newkirk MLP was fair to such limited partners from a financial point of view.

        A total of 4,746,278 units were issued in the exchange to the MLP affiliates. Those units were issued in consideration for the following interests:

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  limited partnership interests in the partnerships merged into Newkirk MLP and six other real estate partnerships (3,705,415 units). These interests were held by various entities wholly-owned by Newkirk Tender Holdings LLC, Newkirk NL Holdings LLC, Marbax Ventures LLC, Vornado Newkirk L.L.C., VNK Corp. and Vornado Realty L.P. These entities were allocated units in respect of such interests in the merged partnerships on the same basis as all other limited partners in the merged partnerships. 974,293 of the units allocated to these entities in the exchange were in respect of limited partnership interests in the merged partnerships that these entities had acquired between January 2000 and January 2001 for an aggregate price of $55,376,896, a portion of which was paid in limited partnership interests of Vornado Realty L.P.;

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  the sole interest in Newkirk GP LLC, the entity that controlled the general partners of the merged partnerships as well as the general partner of other real estate limited partnerships (526 units). The interest in Newkirk GP LLC was assigned by Newkirk Stock LLC. The units received for this interest were allocated to Newkirk NL Holdings LLC (368 units) and VNK Corp. (158 units), both affiliates of Newkirk MLP's general partner;

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  a majority interest in Newkirk Capital LLC, Newkirk MLP's management company prior to this offering (319,318 units) and the sole interest in Newkirk Finco LLC, which holds a non-recourse note from the minority partner in Newkirk Capital LLC (319,189 units). The interest in Newkirk Capital LLC was assigned by Newkirk Stock LLC and the interest in Newkirk Finco LLC was assigned by Newkirk Associates LLC. The units received for these interests were allocated to Newkirk NL Holdings LLC (542,507 units), VNK Corp. (48,010 units) and Vornado Newkirk L.L.C. (47,990 units);

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  the sole interest in NK-Remainder Interest LLC, the entity that holds ground leases, remainder interests or the right to acquire remainder interests in land underlying properties owned by the merged partnerships as well as properties owned by other real estate limited partnerships (140,460 units). The interest in NK-Remainder Interest LLC was assigned by Newkirk RE Associates LLC. The units received for this interest were issued to Newkirk RE Holdings LLC (98,322 units) and Vornado Newkirk L.L.C. (42,138 units). 86,862 of such units were in respect of assets acquired by the MLP affiliates in 2000 and 2001 for an aggregate price of $8,371,297;

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  the sole interest in NK-Leasehold II LLC, the entity that owned a leasehold interest and a second mortgage loan relating to a property owned by one of the merged partnerships (64,378 units). The interest in NK-Leasehold II LLC was assigned by Newkirk RE Associates LLC. The units received for this interest were issued to Newkirk RE Holdings LLC (45,065 units) and Vornado Newkirk L.L.C. (19,313 units);

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  substantially all of the interests in NK-Leyden Loan, L.P. and NK-Dautec Loan, L.P., which hold unsecured loan payables of the merged partnerships (35,450 units). The interests in NK-Leyden Loan and NK-Dautec Loan were assigned by Newkirk Associates LLC. The units received for these interests were issued to Newkirk NL Holdings LLC (24,815 units) and Vornado Newkirk L.L.C. (10,636 units). 11,578 of such units were in respect of interests in one of the entities acquired by the MLP affiliates in 2000 for $1,212,030;

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  the sole interests in each of NK First Loan E Cert LLC, NK First Loan F Cert LLC and NK First Loan G Cert LLC, which hold a securitized pool of first mortgages (141,156 units). The interests were assigned by Newkirk Associates LLC. The units received for these interests were issued to Newkirk NL Holdings LLC (98,809 units) and Vornado Newkirk L.L.C. (42,347 units);

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  the sole interest in NK-Cenland Loan, LP, which held a loan secured by second mortgages on commercial properties (20,585 units). This interest was assigned by Newkirk Associates LLC.

    The units received for the interest were issued to Newkirk NL Holdings LLC (14,410 units) and Vornado Newkirk L.L.C. (6,175 units).

Acquisition of Limited Partnership Interests

        In January 2003, Newkirk MLP acquired from the MLP affiliates limited partnership interests, ranging from a 4.9% interest to a 57.75% interest in nine partnerships that own triple-net leased property in exchange for 317,813 units. The 317,813 units were divided among MLP affiliates in the following manner: 133,400 units to AP-WIN Associates L.L.C., 23,319 units to AP3-WEM WIN Tender LLC, 59,433 units to AP4-WEM WIN Tender LLC and 101,662 units to Vornado Realty L.P. In addition, Newkirk MLP had acquired an option to purchase additional limited partnership interests in two of these partnerships. In April 2004, Newkirk MLP exercised its option in exchange for 15,539 units. 13,139 of such units were issued to AP-WIN Associates LLC and 2,400 units were issued to AP3-WEM WIN Tender LLC. This acquisition increased Newkirk MLP's ownership interest in these partnerships to 68.68% and 55.28%, from 40.68% and 47.52%, respectively.

        In determining the number of units issuable in exchange for such interests, Newkirk MLP's general partner estimated the value of these partnerships utilizing a discounted cash flow approach similar to that which was used to determine exchange values for the merged partnerships as part of the exchange to arrive at a value of $22,704,776 for the limited partnership interests acquired in January 2003. The limited partnership units acquired in April 2004 were valued at $1,110,000. This value included a $394,000 deduction from the original valuation in order to reflect a 2003 property sale. Newkirk MLP's general partner estimated the per unit value of Newkirk MLP in order to determine the number of units allocable to these entities for their interests in the additional partnerships. The estimated per unit value of Newkirk MLP ($71.44 per unit) was derived from the aggregate value ascribed to Newkirk MLP in the exchange, as adjusted to reflect the proceeds from Newkirk MLP's indebtedness to Bank of America that were distributed to limited partners following the exchange. 47,743 of the units allocated to these entities were in respect of limited partnership interests in the additional partnerships that such entities had acquired in 2001 and 2002 for $1,305,204.

        During 2002, appraisals were obtained for each of the properties owned by the additional partnerships. The aggregate appraised value of all of the properties was $288,675,000. Based solely on Newkirk MLP's ownership interests in the additional partnerships following its January 2003 acquisition, $25,049,842 of the appraised value would have been attributable to the interests owned by Newkirk MLP at that time.

Land Acquisitions

        In January 2003, Newkirk MLP acquired the land underlying the property owned by a partnership in which Newkirk MLP holds a limited partnership interest (see "Acquisition of Limited Partnership Interests" above). The property is a 200,000 square foot office building that is triple-net leased to Associates First-Financial Corp. until September 2008 with renewal options extending until September 2038. This partnership has an estate for years in the land that runs until September 2013 followed by an option to ground lease the land for up to 45 years. The land was acquired from a company wholly-owned by Winthrop Financial Associates, an affiliate of Newkirk MLP's general partner, for $1,000,000, $50,000 of which was paid in cash and the balance in the form of a $950,000 note due September 8, 2008. The note bears interest at the rate of LIBOR plus 6% per annum, compounded annually, and payable interest-only until maturity, at which time the full balance of the note was due. The note was paid off in full on September 29, 2003. Through that date, a total of $42,750 in interest was paid by Newkirk MLP in respect of the note.

        On January 1, 2003, Newkirk MLP acquired the land underlying the property owned by one of the partnerships described above under "Acquisition of Limited Partnership Interests" for $285,000 from

Northwood Realty Company, a wholly-owned subsidiary of Winthrop Financial Associates. The property is a 72,000 square foot retail property that is triple-net leased to Mervyn's, a subsidiary of Target Corporation, until December 31, 2007 with renewal options extending until December 31, 2027. This additional partnership has a ground lease in the land that extends for up to 70 years after December 31, 2002.

        In determining the purchase price for this land sale described above, Newkirk MLP's general partner obtained property appraisals.

T-Two Partners; T-2 Certificate

        T-Two Partners, an affiliate of the MLP affiliates, is the 100% beneficial owner of certain contract right subordinate mortgage notes evidenced by an interest in a grantor trust represented by the T-2 Certificate. See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Description of Indebtedness—Contract Right Mortgage Notes" and "—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes." In addition, during 2003 T-Two Partners acquired the three most junior tranches of beneficial interest on the contract right mortgage notes evidenced by the T-1 Certificate (see "—T-1 Certificate" below). The T-1 Certificate represents the more senior interests in the notes; the T-2 Certificate represents the more junior interests in the notes.

        In connection with the exchange, Newkirk MLP and the owners of T-Two Partners entered into an option agreement pursuant to which Newkirk MLP had the right to acquire T-Two Partners' interest in the contract rights in January 2008 by acquiring all of T-Two Partners' assets in exchange for Newkirk MLP units. The owners of T-Two Partners had the right to require Newkirk MLP to purchase this interest in December 2007 in exchange for units. Under the terms of the option agreement, the number of units issuable to the owners of T-Two Partners upon exercise of the option was to be determined at the time of exercise based on an agreed-upon formula.

        During November 2003, Newkirk MLP obtained a $208.5 million loan which had an outstanding balance of $163.4 million at June 30, 2005. At the same time that Newkirk MLP obtained the loan, T-Two Partners obtained a $316.5 million loan. This loan is referred to as the Original T-Two Loan. At the time the owners of T-Two Partners agreed to eliminate their put option which could have required Newkirk MLP to purchase T-Two Partners' assets in December 2007 and Newkirk MLP agreed to guarantee repayment of the Original T-Two Loan. The Original T-Two Loan was secured by all of the assets of T-Two Partners, including the contract right mortgage notes receivable from Newkirk MLP. T-Two Partners also agreed to provide a credit line to Newkirk MLP bearing interest at LIBOR plus 450 basis points. The loan balance on the Original T-Two Loan at June 30, 2005 was $272.5 million.

        In connection with the November 2003 financing transactions described above, Newkirk MLP and the owners of T-Two Partners modified Newkirk MLP's option in certain respects. First, Newkirk MLP was given the right to exercise the option at any time between November 24, 2006 and November 24, 2009, or any other time as agreed upon by the parties. As part of the formation transactions, the option will be modified to permit its immediate exercise and will be exercised. Second, the purchase price was payable in cash rather than units of Newkirk MLP. Finally, the formula for determining the purchase price payable by Newkirk MLP if it exercises the option was revised in a manner that Newkirk MLP's general partner believed to be significantly more favorable to Newkirk MLP than the formula previously in effect. Specifically, the purchase price would be calculated as follows: the sum of $316,526,573 plus T-Two Partners' costs of obtaining the Original T-Two Loan (approximately $7,346,000), the cost of any refinancing ($3,932,000, representing amounts allocated in connection with the facility) and the cost of administering the trust that holds the second mortgage loans, together with interest on the foregoing sum at the effective rate of interest paid by T-Two Partners on the Original T-Two Loan, less all payments made from and after November 24, 2003 on the second mortgage loans.

        In connection with the formation transactions, prior to the closing of this offering, Newkirk MLP will exercise its option to acquire T-Two Partners by assuming the obligation of T-Two Partners under the New T-Two Loan described below. For a description of such option exercise, see "PROSPECTUS SUMMARY—Structure and Formation of the Company—Formation Transactions" and "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Refinancing of Debt and Acquisition of Contract Right Mortgage Notes".

        In August 2005 Newkirk MLP refinanced its existing debt with a $477,759,000 loan from KeyBank National Association and Bank of America. In connection with that loan, T-Two Partners obtained a loan from KeyBank and Bank of America in the principal amount of approximately $272.2 million, the proceeds of which were used to satisfy the outstanding balance on the Original T-Two Loan. We refer to this loan as the New T-Two Loan. As with the Original T-Two Loan, Newkirk MLP has agreed to guarantee the obligations of T-Two Partners under the New T-Two Loan. Currently, Newkirk MLP believes that it has no exposure to loss under the guarantee since the New T-Two Loan is over-collateralized.

        During 2002, 2003, 2004 and the first six months of 2005, Newkirk MLP incurred approximately $12,474,000, $14,295,000, $25,041,000 and $10,259,000 of interest payable to T-Two Partners. During 2002 and until the November 2003 acquisition by T-Two Partners of interests in the T-1 Certificate, all amounts payable to T-Two Partners by Newkirk MLP were held in a reserve fund for the holders of the T-1 Certificate. As described below, in November 2003 T-Two Partners acquired the T-1 Certificate. After payment of the cost of acquiring the T-1 Certificate, approximately $164,526,000 of the proceeds of the Original T-Two Loan were distributed to the owners of T-Two Partners. At the time of the closing of the Original T-Two Loan, T-Two Partners also distributed to its beneficial owners $29,475,000, which had been previously held in the reserve fund for the T-1 Certificate holders.

        During 2004 and the first six months of 2005, Newkirk MLP paid approximately $71,862,000 and $16,405,000, respectively, on the T-Two Partners contract right obligations held by T-Two Partners, approximately $59,974,000 and $16,218,000, respectively, of which was applied to the payment of interest, including accrued interest. Of the amounts paid in 2004 and the first six months of 2005, approximately $60,769,000 and $12,789,000, respectively, was applied by T-Two Partners to make payments on the Original T-Two Loan.

T-1 Certificate

        The T-1 Certificate represents ownership of senior beneficial interests in the second mortgage loans encumbering Newkirk MLP's and certain other partnerships' properties. The three most junior tranches of the T-1 Certificate are owned by MLP affiliates. During the year ended December 31, 2002 and in 2003 prior to the November 24, 2003 acquisition of the T-1 Certificate by T-Two Partners, approximately $2,500,000 and $1,800,000, respectively, of interest was paid on these three junior tranches. On November 24, 2003, $152,001,000 of the proceeds of the T-Two Loan described above were used by T-Two Partners to acquire the T-1 Certificate, which payment included approximately $2,400,000 for accrued interest and approximately $4,400,000 of prepayment penalties. Approximately $17,806,000 of the payments made by T-Two Partners to acquire the T-1 Certificate were received by the MLP affiliates for their interests in the three junior tranches of the T-1 Certificate.

Mortgage Indebtedness of Property

        MLP affiliates own approximately 53% of the second mortgage indebtedness encumbering properties owned by Newkirk MLP in El Segundo, California. These entities acquired this interest in December 2002 for a purchase price of $1,012,486, exclusive of closing costs. During 2003, Newkirk MLP incurred approximately $685,000 of interest expense to these entities on the mortgage indebtedness. During 2004, Newkirk MLP incurred approximately $715,000 of interest expense on this mortgage indebtedness, $66,000 of which was paid to these entities and the balance of which was added to the principal balance of the mortgage indebtedness. At December 31, 2004, the balance on the portion of this mortgage held by these entities was $15,232,000.

Acquisition of Mortgage Loan

        On November 23, 2003, Newkirk MLP acquired from T-Two Partners a second mortgage loan on a property in El Segundo, California in which Newkirk MLP has a 53% interest. The mortgage loan was acquired for $6,250,000, which represented its principal balance and accrued interest. The mortgage loan bears interest at 8.0% per annum and matures in December 2023. The loan, interest payable and interest expense are eliminated in consolidation.

Mortgage on Property of Affiliate

        See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—First Mortgage Interests" for information on a securitized pool of first mortgages held by Newkirk MLP that is partially secured by properties owned by partnerships that are controlled by affiliates of Newkirk MLP's general partner.

Asset Management Agreement

        Winthrop Financial Associates, an affiliate of our Advisor and our executive officers, presently provides the services of some of its employees, including the executive officers of the manager of Newkirk MLP's general partner, to perform asset management services for Newkirk MLP. Winthrop Financial Associates receives an annual fee which was originally fixed at $1,800,000 (subject to adjustment based on increases in the CPI) for 2002 for its services to Newkirk MLP and certain other affiliated partnerships. The CPI adjustment for 2003 was 2.4% bringing the fee to $1,843,200 and for 2004 was 2.3% bringing the fee to $1,881,952. Following the consummation of this offering, this arrangement will be terminated.

Sale of Property

        On July 29, 2004, Newkirk MLP sold 25 properties to an affiliate of Vornado Realty Trust, a limited partner in Newkirk MLP and an affiliate of Newkirk MLP's general partner, for a sales price of $63,800,000. The price paid was in excess of an offer received from an unaffiliated third party after the properties had been marketed extensively. Newkirk MLP used sales proceeds of $31,541,000 to pay off contract right debt of which approximately $31,016,000 was paid to T-Two Partners and approximately $23,733,000 to pay down a note payable to Bank of America.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock immediately following the offering by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  each holder of five percent or more of our common stock; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 7 Bullfinch Place, Suite 500, Boston, MA 02114.

Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Total Common Stock(1)		Fully Diluted Percentage Interest(2)	Percentage of Voting Power(3)
Michael Ashner (4)(5)(8)			%			%(9)
Peter Braverman (5)	—	—
Thomas Staples	—	—
Carolyn Tiffany	—	—
Lara Sweeney Johnson (5)
Harold First
Richard Frary
Isidore Mayrock
Lewis Meltzer
Laura Pomerantz
Miles Stuchin
Steven Zalkind
Apollo Real Estate Investment Fund III, L.P.			%			%
Apollo Real Estate Advisors III, L.P.
Apollo Real Estate Management III, L.P. (6)
Vornado Realty Trust (7) 888 Seventh Avenue New York, NY 10019			%			%
First Union Real Estate Equity and Mortgage Investments (8)			%			%
All executive officers and directors as a group (12 individuals)			%			%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes securities that a person has the right to acquire within 60 days of the date hereof. For purposes of this column, we have also assumed that all units of our operating partnership, Newkirk MLP, held by such person or group of persons (although not by all persons) are redeemed for shares of our common stock (regardless of when such units are redeemable). This table does not give effect to the exercise of the underwriters' overallotment option.

(2)
For purposes of this column, we have assumed that all Newkirk MLP units held by all persons (other than us) are redeemed for shares of our common stock (regardless of when such units are redeemable).

(3)
Our Advisor will hold our special voting preferred stock entitling it to vote on all matters submitted to a vote of our stockholders. The number of votes attaching to the special voting preferred stock will initially equal the total number of Newkirk MLP units outstanding immediately following the formation transactions, exclusive of MLP units held by us. As Newkirk MLP units are redeemed by us, the number of votes attaching to the special voting preferred stock will decrease by an equivalent number. Pursuant to our advisory agreement, our Advisor will be obligated to vote its special voting preferred stock in direct proportion to votes it receives from Newkirk MLP limited partners other than us, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited as discussed under "OUR ADVISOR AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock". This column reflects the percentage voting power held by such person after giving effect to the issuance of voting preferred stock to our Advisor.

(4)
Includes            shares that are assumed to have been issued upon redemption of MLP units held by the WEM entities. Michael Ashner may be deemed to be the beneficial owner of all units beneficially owned by such entities.

(5)
The address for Mr. Ashner, Mr. Braverman, Ms. Johnson and NKT Advisors LLC is Two Jericho Plaza, Wing A, Suite 111, Jericho, NY 11753.

(6)
Comprised of shares that are assumed to have been issued upon redemption of operating partnership units. The address for Apollo Real Estate Investment Fund III ("Apollo Fund"), Apollo Real Estate Advisors III, L.P. ("Apollo Advisors"), and Apollo Real Estate Management III, L.P. ("Apollo Management") is 2 Manhattanville Road, Purchase, NY 10577. As the general partner of Apollo Fund, Apollo Advisors may be deemed to be the beneficial owner of all units beneficially owned by Apollo Fund, and all such units may be deemed to be beneficially owned by Apollo Management as the day-to-day manager of Apollo Fund.

(7)
Comprised of shares that are assumed to have been issued upon redemption of operating partnership units that are held by VNK Corp., Vornado Newkirk L.L.C. and Vornado Realty L.P., each of which is controlled by Vornado Realty Trust.

(8)
Due to the relationships between them, Michael Ashner and First Union Real Estate Equity and Mortgage Investments may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Exchange Act.

(9)
Only includes voting power attaching to special voting preferred stock that will be held by our Advisor to the extent of Mr. Ashner's power to direct a portion of such voting power through his ownership of MLP units. See footnote (3) above.

DESCRIPTION OF STOCK

        The following is a summary description of the material terms of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and the other documents we refer to for a more complete understanding of our capital stock.

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or the MGCL, our charter and our bylaws, copies of each of which are available upon request. See "WHERE YOU CAN FIND MORE INFORMATION." Certain provisions of our charter and our bylaws may have the effect of delaying, deferring or preventing a change of control that might involve a premium price for the holders of our common stock or otherwise be in their best interest. See "IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS".

Authorized Stock

        Our charter provides that we may issue up to 400 million shares of common stock, par value $                  per share, and 100 million shares of preferred stock, par value $                  per share.

        Under Maryland law, our stockholders are generally not liable for our debts or obligations.

Common Stock

        All shares of our common stock offered hereby are duly authorized and upon issuance and receipt by us of payment therefor, will be validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to the vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares of our common stock are not able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless, among other things, it is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter, however, provides for approval of these matters, except with respect to certain charter amendments, by an affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

        Our charter authorizes our board of directors to increase the number of shares of authorized common stock, to issue additional authorized but unissued shares of our common stock, to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series without stockholder approval.

        To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders equal, in the aggregate, of at least 90% of our REIT taxable income, which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles. Distributions are authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders depends, in part, upon our receipt of distributions from our operating partnership, which may depend, in part, upon the performance of our investment portfolio, and, in turn, upon our Advisor's management of our business.

        We currently anticipate that Newkirk MLP will make regular quarterly distributions in respect of its operations as well as special distributions in respect of future property sales. However, future distributions are dependent upon many factors, including Newkirk MLP's earnings, capital requirements, property sales, financial condition and available cash flow. In addition, certain provisions of Newkirk MLP's secured term loan with KeyBank and Bank of America restricts Newkirk MLP's ability to make distributions under certain circumstances. See "NEWKIRK REALTY TRUST, INC.—Our Real Estate Assets—Description of Indebtedness."

Preferred Stock

        Our charter authorizes our board of directors to increase the number of shares of authorized preferred stock to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of any series of our preferred stock. Prior to issuance of shares of each class or series of our preferred stock, our board of directors is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of our preferred stock with terms and conditions that may be unattractive to potential acquirors or may require a separate vote of the holders of such preferred stock to effect a change in control. Such preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our common stock or otherwise be in your best interest of us.

        Further, to the extent we issue preferred stock, holders of the preferred stock will likely have preferential rights to distributions made by us. We currently have no preferred stock outstanding and have no intention to issue any preferred stock with preferential rights to distributions, but if we do, such preferential rights of such preferred stock to distributions, in addition to delaying, deferring or preventing a transaction or change of control, could limit our ability to pay dividends or distributions with respect to our common stock.

Special Voting Preferred Stock

        Upon the consummation of this offering, we will issue to our Advisor our special voting preferred stock entitling it to vote on all matters for which our stockholders are entitled to vote. The number of votes that our Advisor will be entitled to cast in respect of its special voting preferred stock will initially equal the number of Newkirk MLP units that are outstanding immediately following the formation transactions, exclusive of MLP units held by us. As Newkirk MLP units are redeemed by us at the option of a Newkirk MLP unitholder, the number of votes that our Advisor will be entitled to cast in respect of its special voting preferred stock will be decreased by an equivalent number. Our Advisor will not be entitled to any regular or special dividend payments or other distributions in respect of its special voting preferred stock.

        Our Advisor will agree to cast its votes in respect of the special voting preferred stock in direct proportion to the votes that are cast by limited partners in Newkirk MLP, other than us, except that our Advisor (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado Realty Trust's affiliates are limited as discussed under "OUR ADVISORY AND THE ADVISORY AGREEMENT—Special Voting Preferred Stock."

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors to increase the number of authorized shares of any common stock and our preferred stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in your best interest and could result in the entrenchment of our board of directors and management, regardless of their performance.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). In addition, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        Our charter generally prohibits direct or indirect ownership of more than 9.8% of the outstanding shares of capital stock. Our charter provisions further prohibit any person from beneficially or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

        The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, less than 9.8% of the outstanding shares of common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of these limits on our outstanding shares of capital stock and thereby subject the stock to the applicable ownership limit.

        Our board of directors may, however, in its discretion, exempt a person from this ownership limitation and, as a condition to such exemption, may require a satisfactory ruling from the Internal Revenue Service, or the IRS, an opinion of counsel (as to our continued REIT status) and/or certain representations and undertakings from such person. We have agreed to grant exemptions from this ownership limitation to First Union to the extent that it acquires up to 17.5% of our common stock, to Vornado Realty Trust and its affiliates to the extent they hold up to 22.5% of our common stock (in either case, on a fully diluted basis assuming the redemption of all redeemable Newkirk MLP units in exchange for shares of our common stock, whether or not such units are then redeemable and, in the case of Vornado Realty Trust and its affiliates, excluding shares of our common stock owned indirectly through their ownership of shares of First Union) and to Apollo Real Estate Investment Fund III to the extent its share ownership would exceed the ownership limitation if it received shares of our common stock in redemption of their MLP units.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be ineffective as to that number of shares in excess of the applicable ownership limit (rounded up to the nearest whole). That number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth above, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our common stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of our common stock. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on a national securities exchange or the NASDAQ on the trading day immediately preceding the day of the event that resulted in the transfer of such shares of our stock to the trust if the shares are then traded) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our common stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such common stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on a national securities exchange or the Nasdaq Stock Market on the trading day immediately preceding the relevant date if the shares are then traded), and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

        The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares and may also exercise all voting rights with respect to the excess shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee's sole discretion, to:

  •
  rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

  •
  recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

        Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of our common stock on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of directors.

        All certificates representing shares of our stock bear a legend referring to the restrictions described above.

        These ownership and transfer limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is National City Bank.

IMPORTANT PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

        The following summary highlights the material provisions of Maryland law that are applicable to us and the material provisions of our charter and bylaws. You should refer to Maryland law, including the MGCL, and to our charter and our bylaws for a full description. Copies of our charter and our bylaws are incorporated herein by reference. You can also obtain copies of our charter and our bylaws and every other exhibit to our registration statement.

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL (currently, one) nor more than nine. Any vacancy will be filled at any regular meeting or at any special meeting called for that purpose by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors may be filled by a majority of our entire board of directors. The term of all directors will expire at the annual meeting of stockholders that follows the prior appointment or election of such director.

        We were formed by the senior management of our Advisor and the terms of our advisory agreement were not negotiated at arm's length. To address some of these conflicts of interest, our charter requires that a majority of our board of directors be independent directors and our bylaws provide that any transactions between us and First Union must be approved by all of our directors who are not directors or officers of First Union and do not have a material financial interest in First Union or the transaction.

Removal of Directors

        Our charter provides that a director may be removed only for cause (as defined in the charter) and then only by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Liability and Indemnification of Officers and Directors

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from, among other things:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment as being material to the cause of action.

        Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of us, or while a director or officer of us is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by

Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding and without requiring a preliminary determination as to the ultimate entitlement to indemnification.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and

  •
  a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or certain issuances or reclassifications of equity securities) between a Maryland corporation and any "interested stockholder" or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation's outstanding shares, or any affiliate of the corporation who was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. After the five-year period has elapsed, any such business combination must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the

MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

        Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time if such alteration or repeal is approved by the unanimous vote of our independent directors.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding all interested shares. Shares owned by the acquiror, by its officers or directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future only by the unanimous vote of our independent directors.

Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify our board of directors into three classes with staggered terms of three years each and vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors, without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary.

        If we made an election to be subject to such statutory provisions and our board of directors was divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

        Our board of directors has adopted a resolution prohibiting us from electing to be subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors may repeal or modify this resolution if such repeal or modification is approved by the unanimous vote of our independent directors, and we could then, by resolutions adopted by our board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Amendments to Our Charter and Bylaws

        Our charter generally may be amended only by the affirmative vote of the holders of not less than a majority vote of all of the votes entitled to be cast on the matter, with certain exceptions for the provisions regarding the removal of directors, the amendment of which requires the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter.

        Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to the provisions of our bylaws including, without limitation, the provisions of our bylaws described below, under "—Meetings of Stockholders; Advance Notice of Director Nominations and New Business", relating to stockholder requested special meetings of stockholders and advance notice of stockholder nominations and proposals. These bylaw provisions limit the ability of a potential acquiror to call a special meeting of our stockholders, and to make nominations of persons for election as directors and to introduce other proposals at meetings of our stockholders.

Dissolution

        Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders; Advance Notice of Director Nominations and New Business

Annual Meetings

        Our annual meeting of stockholders will be held each year during the month of [    ]. Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only pursuant to our notice of the meeting, at the direction of our board of directors or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to our corporate secretary and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; except that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which we first make a public announcement of the date of such meeting.

        A stockholder's notice must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act including such person's written consent to be named as a nominee and serving as a director if elected;

  •
  as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and of any such stockholder's affiliates and of any person who is the beneficial owner, if any, of such stock; and

  •
  as to the stockholder giving notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the company's stock ownership records, and the name and address of each beneficial owner of such stock, and the class and number of shares of stock of the company which are owned of record or beneficially by each such person.

Special Meetings

        Special meetings of our stockholders may be called only by our chairman of the board, president, chief executive officer or board of directors, unless otherwise required by law. Special meetings of our stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least 30% of all votes entitled to be cast at such meeting. The date, time and place of any special meetings will be set by our board of directors. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the special meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        If the resolution of our board of directors exempting us from the business combination provisions or the applicable provision in our bylaws exempting us from the control share acquisition provisions of Maryland law are rescinded, or if the resolution prohibiting us from electing to be subject to the unsolicited takeover provisions of Maryland law is modified or rescinded and we elect to be subject to the unsolicited takeover provisions of Maryland law, the business combination provisions, the control share acquisition provisions and the unsolicited takeover provisions of Maryland law, the provisions of our charter on removal of directors, the advance notice provisions of our bylaws and certain other provisions of our charter and bylaws and Maryland law could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

NEWKIRK MLP'S AMENDED AND RESTATED PARTNERSHIP AGREEMENT

Organization

        Newkirk MLP, our operating partnership, was organized in October 2001 as a Delaware limited partnership to facilitate the January 2002 exchange transaction in which 90 limited partnerships were merged into Newkirk MLP and Newkirk MLP acquired various other assets related to its management and capital structure. Newkirk MLP's original general partner was MLP GP LLC, a Delaware limited liability company that is owned by affiliates of Vornado Realty Trust and executive officers of Winthrop Financial Associates. Presently and until our initial public offering, approximately 80% of Newkirk MLP's units of limited partnership interest are held by affiliates of Apollo Real Estate Investment Fund III, Vornado Realty Trust and executive officers of Winthrop Financial Associates.

        Newkirk MLP's agreement of limited partnership was entered into as of October 23, 2001 between MLP GP LLC and Newkirk Manager Corp., Newkirk MLP's organizational limited partner. Upon consummation of the exchange, various additional limited partners were admitted to Newkirk MLP and an aggregate of 6,121,990 units of limited partnership interest were issued to these limited partners. 188,930 of such units were subsequently repurchased by Newkirk MLP. After giving effect to these repurchases and units that were issued in transactions subsequent to the exchange, there were 6,266,412 MLP units outstanding as of June 30, 2005.

        Newkirk MLP's partnership agreement will be amended and restated immediately prior to the consummation of the offering. Pursuant to the amended and restated agreement of limited partnership, we will replace MLP GP LLC as the sole general partner. In addition, in connection with this offering, we will initially acquire between approximately            % and            % of the Newkirk MLP limited partnership interests. We will also effect a pro rata split of partnership units of             to one to effect the operation of Newkirk MLP in an "UPREIT" structure.

        What follows is a brief description of material terms of Newkirk MLP's partnership agreement, as amended and restated in connection with this offering.

Management

        Pursuant to the partnership agreement, we, as the sole general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions, including acquisitions and dispositions of loans and other assets and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of operating partnership units. Pursuant to the advisory agreement between us and our Advisor, and subject to the oversight of our board of directors, our Advisor manages our business, including our management and operation of our operating partnership.

        We may not be removed as general partner of the partnership, except that upon our bankruptcy or dissolution, the limited partners may elect a successor general partner to continue the partnership.

        We are not obligated to consider the interests of the limited partners separately from the interests of our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

Transferability of Interests

General Partner

        The partnership agreement provides that we may not sell, assign, transfer, pledge or otherwise dispose of our general partner interest without the consent of the holders of a majority of the limited partnership interests, except for transfers:

  •
  to a subsidiary of ours; or

  •
  in connection with our merger into another entity, if the surviving entity contributes substantially all its assets to our operating partnership.

Limited Partners

        Except for certain transfers and assignments to family members of individual limited partners, the partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partners' operating partnership units without our consent, which consent may be withheld in our sole and absolute discretion. We intend to consent to (i) the pledge by affiliates of Apollo Real Estate Investment Fund III of Newkirk MLP units in connection with a loan having a principal amount that is no greater than 35% of the value of all Newkirk MLP units held by such entities (based upon the per share offering price of this offering), provided that the holder of the loan agrees to assume the remaining lock-up period applicable to such units in the event of a foreclosure on the loan, (ii) following the 12 month anniversary of this offering, the pledge by First Union of its shares of our common stock and Newkirk MLP units, if any, in connection with a loan having a principal amount that is no greater than 35% of the value of all purchased and vested shares and all Newkirk MLP units, if any, held by it (based on the per share offering price of this offering), provided that the holder of the loan agrees to assume the remaining lock-up period applicable to such shares and/or Newkirk MLP units in the event of a foreclosure on the loan, and (iii) certain sales described below by affiliates of Apollo Real Estate Investment Fund III. Subject to certain limitations, these sales may be made on up to four occasions, each of which must involve the sale of at least 1.25 million Newkirk MLP units at a sales price at least equal to the greater of (i) the public offering price for the shares in this offering or (ii) the then prevailing market price for our shares of stock, less in either case customary sales costs and discounts. These sales may only be made to us, First Union and its affiliates, the WEM entities and Vornado Realty Trust or certain of its affiliates, provided that any such transferee agrees to assume the remaining lock-up period applicable to such Newkirk MLP units. An offer must first be made to sell these MLP units first to us and then to each of First Union and its affiliates, the WEM entities and Vornado Realty Trust or certain of its affiliates in proportion to the total number of shares and units held by each at such time. In addition, the partnership agreement contains other restrictions on transfer of operating partnership units if, among other things, we determine that such transfer:

  •
  may require registration of the limited partnership units under federal or state securities laws,

  •
  may cause us to fail to comply with the REIT rules under the Internal Revenue Code, or

  •
  may cause our operating partnership to be treated as a publicly traded partnership under the Internal Revenue Code.

Capital Contributions and Borrowings

        We will contribute a portion of the net proceeds of the offering to our operating partnership in exchange for additional limited partnership units. We will also use a portion of the proceeds of this offering to purchase limited partnership units from existing limited partners. See "USE OF PROCEEDS."

        The partnership agreement provides that we may determine that the operating partnership requires additional funds and that we may:

  •
  on behalf of the operating partnership, accept additional capital contributions from existing partners or other persons,

  •
  cause the operating partnership to borrow funds from a financial institution or other person,

  •
  borrow such funds from a lending institution or other person and subsequently lend such funds to the operating partnership, or

  •
  directly lend funds to the operating partnership.

        Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to the operating partnership. The operating partnership is authorized to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the operating partnership's and our best interests.

        While the limited partners have no preemptive right to make additional capital contributions, the partnership agreement provides that subject to certain limitations we, as general partner, may make additional capital contributions to the operating partnership, in exchange for additional operating partnership units or additional assets, as we determine in good faith to be desirable to further the purposes or business of the operating partnership. If we contribute additional capital to the operating partnership and receive additional limited partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the operating partnership and receive additional partnership interests for such capital contribution, we may revalue the assets of the operating partnership to their fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such assets (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a disposition of such assets for such fair market value on the date of the revaluation. The operating partnership could also issue limited partnership units to our Advisor or its affiliates, or to third parties, in exchange for assets contributed to or services provided for the operating partnership. Such transactions may give rise to a revaluation of the partnership's assets and an adjustment to partners' capital accounts.

        The operating partnership could also issue preferred partnership interests in connection with acquisitions of assets or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests that we own directly or through subsidiaries.

Redemption Rights

        Under the partnership agreement, each limited partner (other than us and any of our subsidiaries that may hold limited partner interests and other than with respect to units that will be purchased by us from certain persons and entities at the time of the offering) has the right, beginning on the 12 month anniversary of the offering, to redeem their operating partnership units. This right may be exercised at the election of that limited partner by giving written notice, subject to some limitations. The purchase price for each of the operating partnership units to be redeemed will equal the fair market value of one share of our common stock, calculated as the average of the daily closing prices for the ten consecutive trading days immediately preceding the date of determination or, if no closing price is available, the fair market value as determined in good faith by the board of directors of the general partner. The purchase price for the operating partnership units may be paid in cash or, in our discretion, by the issuance of a number of shares of our common stock equal to the number of operating partnership units with respect to which the rights are being exercised, subject to adjustment based on stock splits, below market issuances of common stock pursuant to rights, options or warrants to all holders of common stock and dividends of common shares.

        No limited partner may exercise its redemption rights if we could not issue stock to the redeeming partner in satisfaction of the redemption (regardless of whether we would in fact do so instead of paying cash) because of the ownership limitations contained in our charter, or if the redemption would cause us to violate the REIT requirements. The relevant sections of our charter generally prohibit direct or indirect ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.8% by value of our outstanding capital stock. Our charter provisions further prohibit any person from beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT. In addition, no limited partner may exercise the redemption right:

  •
  for fewer than 500 operating partnership units or, if a limited partner holds fewer than 500 operating partnership units, all of the operating partnership units held by such limited partner,

  •
  unless permitted by us, more than once each fiscal quarter; or

  •
  if we determine that allowing such redemption may cause the operating partnership to be treated as a publicly traded partnership. We currently intend to permit on an annual basis, transfers of up to 2% of the outstanding limited partnership units, exclusive of limited partnership units held by us and the preferred units being issued to existing limited partnership unitholders.

        The aggregate number of shares of common stock issuable if we elect to redeem MLP units that will be outstanding following the formation transactions for common stock upon exercise by limited partners of the redemption rights (regardless of when such units are redeemable) is approximately                        . The number of shares of common stock issuable and the cash amount payable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Operations

        The agreement allows us to operate the operating partnership in a manner that permits us to qualify as a REIT at all times and to cause the operating partnership not to take any action that would cause us to incur additional federal income or excise tax liability under the Internal Revenue Code or that would cause the operating partnership to be treated as a corporation for federal income tax purposes. The partnership agreement also provides that we may not conduct any business other than in connection with the management of the operating partnership's business, our operations as a REIT and related activities and generally obligates us to own our assets through the operating partnership.

        The operating partnership must reimburse us for all amounts we spend in connection with the operating partnership's business, including:

  •
  expenses relating to our ownership and management of the operating partnership;

  •
  the management fees owing to our Advisor, and the fees or compensation owing to directors, officers and employees; and

  •
  the expense of our being a public company.

Allocations

        Profits and losses of our operating partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the operating partnership. The number of operating partnership units that we hold generally corresponds to the number of shares of our common stock outstanding. All of the foregoing allocations are subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and the Treasury regulations promulgated thereunder, which may require allocations that are not in accordance with percentage interests in various circumstances.

Distributions

        The partnership agreement provides that our operating partnership makes cash distributions in amounts determined by us in our sole discretion, to us and other limited partners generally in accordance with the respective percentage interests of the partners in the operating partnership.

        Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the operating partnership, including any partner loans, any remaining assets of the operating partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Amendments

        Generally, we, as the general partner of the operating partnership, may not amend the partnership agreement without the consent of the holders of the majority of the limited partnership interest, except that without the consent of any limited partner we may amend the agreement to:

  •
  add to our obligations or surrender our rights, as general partner, under the agreement for the benefit of the limited partners;

  •
  reflect the issuance of additional partnership units or the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement;

  •
  reflect inconsequential changes, cure any ambiguity, correct or supplement any provision not inconsistent with law or another provision of the partnership agreement, or make other changes concerning matters under the agreement not otherwise inconsistent with the law or the agreement;

  •
  satisfy requirements or guidelines under federal or state law;

  •
  reflect changes that are reasonably necessary for us, as general partner, to satisfy the REIT requirements or reflect the transfer of partnership interests from us, as general partner, to a subsidiary of ours;

  •
  modify the manner in which capital accounts are computed but only to the extent set forth in the partnership agreement in order to comply with the requirements of the Internal Revenue Code and the Treasury regulations promulgated thereunder; or

  •
  issue additional partnership interests in the operating partnership.

        We may not, without the consent of each limited partner adversely affected, make any amendment to the operating partnership agreement that would (1) convert a limited partnership interest into a general partner interest or modify the limited liability of a limited partner, (2) alter the distribution rights or the allocations described in the agreement or (3) modify the redemption rights.

Exculpation and Indemnification of the General Partner

        The partnership agreement of the operating partnership provides that neither we, as general partner, nor any of our directors and officers are liable to the operating partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, our director or our officer acted in good faith.

        In addition, the partnership agreement requires the operating partnership to indemnify and hold harmless us, as general partner, our directors, officers and any other person we designate, from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

  •
  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

  •
  the indemnitee actually received an improper personal benefit in money, property or services, or

  •
  in the case of any criminal proceeding, the indemnitee has reasonable cause to believe that the act or omission was unlawful.

        No indemnitee may subject any partner of the operating partnership to personal liability with respect to this indemnification obligation.

Term

        The operating partnership will continue until dissolved upon:

  •
  the general partner's bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership) or a decree of judicial dissolution under Delaware law;

  •
  the sale or other disposition of all or substantially all the assets of the operating partnership;

  •
  the redemption of all partnership units (other than those held by us or our subsidiaries); or

  •
  an election by us, in our sole discretion, in our capacity as the general partner.

Tax Matters

        We are the tax matters partner of the operating partnership, and we have the authority to make tax elections under the Internal Revenue Code on behalf of the partnership.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our common stock by persons individuals who hold the securities as capital assets (within the meaning of section 1221 of the Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations (except as discussed under "—Taxation of Stockholders—Tax-Exempt Stockholders") or dealers in securities. Except as discussed under "—Taxation of Stockholders—Non-U.S. Stockholders," this summary also does not address persons who are not U.S. Stockholders (as defined herein).

        This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

        In the opinion of Katten Muchin Rosenman LLP ("Katten Muchin"), commencing with our initial taxable year ending December 31, 2005, we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation, as described in this prospectus and as represented by us, will enable us to meet the requirements for qualification and taxation as a REIT. Katten Muchin's opinion is not binding on the IRS or the courts. It is based on various assumptions relating to our organization and operation, including the assumption that we will operate in the manner described in our organizational documents and this Registration Statement, and on representations made by us concerning certain factual matters related to our organization and proposed manner of operation. Our qualification and taxation as a REIT will depend upon our ability to meet on a continuous basis, through actual annual operating results, (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership and (iv) various other qualification tests (discussed below) imposed by the Code. Katten Muchin will not review our ongoing compliance with these tests, and expresses no opinion concerning whether we actually will satisfy these tests on a continuous basis. No assurance can be given that we actually will satisfy such tests on a continuous basis. See "—Failure to Qualify," below.

        The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These are highly technical and complex provisions that have received only limited administrative and judicial interpretation, and that are subject to change, potentially with retroactive effect.

        In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a "C" corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

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  we will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains;

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  we will be subject to the "alternative minimum tax" on our undistributed items of tax preference;

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  if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, "foreclosure property" is any property we acquire by foreclosure or otherwise on default of a lease of such property or a loan secured by such property;

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  if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, "prohibited transactions" are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

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  if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

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  if we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions;

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  if we acquire any asset from a "C" corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset or any other property in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the ten year period beginning on the date we acquire the asset, then the asset's "built-in" gain (the excess of the asset's fair market value at the time we acquired it over the asset's adjusted basis at that time) will be subject to tax at the highest corporate rate;

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  we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below; and

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  if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm's length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust, or association:

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  that is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

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  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

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  that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

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  the beneficial ownership of which is held by 100 or more persons;

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  no more than 50% of the value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

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  that meets certain other tests, described below, regarding the composition of its income and assets; and

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  whose taxable year is the calendar year.

        The first four requirements must be satisfied during the entire taxable year, and the fifth requirement must be satisfied during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our shares and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition. We will not be required to satisfy the fifth and sixth requirements for our initial taxable year ending December 31, 2005.

        We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. Failure to do so will subject us to a fine. In addition, certain restrictions on the transfer of our shares, imposed by our Declaration of Trust, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.

        Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

        Income Tests.    To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from "prohibited transactions") must come from real estate sources such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions") must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

        Rents received by a REIT (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as "rents from real property" subject to certain restrictions, including:

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  the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant's gross receipts or sales);

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  except for certain qualified lodging facilities leased to a taxable REIT subsidiary (described below), the REIT or a direct or indirect owner of 10% or more of the REIT may not own, directly or constructively, 10% or more of the tenant (a "Related Party Tenant");

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  the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

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  the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an "independent contractor" that satisfies certain stock ownership restrictions and is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service provided is "usually or customarily rendered" in connection with the rental of space for occupancy only and is not considered "rendered to the tenants."

        If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under "—General," even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

        Asset Tests.    To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

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  at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed for these purposes to be secured) by real property, (b) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five years) public debt offering, (c) stock in other REITs and (d) cash, cash items and Government securities;

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  no more than 20% of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

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  except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) most partnership interests and certain debt obligations: (i) the value of any one issuer's securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer's outstanding voting securities; and (iii) we may not own more than 10% of the total value of any one issuer's outstanding securities.

        We own our assets and conduct our operations through Newkirk MLP. Treasury regulations provide that a REIT which is a partner in a partnership is deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and is deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of Newkirk MLP are treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section, so long as Newkirk MLP is treated as a partnership for federal income tax purposes.

        A partnership that is a "publicly traded partnership" (as defined in the Code) is generally treated as a corporation, with certain exceptions. Treasury regulations provide safe harbors under which specified transfers and redemptions of partnership interests are disregarded in determining whether interests in a partnership are publicly traded, as well as a "two percent" safe harbor under which transfers and redemptions that are not disregarded (because they do not qualify for any other safe harbor) will not cause a partnership to be treated as publicly traded in any year in which they do not exceed, in the aggregate, 2% of the outstanding partnership interests held by partners other than the general partner (if the general partner's partnership interest exceeds 10%). Newkirk MLP will not necessarily qualify for any of these safe harbors, but we nevertheless do not believe that Newkirk MLP will be considered to be a publicly traded partnership under the Code. However, even if Newkirk MLP were to be considered a publicly traded partnership, it still would not be treated as a corporation for income tax purposes provided at least 90% of its annual gross income consists of "qualifying income," which, as defined in the Code, is substantially similar to the types of income that we are permitted to earn as a REIT. Based on the anticipated nature of Newkirk MLP's income and our ability under the partnership agreement to operate Newkirk MLP in a manner that is consistent with maintaining our REIT status and Newkirk MLP's tax status as a partnership, we expect Newkirk MLP to qualify as a partnership for federal income tax purposes even if it were to be considered a publicly traded partnership.

        We may hold assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, we will be subject to a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm's length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

        We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as "qualified REIT subsidiaries." A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

        If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

        We also will not lose our status as a REIT if we were to violate the asset tests described above as a result of more than 5% of our total assets being invested in the securities of one issuer or as a result of holding more than 10% (by vote or by value) of the securities of any one issuer, under the following circumstances. First, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within six months after the end of the quarter in which we identify the failure, then we will not lose our REIT status. Second, if the value of the assets that cause the violation exceeds the foregoing value threshold, then we will still maintain our REIT status provided (i) our failure to satisfy the 5% or 10% tests was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within six months after the end of the quarter in which we identify the failure, and (iv) we pay a "penalty tax." The penalty tax is equal to the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. This second rule also applies if less than 75% of our total assets are represented by real estate or if more than 20% of our total assets are represented by the securities of one or more taxable REIT subsidiaries.

        Annual Distribution Requirements.    To qualify as a REIT, we must also distribute to our stockholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our "net capital gain") plus (B) 90% of our after-tax net income, if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12 month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.

        To the extent we fail to distribute 100% of our net capital gain or we distribute at least 90% but less than 100% of our "REIT taxable income" (as adjusted), we will be subject to tax at regular corporate rates (with respect to the undistributed net capital gain) and at the regular corporate ordinary income tax rates (with respect to the undistributed REIT taxable income). Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

        We intend to make timely distributions sufficient to meet the foregoing annual distribution requirements. It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.

        Under certain circumstances, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying "deficiency dividends" to our stockholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount of any deduction taken for such dividend.

        Failure to Qualify.    If we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation. The immediately preceding sentence does not apply to violations of the income tests described above or violations of the asset tests for which special relief rules (described above) are provided.

        If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

        For any year in which we fail to qualify as a REIT, we will not be required to make distributions to our stockholders. Any distributions we do make will not be deductible by us, and will generally be taxable to our stockholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate stockholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate stockholders may qualify for preferential rates of taxation.

Taxation of Stockholders

U.S. Stockholders

        As used in this section, the term "U.S. Shareholder" means a holder of our common stock who, for United States federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a domestic corporation;

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  an estate whose income is subject to United States federal income taxation regardless of its source; or

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  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a shareholder, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock.

        Dividends.    As long as we qualify as a REIT, distributions that are made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary income and will be ineligible for the corporate dividends received deduction. Except in very limited circumstances, such distributions also will not qualify for the new lower rate applicable to certain dividends paid to individuals. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        Dividends declared by us in October, November or December of any calendar year and payable to stockholders of record on a specified date in such month, are treated as paid by us and as received by our stockholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

        We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our stock by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain.

        Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's stock as to which the distributions were made, and will reduce the adjusted basis of the shareholder's shares. To the extent these distributions exceed the shareholder's adjusted basis in its shares, the distributions will be included in the shareholder's income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

        Stockholders may not claim any net operating losses or net capital losses that we generate on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as "portfolio income" and, therefore, U.S. Stockholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of its shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock in which they are requested to disclose the actual owners of the shares, i.e., the persons required to include the dividends paid by us in their gross income. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A U.S. Shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        Sale of Stock.    When a U.S. Shareholder sells or otherwise disposes of our stock, the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder's adjusted tax basis in the stock for tax purposes. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the stock for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of stock that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent the shareholder received distributions from us that were treated as long-term capital gains. Limitations are imposed on the deductibility of capital losses.

        Backup Withholding.    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Stockholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder's income tax liability.

        Tax-Exempt Stockholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ("UBTI") if received by a tax-exempt entity. Based on that ruling, dividend income from our stock generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its stock as "debt financed property" within the meaning of the Code. Similarly, gain from selling our stock generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its stock as "debt financed property."

        Notwithstanding the above paragraph, if we are a "pension-held REIT," then any qualified pension trust that holds more than 10% of our stock will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI if earned by the pension trust directly. A qualified pension trust is any trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code. In general, we will be treated as a "pension-held REIT" only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% of our stock, or one or more qualified pension trusts, each of which owns more than 10% of our stock, hold in the aggregate more than 50% of our shares) and (b) we would not qualify as a REIT if we had to treat our stock owned by a qualified pension trust as owned by the qualified pension trust (instead of treating such stock as owned by the qualified pension trust's multiple beneficiaries). As a result of certain limitations on the transfer and ownership of shares contained in the Declaration of Trust, we do not expect to be classified as a pension-held REIT.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(17) and (c)(20), respectively, of the Code are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI unless they comply with certain set-aside or reserve requirements.

Non-U.S. Stockholders

        The rules governing the U.S. federal income taxation of stockholders (which we call "non-U.S. Stockholders) who or which are nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that are not subject to U.S. federal income taxation, are complex, and no attempt will be made herein to provide more than a limited summary of those rules. The discussion below assumes that the non-U.S. Shareholder's investment in our stock is not effectively connected with a trade or business conducted in the United States by the non-U.S. Shareholder or, if a tax treaty applies to the non-U.S. Shareholder, that its investment in our stock is not attributable to a United States permanent establishment maintained by the non-U.S. Shareholder. WE RECOMMEND THAT NON-U.S. STOCKHOLDERS CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN OUR STOCK.

        Ordinary Dividends.    Distributions, other than capital gain dividends and distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (discussed below), will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to non-U.S. Stockholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends (other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends) paid to a non-U.S. Shareholder, unless we receive the requisite proof that (i) a lower treaty rate applies or (ii) the income is "effectively connected income." A non-U.S. Shareholder claiming the benefit of a tax treaty may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A non-U.S. Shareholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements, such as providing IRS Form W-8ECI. Other requirements, such as providing an IRS Form W-8IMY, may apply to a non-U.S. Stockholders that is a financial intermediary or a foreign partnership.

        Return of Capital.    Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from a disposition of U.S. real property will be treated as a non-taxable return of capital to a Non-U.S. Shareholder up to the amount of the non-U.S. Shareholder's adjusted basis in its stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. Shareholder's stock, they will give rise to tax liability if the non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will exceed our current and accumulated earnings and profits, then the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. Shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution did, in fact, exceed our current and accumulated earnings and profits.

        FIRPTA Dividends.    Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), gain from the sale or exchange of U.S. real property interests generally is taxable to non-U.S. persons as if such gain were effectively connected with a U.S. trade or business. However, capital gain dividends and dividends treated as attributed to the gain from a disposition of U.S. real property (collectively, "FIRPTA dividends") paid by us to a non-U.S. Shareholder with respect to our stock (provided our stock is regularly traded on an established securities market) generally will not be subject to FIRPTA if the non-U.S. Shareholder has not owned more than 5% of our stock at any time during the taxable year in which the dividend is received. Instead, such capital gain dividends will be treated the same as ordinary dividends, subject to withholding at a 30% rate or lower rate applicable under an income tax treaty. Non-U.S. Stockholders that do not qualify for this exception will be taxed on our capital gain distributions at the same capital gain rates applicable to U.S. Stockholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). Corporate non-U.S. Stockholders that do not qualify for this exception may be subject to a 30% branch profits tax on FIRPTA dividends unless the shareholder is entitled to treaty relief or other exemption. We will be required to withhold 35% of any FIRPTA dividend, including any distribution that we could designate as a capital gain dividend, unless the foregoing exception applies.

        Sales of Stock.    Gain recognized by a non-U.S. Shareholder upon a sale or exchange of our stock generally will not be taxed under FIRPTA provided we are a "domestically controlled REIT." In general, we will qualify as a domestically controlled REIT if at all times during a designated testing period less than 50% in value of our stock is held (directly or indirectly) by foreign persons. Gain not subject to FIRPTA nevertheless will be subject to a 30% U.S. tax if the non-U.S. Shareholder is an alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

        We anticipate that we will qualify as a domestically controlled REIT, but, because our shares will be publicly traded, no assurance can be given that we will so qualify. If we are not a domestically controlled REIT, then a non-U.S. Shareholder's sale of our stock generally will not be subject to tax under FIRPTA if (a) our stock is regularly traded on an established securities market (such as the New York Stock Exchange) and (ii) the non-U.S. Shareholder has not owned more than 5% of our stock during a designated testing period. If gain on the sale of stock is subject to tax under FIRPTA, then a Non-U.S. Shareholder will be subject to income and branch profits taxes as described above under "—Taxation of Stockholders—Non-U.S. Stockholders—FIRPTA Dividends," and the purchaser of such shares may be required to withhold 10% of the gross purchase price.

        Federal Estate Taxes.    In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, our stock will be included in the individual's estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

        Backup Withholding and Information Reporting. A non-U.S. Shareholder generally is exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of shares effected at a United States office of a broker, as long as the income associated with these payments is otherwise exempt from United States federal income tax, the payor or broker does not have actual knowledge or reason to know that the shareholder is a United States person and the shareholder has furnished to the payor or broker a valid IRS Form W-8BEN or an acceptable substitute form certifying, under penalties of perjury, that the shareholder is a non-United States person. Payment of the proceeds from the sale of our stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if the proceeds are transferred to an account maintained by the non-U.S. Shareholder in the United States, the payment of proceeds or the confirmation of the sale is mailed to the shareholder at a United States address, or the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that the shareholder is a United States person and the documentation requirements described above are met or the shareholder otherwise establishes an exemption.

        A non-U.S. Shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

        We and our stockholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended or "ERISA," and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of such a plan's investment in such entities, each of (a), (b) and (c), a Plan and (d) persons who have certain specified relationships to Plans (referred to as "parties in interest" under ERISA and "disqualified persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account (for example, through the purchase of an annuity contract), and such insurance company might be treated as a party in interest with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between a plan and parties in interest or disqualified persons with respect to such plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code.

        ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and parties in interest and disqualified persons, unless a statutory or administrative exemption is available. Parties in interest and disqualified persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and /or an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

        In addition, under Department of Labor Regulation Section 2510.3-101, the purchase with plan assets of equity interests in us would cause our assets to be deemed plan assets of the investing plan which, in turn, would subject us and our assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code unless an exception to this regulation is applicable.

        We expect that our common stock will meet the criteria for the exception under the Plan Assets Regulation that provides that an investing plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question are "publicly offered securities," defined as securities that are (1) held by 100 or more investors who are independent of the issuer and each other, (2) freely transferable, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is part is registered under the Exchange Act within the requisite time.

        Although no assurances can be given, it is anticipated that our shares of common stock will meet the criteria of "publicly offered securities" so that our underlying assets would not be deemed to be assets of an investing plan.

        If the shares of common stock fail to meet the criteria of publicly-offered securities, our assets may be deemed to include assets of plans that are stockholders. In that event, transactions involving our assets and parties in interest or disqualified persons with respect to such plans will be prohibited under ERISA and the Internal Revenue Code unless we qualify for another exception to the "look through" rule under the regulation or a statutory or administrative exemption from ERISA's prohibited transaction restrictions is applicable.

        Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c), the Department of Labor issued final regulations (the "General Account Regulations") providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered securities without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

UNDERWRITING

        Subject to the terms and conditions of an Underwriting Agreement, dated            , 2005, the underwriters named below, acting through their representatives, Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC, have severally agreed with us, subject to the terms and conditions of the Underwriting Agreement, to purchase from us the number of shares of common stock set forth below opposite their respective names.

Underwriters	Number of Shares
Bear, Stearns & Co. Inc.(1)
Credit Suisse First Boston LLC(2)
Friedman, Billings, Ramsey & Co., Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.

Total

(1)
383 Madison Avenue, New York, NY 10179.

(2)
11 Madison Avenue, New York, NY 10010.

        The Underwriting Agreement provides that the obligations of the several underwriters to purchase and accept delivery of the shares of our common stock offered by this prospectus are subject to approval by their counsel of legal matters and to other conditions set forth in the Underwriting Agreement. The underwriters are obligated to purchase and accept delivery of all the shares of common stock offered hereby, other than those shares covered by the over-allotment option described below, if any are purchased.

        The representatives of the underwriters have advised us that the underwriters propose to initially offer shares of our common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $            per share, of which $                              may be reallowed to other dealers. After this offering, the public offering price, concession and other terms of the offering may be reduced by the representatives. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of our common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

        We have granted to the underwriters an option, exercisable within 30 days after the date of the prospectus, to purchase from time to time up to an aggregate of             shares of common stock to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions. If the underwriters exercise their over-allotment option to purchase any of the            additional shares, each underwriter, subject to certain conditions, will become obligated to purchase its pro-rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the preceding table. If purchased, these additional shares will be sold by the underwriters on the same terms as those on which the shares offered hereby are being sold. We will be obligated, pursuant to the over-allotment option, to sell shares to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise the over-allotment option only to cover over-allotments made in connection with the sale of the shares of common stock offered in this offering.

        The following table shows the public offering price, underwriting discounts and commissions payable to the underwriters by us and the proceeds, before expenses, to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional shares.

	Per Share		Total
	Without Allotment	With over- Allotment	Without Allotment	With over- Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions payable by us
Proceeds, before expenses, to us

        We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $                  .

        The underwriters have reserved for sale, at the initial public offering price, up to five percent of the shares of our common stock being offered for sale in this offering for our officers and directors, officers and employees of our Advisor and their respective families, and other persons associated with us who express an interest in purchasing these shares of common stock in this offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase reserved shares. Any reserved shares not purchased by these persons will be offered by the underwriters to the general public on the same terms as the other shares offered in this offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        Each of our executive officers and directors, as well as affiliates of Apollo Real Estate Investment Fund III and Vornado Realty Trust will agree, subject to specified exceptions, not to:

  •
  offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock or any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or thereafter acquired directly by those holders or with respect to which they have the power of disposition, or

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  enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock, or such other securities, in cash or otherwise)

for a period of 12 months after the date of this prospectus without the prior written consent of Bear, Stearns & Co. Inc. This restriction terminates after the close of trading of the common stock on the 12 month anniversary of the date of this prospectus. However, Bear, Stearns & Co. Inc. may, in its sole discretion and at any time or from time to time before the termination of the 12 month period, without notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the representative and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period. However, as described under "NEWKIRK MLP'S AMENDED AND RESTATED PARTNERSHIP AGREEMENT—Transferability of Interests—Limited Partners", under certain circumstances affiliates of Apollo Real Estate Investment Fund III and First Union will be permitted to pledge Newkirk MLP units or shares, as the case may be, and affiliates of Apollo Real Estate Investment Fund III will be permitted to sell Newkirk MLP units to certain parties. In addition, please see "PROSPECTUS SUMMARY—Structure and Formation of Our Company—Formation Transactions" for a description of certain sales to us of Newkirk MLP units by affiliates of Apollo Real Estate Investment Fund III and executive officers and employees of Winthrop Financial Associates as part of the formation transactions.

        In addition, we have agreed that, subject to certain exceptions, during the lock-up period we will not, without the prior written consent of Bear, Stearns & Co. Inc., consent to the disposition of any shares held by stockholders subject to lock-up agreements prior to the expiration of the lock-up period, or issue, sell, contract to sell, or otherwise dispose of, any shares, any options or warrants to purchase any shares or any securities convertible into, exercisable for or exchangeable for common stock other than our sale of shares in this offering, the issuance of our shares upon the exercise of outstanding options or warrants, and the issuance of options or shares under existing incentive and benefit plans.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus in any jurisdiction when action for that purpose is required. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

        Each of the underwriters has represented and agreed that:

  •
  this prospectus has not been approved by the Financial Services Authority and it has not offered or sold and will not offer or sell to any person in the United Kingdom except where the offer is exempt from the general prohibition against the offer of securities to the public under section 85 of the Financial Services and Markets Act 2000 (or the FSMA), by virtue of one or more of the criteria set out in section 86 of the FSMA;

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from and otherwise involving the United Kingdom.

        We have applied to list our common stock on the New York Stock Exchange under the symbol "      ." In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of            beneficial holders and thereby establish at least                        shares in the public float having a minimum aggregate market value of $            .

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

        The representatives of the underwriters have advised us that, pursuant to Regulation M under the Exchange Act, some participants in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares of common stock. A "syndicate covering transaction" is the bid for or purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with this offering if the shares of common stock originally sold by such underwriter or syndicate member are purchased by the representatives in a syndicate covering transaction and have therefore not been effectively placed by such underwriter or syndicate member. The representatives of the underwriters have advised us that such transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Prior to this offering, there has not been a public market for our common stock. Consequently, the initial public offering price for our shares of common stock was determined by negotiations between us and the representatives of the underwriters subject to the applicable provisions of Rule 2720 of the NASD. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representative of the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

        Certain of the underwriters have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us for which they have received or will receive customary fees and expenses. KeyBank National Association, an affiliate of KeyBanc Capital Markets, together with other financial institutions, provided Newkirk MLP and T-Two Partners with a $750 million credit facility. A portion of the proceeds of this offering will be used to repay amounts borrowed under such credit facility to date. This repayment gives the identified affiliates an interest in the successful completion of this offering beyond customary underwriting discounts and commissions received by the underwriters in this offering. This could result in a conflict of interests, as our underwriters' obligations to us and the investors in the offering may conflict with those of their affiliates.

LEGAL MATTERS

        Certain matters of Maryland law, including the legality of the securities offered hereby, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, MD. Certain tax matters and certain legal matters in connection with this offering will be passed upon for us by Katten Muchin Rosenman LLP, New York, NY. Certain legal matters in connection with this offering will be passed upon for the underwriters by Paul, Hastings, Janofsky & Walker LLP, New York, NY.

EXPERTS

        The balance sheet as of July 22, 2005 of Newkirk Realty Trust, Inc. included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and is so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements as of December 31, 2004 and for the year then ended of The Newkirk Master Limited Partnership and the related financial statement schedule included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and are so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Newkirk MLP and subsidiaries as of December 31, 2003 and for the years ended December 31, 2003 and 2002 have been audited by Imowitz Koenig & Co., LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon the authority of said firm as experts in accounting and auditing.

        Information in this prospectus relating to market rent estimates is derived from, and is subject to the qualifications and assumptions in, the market rent due diligence analysis reports of CB Richard Ellis, Inc. which are filed as an exhibit to the registration statement of which this prospectus is a part and is included in reliance on CB Richard Ellis, Inc.'s authority as experts on such matters.

CHANGE IN ACCOUNTANTS

        In 2002, Deloitte and Touche LLP audited the balance sheet of Newkirk MLP as of the date of its inception, January 1, 2002. Subsequent to that, Newkirk MLP engaged Imowitz and Koenig LLP as its independent registered public accounting firm. On June 15, 2005, the Registrant engaged Deloitte & Touche, LLP to audit the Registrant and to re-audit Newkirk MLP's consolidated financial statements for the fiscal year ended December 31, 2004 and to serve as its independent registered public accounting firm. Imowitz Koenig & Co., LLP was advised at the time that the Registrant was contemplating an initial public offering and that if the initial filing of Form S-11 became imminent, Newkirk MLP would at that time dismiss Imowitz Koenig & Co., LLP and Deloitte & Touche would be engaged as the independent registered public accounting firm to audit the consolidated financial statements of Newkirk MLP for the fiscal year ending December 31, 2004 included in this prospectus. On August 5, 2005, Newkirk MLP dismissed Imowitz Koenig & Co., LLP and Deloitte & Touche LLP was selected as the independent registered public accounting firm to audit the consolidated financial statements of Newkirk MLP for the fiscal year ended December 31, 2005.

        The audit report of Imowitz Koenig & Co., LLP on the consolidated financial statements of Newkirk MLP as of December 31, 2004 and 2003 and for each of the three years ended December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change the independent public accountant of Newkirk MLP was approved by the board of directors of Newkirk MLP Corp., the manager of the general partner of Newkirk MLP.

        Since Newkirk MLP's formation until August 5, 2005, the date of Imowitz Koenig & Co., LLP's dismissal, and in connection with the audit of the consolidated financial statements of Newkirk MLP as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 and 2003, there were no disagreements with Imowitz Koenig & Co., LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during such periods there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

        We have provided Imowitz Koenig & Co., LLP with a copy of the disclosure contained under this caption "Change in Accountants" and have requested Imowitz Koenig & Co., LLP to furnish us a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated August 5, 2005, is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

        During the period June 15, 2005 through August 5, 2005 Newkirk MLP consulted Deloitte & Touche LLP in connection with its re-audit of the consolidated financial statements of Newkirk MLP for the fiscal year ended December 31, 2004 included in this prospectus. Prior to June 15, 2005 there were no consultations with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type or audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) or Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

        Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the Commission's public reference room in Washington, D.C. at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Commission also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The website address is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114, (617) 570-4614, Attention: Chief Operating Officer.

        Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the Commission. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATIONS

        Until                        , 2005, (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

NEWKIRK REALTY TRUST, INC.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

        The accompanying unaudited pro forma condensed consolidated financial information of Newkirk Realty Trust, Inc. (the "Company") as of June 30, 2005, for the six months ended June 30, 2005 and June 30, 2004 and the year ended December 31, 2004 is presented as if this offering is included in the formation transactions and the formation transactions described below had occurred on June 30, 2005 for the pro forma condensed consolidated balance sheet and on January 1, 2004 for the pro forma condensed consolidated statements of operations. The following transactions, among others, are reflected in the pro forma condensed consolidated financial statements and discussed in the accompanying notes to the pro forma consolidated financial statements.

  •
  The issuance of            shares of our common stock.

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  The sale of $50.0 million of our common stock to First Union at the public offering price, and we anticipate issuing an additional $20.0 million of our common stock to First Union in consideration for the assignment to us of certain exclusivity rights with respect to net leased property business opportunities offered to or generated by Michael Ashner.

  •
  The use of $                              million of the net offering proceeds, representing    % of those proceeds together with $                       million from the anticipated sale of common stock to First Union, to purchase newly issued MLP units in Newkirk MLP.

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  The use of $                              million of the net offering proceeds, representing            % of those proceeds, to purchase Newkirk MLP units from affiliates of Apollo Real Estate Investment Fund III. Those entities will hold            Newkirk MLP units following the formation transactions, all of which will be subject to a 12 month lock-up period. These units will represent an approximately    % equity interest in us, on a fully diluted basis, assuming the redemption of all Newkirk MLP units (other than units held by us) in exchange for shares of our common stock.

  •
  The use of $5.0 million of the net offering proceeds, representing approximately    % of those proceeds to purchase Newkirk MLP units from executive officers and employees of Winthrop Financial Associates. Following such purchase executive officers and employees of Winthrop Financial Associates will hold approximately    % of the outstanding Newkirk MLP units. These units will represent an approximately    % equity interest in us, on a fully diluted basis, assuming the redemption of all Newkirk MLP units (other than units held by us) in exchange for shares of our common stock. All shares of our common stock that may be issued by us upon redemption of these units will be subject to a four-year lock-up period from the date of this offering.

  •
  Following the completion of the offering and the tender offer, we will own a minimum of approximately            % of the MLP units and, if the overallotment option is exercised in full; a maximum of            % of those interests.

  •
  The appointment of the Company as the successor general partner of Newkirk MLP in place of MLP GP LLC, the current general partner.

  •
  The closing, on August 11, 2005, by Newkirk MLP of a $477,759,000 loan from KeyBank National Association and Bank of America, N.A. which bears interest at the election of Newkirk MLP at a rate equal to either (i) the LIBOR Rate (as defined) plus 200 basis points (reducing to 175 basis points after consummation of this offering) or ( ii) the prime rate then charged by KeyBank National Association plus 50 basis points. The loan was obtained to (i) replace the existing loan from Bank of America, N.A. which had an outstanding balance of $163,379,000 including accrued interest and bore interest at the LIBOR Rate plus 450 basis points or prime plus 250 basis points, (ii) satisfy $186,566,000 of first mortgage debt encumbering Newkirk MLP's real properties, which constituted substantially all of Newkirk MLP's first mortgage debt and (iii) satisfy $86,801,000 of second mortgage debt encumbering Newkirk MLP's real properties. The loan is scheduled to mature on August 11, 2008, subject to two one year extensions and requires monthly payments of interest only. In addition, the loan requires (i) initial principal payments of 50% of excess cash flow after debt service during the period between August 11, 2005 and the consummation of this Offering, less any amounts paid on account of the T-Two loan (as described below), (ii) a principal payment equal to $150.0 million less than the amount of the initial principal payments made pursuant to (i) above on the closing of this offering, and (iii) quarterly principal payments of $ 1,875,000 during the term of the loan, increasing to $2,500,000 per quarter during the extension periods, less any amounts paid on account of the T-Two loan. In connection with the Newkirk MLP loan, T-Two Partners also obtained a loan from KeyBank National Association and Bank of America, N.A. in the principal amount of $272,241,000 (which we refer to as the "T-Two Loan"), the proceeds of which were used to satisfy the outstanding balance on a loan made by Bank of America, N.A. to T-Two Partners. The interest rate, maturity date and principal terms of the T-Two Loan are the same as the Newkirk MLP loan. Newkirk MLP has guaranteed the obligations of T-Two Partners under the T-Two loan.

  •
  The exercise of an option, which we refer to as the T-Two option, by Newkirk MLP to acquire existing second mortgages on 158 Newkirk properties, approximately $24.1 million of cash reserves and second mortgages on net leased properties owned by other entities.

        The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements included elsewhere in this prospectus. In the opinion of the Company's management, all material adjustments necessary to reflect the effects of the formation transactions have been made. The pro forma consolidated financial statements do not purport to represent the Company's financial position or the results of operations that would actually have occurred assuming the completion of this offering and the formation transactions; nor do they purport to project the financial position or results of operations as of any future date or for any future period.

NEWKIRK REALTY TRUST, INC.
PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2005 (UNAUDITED)

	(A) Newkirk Master Limited Partnership	(B) Refinancing	(C) T-Two Option Exercise	Subtotal	(D) Offering	(E) Use of Offering Proceeds	Pro Forma Newkirk Realty Trust, Inc.
	(Amounts in thousands)
ASSETS
Real estate investments:
Land	$29,996	$—	$—	$29,996	$—	$—	$29,996
Land estates	43,997	—	—	43,997	—	—	43,997
Buildings and improvements	1,452,629	—	—	1,452,629	—	—	1,452,629

Total real estate investments	1,526,622	—	—	1,526,622	—	—	1,526,622
Less accumulated depreciation and amortization	(552,483)	—	—	(552,483)	—	—	(552,483)

Real estate investments, net	974,139	—	—	974,139	—	—	974,139
Real estate held for sale, net	35,491	—	—	35,491	—	—	35,491
Cash and cash equivalents	14,071	(285)	24,114	37,900	415,000	(289,500)	163,400
Restricted cash	11,255	—	—	11,255	—	—	11,255
Receivables	68,839	3,932	(11,939)	60,832	—	—	60,832
Deferred rental income receivables	24,443	—	—	24,443	—	—	24,443
Equity investments in limited partnerships	12,430	—	—	12,430	—	—	12,430
Deferred costs, net	12,444	6,997	—	19,441	—	—	19,441
Other assets	24,800	—	18,684	43,484	—	—	43,484
Other assets of discontinued operations	208	—	—	208	—	—	208

Total Assets	$1,178,120	$10,644	$30,859	$1,219,623	$415,000	$(289,500)	$1,345,123

LIABILITIES, MINORITY INTERESTS, PARTNERS' CAPITAL AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes	$430,476	$(184,463)	$—	$246,013	$—	$—	$246,013
Note payable	163,449	307,559	272,455	743,463	—	(150,000)	593,463
Contract right mortgage notes	250,597	(65,868)	(168,650)	16,079	—	—	16,079
Accrued interest payable	89,679	(25,235)	(63,022)	1,422	—	—	1,422
Accounts payable and accrued expenses	2,961	—	—	2,961	—	—	2,961
Other liabilities	—	—	—	—	—	2,503	2,503
Liabilities of discontinued operations	29,339	—	(24,404)	4,935	—	—	4,935

Total Liabilities	966,501	31,993	16,379	1,014,873	—	(147,497)	867,376
Contingencies:
Minority interests	2,503	—	—	2,503	—	(2,503)	—
Partners' capital and shareholders' equity:
Preferred stock	—	—	—	—	275	—	275
Common stock	—	—	—	—	—	—	—
Paid in capital	—	—	—	—	414,725	62,747	477,472
Distributions	—	—	—	—	—	—	—
Partners' equity	209,116	(21,349)	14,480	202,247	—	(202,247)	—

Total Partners' capital and shareholders' equity	209,116	(21,349)	14,480	202,247	415,000	(139,500)	477,747

Total Liabilities, Minority interests, Partners' capital and shareholders' equity	$1,178,120	$10,644	$30,859	$1,219,623	$415,000	$(289,500)	$1,345,123

NEWKIRK REALTY TRUST, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2005 (UNAUDITED)

(A)
Reflects historical consolidated balance sheet of The Newkirk Master Limited Partnership ("Newkirk MLP") as of June 30, 2005.

(B)
Reflects the $750.0 million loan proceeds from KeyBank National Association and Bank of America N.A. used to refinance $186.6 million of first mortgage indebtedness and accrued interest payable, $435.9 million of the Note Payable to Bank of America including the T-Two partners note discussed below and $86.8 million of contract notes and accrued interest payable. Also reflects a principal payment of $6.5 million of excess proceeds from the refinancing. Closing costs are $7.0 million for Newkirk MLP and $3.9 million for T-Two Partners.

Pro forma cash from the refinancing is summarized below (in thousands):

Proceeds from KeyBank loan	$750.0
Proceeds used to:
Repay first mortgage indebtedness	(186.6)
Repay contract right indebtedness	(86.8)
Repay Notes Payable to Bank of America	(435.9)
Pay mortgage prepayment penalties	(23.6)
Pay closing costs	(7.0)
Pay closing costs on behalf of T-Two Partners	(3.9)
Principal payment from excess proceeds	(6.5)

Cash used in the refinancing	$(.3)

(C)
Reflects the impact of the exercise of an option by Newkirk MLP to acquire all the assets held by T-Two Partners which consists primarily of contract right notes on 158 of the Newkirk properties as well as additional contract right notes on 126 other triple-net leased properties. T-Two Partners also has cash reserves which are included in the assets acquired by Newkirk MLP for an option price of $260.3 million. Newkirk MLP will satisfy the option price by (1) assuming the $272.5 million debt obligation of T-Two Partners (2) acquiring T-Two Partners cash of $24.1 million and (3) satisfying a $11.9 million receivable due from T-Two Partners. The option price includes the acquisition of additional non-Newkirk MLP contract rights ("other assets") valued at $18.7 million and the repayment of contract right notes payable for $241.5 million compared to a carrying value of the contract right notes payable of $256.0 million resulting in a credit to equity of $14.5 million.

(D)
Reflects (1) the public offering, net of closing costs of $35.0 million, and (2) the sale of shares to First Union of $50.0 million.

(E)
Reflects the use of the offering proceeds to repay $150.0 million of debt and acquire interests in the Newkirk MLP from existing limited partners for $139.5 million, and reflects the minority interest remaining in Newkirk MLP.

In an umbrella partnership real estate investment (UPREIT) an operating partnership is formed by the sponsor who contributes real estate properties, other assets and related debt to the operating partnership in exchange for a limited partnership interest in the operating partnership. This exchange is accounted for as a reorganization of entities under common control and accordingly the contributed assets and liabilities are accounted for at the sponsor's historical cost.

Simultaneously with the formation of the operating partnership, the real estate investment trust (REIT) invests proceeds from a public offering in exchange for a minority interest (the general partner) in the operating partnership. In our case the Company will be the general partner of Newkirk MLP. Due to its controlling interest, the Company will consolidate the operating partnership in its financial statements and report the assets and liabilities contributed by the sponsor at historical cost. The sponsor's interest in the operating partnership should be recorded as minority interest in the REIT consolidated financial statements.

NEWKIRK REALTY TRUST, INC.

PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)

	(A) Newkirk Master Limited Partnership	(B) Refinancing	(C) T-Two Option Exercise	(D) REIT Costs	Subtotal	(E) Other	Consolidated Pro Forma Newkirk Realty Trust, Inc.
	(Amounts in thousands except per share data)
Revenue:
Rental income	$121,454	$—	$—	$—	121,454	$—		121,454
Interest income	1,547	—	652	—	2,199	—		2,199
Management fees	159	—	—	—	159	—		159

Total revenue	123,160	—	652	—	123,812	—		123,812

Expenses:
Interest	39,189	(9,933)	(2,653)	—	26,603	—		26,603
Depreciation	17,894	—	—	—	17,894	—		17,894
Impairment loss	26,082				26,082			26,082
General and administrative	1,852	—	—	2,700	4,552	—		4,552
Amortization	1,363	1,012	—	—	2,375	—		2,375
Ground rent	1,535	—	—	—	1,535	—		1,535
Other expense	—	—	—	—	—	9,312		9,312
State and local taxes	1,091	—	—	—	1,091	—		1,091

Total expenses	89,006	(8,921)	(2,653)	2,700	80,132	9,312		89,444

Income from continuing operations before equity in income from investments in limited partnerships and minority interest	34,154	8,921	3,305	(2,700)	43,680	(9,312)		34,368
Equity in income from investments in limited partnerships	1,521	—	—	—	1,521	—		1,521
Minority interest	(9,312)	—	—	—	(9,312)	9,312		—

Income from continuing operations	$26,363	$8,921	$3,305	$(2,700)	$35,889	—		$35,889

Income from continuing operations per common share							$
Weighted average common shares—basic and diluted

NEWKIRK REALTY TRUST, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)

(A)
Reflects historical consolidated statement of operations of The Newkirk Master Limited Partnership ("Newkirk MLP") for the six months ended June 30, 2005.

(B)
Reflects the interest savings on the $750.0 million loan proceeds from KeyBank National Association and Bank of America N.A. used to refinance $186.6 million of first mortgage indebtedness, and accrued interest payable $435.9 million of the Note Payable to Bank of America including the T-Two Partners note, assumed below, and $86.8 million of contract notes and accrued interest payable. Also reflects the reduction of amortization expense on deferred costs of refinanced debt as well as the amortization expense on the costs relating to the new loan with KeyBank National Association.

The $750.0 million loan bears interest at a rate equal to LIBOR plus 175 basis points. Newkirk MLP entered into interest rate swap and cap agreements to limit its exposure to interest rate volatility. As a result, LIBOR has been fixed at 4.642% for $250.0 million of the loan for five years. In addition, $450.0 million, decreasing to $400.0 million as of December 1, 2005 and further decreasing to $290.0 million as of December 1, 2006, will be subject to a LIBOR cap of 5.00% through November 2006 and 6.00% from December 1, 2006 through August 2008. The loan matures in three years, subject to two one-year extensions. Newkirk MLP would be subject to interest rate volatility on $450.0 million. An increase in LIBOR of .125% would increase interest expense by approximately $.6 million per year. Management believes that the use of the interest rate is reasonable.

(C)
Reflects the impact of the exercise of an option by Newkirk MLP to acquire all the assets held by T-Two Partners which consists primarily of contract right notes on 158 of the Newkirk properties as well as additional contract right notes on 126 other triple-net leased properties. T-Two Partners also has cash reserves which is included in the assets acquired by Newkirk MLP. Newkirk MLP will satisfy the option price of $260.3 million by (1) assuming the $272.5 million debt obligation of T-Two Partners (2) acquiring T-Two Partners cash of $24.1 million and (3) satisfying a $11.9 million receivable due from T-Two Partners. The transaction will result in an interest expense savings of $2.7 million and additional interest income of $0.7 million from the acquisition of third party contract right debt.

(D)
Reflects the impact of the additional costs as a result of REIT formation including management fees of $2.2 million and general and administrative expenses of $0.5 million.

(E)
Reflects the minority interest unitholders' allocable share of the Newkirk MLP operating results.

NEWKIRK REALTY TRUST, INC.

PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

	(A) Newkirk Master Limited Partnership	(B) Refinancing	(C) T-Two Option Exercise	(D) REIT Costs	Subtotal	(E) Capitalization of the REIT	Consolidated Pro Forma Newkirk Realty Trust, Inc.
	(Amounts in thousands except per share data)
Revenue:
Rental income	$121,839	$—	$—	$—	$121,839	$—		$121,839
Interest income	1,628	—	690	—	2,318	—		2,318
Management fees	176	—	—	—	176	—		176

Total revenue	123,643	—	690	—	124,333	—		124,333

Expenses:
Interest	44,722	(12,697)	(2,904)	—	29,121	—		29,121
Gain on extinguishment of debt	(10)	—	—	—	(10)	—		(10)
Depreciation	17,753	—	—	—	17,753	—		17,753
General and administrative	1,858	—	—	2,700	4,558			4,558
Amortization	1,407	1,010	—	—	2,417	—		2,417
Ground rent	1,535	—	—	—	1,535	—		1,535
Other expense	—	—	—	—	—	9,142		9,142
State and local taxes	912	—	—	—	912	—		912

Total expenses	68,177	(11,687)	(2,904)	2,700	56,286	9,142		65,428

Income from continuing operations before equity in income from investments in limited partnerships and minority interest	55,466	11,687	3,594	(2,700)	68,047	(9,142)		58,905
Equity in income from investments in limited partnerships	1,254	—	—	—	1,254	—		1,254
Minority interest	(9,142)	—	—	—	(9,142)	9,142		—

Income from continuing operations	$47,578	$11,687	$3,594	$(2,700)	$60,159	—		$60,159

Loss from continuing operations per common share							$
Weighted average common shares—basic and diluted

NEWKIRK REALTY TRUST, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

(A)
Reflects historical consolidated statement of operations of The Newkirk Master Limited Partnership ("Newkirk MLP") for the six months ended June 30, 2004.

(B)
Reflects the interest savings on the $750.0 million loan proceeds from KeyBank National Association and Bank of America N.A. used to refinance $186.6 million of first mortgage indebtedness and accrued interest payable, $435.9 million of the Note Payable to Bank of America including the T-Two Partners note, assumed below, and $86.8 million of contract notes and accrued interest payable. Amortization expense represents closing costs of $7.0 million amortized over the initial loan life (3 years). Also reflects the reduction of interest expense and amortization expense for the amortization of deferred costs of debt refinanced.

The $750.0 million loan bears interest at a rate equal to LIBOR plus 175 basis points. Newkirk MLP entered into interest rate swap and cap agreements to limit its exposure to interest rate volatility. As a result, LIBOR has been fixed at 4.642% for $250.0 million of the loan for five years. In addition, $450.0 million, decreasing to $400.0 million as of December 1, 2005 and further decreasing to $290.0 million as of December 1, 2006, will be subject to a LIBOR cap of 5.00% through November 2006 and 6.00% from December 1, 2006 through August 2008. The loan matures in three years, subject to two one-year extensions. Newkirk MLP would be subject to interest rate volatility on $450.0 million. An increase in LIBOR of .125% would increase interest expense by approximately $.6 million per year. Management believes that the use of the interest rate is reasonable.

(C)
Reflects the impact of the exercise of an option by Newkirk MLP to acquire all the assets held by T-Two Partners which consists primarily of contract right notes on 158 of the Newkirk properties as well as additional contract right notes on 126 other triple-net leased properties. T-Two Partners also has cash reserves which is included in the assets acquired by Newkirk MLP. Newkirk MLP will satisfy the option price of $260.3 million by (1) assuming the $272.5 million debt obligation of T-Two Partners (2) acquiring T-Two Partners cash of $24.1 million and (3) satisfying a $11.9 million receivable due from T-Two Partners. The transaction will result in an interest expense savings of $2.9 million and additional interest income of $0.7 million from the acquisition of third party contract right debt.

(D)
Reflects the impact of the additional costs as a result of REIT formation including management fees of $2.2 million and general and administrative expenses of $0.5 million.

(E)
Reflects the minority interest unitholders' allocable share of the Newkirk MLP operating results.

NEWKIRK REALTY TRUST, INC.

PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004 (UNAUDITED)

	(A) Newkirk Master Limited Partnership	(B) Refinancing		(C) T-Two Option Exercise	(D) REIT Costs	Subtotal	(E) Capitalization of the REIT	Pro forma Newkirk Realty Trust, Inc.
	(Amounts in thousands except per share data)
Revenue:
Rental income	$243,711	$		$—	$—	$243,711	$—	$243,711
Interest income	3,134		—	1,319	—	4,453	—	4,453
Management fees	332		—	—	—	332	—	332

Total revenue	247,177		—	1,319	—	248,496	—	248,496

Expenses:
Interest	88,026		(25,520)	(8,144)	—	54,362		54,362
Gain on extinguishment of debt	(10)		—	—	—	(10)	—	(10)
Depreciation	35,632		—	—	—	35,632	—	35,632
General and administrative	3,762		—	—	5,400	9,162	—	29,162
Amortization	2,796		2,022	—	—	4,818	—	4,818
Ground rent	3,067		—	—	—	3,067	—	3,067
Other expense	—		—	—	—	—	18,226	18,226
State and local taxes	1,377		—	—	—	1,377	—	1,377

Total expenses	134,650		(23,498)	(8,144)	5,400	108,408	18,226	126,634

Income from continuing operations before equity in income from investments in limited partnerships and minority interest	112,527		23,498	9,463	(5,400)	140,088	(18,226)	121,862
Equity in income from investments in limited partnerships	2,662		—	—		2,662	—	2,662
Minority interest	(18,226)		—	—		(18,226)	18,226	—

Income from continuing operations	$96,963		23,498	$9,463	$(5,400)	$124,524	—	$124,524

Income from continuing operations per common share
Weighted average common shares—basic and diluted

NEWKIRK REALTY TRUST, INC.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(UNAUDITED)

Notes and Management Assumptions

(A)
Reflects historical consolidated statement of operations of The Newkirk Master Limited Partnership ("Newkirk MLP") for the year ended December 31, 2004, as adjusted for discontinued operations.

(B)
Reflects the interest savings on the $750.0 million loan proceeds from KeyBank National Association and Bank of America N.A. used to refinance $186.6 million of first mortgage indebtedness and accrued interest payable, $435.9 million of the Note Payable to Bank of America including the T-Two Partners note, assumed below, and $86.8 million of contract notes and accrued interest payable. Amortization expense represents closing costs of $7.0 million amortized over the initial loan life (3 years). Also reflects the reduction to interest expense and amortization expense for the amortization of the deferred costs of debt refinanced.

  The $750.0 million loan bears interest at a rate equal to LIBOR plus 175 basis points. Newkirk MLP entered into interest rate swap and cap agreements to limit its exposure to interest rate volatility. As a result, LIBOR has been fixed at 4.642% for $250.0 million of the loan for five years. In addition, $450.0 million, decreasing to $400.0 million as of December 1, 2005 and further decreasing to $290.0 million as of December 1, 2006 will be subject to a LIBOR cap of 5.00% through November 2006 and 6.00% from December 1, 2006 through August 2008. The loan matures in three years, subject to two one-year extensions. Newkirk MLP would be subject to interest rate volatility on $450.0 million. An increase in LIBOR of .125% would increase interest expense by approximately $.6 million per year. Management believes that the use of the interest rate is reasonable.

(C)
Reflects the impact of the exercise of an option by Newkirk MLP to acquire all the assets held by T-Two Partners which consists primarily of contract right notes on 158 of the Newkirk properties as well as additional contract right notes on 126 other triple-net leased properties. T-Two Partners also has cash reserves which is included in the assets acquired by Newkirk MLP. Newkirk MLP will satisfy the option price of $260.3 million by (1) assuming the $272.5 million debt obligation of T-Two Partners (2) acquiring T-Two Partners cash of $24.1 million and (3) satisfying a $11.9 million receivable due from T-Two Partners. The transaction will result in an interest expense savings of $8.1 million and additional interest income of $1.3 million from the acquisition of third party contract right debt.

(D)
Reflects the impact of the additional costs as a result of REIT formation including management fees of $4.2 million and general and administrative expenses of $1.2 million.

(E)
Reflects the minority interest unitholders' allocable share of the Newkirk MLP operating results.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Newkirk Realty Trust, Inc:

        We have audited the accompanying balance sheet of Newkirk Realty Trust, Inc. (the "Company") as of July 22, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

        In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Newkirk Realty Trust, Inc. at July 22, 2005, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 5, 2005

NEWKIRK REALTY TRUST, INC.

BALANCE SHEET
JULY 22, 2005

ASSETS
Cash	$1,000

LIABILITIES AND STOCKHOLDER EQUITY
Special Voting Preferred Stock, $.01 par value 1,000,000 shares authorized, 0 issued and outstanding	$—
Common Stock, $.01 par value 400,000,000 shares authorized, 100 issued and outstanding	1
Additional paid in capital	999

$1,000

See Accompanying Notes to Balance Sheet.

NEWKIRK REALTY TRUST, INC.

NOTES TO BALANCE SHEET
JULY 22, 2005

1.     ORGANIZATION

        Newkirk Realty Trust, Inc., a Maryland corporation was formed on July 22, 2005 for the purpose of becoming the general partner of The Newkirk Master Limited Partnership. The Company has not commenced operations.

2.     SUMMARY OF ACCOUNTING POLICIES

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the reporting date. Actual amounts could differ from those estimates.

Income Taxes

        The Company intends to qualify and operate as a real estate investment trust (REIT") under the provisions of the Internal Revenue Code. Under these provisions, the Company is required to distribute at least 90% of its REIT taxable income to its shareholders to maintain the REIT qualification and not be subject to Federal income taxes for the portion of taxable income distributed. The Company must also satisfy certain tests concerning the nature of its assets and income distributed and meet certain record keeping requirements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of the Newkirk Master Limited Partnership:

        We have audited the accompanying consolidated balance sheet of The Newkirk Master Limited Partnership (the "Partnership") as of December 31, 2004, and the related consolidated statements of operations, partners' equity and cash flows for the year then ended. Our audit also included the financial statement schedule for the year ended December 31, 2004 listed in the Index to the financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Newkirk Master Limited Partnership at December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedule for the year ended December 31, 2004, when considered in relation to the basic 2004 consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 5, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
The Newkirk Master Limited Partnership

        We have audited the accompanying consolidated balance sheet of The Newkirk Master Limited Partnership (a Delaware limited partnership) (the "Partnership") as of December 31, 2003 and the related consolidated statements of operations, partners' equity and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2003, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

        In connection with our audits of the consolidated financial statements referred to above, we audited the financial statement schedule III for the years ended December 31, 2003 and 2002. In our opinion, this financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information stated therein.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York
August 2, 2005

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND DECEMBER 31, 2003
(In thousands, except unit data)

	December 31,
	2004	2003
ASSETS
Real estate investments:
Land	$32,172	$37,674
Land estates	43,997	45,204
Buildings and improvements	1,502,013	1,572,552

Total real estate investments	1,578,182	1,655,430
Less accumulated depreciation and amortization	(545,385)	(526,193)

Real estate investments, net	1,032,797	1,129,237
Real estate held for sale, net of accumulated depreciation of $9,713 and $16,691	27,536	59,481
Cash and cash equivalents	21,317	32,703
Restricted cash	8,216	5,148
Receivables (including $8,687 and $8,491 from related parties)	68,661	66,981
Deferred rental income receivable	27,052	30,864
Equity investments in limited partnerships	11,107	8,492
Deferred financing costs, net of accumulated amortization of $34,991 and $29,638	15,072	22,993
Other assets (including $10,111 and $9,800 from related parties)	25,127	27,240
Other assets of discontinued operations	244	955

Total Assets	$1,237,129	$1,384,094

LIABILITIES, MINORITY INTERESTS AND EQUITY
Liabilities:
Mortgage notes payable (including $14,871 and $14,237 to a related party)	$478,939	$602,919
Note payable	165,328	208,356
Contract right mortgage notes payable (including $178,529 and $208,385 to related parties)	263,072	292,956
Accrued interest payable (including $71,279 and $87,996 to related parties)	102,141	121,250
Accounts payable and accrued expenses	3,758	15,427
Liabilities of discontinued operations	17,497	40,769

Total Liabilities	1,030,735	1,281,677
Contingencies
Minority interests	2,609	3,553
Partners' equity (6,314,458 and 6,319,391 limited partnership units outstanding at December 31, 2004 and 2003, respectively)	203,785	98,864

Total Liabilities, Minority Interests and Equity	$1,237,129	$1,384,094

See Notes to Consolidated Financial Statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands, except per unit data)

	December 31, 2004	December 31, 2003	December 31, 2002
Revenue:
Rental income	$246,062	$258,763	$247,841
Interest income	3,134	2,972	3,283
Management fees	332	418	762

Total revenue	249,528	262,153	251,886

Expenses:
Interest (including $23,511, $11,306 and $8,620 to related parties, respectively)	88,981	102,775	112,593
(Gain) loss from early extinguishment of debt	(10)	28	(5,729)
Depreciation	36,044	36,067	25,990
General and administrative (including $1,882, $1,843 and $1,800 to a related party, respectively)	3,765	8,818	6,516
Amortization	2,796	4,730	4,095
Ground rent	3,067	3,051	2,995
State and local taxes	1,379	758	840

Total expenses	136,022	156,227	147,300

Income from continuing operations before equity in income from investments in limited partnerships and minority interest	113,506	105,926	104,586
Equity in income from investments in limited partnerships	2,662	2,054	—
Minority interest	(18,226)	(18,077)	(10,695)

Income from continuing operations	97,942	89,903	93,891

Discontinued operations:
Income from discontinued operations	3,581	27,307	29,954
Impairment loss	(13,065)	(1,560)	—
Gain (loss) from disposal of real estate	49,350	29,514	(983)

Income from discontinued operations	39,866	55,261	28,971

Net income	$137,808	$145,164	$122,862

Income from continuing operations per limited partnership unit	$15.50	$14.20	$15.34
Income from discontinued operations per limited partnership unit	6.31	8.73	4.74

Net income per limited partnership unit	$21.81	$22.93	$20.08

Distributions per limited partnership unit	$7.30	$5.52	$32.16

Weighted average limited partnership units	6,317,753	6,329,204	6,119,942

See Notes to Consolidated Financial Statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands, except unit data)

	Limited Partnership Units	Partners' Equity
Equity contributions	6,121,990	$61,949
Minority interest charge	—	6,147
Distributions	—	(196,880)
Limited partner buyouts	(5,412)	(182)
Net income	—	122,862

Balance at December 31, 2002	6,116,578	(6,104)
Acquisition of entities under common control	317,813	(13,637)
Minority interest charge	—	12,109
Distributions	—	(34,731)
Limited partner buyouts	(115,000)	(3,937)
Net income	—	145,164

Balance at December 31, 2003	6,319,391	98,864
Equity contributions	15,539	836
Minority interest charge	—	13,101
Distributions	—	(46,106)
Limited partner buyouts	(20,472)	(718)
Net income	—	137,808

Balance at December 31, 2004	6,314,458	$203,785

See Notes to Consolidated Financial Statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands)

	For the years Ended December 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$137,808	$145,164	$122,862
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred costs and land estates	10,220	13,889	9,819
Depreciation expense	36,823	40,339	34,023
(Gain) loss on disposal of real estate	(49,350)	(29,514)	983
Net (gain) loss from early extinguishment of debt	6,269	(8,705)	(6,282)
Impairment loss	13,065	1,560	—
Minority interest expense	18,462	18,858	10,695
Equity in undistributed earnings of limited partnerships	(2,273)	(1,562)	—
Changes in operating assets and liabilities:
Increase in receivables and deferred rental income	(1,987)	(10,714)	(1,100)
(Decrease) increase in accounts payable and accrued expenses	(5,238)	3,344	(16,698)
Decrease in accrued interest-mortgages and contract rights	(10,819)	(13,613)	(13,276)
Decrease in other assets	1,460	1,871	5,044

Net cash provided by operating activities	154,440	160,917	146,070

See Notes to Consolidated Financial Statements.

 THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(In thousands)

	For the Years Ended December 31,
	2004	2003	2002
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash related to formation of partnership	$—	$—	$10,776
Land additions	(2,557)	(2,518)	(2,904)
(Increase) decrease in restricted cash	(3,068)	2,961	(8,109)
Net proceeds from disposal of real estate	98,771	61,491	3,208
Cash related to previously unconsolidated limited partnerships	—	650	—
Investments in limited partnership interests	(1,111)	(1,307)	—

Net cash provided by investing activities	92,035	61,277	2,971

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments to satisfy notes payable	—	(253,281)	(24,153)
Payments to satisfy mortgage notes	(12,180)	(7,265)	(115,537)
Payments to satisfy contract right mortgage notes	(36,170)	(6,053)	(52,619)
Principal payments of mortgage notes	(109,776)	(119,541)	(104,640)
Principal payments of notes payable	(43,028)	(34,110)	(20,123)
Principal payments of contract right mortgage notes	(9)	(570)	(1,090)
Proceeds from new debt	—	262,338	411,403
Mortgage prepayment penalties	(326)	(400)	(4,710)
Distributions to partners	(46,106)	(34,731)	(196,880)
Limited partner redemptions	(718)	(3,937)	(182)
Distributions to minority interests	(9,715)	(8,734)	(4,271)
Deferred financing costs	167	(8,550)	(10,896)

Net cash used in financing activities	(257,861)	(214,834)	(123,698)

Net (decrease) increase in cash and cash equivalents	(11,386)	7,360	25,343
Cash and Cash Equivalents at Beginning of Year	32,703	25,343	—

Cash and Cash Equivalents at End of Year	$21,317	$32,703	$25,343

Supplemental Disclosure of Cash Flow Information:
Cash paid for state and local taxes	$1,353	$1,072	$542

Cash paid for interest	$104,021	$124,342	$174,488

See Notes to Consolidated Financial Statements.

 THE NEWKIRK MASTER LIMITED PARTNERSHIP

Supplemental Information

        In March 2003, in connection with the disposal of real estate, the purchaser of a property assumed $94,918,000 of the Partnership's debt.

        In January 2004, in connection with the sale of a property, the purchaser of the property assumed $28,460,000 of associated Partnership debt.

        In April 2004, the Partnership issued 15,539 units in the Partnership to holders of minority interests in two partially owned consolidated partnerships.

See Notes to Consolidated Financial Statements.

 THE NEWKIRK MASTER LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—ORGANIZATION AND BUSINESS

        The Newkirk Master Limited Partnership (the "Partnership") was organized in October 2001 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. The Partnership's term is perpetual unless it is otherwise dissolved in accordance with the terms of the Partnership's partnership agreement. The Partnership commenced operations on January 1, 2002 following the completion of a transaction (the "Exchange") involving the merger into wholly-owned subsidiaries of the Partnership of 90 limited partnerships, each of which owned commercial properties (the "Newkirk Partnerships"), and the acquisition by the Partnership of various assets, including those related to the management or capital structure of the Newkirk Partnerships. The Partnership was formed to facilitate and consummate the Exchange and for the purpose of directly or indirectly (whether through a subsidiary or otherwise), investing in, acquiring, owning, holding, managing, operating, selling, exchanging and otherwise disposing of interests in real estate and assets related to real estate and to engage in activities and transactions as the general partner deems necessary or advisable to promote the business of the Partnership.

        As part of the Exchange, each Newkirk Partnership was merged with and into a separate newly-formed limited partnership that is wholly-owned by the Partnership; the Newkirk Partnerships ceased to exist following completion of the merger. Each Newkirk Partnership owned one or more commercial properties that are generally net leased to a single tenant. As a result of the Exchange, the Partnership owns the properties and other assets formerly owned by the Newkirk Partnerships, subject to the liabilities of such partnerships. In addition, as part of the Exchange, the "Newkirk Group" contributed certain assets to the Partnership. The Newkirk Group, which managed the Newkirk Partnerships, is comprised of certain affiliates of Apollo Real Estate Fund III, L.P., ("Apollo"), Vornado Realty Trust ("Vornado") and senior executives of Winthrop Financial Associates, A Limited Partnership ("WFA"). At December 31, 2004, the Newkirk Group owned approximately 79% of the Partnership.

        The limited partners of the Partnership consist of former limited partners of the Newkirk Partnerships, former limited partners that elected to participate in the Exchange of an additional limited partnership that was affiliated with the Newkirk Partnerships and affiliates of the Newkirk Group. The general partner of the Partnership is MLP GP LLC, ("General Partner"), a Delaware limited liability company owned by affiliates of the Newkirk Group. MLP GP LLC does not receive any compensation for managing the Partnership. MLP GP LLC has no assets, liabilities or equity and has no economic interest in the Partnership. WFA, which performed asset management services for the Newkirk Partnerships, performs asset management services for the Partnership.

        As of January 1, 2002, balances related to the exchange of Units in the Partnership for the various assets of the combined entity and other contributing unit holders were as follows:

2002
(In thousands)
Real estate, net	$1,233,756
Real estate held for sale	113,982
Cash and cash equivalents	10,776
Receivables	78,376
Deferred costs, net	19,957
Other assets	34,377
Other assets of discontinued operations	880
Mortgage notes payable	(776,633)
Contract right mortgage notes payable	(325,264)
Accrued interest	(188,567)
Accounts payable and accrued expenses	(15,189)
Liabilities of discontinued operations	(123,078)
Minority interest	(1,424)

Partners' equity	$61,949

        At December 31, 2004, the Partnership owned the following:

  (i)
  Net-Leased Properties:

  Ownership of 210 commercial properties located throughout the United States of America, substantially all of which are net-leased to a single tenant.

  (ii)
  Other Assets:

  (a)
  Limited partnership interests in (i) seven consolidated partnerships ("Consolidated Partnerships") which represent between 32.1% and 68.68% of the partnership's operating interest and (ii) nine unconsolidated partnerships ("Unconsolidated Partnerships") which represent between .7% and 45.29%.

  (b)
  The Partnership or an affiliate of the General Partner of the Partnership control general partnership interests in (i) seven Consolidated Partnerships, (ii) nine Unconsolidated Partnerships and (iii) five Other Partnerships that own commercial net leased properties. Other Partnerships are partnerships that were controlled by the Newkirk Group and were not merged into the Partnership.

  (c)
  A 50.01% interest in Newkirk Capital LLC whose wholly-owned subsidiary, Newkirk Asset Management LLC, provides asset management and other services to the Partnership and the Other Partnerships. Prior to the Exchange, Newkirk Asset Management LLC provided these services to the Newkirk Partnerships and the Other Partnerships. Newkirk Capital LLC and Newkirk Asset Management LLC have retained WFA to perform certain of the services provided to the Partnership and the Other Partnerships. The fees payable to Newkirk Asset Management LLC and Newkirk Capital LLC are retained by the Partnership.

    (d)
    A note receivable from Administrator LLC, a 49.99% owner of Newkirk Capital LLC.

    (e)
    The right to acquire T-Two Partners, L.P., ("T-Two Partners") from its current owners, affiliates of the Newkirk Group.

    (f)
    Land interests comprised of ground leases, remainder interests or the right to acquire remainder interests in the land underlying certain properties owned by the Partnership and other real estate limited partnerships.

    (g)
    An interest in NK-Leyden Loan, L.P. and NK-Dautec Loan, L.P., each of which hold an unsecured note of the Partnership.

    (h)
    Interests in entities which hold a securitized pool of 29 first mortgage loans encumbering 61 Partnership properties and 1 property owned by another limited partnership.

        In 2004, 2003 and 2002, the Partnership acquired from its limited partners 20,472, 115,000 and 5,412, respectively, of its units of limited partnership interest.

Note 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying consolidated financial statements present the consolidated financial position, results of operations and cash flows of the Partnership and its controlled subsidiaries. All significant intercompany transactions, receivables and payables have been eliminated in consolidation. Minority interests relate to the interest in certain partnerships not owned by the Partnership. The Partnership accounts for its investments in partnerships and joint ventures, in which it does not have a controlling interest, using the equity method of accounting. Equity investments are recorded initially at cost and subsequently adjusted for the Partnership's share of the net income or loss and cash contributions to and distributions from these partnerships and joint ventures.

        The Partnership has accounted for the Exchange as an exchange of equity interests between entities under common control and initially recognized the assets and liabilities contributed at the carrying amounts of the contributing entities.

Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Real Estate

        Investments in real estate are stated at historical cost basis less accumulated depreciation and amortization. Depreciation of buildings and improvements is computed on a straight-line basis over their estimated useful lives, which range from fourteen to forty years. Amortization of the land estates is computed on a straight-line basis over their estimated useful lives, which range from twenty-two to thirty years.

        During 2003, the Partnership made a change to its accounting estimates with respect to the depreciable lives of its real estate assets. The change in accounting estimates resulted in a decrease in net income of approximately $6.8 million and a decrease in net income of approximately $1.08 per limited partnership unit for the year ended December 31, 2003.

        The Partnership's real estate investments are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the real estate may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of such real estate on an undiscounted basis to the carrying amount of such real estate. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the real estate. Real estate assets for which the Partnership has committed to a plan to dispose of the assets, whether by sale or abandonment, are reported at the lower of carrying amount or fair value less cost to sell. Preparation of projected cash flows is inherently subjective and is based on the Partnership's best estimate of assumptions concerning expected future conditions.

        Upon acquisitions of real estate, the Partnership assesses the fair value of acquired assets (including land, buildings, tenant improvements, and identified intangibles such as above and below market acquired in-place leases) and acquired liabilities, and allocates purchase price based on these assessments.

        The Partnership accounts for properties as held for sale under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), when all criteria of SFAS No. 144 have been met.

Cash and Cash Equivalents

        The Partnership considers all highly liquid investments with original purchase maturity dates of three months or less to be cash equivalents.

Restricted Cash

        Restricted cash includes reserves for tenant improvements, leasing commissions and related costs established pursuant to the Partnership's note payable agreement.

Concentration of Credit Risk

        Substantially all of the Partnership's cash and cash equivalents consist of money market mutual funds which invest in U.S. Treasury Bills and repurchase agreements with original maturity dates of three months or less.

        The Partnership maintains cash with one banking institution, which amounts at times exceed federally insured limits.

Interest Rate Protection Agreements

        SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires the recording of all derivative instruments as either assets or liabilities depending on the rights and obligations under the contracts. Derivative instruments are measured at fair value, with the resulting gain or loss being recognized either in earnings or equity in the period of change, depending on whether the contract is designated as a hedge or not. The Partnership invests in interest rate caps in order to cap the maximum interest rate payable on its variable rate debt. The interest rate caps are not designated as hedging instruments, and are measured at fair value, with the resulting gain or loss being recognized in interest expense in the period of change.

Receivables

        Receivables consist of rent from tenants and other receivables which are deemed collectable by the Partnership. No provision for doubtful accounts was considered necessary based upon the Partnership's evaluation of the collectability of these amounts.

Loans Receivable

        The Partnership evaluates the collectability of both interest and principal of each of its loans, if circumstances warrant, to determine whether it is impaired. A loan is considered to be impaired, when based on current information and events, it is probable that the Partnership will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of the loss accrual is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the loan's effective interest rate. Interest on impaired loans is recognized on a cash basis. Loans receivable are included with "other assets" in the accompanying consolidated balance sheets.

Investments in Debt Securities and Mortgage Loans

        Investments in debt securities are classified as held-to-maturity and reported at amortized cost. Investment in mortgage loans is included with "other assets" in the accompanying consolidated balance sheets.

Deferred Financing Costs

        Deferred financing costs consists primarily of fees paid in connection with the financing of the Partnership's properties and are deferred and amortized over the terms of the related agreements on a straight line basis which approximates the effective interest method as a component of interest expense.

Investments in Partnerships

        The Partnership evaluates its investments in partially-owned entities in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R. If the partially-owned entity is a "variable interest entity," or a "VIE," and the Partnership is the "primary beneficiary" as defined in FIN 46R, the Partnership would account for such investment as if it were a consolidated subsidiary.

        For a partnership investment which is not a VIE or in which the Partnership is not the primary beneficiary, the Partnership follows the accounting set forth in AICPA Statement of Position No. 78-9—Accounting for Investments in Real Estate Ventures (SOP 78-9). In accordance with this pronouncement, the Partnership accounts for its investments in partnerships and joint ventures in which it does not have a controlling interest using the equity method of accounting. Factors that are considered in determining whether or not the Partnership exercises control include important rights of partners in significant business decisions, including dispositions and acquisitions of assets, financing, operations and capital budgets, other contractual rights, and ultimate removal of the general partner in situations where the Partnership is the general partner. To the extent that the Partnership is deemed to control these entities, these entities would be consolidated. Determination is made on a case-by-case basis.

        The Partnership accounts for the purchase of minority interests at fair value utilizing the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations".

Revenue Recognition

        The Partnership's lease agreements are operating leases and generally provide for varying rents over the lease terms. The Partnership records rental income for the full term of each lease on a straight-line basis. Accordingly, deferred rental income is recorded from tenants for the amount that is expected to be collected over the remaining lease term rather than currently. When a property is acquired, the term of existing leases is considered to commence as of the acquisition date for purposes of this calculation. Deferred rental income recorded amounted to $27.1 million and $30.9 million for the Partnership at December 31, 2004 and 2003, respectively.

Income Taxes

        Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the consolidated financial statements of the Partnership. However, the Partnership is required to pay certain state and local entity level taxes which are expensed as incurred.

Net Income per Unit

        Net income per Unit is computed by dividing net income by 6,317,753, 6,329,204 and 6,119,942 weighted average Units outstanding during the years ended December 31, 2004, 2003 and 2002, respectively.

Distributions; Allocations of Income and Loss

        As provided in the partnership agreement, distributions are allocated to the limited partners based on their ownership of Units. No distributions, or net income or loss allocation, are made to the general partner. Income and loss for financial reporting purposes is allocated to limited partners based on their ownership of Units. Special allocation rules affect the allocation of taxable income and loss. The Partnership paid distributions of $46,106,000 ($7.30 per Unit), $34,731,000 ($5.52 per Unit) and $196,880,000 ($32.16 per Unit) to its limited partners during the years ended December 31, 2004, 2003 and 2002, respectively.

Segment Reporting

        The Partnership has one reportable segment, net-leased commercial real estate. The Partnership evaluates performance based on net operating income, which is income before depreciation, amortization, interest and non-operating items.

Fair Value of Financial Instruments

        Financial instruments held by the Partnership include cash and cash equivalents, receivables, accounts payable and long-term debt. The fair value of cash and cash equivalents, receivables and accounts payable approximates their current carrying amounts due to their short-term nature. The fair value of long-term debt, which has fixed interest rates, was determined based upon current market conditions and interest rates. The fair value of the mortgage notes payable approximates fair value for debt with similar terms and conditions due to yield maintenance requirements and prepayment penalties. The fair value of the Partnership's contract right mortgage notes payable, including those in discontinued operations, is approximately $356.7 million, which is $9.3 million less than the aggregate carrying amount at December 31, 2004. The fair value of the Partnership's interest rate cap is approximately $0.3 million and is included in deferred costs at December 31, 2004. Such fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition of the Partnerships' financial instruments.

Reclassifications

        Certain prior year amounts have been reclassified to conform to the 2004 presentation, including the reporting of discontinued operations for those assets that have been disposed of or classified as held for sale in accordance with SFAS No. 144.

Recently Issued Accounting Standards

        In December of 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets—An Amendment of APB Opinion 29." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Partnership does not believe the adoption of SFAS No. 153 will have a material impact on the Partnership's consolidated financial statements.

        In June 2005, the FASB ratified the EITF's consensus on Issue 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights." Issue 04-5 provides a framework for determining whether a general partner controls, and should consolidate, a limited partnership or a similar entity. It is effective after June 29, 2005, for all newly formed limited partnerships and for any pre-existing limited partnerships that modify their partnership agreements after that date. General partners of all other limited partnerships will apply the consensus no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The Partnership has not completed the process of evaluating the impact that will result from the adoption of the consensus in EITF 04-5 on the Partnership's consolidated financial statements.

Note 3—REAL ESTATE INVESTMENTS

        Most of the Partnership's properties are net-leased to a single commercial tenant. The properties are located throughout the United States. The leases are similar in many respects and generally provide for fixed rent payments and obligate the tenant to pay all capital and operating expenses for a property; obligate the tenant to perform all responsibilities (other than the payment of debt service) relating to the property; require the tenant to maintain insurance against casualty and liability losses; permit the tenant to sublet the property; and afford the tenant in many instances the right to terminate the lease at certain points during the primary term if it determines that its continued use and occupancy of the property would be uneconomic or unsuitable.

        The Partnership's ability to maintain and operate its properties and satisfy its contractual obligations is dependent upon the performance by the tenants of their obligations under their lease agreements with the Partnership. Under certain conditions (including the destruction of the property), many of the tenants have an option to purchase the property upon the expiration of the primary term of the lease and at the end of one or more renewal terms for a price stated in the lease agreement.

        The Partnership's properties are encumbered by mortgage notes payable and subordinated contract rights payable.

        The future minimum lease payments that are scheduled to be received under non-cancellable operating leases are as follows (in thousands):

2005	$247,502
2006	236,733
2007	203,245
2008	149,180
2009	50,337
Thereafter	48,804

$935,801

        Three tenants accounted for approximately 38%, 36% and 38% of the aggregate rental revenues from continuing operations of the Partnership in 2004, 2003 and 2002, respectively.

        The Partnership owns the fee interest in the land on which certain of its properties are located, leases the land pursuant to ground leases or holds an estate for years with an option to lease the land upon expiration of the estate for years. Certain land interests held by the Newkirk Group comprised of ground leases, remainder interests or the right to acquire remainder interests in the land underlying certain properties were contributed to the Partnership in connection with the Exchange.

        The rent payable under the ground leases is as follows (in thousands):

2005	$3,013
2006	2,401
2007	1,773
2008	1,147
2009	798
Thereafter	177

$9,309

Note 4—NOTES AND CONTRACT RIGHTS PAYABLE

        The Partnership, excluding discontinued operations, had outstanding mortgage notes payable and contract right mortgage notes payable with an aggregate principal balance of $742.0 million and $895.9 million at December 31, 2004 and 2003, respectively. The mortgage notes are at fixed interest rates with payments of principal and interest generally due either monthly, quarterly or semi-annually. All the mortgage notes are collateralized by the Partnership's real estate; some of the mortgage notes are cross-collateralized.

        An aggregate of $478.9 million as of December 31, 2004 in indebtedness under the mortgage notes mature at various dates from 2005 to 2024. Prepayment of most of the mortgage notes is permitted only with a yield maintenance payment or prepayment penalty as defined in the mortgage note agreements. Interest rates on the mortgages ranged from 5.0% to 10.4%, with a weighted average interest rate of 8.1% at December 31, 2004. Interest rates on the mortgages ranged from 4.2% to 11.3% with a weighted average interest rate of 8.0% at December 31, 2003.

        The contract right mortgage notes which are subordinate to the mortgage notes total $263.1 million as of December 31, 2004 mature at various dates from 2008 to 2024. The Partnership has the option to prepay some of these mortgage notes at a discount. All of the contract right mortgages are prepayable at any time without premium or penalty subject to the prior or simultaneous satisfaction of the underlying first mortgage loans. Interest rates ranged from 8.11% to 13.9%, with a weighted average interest rate of 10.7% at December 31, 2004. Interest rates ranged from 8.11% to 16.25%, with a weighted average interest rate of 10.3% at December 31, 2003.

        Mortgage notes payable and contract right mortgage notes payable aggregating approximately $1.1 billion and accrued interest thereon were assumed as part of the Exchange. These notes were recorded at their fair value as of the various dates of acquisition. This accounting method resulted in recorded interest expense that was $5.5 million, $3.8 million and $4.0 million greater than the contractual interest expense for the years ended December 31, 2004, 2003 and 2002, respectively. The effect of utilizing this accounting method was to reduce the balance of mortgage and contract rights notes payable. The cumulative reduction in liabilities related to utilizing this accounting method was $38.7 million and $56.1 million at December 31, 2004 and 2003, respectively.

        During November 2003, the Partnership obtained a $208.5 million loan, which had an outstanding balance of $165.3 million and $208.4 million at December 31, 2004 and 2003, respectively. The note payable bears interest at a rate elected by the Partnership equal to either (1) LIBOR plus 450 basis points or (2) the prime rate charged by the bank plus 250 basis points. The note payable was obtained to replace the Partnership's existing note payable and effectively reduced the interest rate on such borrowing from a minimum of 8.5% to a floating rate which was 7.01% (LIBOR plus 450 basis points) at December 31, 2004 and that will in no event exceed 9.5%, after giving effect to the three-year interest rate protection agreement entered into by the Partnership. The note payable is scheduled to mature on November 24, 2006, subject to two one-year extensions. The note payable requires monthly payments of interest only. In addition, mandatory prepayments of principal are required from the proceeds of property sales and refinancings and other asset sales, as well as up to approximately $1.3 million per quarter to the extent that T-Two Partners does not make the required principal payments on the T-Two Loan that is described in Note 6. The Partnership can prepay the note payable in whole or in part at any time together with a premium of 1/2% if such prepayment occurs on or before November 24, 2005 and with no premium after November 24, 2005. In addition, the Partnership and T-Two Partners may prepay up to $50.0 million annually of this Loan and the T-Two Loan without a premium. The note payable is secured by substantially all of the assets of the Partnership, and contains customary financial and other covenants.

        In connection with the Partnership's refinancings, real estate sales and repayments of mortgage debt during 2004, the Partnership has recognized a net loss from early extinguishment of debt of $6.3 million, which is included in discontinued operations. The net loss from early extinguishment of debt consisted of loss from debt extinguishment of $6.0 million, plus mortgage prepayment penalties of $0.3 million. During 2003, the Partnership recognized a net gain from early extinguishment of debt of $8.7 million, which is included in discontinued operations. The net gain from early extinguishment of debt consisted of gains from debt extinguishment of $9.1 million, net of mortgage prepayment penalties of $0.4 million. During 2002, the Partnership recognized a net gain on the early extinguishment of debt of $6.3 million of which $0.5 million is in discontinued operations.

        Scheduled payments of principal at December 31, 2004, for the next five years and thereafter through maturity, are as follows (in thousands):

Year	Mortgage Notes Payable	Note Payable	Contract Mortgage Notes Payable	Principal Total	Accrued Interest	Total
2005	$98,397	$—	$9,213	$107,610	$23,863	$131,473
2006	131,481	165,328	10,244	307,053	13,739	320,792
2007	91,720	—	17,963	109,683	5,579	115,262
2008	68,399	—	21,214	89,613	6,451	96,064
2009	34,221	—	19,609	53,830	5,973	59,803
Thereafter	54,721	—	184,829	239,550	46,536	286,086

	$478,939	$165,328	$263,072	$907,339	$102,141	$1,009,480

Note 5—EQUITY INVESTMENTS IN LIMITED PARTNERSHIPS

        The equity investments in limited partnerships consists of the following (in thousands):

	2004	2003
Balance, beginning of year	$8,492	$—
Investments in limited partnerships	342	6,930
Equity in income of limited partnerships	2,662	2,054
Distributions from limited partnerships	(389)	(492)

Balance, end of year	$11,107	$8,492

        The Partnership has paid a premium for its allocable share of the underlying limited partnerships which resulted in an excess of the carrying amounts of the Partnership's investment over the underlying net assets of these limited partnerships of $5.0 million and $3.9 million as of December 31, 2004 and 2003, substantially all of which relates to the difference between the fair values at the date of acquisition of the partnership's underlying properties and historical carrying amounts. Such premium is being amortized as an adjustment to the Partnership's equity in earnings of the limited partnerships over the useful lives of the underlying properties. The amortization expense amounted to $126, $42, and $0 for the years ended December 31, 2004, 2003 and 2002 respectively.

        The limited partnerships condensed combined statements of operations for the years ended December 31, 2004 and 2003 and condensed combined balance sheets as of December 31, 2004 and 2003 are as follows (in thousands):

Condensed Statements of Operations:

	Year Ended December 31, 2004	Year Ended December 31, 2003
	(Unaudited)
Rental revenue and interest income	$26,571	$26,528
Interest expense	11,051	12,052
Administrative expenses	77	54
Depreciation expense	3,501	3,400
Amortization expense	525	525

Net income	$11,417	$10,497

Condensed Balance Sheets:

	December 31, 2004	December 31, 2003
	(Unaudited)
Cash	$1,690	$1,681
Real estate, net	84,598	87,066
Other assets	3,318	3,709

Total assets	$89,606	$92,456

Accounts payable and other liabilities	$1,920	$2,355
Mortgages payable	110,399	123,491
Partners' deficit	(22,713)	(33,390)

Total liabilities and partners' deficit	$89,606	$92,456

Note 6—RELATED PARTY TRANSACTIONS

        WFA, an affiliate of the Newkirk Group, performs asset management services for the Partnership and received a fee of $1.9 million, $1.8 million and $1.8 million for the years ended December 31, 2004, 2003 and 2002, respectively.

        The Partnership provides certain asset management, investor and administrative services to some of the Unconsolidated Partnerships and the Other Partnerships. Control of the general partners of these partnerships was acquired by Partnership. The Partnership earned $0.3 million, $0.4 million and $0.8 million of management fees for these services for the years ended December 31, 2004, 2003 and

2002, respectively. The Partnership had receivables for management fees of $0.9 million and $1.1 million due from these partnerships at December 31, 2004 and 2003, respectively.

        The Partnership had a loan receivable and accrued interest of $0.2 million at December 31, 2002 and earned interest income of $0.2 million for the year ended December 31, 2002 from Cenland Associates Limited Partnership, one of the Other Partnerships. In February 2003, the Partnership received the remaining amount due on this loan.

        The Partnership has an ownership interest in the three most junior tranches of a securitized pool of first mortgages which includes 29 first mortgage loans encumbering 61 Partnership properties and 1 other property controlled by affiliates of the general partner. The Partnership's ownership interest, net of discount amounted to $10.1 million and $9.8 million at December 31, 2004 and 2003, respectively, and the Partnership earned interest income of $1.2 million per year for the years ended December 31, 2004, 2003 and 2002 related to this ownership interest.

        Affiliates and executives of the Newkirk Group owned $17.3 million of a $145.2 million Real Estate Mortgage Investment Conduit ("REMIC") which was secured by the contract rights payable. The affiliates and executives of the Newkirk Group earned $2.2 million and $2.5 million of interest income during 2003 and 2002. The affiliates and executives were repaid in 2003 when T-Two Partners purchased the T-1 Certificate as discussed in the following paragraph.

        T-Two Partners, an affiliate of the Newkirk Group, is the 100% beneficial owner of certain of the contract rights. T-Two Partners owned the portion of the contract rights referred to as the T-2 Certificate and during 2003 purchased the portion of the contract rights referred to as the T-1 Certificate. The Partnership incurred $25.0 million, $13.8 million and $12.5 million ($2.2 million, $3.2 million and $3.9 million of which is included in discontinued operations, respectively) of interest expense on these contract rights during 2004, 2003 and 2002, respectively. Contract right mortgage notes and accrued interest payable includes $249.5 million and $296.0 million due to T-Two Partners at December 31, 2004 and December 31, 2003, respectively. The Partnership had the right to acquire T-Two Partners' interest in the contract rights in January 2008 by acquiring T-Two Partners in exchange for Units. The Newkirk Group had the right to require the Partnership to purchase this interest in December 2007 in exchange for Units. During 2003, as described below, the Partnership and the owners of T-Two Partners modified these rights.

        The Partnership's call option had previously provided for the acquisition of the interests in T-Two Partners in January 2008 in exchange for a number of units in the Partnership to be determined at the time of exercise based on an agreed-upon formula. The Partnership and the owners of T-Two Partners modified the Partnership's option in certain respects. First, the option can now be exercised by the Partnership at any time between November 24, 2006 and November 24, 2009. Second, the purchase price is payable in cash rather than units in the Partnership. Finally, the formula for determining the purchase price payable by the Partnership if it exercises the option has been revised in a manner that the Partnership's general partner believes to be significantly more favorable to the Partnership than the formula previously in effect. Specifically, the purchase price is calculated as follows: the sum of $316,526,573 plus T-Two Partners' costs of obtaining the T-Two Loan (approximately $7,346,000), the cost of any refinancing ($3,932,000, representing amounts allocated in connection with the facility) and the cost of administering the trust that holds the second mortgage loans, together with interest on the foregoing sum at the effective rate of interest paid by T-Two Partners on the T-Two Loan, less all payments made from and after November 24, 2003 on the second mortgage loans.

        During November 2003, the Partnership obtained a $208.5 million loan, which had an outstanding balance of $165.3 million at December 31, 2004. At the same time that the Partnership obtained the loan, T-Two Partners obtained a $316.5 million loan. This loan is referred to as the T-Two Loan. The owners of T-Two Partners agreed to eliminate their put option which could require the Partnership to purchase T-Two Partners in December 2007 and the Partnership agreed to guarantee repayment of the T-Two Loan. Currently, the Partnership believes that it has no exposure to loss under the guarantee since the T-Two Loan is over collateralized. T-Two Partners also agreed to provide a credit line to the Partnership bearing interest at LIBOR plus 450 basis points. If the Partnership exercises the option, the purchase price is to be calculated as follows: the sum of $316.5 million plus T-Two Partners' costs of obtaining the T-Two Loan (approximately $7.3 million to the extent not reimbursed) and administering the trust that holds the contract rights, together with interest on the foregoing sum at the effective rate of interest paid by T-Two Partners on the T-Two Loan, less all payments made from and after November 24, 2003 on the contract rights.

        The Partnership has determined that T-Two Partners is a VIE, but that the Partnership is not the primary beneficiary of the VIE and therefore is not consolidated.

        T-Two Partners will reimburse the Partnership for approximately $7.3 million of closing costs incurred in connection with the note payable and the T-Two Loan, together with interest thereon at a rate equal to LIBOR plus 450 basis points. The Partnership earned interest income of $0.5 million and $37,000 on this obligation during 2004 and 2003, respectively.

        An affiliate of the general partner owns a portion of the second mortgage indebtedness of a property in which the Partnership has an interest. The second mortgage payable and accrued interest owned by the affiliate aggregated $15.2 million and $14.6 million at December 31, 2004 and December 31, 2003, respectively. Included in interest expense is $0.7 million related to this second mortgage payable for 2004 and 2003.

        On July 29, 2004, the Partnership sold 25 properties for a combined net sales price of $63.8 million to Vornado, which is a limited partner in the Partnership and an affiliate of the Partnership's general partner. After satisfying existing mortgage debt of $31.5 million, the net sales proceeds were approximately $32.3 million. The Partnership recognized a net gain on the sale of these properties of $38.7 million.

        Also see Note 8 for related party acquisitions.

Note 7—CONTINGENCIES

Legal

        In July 2002, an action was commenced in the Connecticut Superior Court against, among others, the Partnership's general partner and various affiliates of the Partnership's general partner. Plaintiffs are four limited partners of three of the Newkirk Partnerships. In order to avoid the expenses, distraction, and uncertainties of litigation, the defendants entered into a settlement agreement dated December 31, 2003 to settle the litigation. On April 16, 2004, the Court approved the settlement. The settlement provides for the following material terms: (i) the Newkirk Group will convey to unitholders of the Newkirk Partnerships who are unaffiliated with the general partner and who received limited partnership units in the Exchange, units in the Partnership equal to 1% of the outstanding units; (ii) the Partnership will pay $1.5 million to an escrow agent for the benefit of unaffiliated unitholders who were entitled to receive units in the exchange transaction; and (iii) the Partnership will pay $2.0 million to an escrow agent for the benefit of unitholders of the Newkirk Partnerships who were entitled to receive cash in the Exchange. The Partnership accrued $3.5 million with respect to this matter, which is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2003. In April 2004, the Partnership paid out $3.5 million with respect to this matter. At a hearing in April 2005, the Court approved the allocation of the 1% of outstanding units for distribution. The units were distributed by the Newkirk Group in the second quarter of 2005.

        On December 27, 2004, Hershey Foods Corporation, the tenant of a 430,000 square foot facility in New Kingston, Pennsylvania filed a complaint against Newkirk Dautec L.P., the wholly-owned subsidiary of Newkirk MLP that owns the facility, in the Court of Common Pleas, Cumberland Count, Pennsylvania. Hershey seeks a declaratory judgment declaring the correct methodology and formula for calculating the sum Hershey is required to pay Newkirk MLP for the purchase of the facility pursuant to a purchase option. At issue in the dispute is how the "fair market value" of the premises should be calculated. Hershey claims that "fair market value" must exclude the full value of the land surrounding the facility without considering the fact that the land is subject to a ground lease encumbrance. Newkirk MLP believes that "fair market value" must exclude only the value of the land as encumbered by the existing ground lease. The matter is currently in discovery.

Note 8—ACQUISITIONS

        On January 1, 2003, the Partnership acquired from an affiliate of the general partner, limited partnership interests in nine limited partnerships that own net leased commercial properties. The limited partnership interests acquired by the Partnership ranged between 4.9% and 57.75% of each partnership and were acquired in exchange for 317,813 limited partnership units of the Partnership. In August 2003, the Partnership acquired approximately an additional 10.05% interest in one of these limited partnerships for a cash purchase price of $525,000, increasing the partnership interest to 23.55% from 13.5%. These interests were acquired from unaffiliated limited partners. In April 2004, the Partnership exercised an option to purchase additional limited partnership interests in two of the partnerships in exchange for 15,539 units. The values of the net-leased real estate partnerships and the Partnership units were determined without arms-length negotiations. Independent appraisals were obtained on the value of the properties owned by the limited partnerships. The Partnership has accounted for the acquisition on a historical cost basis. Four of the limited partnerships have been consolidated into the Partnership's financial statements and five of the limited partnerships are being accounted for under the equity method of accounting.

        In January 2003, balances related to the issuance of 317,813 Units in the Partnership for the various assets contributed to the Partnership were as follows:

2003
(In thousands)
Real estate investments, net	$36,836
Cash and cash equivalents	382
Receivables	3,557
Deferred costs, net	1,512
Equity investments in limited partnerships	6,335
Mortgage notes payable	(61,057)
Accrued interest payable	(1,134)
Accounts payable and accrued expenses	(68)

Partners' equity	$(13,637)

        In June 2004, the Partnership acquired for $297,500, pursuant to a tender offer, approximately 9.85% of the total limited partnership units outstanding in one partially owned consolidated partnership. The Partnership currently owns approximately 45.2% of the limited partnership.

        In July 2004, the Partnership acquired for $472,500 and $325,000, pursuant to two separate tender offers, approximately 7% and 4.5% of the total limited partnership units outstanding in two partially owned partnerships. The Partnership currently owns approximately 62.2% in one of the partnerships whose operations are consolidated and 45.3% in the other partnership.

        In January 2003, the Partnership acquired the land underlying the property owned by one of the partnerships. The land was acquired from a company affiliated with the general partner for $1.0 million, $50,000 of which was paid in cash and the balance in the form of a $950,000 note due September 8, 2008. The note bore interest at the rate of 6.0% per annum, compounded annually, and was payable interest-only until maturity, at which time the full balance of the note was to be due. In October 2003, the note was satisfied by the Partnership from cash reserves. The purchase price for the land sale was determined without arms-length negotiations. An independent appraisal was obtained on the value of the land that was acquired.

        In April and June 2003, the Partnership acquired 30.6% and 46.1%, respectively, of the outstanding limited partnership interests in two Other Partnerships. The partnership interests were acquired for an aggregate cash purchase price of $711,250. The Partnership previously owned 1.5% and 3.8%, respectively, of the outstanding limited partnership interests in these two partnerships. The Partnership controls the general partners of each of these partnerships. The Partnership has consolidated these partnerships in accordance with the guidance provided by Statement of Position 78-9 "Accounting for Investments in Real Estate Ventures".

        In May and June 2003, the Partnership purchased the remainder interest in the land underlying 26 properties for an aggregate purchase price of $1.2 million and, as a result, now owns a fee interest in the underlying land. The improvements on 24 of the properties are owned by the Partnership and the improvements on the two other properties are owned by one of the Unconsolidated Partnerships in which the Partnership owns limited partnership interests and controls the general partner.

        In June 2004, the Partnership acquired the land underlying one of its properties in Bedford, Texas. The land was acquired from an unaffiliated party for approximately $2.6 million.

Note 9—DISCONTINUED OPERATIONS AND SALES OF REAL ESTATE

        During the year ended December 31, 2004, the Partnership sold fifty-eight properties for a combined net sales price of $127.2 million. The Partnership recognized a net gain on sale of these properties of $49.4 million. During the year ended December 31, 2003, the Partnership sold fourteen properties for a combined net sales price of $156.4 million. The Partnership recognized a net gain on sale of these properties of $29.5 million. During the year ended December 31, 2002, the Partnership sold two properties for a combined net sales price of $3.2 million. The Partnership recognized a net loss on sale of these properties of $1.0 million. The sale and operations of these properties for all periods presented have been recorded as discontinued operations in accordance with the provisions of SFAS No. 144. In addition, the Partnership has classified various properties which have met all of the criteria of SFAS No. 144 as real estate held for sale in the accompanying consolidated balance sheets and has classified the operations of the properties and the sold properties as discontinued operations in the accompanying consolidated statements of operations.

        Discontinued operations for the years ended December 31, 2004, 2003 and 2002 are summarized as follows (in thousands):

	2004	2003	2002
Revenue	$15,321	$32,971	$62,569
Expenses	(5,461)	(14,397)	(33,168)
Impairment loss on real estate	(13,065)	(1,560)	—
Net (loss) gain from early extinguishment of debt	(6,279)	8,733	553
Gain (loss) from disposal of real estate	49,350	29,514	(983)

Income from discontinued operations	$39,866	$55,261	$28,971

        Expenses include interest expense to related parties of $2.2 million, $3.2 million and $3.9 million for the years ended December 31, 2004, 2003 and 2002, respectively.

        Other assets of discontinued operations at December 31, 2004 and 2003 are summarized as follows (in thousands):

	2004	2003
Receivables	$81	$734
Other assets	163	221

	$244	$955

        Liabilities of discontinued operations at December 31, 2004 and 2003 are summarized as follows:

	2004	2003
Mortgage notes and accrued interest payable	$5,672	$30,371
Prepaid rent	—	4,772
Contract right mortgage notes and accrued interest payable (including $11,825 and $5,626 to related parties)	11,825	5,626

	$17,497	$40,769

Note 10—INCOME TAXES

        The Partnership's taxable income for 2004 and 2003 differs from net income for financial reporting purposes as follows (in thousands):

	2004	2003	2002
Net income for financial reporting purposes	$137,808	$145,164	$122,862
Depreciation and amortization	30,472	37,364	23,425
Interest expense	4,650	10,219	4,081
Gain on sale of real estate	42,290	80,517	4,118
Impairment loss	13,065	1,560	—
Other	(8,538)	85	6,602
Net loss (gain) from early extinguishment of debt	6,269	(4,266)	(10,992)
Straight-line rent adjustment	5,139	(3,248)	(2,293)

Taxable income	$231,155	$267,395	$147,803

        The net basis of the Partnership's assets and liabilities for tax reporting purposes is approximately $818.0 million and $891.0 million lower than the amount reported for financial statement purposes at December 31, 2004 and 2003, respectively.

Note 11—SUBSEQUENT EVENTS

        During January 2005, the Partnership sold one property to an unaffiliated third party for a net sales price of $2.3 million. For financial reporting purposes, the Partnership expects to recognize a net gain on sale of this property of approximately $0.6 million during 2005.

        The Partnership owns a 707,482 square foot office building in Toledo, Ohio that is leased to Owens-Illinois, Inc. for an initial term that expires on September 30, 2006. The property is encumbered by a non-recourse mortgage which matures in October 2006 at which time a $32,000,000 balloon payment will be due. The tenant has six-five year renewal options. This tenant is presently not using a substantial portion of the building and, although it has not given notice to the Partnership, has publicly announced that it will be relocating its headquarters. Thus, the Partnership believes that the tenant will not renew its lease. While the Partnership will attempt to sell or re-lease the property there is substantial risk that the Partnership will not be able to satisfy the balloon payment due on the mortgage and that the mortgage holder will foreclose on this property. The Partnership recognized a $11,328,000 impairment loss during the second quarter of 2005.

        In June 2005, the Partnership entered into an agreement with Honeywell International, Inc., the tenant of four office buildings owned by the Partnership in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and the Partnership granted the tenant an option to purchase the properties in 2007 for $41,900,000. As a result of this restructuring, the Partnership recognized a $14,754,000 impairment loss in the second quarter of 2005.

Note 12—SUMMARY OF QUARTERLY RESULTS (UNAUDITED)

        The following summary represents the results of operations for each quarter in 2004 and 2003:

	Quarters Ended
	March 31		June 30		September 30		December 31
	(In thousands, except per unit amounts)
2004
Revenues	$62,634		$62,264		$62,716		$61,914

Net income	$37,844	(1)	$19,355	(2)	$53,886	(3)	$26,723	(4)

Net income per limited partnership unit	$5.99		$3.06		$8.53		$4.23

2003
Revenues	$66,174		$66,323		$64,325		$65,331

Net income	$65,330	(5)	$34,097	(6)	$26,180	(7)	$19,557	(8)

Net income per limited partnership unit	$10.27		$5.40		$4.14		$3.09

(1)
Includes gain from disposal of real estate of $7.7 million.

(2)
Includes gain from disposal of real estate of $1.8 million and an impairment loss of $9.7 million.

(3)
Includes gain from disposal of real estate of $38.9 million, an impairment loss of $3.4 million and a net loss from early extinguishment of debt of $6.7 million.

(4)
Includes gain from disposal of real estate of $1.0 million.

(5)
Includes gain from disposal of real estate of $26.1 million and a net gain from early extinguishment of debt of $8.1 million.

(6)
Includes gain from disposal of real estate of $6.2 million.

(7)
Includes loss from disposal of real estate of $2.0 million.

(8)
Includes loss from disposal of real estate of $0.8 million.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Real estate investments:
Land	$29,996	$32,172
Land estates	43,997	43,997
Buildings and improvements	1,452,629	1,502,013

Total real estate investments	1,526,622	1,578,182
Less accumulated depreciation and amortization	(552,483)	(545,385)

Real estate investments, net	974,139	1,032,797
Real estate held for sale, net of accumulated depreciation of $20,752 and $9,713	35,491	27,536
Cash and cash equivalents	14,071	21,317
Restricted cash	11,255	8,216
Receivables (including $8,980 and $8,687 from related parties)	68,839	68,661
Deferred rental income receivable	24,443	27,052
Equity investments in limited partnerships	12,430	11,107
Deferred financing costs, net of accumulated amortization of $37,540 and $34,991	12,444	15,072
Other assets (including $10,292 and $10,111 from related parties)	24,800	25,127
Other assets of discontinued operations	208	244

Total Assets	$1,178,120	$1,237,129

LIABILITIES, MINORITY INTERESTS AND PARTNERS' EQUITY
Liabilities:
Mortgage notes (including $15,199 and $14,871 to a related party)	$430,476	$478,939
Note payable	163,449	165,328
Contract right mortgage notes (including $168,650 and $178,529 to related parties)	250,597	263,072
Accrued interest payable (including $63,392 and $71,279 to related parties)	89,679	102,141
Accounts payable and accrued expenses	2,961	3,758
Liabilities of discontinued operations	29,339	17,497

Total Liabilities	966,501	1,030,735
Contingencies
Minority interests	2,503	2,609
Partners' equity (6,266,412 and 6,314,458 limited partnership units outstanding at June 30, 2005 and December 31, 2004, respectively)	209,116	203,785

Total Liabilities, Minority Interests and Partners' Equity	$1,178,120	$1,237,129

See notes to condensed consolidated financial statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(In thousands, except unit and per unit data)

	For the Three Months Ended June 30, 2005	For the Three Months Ended June 30, 2004	For the Six Months Ended June 30, 2005	For the Six Months Ended June 30, 2004
Revenue:
Rental income	$60,276	$60,575	$121,454	$121,839
Interest income	763	1,024	1,547	1,628
Management fees	78	86	159	176

Total revenue	61,117	61,685	123,160	123,643

Expenses:
Interest	19,751	21,502	39,189	44,722
Gain on extinguishment of debt	—	(10)	—	(10)
Depreciation	9,104	8,952	17,894	17,753
General and administrative	868	1,019	1,852	1,858
Impairment loss	26,082	—	26,082	—
Amortization	680	696	1,363	1,407
Ground rent	774	769	1,535	1,535
State and local taxes	820	591	1,091	912

Total expenses	58,079	33,519	89,006	68,177

Income from continuing operations before equity in income from investments in limited partnerships and minority interest	3,038	28,166	34,154	55,466
Equity in income from investments in limited partnerships	766	634	1,521	1,254
Minority interest	(4,660)	(4,444)	(9,312)	(9,142)

(Loss) income from continuing operations	(856)	24,356	26,363	47,578

Discontinued operations:
Income from discontinued operations	458	2,855	1,970	9,808
Impairment loss	(882)	(9,665)	(3,082)	(9,665)
Gain from disposal of real estate from discontinued operations	8	1,809	608	9,478

(Loss) income from discontinued operations	(416)	(5,001)	(504)	9,621

Net (loss) income	$(1,272)	$19,355	$25,859	$57,199

(Loss) income from continuing operations per limited partnership unit	$(0.13)	$3.85	$4.20	$7.53
Income (loss) from discontinued operations per limited partnership unit	(0.07)	(0.79)	(0.08)	1.52

Net (loss) income per limited partnership unit	$(0.20)	$3.06	$4.12	$9.05

Distributions per limited partnership unit	$2.00	$1.80	$3.95	$3.55

Weighted average limited partnership units	6,266,427	6,324,238	6,282,085	6,319,063

See notes to condensed consolidated financial statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE, 2005
(In thousands, except unit data)

	Limited Partnership Units	Partners' Equity
Balance at December 31, 2004	6,314,458	$203,785
Distributions	—	(24,846)
Minority interest charge	—	6,360
Limited partner buyouts	(48,046)	(2,042)
Net income	—	25,859

Balance at June 30, 2005	6,266,412	$209,116

See notes to condensed consolidated financial statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(In thousands)

	For the Six Months Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,859	$57,199
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred costs and land estates	3,829	5,409
Depreciation expense	18,100	18,686
Gain from disposal of real estate	(608)	(9,478)
Net loss (gain) from early extinguishment of debt	101	(847)
Minority interest expense	9,312	9,183
Impairment loss	29,164	9,665
Equity in undistributed earnings of limited partnerships	(1,314)	(1,033)
Changes in operating assets and liabilities:
Decrease (increase) in receivables and deferred rental income	2,518	(662)
Decrease in accounts payable and accrued expenses	(797)	(4,392)
Decrease in accrued interest-mortgages and contract rights	(11,482)	(7,774)
Decrease in other assets	324	466

Net cash provided by operating activities	75,006	76,422

CASH FLOWS FROM INVESTING ACTIVITIES:
Building improvements and land additions	(144)	(2,561)
Net proceeds from disposal of real estate	3,120	29,363
Change in restricted cash	(3,039)	(2,033)
Investments in limited partnership interest	(45)	(303)

Net cash (used in) provided by investing activities	(108)	24,466

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments to satisfy mortgage notes	(945)	(10,211)
Payments to satisfy contract right mortgage notes	(464)	(3,400)
Principal payments of mortgage notes	(48,764)	(56,407)
Principal payments of note payable	(1,879)	(17,916)
Principal payments of contract right mortgage notes	(5)	(5)
Mortgage prepayment penalties	—	(326)
Distributions to partners	(24,846)	(22,417)
Limited partner buyouts	(2,042)	(406)
Distributions to minority interests	(3,191)	(5,854)
Financing costs (payments) refunds	(8)	171

Net cash used in financing activities	(82,144)	(116,771)

Net decrease in cash and cash equivalents	(7,246)	(15,883)
Cash and Cash Equivalents at Beginning of Period	21,317	32,703

Cash and Cash Equivalents at End of Period	$14,071	$16,820

Supplemental Disclosure of Cash Flow Information:
Cash paid for state and local taxes	$1,298	$1,031

Cash paid for interest	$45,343	$49,962

Supplemental Disclosure of Non-Cash Financing Activities:
Debt assumed by purchaser with sale of property	$—	$28,460

See notes to condensed consolidated financial statements.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—GENERAL

        The Newkirk Master Limited Partnership (the "Partnership"), commenced operations on January 1, 2002 following the completion of a transaction (the "Exchange") involving the merger into wholly-owned subsidiaries of the Partnership of 90 limited partnerships (the "Newkirk Partnerships"), each of which owned commercial properties and the acquisition by the Partnership of various assets, including those related to the management or capital structure of the Newkirk Partnerships.

        The condensed consolidated financial statements of the Partnership included herein have been prepared by the Partnership, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Partnership believes that the disclosures contained herein are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Partnership's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004.

        The condensed consolidated financial statements reflect, in the opinion of the Partnership, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the consolidated financial position and results of operations for the respective periods in conformity with accounting principles generally accepted in the United States of America consistently applied.

        The results of operations for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results to be expected for the full year.

Note 2—RELATED PARTY TRANSACTIONS

        Winthrop Financial Associates, A Limited Partnership ("WFA"), an affiliate of the "Newkirk Group", performs asset management services for the Partnership and received a fee of $0.9 million for the six months ended June 30, 2005 and 2004. The Newkirk Group, which managed the Newkirk Partnerships, is comprised of certain affiliates of Apollo Real Estate Fund III, L.P., ("Apollo"), Vornado Realty Trust, ("Vornado") and senior executives of WFA.

        The Partnership provides certain asset management, investor and administrative services to partnerships, whose general partners were controlled by the Newkirk Group, and which were not merged into the Partnership (the "Other Partnerships"). The general partners of these partnerships were acquired by the Partnership. The Partnership earned $0.2 million of management fees for these services for the six months ended June 30, 2005 and 2004. The Partnership had receivables for management fees of $1.0  million and $0.9 million due from these partnerships at June 30, 2005 and December 31, 2004, respectively.

        The Partnership has an ownership interest in the three most junior tranches of a securitized pool of first mortgages which includes 29 first mortgage loans encumbering 61 Partnership properties and one other property controlled by affiliates of the general partner. The Partnership had a loan receivable which is included in other assets, net of discount, of $10.3 million and $10.1 million at June 30, 2005 and December 31, 2004, respectively, and earned interest income of $0.6 million for the six months ended June 30, 2005 and 2004 related to this ownership interest.

        T-Two Partners, an affiliate of the Newkirk Group, is the 100% beneficial owner of certain of the contract right mortgage notes. T-Two Partners owned the portion of the contract rights referred to as the T-2 Certificate and during 2003 purchased the portion of the contract rights referred to as the T-1 Certificate. The Partnership incurred $10.3 million and $13.0 million ($1.1 million and $2.2 million of which is included in discontinued operations, respectively) of interest expense on these contract rights during the six months ended June 30, 2005 and 2004, respectively. Contract right mortgage notes and accrued interest payable includes $231.7 million and $249.4 million due to T-Two Partners at June 30, 2005 and December 31, 2004, respectively. The Partnership had the right to acquire T-Two Partners' interest in the contract rights in January 2008 by acquiring T-Two Partners in exchange for Units. The Newkirk Group had the right to require the Partnership to purchase this interest in December 2007 in exchange for Units. During 2003, as described below, the Partnership and the owners of T-Two Partners modified these rights.

        The Partnership's call option had previously provided for the acquisition of the interests in T-Two Partners in January 2008 in exchange for a number of units of the Partnership to be determined at the time of exercise based on an agreed-upon formula. The Partnership and the owners of T-Two Partners modified the Partnership's option in certain respects. First, the option can now be exercised by the Partnership at any time before November 24, 2009, or at any other time as mutually agreed upon by the parties. Second, the purchase price is payable in cash rather than units of the Partnership. Finally, the formula for determining the purchase price payable by the Partnership if it exercises the option has been revised in a manner that the Partnership's general partner believes to be significantly more favorable to the Partnership than the formula previously in effect. Specifically, the purchase price is calculated as follows: the sum of $316,526,573 plus T-Two Partners' costs of obtaining the T-Two Loan described below (approximately $7,346,000) and administering the trust that holds the second mortgage loans, together with interest on the foregoing sum at LIBOR plus 450 basis points paid by T-Two Partners on the T-Two Loan, less all payments made from and after November 24, 2003 on the second mortgage loans.

        During November 2003, the Partnership obtained a $208.5 million loan, which had an outstanding balance of $163.4 million at June 30, 2005. At the same time that the Partnership obtained the loan, T-Two Partners obtained a $316.5 million loan. This loan is referred to as the T-Two Loan. The owners of T-Two Partners agreed to eliminate their put option which could require the Partnership to purchase T-Two Partners in December 2007 and the Partnership agreed to guarantee repayment of the T-Two Loan. Currently, the Partnership believes that it has no exposure to loss under the guarantee since the T-Two Loan is over collateralized. The T-Two Loan is secured by all of the assets of T-Two Partners, including the contract right mortgage notes receivable from the Partnership. T-Two Partners also agreed to provide a credit line to the Partnership bearing interest at LIBOR plus 450 basis points. The loan balance on the T-Two Loan at June 30, 2005 was $272.5 million.

        The Partnership has determined that T-Two Partners is a Variable Interest Entity, ("VIE"), but that the Partnership is not the primary beneficiary of the VIE.

        T-Two Partners will reimburse the Partnership for approximately $7.3 million of closing costs incurred in connection with the note payable and the T-Two Loan, together with interest thereon at a rate equal to LIBOR plus 450 basis points. The Partnership earned interest income of $0.2 million on this obligation during the six months ended June 30, 2005 and 2004.

        The Partnership and T-Two Partners were in discussions to restructure the Partnership's note payable and the T-Two Loan in a series of transactions that would, among other things, result in the early exercise of the Partnership's call option. These loans were refinanced in August 2005. See Note 5—Refinancing.

        An affiliate of the general partner owns a portion of the second mortgage indebtedness of a property in which the Partnership has an interest. The second mortgage payable and accrued interest owned by the affiliate aggregated $15.6 million and $15.2 million at June 30, 2005 and December 31, 2004, respectively.

        Included in interest expense is $9.6 million and $11.1 million to related parties for the six months ended June 30, 2005 and 2004, respectively.

Note 3—CONTINGENCIES

  Legal

        In July 2002, an action was commenced in the Connecticut Superior Court against, among others, the Partnership's general partner and various affiliates of the Partnership's general partner. Plaintiffs were four limited partners of three of the Newkirk Partnerships. In order to avoid the expenses, distraction, and uncertainties of litigation, the defendants entered into a settlement agreement dated December 31, 2003 to settle the litigation. On April 16, 2004, the Court approved the settlement. The settlement provides for the following material terms: (i) the Newkirk Group will convey to unitholders of the Newkirk Partnerships who are unaffiliated with the general partner and who received limited partnership units in the Exchange, units in the Partnership equal to 1% of the outstanding units; (ii) the Partnership will pay $1.5 million to an escrow agent for the benefit of unaffiliated unitholders who were entitled to receive units in the exchange transaction; and (iii) the Partnership will pay $2.0 million to an escrow agent for the benefit of unitholders of the Newkirk Partnerships who were entitled to receive cash in the Exchange. In April 2004, the Partnership paid out $3.5 million with respect to this matter. At a hearing in April 2005, the Court approved the allocation of the 1% of outstanding units for distribution. The units were distributed ^in the second quarter of 2005.

        On December 27, 2004 Hershey Foods Corporation, the tenant of a 430,000 square foot facility in New Kingston, Pennsylvania filed a complaint against Newkirk Dautec L.P., the wholly-owned subsidiary of the Partnership that owns the facility, in the Court of Common Pleas, Cumberland County, Pennsylvania. Hershey seeks a declaratory judgment declaring the correct methodology and formula for calculating the sum Hershey is required to pay the Partnership for the purchase of the facility pursuant to a purchase option. At issue in the dispute is how the "fair market value" of the premises should be calculated. Hershey claims that "fair market value" must exclude the full value of the land surrounding the facility without considering the fact that the land is encumbered by an existing ground lease. The Partnership believes that "fair market value" must exclude only the value of the land as encumbered by the ground lease. The matter is currently in discovery.

  Other

        The Partnership owns a 707,482 square foot office building in Toledo, Ohio that is leased to Owens-Illinois for an initial term that expires on September 30, 2006. The property is encumbered by a non-recourse mortgage which matures in October 2006 at which time a $32,000,000 balloon payment will be due. The tenant has six-five year renewal options. This tenant is presently not using a substantial portion of the building and, although it has not given notice to the Partnership, has publicly announced that it will be relocating its headquarters. Thus, the Partnership believes that the tenant will not renew its lease. While the Partnership will attempt to sell or re-lease the property there is substantial risk that the Partnership will not be able to satisfy the balloon payment due on the mortgage and that the mortgage holder will foreclose on this property. The Partnership recognized a $11,328,000 impairment loss during the second quarter of 2005.

        In June 2005, the Partnership entered into an agreement with Honeywell International, Inc., the tenant of four office buildings owned by the Partnership in Morris Township, New Jersey to restructure the lease on the properties. Under the restructuring, the tenant waived its right to exercise its economic discontinuance option and the Partnership granted the tenant an option to purchase the properties in 2007 for $41,900,000. As a result of this restructuring, the Partnership recognized a $14,754,000 impairment loss in the second quarter of 2005.

Note 4—DISCONTINUED OPERATIONS AND SALES OF REAL ESTATE

        During the six months ended June 30, 2005, the Partnership sold four properties for a combined net sales price of approximately $3.1 million. After satisfying existing mortgage indebtedness and other costs, the net sales proceeds were approximately $2.6 million of which approximately $1.9 million was applied to a principal payment of the note payable. The Partnership recognized a net gain on disposal of these properties of $0.6 million.

        During the six months ended June 30, 2004, the Partnership sold 20 properties for a combined net sales price of $57.8 million. After satisfying existing mortgage indebtedness and other costs and adjustments, the net sales proceeds were approximately $24.7 million of which $17.9 million was applied to a principal payment on the note payable. The Partnership recognized a net gain on disposal of these properties of $9.5 million.

        The sale and operations of these properties for all periods presented have been recorded as discontinued operations in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In addition, the Partnership has classified properties which have met all of the criteria of SFAS No. 144 as real estate held for sale in the accompanying consolidated balance sheets and has classified the operations of these properties and the sold properties as discontinued operations in the accompanying consolidated statement of operations.

        Discontinued operations for the six months ended June 30, 2005 and 2004 are summarized as follows (in thousands):

	2005	2004
Revenue	$3,908	$13,342
Expenses	(1,837)	(4,045)
Impairment loss on real estate	(3,082)	(9,665)
Net (loss) gain from early extinguishment of debt	(101)	511
Gain from disposal of real estate	608	9,478

(Loss) income from discontinued operations	$(504)	$9,621

        Expenses include interest expense to related parties of $1.1 million and $2.2 million, for the six months ended June 30, 2005 and 2004, respectively.

        Other assets of discontinued operations at June 30, 2005 and December 31, 2004 are summarized as follows (in thousands):

	2005	2004
Receivables	$71	$81
Other assets	137	163

	$208	$244

        Liabilities of discontinued operations at June 30, 2005 and December 31, 2004 are summarized as follows (in thousands):

	2005	2004
Mortgage notes and accrued interest payable	$4,935	$5,672
Contract right mortgage notes and accrued interest payable (including $24,404 and $11,825 to related parties)	24,404	11,825

	$29,339	$17,497

Note 5—SUBSEQUENT EVENTS

  Sale

        The Partnership sold a vacant property located in Taylor, Texas on July 14, 2005 for a sale price of $1.2 million. After satisfying existing mortgage indebtedness and other costs, the net sales proceeds were approximately $0.7 million of which approximately $0.5 million was applied to a principal payment of the note payable. The Partnership recognized a net gain on disposal of this property of $0.3 million.

  Other

        On August 5, 2005, the Partnership entered into an agreement with Newkirk Realty Trust, Inc., a newly-formed Maryland corporation that intends to qualify as a real estate investment trust ("Newkirk"), and a number of other parties pursuant to which, among other things, the Partnership agreed that upon the consummation of the initial public offering by Newkirk: (i) Newkirk will be appointed as the successor general partner of the Partnership in place of MLP GP LLC, the current general partner; (ii) the partnership agreement of the Partnership will be amended and restated to provide that limited partners (other than Newkirk) will have the right, beginning on the 12 month anniversary of the initial public offering, to cause the Partnership to redeem their interest in the Partnership at a price that will be based on the trading price of Newkirk's common stock at the time of redemption. Newkirk will be permitted to elect to purchase tendered Partnership interests for the redemption price and to pay the redemption price either in cash or by the issuance of shares of Newkirk common stock; and (iii) the amended and restated partnership agreement of the Partnership will contain certain other provisions as are necessary and/or customary to provide for an umbrella real estate trust (UPREIT) structure.

        In addition, in connection with the Newkirk initial public offering, Newkirk will acquire a controlling interest in the Partnership by making a capital contribution to the Partnership in exchange for an ownership interest in the Partnership, acquiring additional interests in the Partnership from certain existing limited partners and commencing a tender offer to acquire additional interests from holders of the Partnership interests.

        Each of the foregoing transactions is subject to Newkirk's consummating its initial public offering. Reference is made to the registration statement on Form S-11 filed on August 8, 2005 with the Securities and Exchange Commission by Newkirk for additional information relating to the foregoing transactions and Newkirk.

  Refinancing

        On August 11, 2005, the Partnership obtained a $477,759,000 loan from KeyBank National Association and Bank of America, N.A. (the "Lenders") which bears interest at the election of the Partnership at a rate equal to either (i) the LIBOR Rate (as defined) plus 200 basis points (reducing to 175 basis points after consummation of the Newkirk Realty Trust Inc. ("Newkirk") initial public offering) or (ii) the prime rate then charged by KeyBank National Association plus 50 basis points. The loan was obtained to (i) replace the existing loan from Bank of America, N.A. which had an outstanding balance of $163,379,000 and bore interest at the LIBOR Rate plus 450 basis points or prime plus 250 basis points,(ii) satisfy $186,566,000 of first mortgage debt encumbering the Partnership's real properties, which constituted substantially all of the Partnership's first mortgage debt and (iii) satisfy $86,801,000 of second mortgage debt encumbering the Partnership's real properties.

        The loan is scheduled to mature on August 11, 2008, subject to two one year extensions and will require monthly payments of interest only. In addition, the loan will require (i) initial principal payments of 50% of excess cash flow after debt service during the period between August 11, 2005 and the consummation of Newkirk's initial public offering, less any amounts paid on account of the T-Two Loan (as described below), (ii) a principal payment equal to $150.0 million less the amount of the initial principal payments on the closing of Newkirk's initial public offering made pursuant to (i) above, and (iii) quarterly principal payments of $1,875,000 during the term of the loan, increasing to $2,500,000 per quarter during the extension periods, less any amounts paid on account of the T-Two Loan. The Partnership will also be required to make principal payments from the proceeds of property sales, refinancings and other asset sales if proceeds are not reinvested into net leased properties. The required principal payments will be based on a minimum release price set forth in the loan agreement for property sales and 100% of proceeds from refinancings, economic discontinuance, insurance settlements and condemnations. The loan is secured by a lien on the Partnership's assets and the assets of the Partnership's subsidiaries, with certain exceptions such as direct liens on most of the real estate owned by the Partnership or the Partnership's subsidiaries.

        The Partnership can prepay the loan in whole or in part at any time together with a premium of 1% if such prepayment occurs on or before August 11, 2006 and thereafter with no premium. The loan is secured by substantially all of the assets of the Partnership and contains customary financial and other covenants consistent with the prior loan.

        In connection with the loan, T-Two Partners, L.P. ("T-Two Partners"), an affiliate of the Partnership also obtained a loan from the Lenders in the principal amount of $272,241,000 (the "T-Two Loan"), the proceeds of which were used to satisfy the outstanding balance on a loan made by Bank of America, N.A. to T-Two Partners. The interest rate, maturity date and principal terms of the T-Two Loan are the same as the Partnership's loan. As with the prior loan, the Partnership agreed to guarantee the obligations of T-Two Partners under the T-Two Loan.

        The Partnership and T-Two Partners have entered into the following agreements in order to limit the exposure to interest rate volatility: (i) a five year interest rate swap agreement with KeyBank National Association effectively setting the LIBOR interest rate at 4.642% for $250 million of the loan balance for five years; (ii) a LIBOR interest rate cap agreement at 5% with Fleet Bank for $450 million through November 2005 and $400 million through November 2006; and (iii) a LIBOR interest rate cap agreement at 6% with SMBC Derivative Products Limited for the period from November 2006 until August 2008 for a notional amount of $290 million.

THE NEWKIRK MASTER LIMITED PARTNERSHIP
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
At December 31, 2004

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Continuing Operations:
Office	Little Rock	AR	$306,196	$430,337	$244,068	$—	$2,596,681	$—	$244,068	$—	$2,596,681	$2,840,749	$818,466	1/1/2002	40 yrs
Office	Pine Bluff	AR	282,812	349,600	37,723	0	2,997,699	0	37,723	0	2,997,699	3,035,422	1,246,646	1/1/2002	40 yrs
Office	Sierra Vista	AR	0	0	20,012	0	0	0	20,012	0	0	20,012	0	1/1/2002
Office	El Segundo	CA	28,260,147	0	0	1,466,543	38,918,858	551,095	551,095	1,466,543	38,918,858	40,936,496	14,999,215	1/1/2002	26-40 yrs
Office	Long Beach	CA	42,163,444	7,127,294	0	15,161,774	71,426,082	0	0	15,161,774	71,426,082	86,587,856	34,194,621	1/1/2002	27-40 yrs
Office	Walnut Creek	CA	2,851,607	2,832,588	0	1,339,403	12,740,691	0	0	1,339,403	12,740,691	14,080,094	5,371,068	1/1/2002	27-40 yrs
Office	Colorado Spring	CO	4,155,550	0	384,876	0	13,537,369	0	384,876	0	13,537,369	13,922,245	4,716,037	1/1/2002	38-40 yrs
Office	Clinton	CT	1,282,874	0	0	0	1,470,761	0	0	0	1,470,761	1,470,761	112,023	1/1/2003	20-40 yrs
Office	Orlando	FL	0	0	0	0	15,198,784	0	0	0	15,198,784	15,198,784	5,749,199	1/1/2002	38-40 yrs
Office	Orlando	FL	9,113,078	9,074,642	2,015,271	0	39,647,028	0	2,015,271	0	39,647,028	41,662,299	14,620,193	1/1/2002	38-40 yrs
Office	Columbus	IN	0	10,813,570	0	0	53,535,792	0	0	0	53,535,792	53,535,792	12,030,124	1/1/2002	38-40 yrs
Office	Owensboro	KY	14,162,276	0	0	0	15,716,112	0	0	0	15,716,112	15,716,112	1,253,665	1/1/2003	20-40 yrs
Office	Carondelet	LA	13,383,608	0	0	0	11,441,815	0	0	0	11,441,815	11,441,815	1,064,957	1/1/2003	20-40 yrs
Office	Tulane	LA	10,762,326	0	0	0	9,200,848	0	0	0	9,200,848	9,200,848	856,377	1/1/2003	20-40 yrs
Office	Baltimore	MD	0	53,545,257	0	0	138,489,552	0	0	0	138,489,552	138,489,552	58,610,907	1/1/2002	14-40 yrs
Office	Bridgeton	MO	530,388	470,524	0	420,249	3,177,573	0	0	420,249	3,177,573	3,597,822	1,545,599	1/1/2002	25-40 yrs
Office	Carteret	NJ	5,382,338	1,652,759	482,890	0	10,450,068	0	482,890	0	10,450,068	10,932,958	3,652,238	1/1/2002	38-40 yrs
Office	Elizabeth	NJ	1,196,806	1,000,772	131,054	0	4,761,579	125,000	256,054	0	4,761,579	5,017,633	1,664,751	1/1/2002	38-40 yrs
Office	Morristown	NJ	13,521,257	12,119,523	0	0	61,910,388	0	0	0	61,910,388	61,910,388	26,878,073	1/1/2002	20-40 yrs
Office	Morris Township	NJ	10,359,363	8,257,347	0	0	35,912,060	0	0	0	35,912,060	35,912,060	11,694,807	1/1/2002	20-40 yrs
Office	Morris Township	NJ	2,300,894	1,834,020	0	0	7,976,343	0	0	0	7,976,343	7,976,343	2,597,506	1/1/2002	20-40 yrs
Office	Morris Township	NJ	6,211,595	4,951,201	0	0	21,533,288	0	0	0	21,533,288	21,533,288	7,012,342	1/1/2002	20-40 yrs
Office	Plainsboro	NJ	217,836	182,155	23,853	0	866,678	25,000	48,853	0	866,678	915,531	303,009	1/1/2002	38-40 yrs
Office	Las Vegas	NV	19,625,028	10,509,093	1,993,597	0	42,579,675	0	1,993,597	0	42,579,675	44,573,272	8,547,357	1/1/2002	38-40 yrs
Office	Miamisburg	OH	0	2,531,406	0	702,011	7,922,845	0	0	702,011	7,922,845	8,624,856	4,332,133	1/1/2002	22-40 yrs
Office	Miamisburg	OH	0	1,364,191	0	251,821	6,454,696	0	0	251,821	6,454,696	6,706,517	2,875,813	1/1/2002	22-40 yrs
Office	Toledo	OH	46,808,386	6,536,878	0	0	95,878,252	0	0	0	95,878,252	95,878,252	35,865,822	1/1/2002	38-40 yrs
Office	Allentown	PA	1,007,660	0	29,773	0	4,816,913	0	29,773	0	4,816,913	4,846,686	2,305,748	1/1/2002	40 yrs
Office	Johnson City	TN	0	1,548,968	550,046	0	4,569,794	0	550,046	0	4,569,794	5,119,840	946,675	1/1/2002	38-40 yrs
Office	Kingport	TN	730,911	775,116	89,846	0	3,159,093	0	89,846	0	3,159,093	3,248,939	961,846	1/1/2002	38-40 yrs
Office	Memphis	TN	36,929,449	10,876,117	50,183	0	63,296,739	306,467	356,650	0	63,296,739	63,653,389	15,950,245	1/1/2002	38-40 yrs
Office	Memphis	TN	1,715,021	1,223,028	0	647,569	6,005,774	0	0	647,569	6,005,774	6,653,343	2,557,639	1/1/2002	27-40 yrs
Office	Beaumont	TX	2,438,258	1,798,513	318,642	0	9,484,884	47,730	366,372	0	9,484,884	9,851,256	3,473,394	1/1/2002	38-40 yrs
Office	Beaumont	TX	23,953,131	9,255,220	0	0	49,406,412	0	0	0	49,406,412	49,406,412	8,204,549	1/1/2002	38-40 yrs
Office	Dallas	TX	4,124,396	5,301,317	489,985	0	20,059,117	141,576	631,561	0	20,059,117	20,690,678	9,694,012	1/1/2002	38-40 yrs
Office	Garland	TX	0	2,542,341	60,079	1,676,696	11,406,998	188,162	248,241	1,676,696	11,406,998	13,331,935	4,083,692	1/1/2002	29-40 yrs

			303,776,635	168,903,777	6,921,898	21,666,066	898,547,241	1,385,030	8,306,928	21,666,066	898,547,241	928,520,235	310,790,748

Retail	Dothan	AL	120,207	259,059	0	0	1,622,392	0	0	0	1,622,392	1,622,392	739,170	1/1/2002	40 yrs
Retail	Florence	AL	910,151	649,053	0	343,661	3,187,227	0	0	343,661	3,187,227	3,530,888	1,357,323	1/1/2002	27-40 yrs
Retail	Huntsville	AL	0	583,816	0	0	2,834,566	0	0	0	2,834,566	2,834,566	1,291,657	1/1/2002	38-40 yrs

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Retail	Huntsville	AL	492,627	531,500	0	0	2,417,739	0	0	0	2,417,739	2,417,739	554,661	1/1/2002	38-40 yrs
Retail	Montgomery	AL	578,710	624,377	269,635	0	2,840,225	0	269,635	0	2,840,225	3,109,860	651,584	1/1/2002	38-40 yrs
Retail	Montgomery	AL	65,022	239,205	0	0	1,463,512	0	0	0	1,463,512	1,463,512	711,693	1/1/2002	40 yrs
Retail	Tuscaloosa	AL	43,661	253,034	0	0	1,238,855	0	0	0	1,238,855	1,238,855	467,869	1/1/2002	40 yrs
Retail	Bisbee	AZ	714,914	339,456	0	333,266	2,127,157	0	0	333,266	2,127,157	2,460,423	1,044,007	1/1/2002	27-40 yrs
Retail	Mesa	AZ	0	0	45,834	0	0	0	45,834	0	0	45,834	0	1/1/2002
Retail	Phoenix	AZ	0	0	47,943	0	0	0	47,943	0	0	47,943	0	1/1/2002
Retail	Springdale	AZ	0	0	0	0	0	3,670	3,670	0	0	3,670	0	1/1/2002
Retail	Tucson	AZ	816,227	387,562	0	380,494	2,428,605	0	0	380,494	2,428,605	2,809,099	1,191,955	1/1/2002	27-40 yrs
Retail	Tucson	AZ	0	0	48,430	0	0	0	48,430	0	0	48,430	0	1/1/2002
Retail	Beaumont	CA	0	0	0	0	0	3,830	3,830	0	0	3,830	0	1/1/2002
Retail	Blythe	CA	0	0	0	0	0	3,797	3,797	0	0	3,797	0	1/1/2002
Retail	Corona	CA	343,006	201,862	0	121,144	1,014,368	0	0	121,144	1,014,368	1,135,512	291,644	1/1/2002	22-40 yrs
Retail	Downey	CA	336,636	585,297	327,365	0	2,104,623	0	327,365	0	2,104,623	2,431,988	698,158	1/1/2002	38-40 yrs
Retail	El Toro	CA	0	290,702	141,727	319,982	285,471	0	141,727	319,982	285,471	747,180	73,686	4/1/2003	20-40 yrs
Retail	Huntington Beach	CA	444,163	1,086,549	421,465	0	2,867,999	0	421,465	0	2,867,999	3,289,464	632,295	1/1/2002	38-40 yrs
Retail	Indio	CA	300,914	177,090	0	106,278	889,906	0	0	106,278	889,906	996,184	255,857	1/1/2002	26-40 yrs
Retail	Lancaster	CA	429,728	1,051,235	407,766	0	2,774,789	0	407,766	0	2,774,789	3,182,555	611,745	1/1/2002	38-40 yrs
Retail	Livermore	CA	0	519,248	138,725	0	2,903,113	41,717	180,442	0	2,903,113	3,083,555	1,118,235	1/1/2002	38-40 yrs
Retail	Lomita	CA	271,247	471,657	0	287,131	1,746,370	0	0	287,131	1,746,370	2,033,501	757,293	1/1/2002	25-40 yrs
Retail	Loveland	CA	0	0	18,581	0	0	0	18,581	0	0	18,581	0	1/1/2002
Retail	Mammoth Lake	CA	976,202	1,234,214	0	700,534	4,857,298	0	0	700,534	4,857,298	5,557,832	2,416,240	1/1/2002	27-40 yrs
Retail	Morgan Hill	CA	0	170,961	83,350	188,181	167,891	0	83,350	188,181	167,891	439,422	43,340	4/1/2003	20-40 yrs
Retail	Pasadena	CA	0	0	18,226	0	0	0	18,226	0	0	18,226	0	1/1/2002
Retail	Pinole	CA	1,609,002	426,706	0	190,365	3,930,655	0	0	190,365	3,930,655	4,121,020	1,800,469	1/1/2002	30-40 yrs
Retail	Pleasanton	CA	5,988,751	1,077,582	480,348	0	13,118,825	0	480,348	0	13,118,825	13,599,173	5,764,732	1/1/2002	40 yrs
Retail	Redlands	CA	0	149,507	72,890	164,566	146,822	0	72,890	164,566	146,822	384,278	37,903	4/1/2003	20-40 yrs
Retail	Rialto	CA	0	0	14,673	0	0	0	14,673	0	0	14,673	0	1/1/2002
Retail	San Diego	CA	0	3,405,562	0	0	15,656,895	0	0	0	15,656,895	15,656,895	6,964,114	1/1/2002	38-40 yrs
Retail	San Dimas	CA	0	0	15,713	0	0	0	15,713	0	0	15,713	0	1/1/2002
Retail	Santa Monica	CA	4,263,674	917,220	445,955	0	7,050,333	0	445,955	0	7,050,333	7,496,288	2,598,907	1/1/2002	38-40 yrs
Retail	Santa Rosa	CA	0	207,862	48,484	0	931,273	20,590	69,074	0	931,273	1,000,347	183,713	1/1/2002	38-40 yrs
Retail	Simi Valley	CA	609,586	497,668	0	0	2,778,433	0	0	0	2,778,433	2,778,433	982,012	1/1/2002	38-40 yrs
Retail	Simi Valley	CA	0	0	16,828	0	0	0	16,828	0	0	16,828	0	1/1/2002
Retail	Tustin	CA	0	0	285,000	0	637,017	0	285,000	0	637,017	922,017	75,544	1/1/2002	35-40 yrs
Retail	Union City	CA	0	190,864	93,053	210,089	171,481	0	93,053	210,089	171,481	474,623	32,431	4/1/2003	20-40 yrs
Retail	Ventura	CA	3,361,147	1,604,083	0	0	6,870,815	0	0	0	6,870,815	6,870,815	2,925,470	1/1/2002	20-40 yrs
Retail	Yorba Linda	CA	0	198,675	96,861	218,686	211,064	0	96,861	218,686	211,064	526,611	66,323	4/1/2003	20-40 yrs
Retail	Yucca Valley	CA	0	0	17,463	0	0	0	17,463	0	0	17,463	0	1/1/2002
Retail	Aurora	CO	556,458	703,531	0	400,072	2,768,775	0	0	400,072	2,768,775	3,168,847	1,377,907	1/1/2002	27-40 yrs
Retail	Aurora	CO	54,568	316,249	280,145	0	1,548,355	0	280,145	0	1,548,355	1,828,500	584,756	1/1/2002	40 yrs

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Retail	Aurora	CO	150,064	378,760	0	0	1,687,582	0	0	0	1,687,582	1,687,582	432,057	1/1/2002	40 yrs
Retail	Aurora	CO	0	0	19,324	0	0	0	19,324	0	0	19,324	0	1/1/2002
Retail	Colorado Springs	CO	0	0	20,139	0	0	0	20,139	0	0	20,139	0	1/1/2002
Retail	Littleton	CO	138,343	273,793	226,074	0	1,885,393	0	226,074	0	1,885,393	2,111,467	610,427	1/1/2002	38-40 yrs
Retail	Littleton	CO	380,788	931,514	361,327	0	2,458,779	0	361,327	0	2,458,779	2,820,106	542,076	1/1/2002	38-40 yrs
Retail	Pueblo	CO	0	0	15,588	0	0	0	15,588	0	0	15,588	0	1/1/2002
Retail	Bradenton	FL	932,701	884,763	254,760	0	4,088,632	17,827	272,587	0	4,088,632	4,361,219	1,339,453	1/1/2002	38-40 yrs
Retail	Cape Coral	FL	0	464,773	175,559	0	2,125,785	0	175,559	0	2,125,785	2,301,344	806,375	1/1/2002	38-40 yrs
Retail	Casselberry	FL	546,914	950,899	411,929	0	3,953,110	0	411,929	0	3,953,110	4,365,039	1,311,349	1/1/2002	38-40 yrs
Retail	Gainesville	FL	0	525,396	198,458	0	2,325,274	0	198,458	0	2,325,274	2,523,732	882,046	1/1/2002	38-40 yrs
Retail	Homestead	FL	0	0	19,681	0	0	0	19,681	0	0	19,681	0	1/1/2002
Retail	Largo	FL	71,700	415,538	278,585	0	2,034,476	0	278,585	0	2,034,476	2,313,061	768,345	1/1/2002	40 yrs
Retail	Largo, 66th	FL	0	404,691	152,864	0	2,008,829	0	152,864	0	2,008,829	2,161,693	762,009	1/1/2002	38-40 yrs
Retail	Largo, Keene	FL	0	619,697	234,080	0	2,508,802	0	234,080	0	2,508,802	2,742,882	951,664	1/1/2002	38-40 yrs
Retail	Orlando	FL	0	553,723	0	0	2,661,472	0	0	0	2,661,472	2,661,472	1,212,781	1/1/2002	38-40 yrs
Retail	Orlando	FL	0	0	15,410	0	0	0	15,410	0	0	15,410	0	1/1/2002
Retail	Pinellas Park	FL	660,179	712,118	288,344	0	3,158,143	0	288,344	0	3,158,143	3,446,487	773,019	1/1/2002	38-40 yrs
Retail	Port Richey	FL	115,214	228,017	0	0	1,570,169	0	0	0	1,570,169	1,570,169	508,368	1/1/2002	38-40 yrs
Retail	Tallahassee	FL	0	275,954	0	0	1,729,065	0	0	0	1,729,065	1,729,065	743,547	1/1/2002	40 yrs
Retail	Venice	FL	0	559,451	99,324	0	3,127,889	41,717	141,041	0	3,127,889	3,268,930	1,204,815	1/1/2002	38-40 yrs
Retail	Atlanta (Dunwoody)	GA	0	266,145	0	120,697	813,389	0	0	120,697	813,389	934,086	360,751	1/1/2002	25-35 yrs
Retail	Atlanta (ExecPark)	GA	0	337,407	0	153,014	1,031,179	0	0	153,014	1,031,179	1,184,193	457,345	1/1/2002	25-35 yrs
Retail	Atlanta (PoncedeLeon)	GA	0	236,492	0	107,249	722,764	0	0	107,249	722,764	830,013	320,558	1/1/2002	25-35 yrs
Retail	Cumming	GA	0	597,388	0	270,916	1,825,733	0	0	270,916	1,825,733	2,096,649	809,742	1/1/2002	25-35 yrs
Retail	Duluth	GA	0	401,538	0	182,098	1,227,177	0	0	182,098	1,227,177	1,409,275	544,273	1/1/2002	25-35 yrs
Retail	Forest Park (Clayton)	GA	0	600,912	0	272,514	1,836,502	0	0	272,514	1,836,502	2,109,016	814,519	1/1/2002	25-35 yrs
Retail	Jonesboro	GA	0	232,566	0	105,469	710,765	0	0	105,469	710,765	816,234	315,236	1/1/2002	25-35 yrs
Retail	Stone Mountain	GA	0	286,326	0	129,849	875,068	0	0	129,849	875,068	1,004,917	388,107	1/1/2002	25-35 yrs
Retail	Boise	ID	745,292	706,987	203,572	0	3,267,103	17,827	221,399	0	3,267,103	3,488,502	1,070,320	1/1/2002	38-40 yrs
Retail	Boise	ID	442,352	361,137	89,102	0	2,016,194	0	89,102	0	2,016,194	2,105,296	712,605	1/1/2002	38-40 yrs
Retail	Freeport	IL	0	393,374	148,591	0	1,999,052	0	148,591	0	1,999,052	2,147,643	758,891	1/1/2002	38-40 yrs
Retail	Rock Falls	IL	0	414,929	156,731	0	2,052,332	0	156,731	0	2,052,332	2,209,063	778,512	1/1/2002	38-40 yrs
Retail	Carmel	IN	0	494,994	28,752	0	2,326,954	23,279	52,031	0	2,326,954	2,378,985	1,019,160	1/1/2002	20-40 yrs
Retail	Lawrence	IN	0	602,971	30,606	0	2,877,258	23,279	53,885	0	2,877,258	2,931,143	1,260,185	1/1/2002	20-40 yrs
Retail	Louisville	KY	695,154	640,821	0	690,033	3,996,527	0	0	690,033	3,996,527	4,686,560	2,018,484	1/1/2002	27-40 yrs
Retail	Baton Rouge	LA	630,525	680,280	232,849	0	3,094,520	0	232,849	0	3,094,520	3,327,369	709,924	1/1/2002	38-40 yrs
Retail	Minden	LA	622,050	427,997	342,304	76,762	1,961,545	0	342,304	76,762	1,961,545	2,380,611	495,470	1/1/2002	27-40 yrs
Retail	Arnold	MO	0	0	0	0	0	4,817	4,817	0	0	4,817	0	1/1/2002
Retail	Independence	MO	0	0	15,561	0	0	0	15,561	0	0	15,561	0	1/1/2002
Retail	Lee's Summit	MO	0	0	0	0	0	3,886	3,886	0	0	3,886	0	1/1/2002
Retail	St. Louis	MO	0	0	18,418	0	0	0	18,418	0	0	18,418	0	1/1/2002
Retail	Billings	MT	563,861	712,891	0	0	2,805,610	0	0	0	2,805,610	2,805,610	1,077,520	1/1/2002	38-40 yrs

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Retail	Bozeman	MT	67,122	144,655	0	0	905,925	0	0	0	905,925	905,925	412,744	1/1/2002	40 yrs
Retail	Charlotte	NC	0	182,550	20,819	0	898,638	15,259	36,078	0	898,638	934,716	239,582	1/1/2002	38-40 yrs
Retail	Concord	NC	0	367,400	41,180	0	1,777,516	15,259	56,439	0	1,777,516	1,833,955	473,896	1/1/2002	38-40 yrs
Retail	Jacksonville	NC	0	160,215	64,422	0	729,731	0	64,422	0	729,731	794,153	180,607	1/1/2002	38-40 yrs
Retail	Jefferson	NC	0	139,630	0	0	635,971	0	0	0	635,971	635,971	157,402	1/1/2002	38-40 yrs
Retail	Lexinton	NC	0	265,357	106,705	0	1,208,617	0	106,705	0	1,208,617	1,315,322	299,131	1/1/2002	38-40 yrs
Retail	Thomasville	NC	0	198,991	23,546	0	1,016,388	15,259	38,805	0	1,016,388	1,055,193	270,975	1/1/2002	38-40 yrs
Retail	Omaha	NE	525,693	914,004	257,838	0	4,414,646	0	257,838	0	4,414,646	4,672,484	1,464,453	1/1/2002	38-40 yrs
Retail	Omaha	NE	181,196	689,265	548,061	0	2,989,091	0	548,061	0	2,989,091	3,537,152	1,383,430	1/1/2002	38-40 yrs
Retail	Omaha	NE	622,584	671,713	242,848	0	3,055,569	0	242,848	0	3,055,569	3,298,417	700,988	1/1/2002	38-40 yrs
Retail	Garwood	NJ	495,554	735,121	0	0	3,802,120	607,569	607,569	0	3,802,120	4,409,689	1,054,934	1/1/2002	38-40 yrs
Retail	Albuquerque	NM	786,458	541,116	261,712	97,050	2,480,017	0	261,712	97,050	2,480,017	2,838,779	626,431	1/1/2002	27-40 yrs
Retail	Albuquerque	NM	0	0	16,692	0	0	0	16,692	0	0	16,692	0	1/1/2002
Retail	Albuquerque	NM	0	0	15,482	0	0	0	15,482	0	0	15,482	0	1/1/2002
Retail	Las Cruces	NM	561,492	532,633	153,370	0	2,461,381	17,827	171,197	0	2,461,381	2,632,578	806,360	1/1/2002	38-40 yrs
Retail	Las Vegas	NV	341,943	533,291	0	0	2,516,348	0	0	0	2,516,348	2,516,348	524,651	1/1/2002	38-40 yrs
Retail	Las Vegas	NV	680,885	555,876	0	0	3,103,406	0	0	0	3,103,406	3,103,406	1,096,870	1/1/2002	38-40 yrs
Retail	Las Vegas	NV	0	284,049	313,727	0	1,629,723	0	313,727	0	1,629,723	1,943,450	613,320	1/1/2002	40 yrs
Retail	Las Vegas	NV	0	0	19,977	0	0	0	19,977	0	0	19,977	0	1/1/2002
Retail	Reno	NV	437,480	325,869	0	0	1,760,213	0	0	0	1,760,213	1,760,213	502,803	1/1/2002	38-40 yrs
Retail	Portchester	NY	1,507,414	1,382,633	0	0	7,308,836	0	0	0	7,308,836	7,308,836	2,653,440	1/1/2002	38-40 yrs
Retail	Cincinnati	OH	333,937	307,837	0	0	2,446,610	0	0	0	2,446,610	2,446,610	898,904	1/1/2002	38-40 yrs
Retail	Columbus	OH	714,460	658,617	0	608,625	3,531,942	0	0	608,625	3,531,942	4,140,567	1,782,891	1/1/2002	27-40 yrs
Retail	Franklin	OH	0	348,067	13,860	0	1,685,071	23,279	37,139	0	1,685,071	1,722,210	738,028	1/1/2002	38-40 yrs
Retail	Lawton	OK	758,774	360,282	0	353,712	2,257,661	0	0	353,712	2,257,661	2,611,373	1,108,057	1/1/2002	27-40 yrs
Retail	Ponca City	OK	0	0	47,435	0	0	0	47,435	0	0	47,435	0	1/1/2002
Retail	Stillwater	OK	0	0	15,239	0	0	0	15,239	0	0	15,239	0	1/1/2002
Retail	Beaverton	OR	438,882	1,073,630	416,452	0	2,833,900	0	416,452	0	2,833,900	3,250,352	624,777	1/1/2002	38-40 yrs
Retail	Grants Pass	OR	686,492	325,961	0	320,017	2,042,594	0	0	320,017	2,042,594	2,362,611	1,002,502	1/1/2002	27-40 yrs
Retail	Portland	OR	0	580,807	555,800	0	2,156,029	0	555,800	0	2,156,029	2,711,829	982,461	1/1/2002	38-40 yrs
Retail	Salem	OR	325,333	795,857	308,707	0	2,100,707	0	308,707	0	2,100,707	2,409,414	463,133	1/1/2002	38-40 yrs
Retail	Doylestown	PA	296,861	196,497	97,322	0	819,192	108	97,430	0	819,192	916,622	214,823	1/1/2002	20-40 yrs
Retail	Lansdale	PA	313,946	207,805	102,922	0	866,323	108	103,030	0	866,323	969,353	227,181	1/1/2002	20-40 yrs
Retail	Lima	PA	341,708	226,182	112,019	0	942,899	108	112,127	0	942,899	1,055,026	247,263	1/1/2002	20-40 yrs
Retail	Philadelphia	PA	596,417	801,444	628,239	0	3,796,188	0	628,239	0	3,796,188	4,424,427	1,126,514	1/1/2002	40 yrs
Retail	Philadelphia, 52nd	PA	375,881	248,801	123,229	0	1,037,260	108	123,337	0	1,037,260	1,160,597	272,007	1/1/2002	20-40 yrs
Retail	Philadelphia, Broad	PA	399,374	264,352	130,925	0	1,102,037	108	131,033	0	1,102,037	1,233,070	288,996	1/1/2002	20-40 yrs
Retail	Philadelphia, Bustle	PA	296,861	196,497	97,322	0	819,192	108	97,430	0	819,192	916,622	214,823	1/1/2002	20-40 yrs
Retail	Philadelphia, Cottman	PA	422,866	279,901	138,629	0	1,166,885	108	138,737	0	1,166,885	1,305,622	306,000	1/1/2002	20-40 yrs
Retail	Philadelphia, Frankford	PA	328,896	217,701	108,178	0	907,541	108	108,286	0	907,541	1,015,827	237,990	1/1/2002	20-40 yrs
Retail	Philadelphia, Lehigh	PA	298,996	197,910	98,020	0	825,061	108	98,128	0	825,061	923,189	216,362	1/1/2002	20-40 yrs
Retail	Philadelphia, N5th	PA	89,699	59,373	29,406	0	247,488	104	29,510	0	247,488	276,998	64,901	1/1/2002	20-40 yrs

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Retail	Philadelphia, NBroad	PA	279,775	185,187	91,723	0	772,059	108	91,831	0	772,059	863,890	202,462	1/1/2002	20-40 yrs
Retail	Richboro	PA	275,504	182,360	90,321	0	760,258	108	90,429	0	760,258	850,687	199,368	1/1/2002	20-40 yrs
Retail	Wayne	PA	403,645	267,179	131,965	0	1,113,823	108	132,073	0	1,113,823	1,245,896	292,085	1/1/2002	20-40 yrs
Retail	Moncks Corner	SC	0	118,443	0	0	539,472	0	0	0	539,472	539,472	133,519	1/1/2002	38-40 yrs
Retail	Chattanooga	TN	977,656	697,193	0	369,150	3,423,619	0	0	369,150	3,423,619	3,792,769	1,457,994	1/1/2002	27-40 yrs
Retail	Paris	TN	647,013	461,403	0	244,304	2,265,754	0	0	244,304	2,265,754	2,510,058	964,902	1/1/2002	27-40 yrs
Retail	Austin	TX	0	0	47,126	0	0	0	47,126	0	0	47,126	0	1/1/2002
Retail	Baytown	TX	0	0	17,888	0	0	0	17,888	0	0	17,888	0	1/1/2002
Retail	Bear Creek	TX	0	0	17,859	0	0	0	17,859	0	0	17,859	0	1/1/2002
Retail	Carrolton	TX	348,651	606,251	0	369,067	2,878,867	0	0	369,067	2,878,867	3,247,934	1,154,074	1/1/2002	25-40 yrs
Retail	Dallas	TX	496,746	457,920	0	0	3,639,198	0	0	0	3,639,198	3,639,198	1,337,070	1/1/2002	38-40 yrs
Retail	El Paso	TX	0	0	18,500	0	0	0	18,500	0	0	18,500	0	1/1/2002
Retail	El Paso	TX	0	0	14,599	0	0	0	14,599	0	0	14,599	0	1/1/2002
Retail	Fort Worth	TX	742,058	938,187	0	532,340	3,692,269	0	0	532,340	3,692,269	4,224,609	1,836,571	1/1/2002	27-40 yrs
Retail	Garland	TX	1,057,568	727,651	0	130,505	3,334,967	0	0	130,505	3,334,967	3,465,472	842,382	1/1/2002	29-40 yrs
Retail	Granbury	TX	689,136	474,155	0	85,040	2,173,176	0	0	85,040	2,173,176	2,258,216	548,924	1/1/2002	29-40 yrs
Retail	Grand Prairie	TX	991,747	470,902	0	462,315	2,950,860	0	0	462,315	2,950,860	3,413,175	1,448,277	1/1/2002	27-40 yrs
Retail	Grand Prairie	TX	0	0	16,029	0	0	0	16,029	0	0	16,029	0	1/1/2002
Retail	Greenville	TX	0	290,427	0	0	1,431,281	0	0	0	1,431,281	1,431,281	1,055,356	1/1/2002	40 yrs
Retail	Greenville	TX	0	0	0	0	0	2,012	2,012	0	0	2,012	0	5/1/2003
Retail	Hillsboro	TX	582,172	400,559	0	71,841	1,835,821	0	0	71,841	1,835,821	1,907,662	463,713	1/1/2002	29-40 yrs
Retail	Houston	TX	682,976	629,594	0	639,638	3,705,420	0	0	639,638	3,705,420	4,345,058	1,871,355	1/1/2002	27-40 yrs
Retail	Lubbock	TX	0	240,876	0	0	1,509,270	0	0	0	1,509,270	1,509,270	649,028	1/1/2002	40 yrs
Retail	Midland	TX	506,837	1,239,865	480,935	0	3,272,686	0	480,935	0	3,272,686	3,753,621	721,514	1/1/2002	38-40 yrs
Retail	Texarkana	TX	0	383,733	89,804	0	1,719,229	20,590	110,394	0	1,719,229	1,829,623	339,153	1/1/2002	38-40 yrs
Retail	Bountiful	UT	183,069	470,695	0	0	3,363,558	0	0	0	3,363,558	3,363,558	1,572,905	1/1/2002	40 yrs
Retail	Sandy	UT	141,006	355,899	0	0	1,585,726	0	0	0	1,585,726	1,585,726	405,980	1/1/2002	38-40 yrs
Retail	Herndon	VA	0	0	17,741	0	0	0	17,741	0	0	17,741	0	1/1/2002
Retail	Staunton	VA	0	317,474	127,681	0	1,445,996	0	127,681	0	1,445,996	1,573,677	357,881	1/1/2002	38-40 yrs
Retail	Bothell	WA	50,506	185,806	0	0	1,136,801	0	0	0	1,136,801	1,136,801	552,817	1/1/2002	40 yrs
Retail	Edmonds	WA	0	208,279	0	0	1,305,028	0	0	0	1,305,028	1,305,028	561,200	1/1/2002	40 yrs
Retail	Everett	WA	770,522	730,920	210,463	0	3,377,702	17,827	228,290	0	3,377,702	3,605,992	1,106,547	1/1/2002	38-40 yrs
Retail	Federal Way	WA	589,576	439,162	210,776	0	2,372,179	0	210,776	0	2,372,179	2,582,955	677,610	1/1/2002	38-40 yrs
Retail	Graham	WA	938,027	445,395	0	437,273	2,790,997	0	0	437,273	2,790,997	3,228,270	1,369,819	1/1/2002	27-40 yrs
Retail	Kent	WA	437,827	1,071,049	415,452	0	2,827,087	0	415,452	0	2,827,087	3,242,539	623,275	1/1/2002	38-40 yrs
Retail	Milton	WA	1,058,715	502,700	0	493,533	3,150,107	0	0	493,533	3,150,107	3,643,640	1,546,069	1/1/2002	27-40 yrs
Retail	Port Orchard	WA	38,455	141,469	0	0	865,542	0	0	0	865,542	865,542	420,906	1/1/2002	40 yrs
Retail	Puyallup	WA	0	0	15,117	0	0	0	15,117	0	0	15,117	0	1/1/2002
Retail	Redmond	WA	1,052,283	499,646	0	490,535	3,130,967	0	0	490,535	3,130,967	3,621,502	1,536,676	1/1/2002	27-40 yrs
Retail	Spokane	WA	808,057	383,682	0	376,686	2,404,286	0	0	376,686	2,404,286	2,780,972	1,180,022	1/1/2002	27-40 yrs
Retail	Spokane	WA	113,584	417,859	355,128	0	2,556,552	0	355,128	0	2,556,552	2,911,680	1,243,229	1/1/2002	40 yrs
Retail	Woodinville	WA	121,550	306,791	0	0	1,366,924	0	0	0	1,366,924	1,366,924	349,962	1/1/2002	38-40 yrs

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Retail	Cheyenne	WY	0	219,756	50,959	0	984,564	20,590	71,549	0	984,564	1,056,113	194,225	1/1/2002	38-40 yrs
Retail	Evanston	WY	0	408,458	99,826	0	1,187,469	0	99,826	0	1,187,469	1,287,295	417,421	1/1/2002	20-40 yrs
Retail	Evanston—Cons	WY	0	795,305	194,371	0	2,662,995	0	194,371	0	2,662,995	2,857,366	936,102	1/1/2002	20-40 yrs

			58,193,603	68,569,747	15,698,738	12,154,681	322,167,146	963,107	16,661,845	12,154,681	322,167,146	350,983,672	120,112,649

Other	Jonesboro	AZ	0	0	17,184	0	0	0	17,184	0	0	17,184	0	1/1/2002
Other	Sun City	AZ	0	0	53,755	0	1,698,893	20,833	74,588	0	1,698,893	1,773,481	430,875	1/1/2002	38-40 yrs
Other	Colton	CA	0	7,210,793	1,974,116	0	20,756,195	0	1,974,116	0	20,756,195	22,730,311	10,637,425	1/1/2002	20-40 yrs
Other	El Segundo	CA	73,247,246	0	0	3,801,120	100,873,472	1,428,379	1,428,379	3,801,120	100,873,472	106,102,971	38,876,344	1/1/2002	26-40 yrs
Other	Irvine	CA	0	0	0	0	0	1,000,000	1,000,000	0	0	1,000,000	0	1/1/2003
Other	Long Beach	CA	17,729,816	2,997,042	0	6,375,556	30,034,817	0	0	6,375,556	30,034,817	36,410,373	14,378,909	1/1/2002	27-40 yrs
Other	Palo Alto	CA	9,108,505	3,466,140	0	0	26,957,521	0	0	0	26,957,521	26,957,521	9,674,984	1/1/2002	40 yrs
Other	Ft Collins	CO	0	0	62,458	0	1,973,910	20,833	83,291	0	1,973,910	2,057,201	500,624	1/1/2002	38-40 yrs
Other	Orlando	FL	857,579	1,533,623	0	0	9,128,285	0	0	0	9,128,285	9,128,285	3,808,502	1/1/2002	38-40 yrs
Other	North Berwick	ME	7,764,829	3,219,973	274,873	0	22,304,939	0	274,873	0	22,304,939	22,579,812	10,205,906	1/1/2002	38-40 yrs
Other	Carlsbad	NM	0	0	49,505	0	1,565,013	20,833	70,338	0	1,565,013	1,635,351	396,920	1/1/2002	38-40 yrs
Other	Saugerties	NY	0	0	32,120	0	676,932	0	32,120	0	676,932	709,052	52,955	1/1/2003	15-40 yrs
Other	N Myrtle Beach	SC	0	267,219	0	0	1,577,826	0	0	0	1,577,826	1,577,826	420,658	1/1/2002	38-40 yrs
Other	Franklin	TN	2,920,574	0	0	0	8,805,302	0	0	0	8,805,302	8,805,302	2,879,776	1/1/2002	38-40 yrs
Other	Memphis	TN	3,833,418	2,332,005	0	0	19,233,942	0	0	0	19,233,942	19,233,942	8,864,690	1/1/2002	30-40 yrs
Other	Corpus Christi	TX	0	0	60,757	0	1,923,062	20,833	81,590	0	1,923,062	2,004,652	487,728	1/1/2002	38-40 yrs
Other	El Paso	TX	0	0	40,030	0	1,265,089	20,834	60,864	0	1,265,089	1,325,953	320,853	1/1/2002	38-40 yrs
Other	Lewisville	TX	0	1,890,726	1,952,399	0	15,502,972	0	1,952,399	0	15,502,972	17,455,371	6,322,154	1/1/2002	38-40 yrs
Other	McAllen	TX	0	0	36,013	0	1,138,486	20,834	56,847	0	1,138,486	1,195,333	288,744	1/1/2002	38-40 yrs
Other	Round Rock	TX	0	0	16,164	0	0	0	16,164	0	0	16,164	0	1/1/2002
Other	Victoria	TX	0	0	59,995	0	1,896,077	20,833	80,828	0	1,896,077	1,976,905	480,884	1/1/2002	38-40 yrs
Other	Windsor	WI	1,153,382	2,681,113	0	0	13,985,024	0	0	0	13,985,024	13,985,024	5,452,591	1/1/2002	38-40 yrs

			116,615,349	25,598,634	4,629,369	10,176,676	281,297,757	2,574,212	7,203,581	10,176,676	281,297,757	298,678,014	114,481,522

			478,585,587	263,072,158	27,250,005	43,997,423	1,502,012,144	4,922,349	32,172,354	43,997,423	1,502,012,144	1,578,181,921	545,384,919

NKRemainder			353,630

Total from Continuing Operations			478,939,217	263,072,158	27,250,005	43,997,423	1,502,012,144	4,922,349	32,172,354	43,997,423	1,502,012,144	1,578,181,921	545,384,919

Discontinued Operations:

Office	Bedford	TX	0	4,361,020	0	0	12,542,065	2,555,275	2,555,275	0	12,542,065	15,097,340	4,876,493	1/1/2002	38-40 yrs

					Initial Cost to Registrant			Cost capitalized subsequent to acquisition	As of December 31, 2004
Description	Location		Encumbrances		Land	Land Estates	Building and Improvements	Land/Building and Improvements	Land	Land Estates	Building and Improvements	Total	Accumulated Depreciation	Date Acquired	Life
			Mortgage	Contract Right
Retail	Mesa, McKellips	AZ	0	34,376	12,986	0	92,722	0	12,986	0	92,722	105,708	2,711	4/1/2003	35-40 yrs
Retail	Atascadero	CA	0	62,758	23,708	0	169,278	0	23,708	0	169,278	192,986	4,950	4/1/2003	35-40 yrs
Retail	Beaumont	CA	0	59,585	24,197	0	160,719	0	24,197	0	160,719	184,916	4,700	1/1/2002	20-40 yrs
Retail	Paso Robles	CA	0	64,344	24,308	0	173,557	0	24,308	0	173,557	197,865	5,075	4/1/2003	35-40 yrs
Retail	Farmington	NM	0	30,850	11,655	0	83,212	0	11,655	0	83,212	94,867	2,433	4/1/2003	35-40 yrs
Retail	Las Vegas, Bonan	NV	0	48,479	18,315	0	130,761	0	18,315	0	130,761	149,076	3,823	4/1/2003	35-40 yrs
Retail	Dallas, Jefferson	TX	0	45,129	17,050	0	121,728	0	17,050	0	121,728	138,778	3,559	4/1/2003	35-40 yrs
Retail	El Paso, Alameda	TX	0	40,017	15,118	0	107,939	0	15,118	0	107,939	123,057	3,157	4/1/2003	35-40 yrs
Retail	El Paso, Dyer	TX	0	35,257	13,320	0	95,100	0	13,320	0	95,100	108,420	2,781	4/1/2003	35-40 yrs
Retail	Lubbock, 82nd	TX	0	42,485	16,050	0	114,594	0	16,050	0	114,594	130,644	3,350	4/1/2003	35-40 yrs
Retail	Rockdale	TX	36,425	126,802	134,651	0	1,049,237	0	134,651	0	1,049,237	1,183,888	339,306	1/1/2002	40 yrs
Retail	Taylor	TX	62,070	169,683	181,808	0	1,266,242	0	181,808	0	1,266,242	1,448,050	630,614	1/1/2002	38-40 yrs
Retail	Woodville	TX	34,949	121,662	129,192	0	1,006,705	0	129,192	0	1,006,705	1,135,897	325,223	1/1/2002	40 yrs

			133,444	881,427	622,358	0	4,571,794	0	622,358	0	4,571,794	5,194,152	1,331,682

Other	Flagstaff	AZ	0	0	63,079	0	1,993,639	20,834	83,913	0	1,993,639	2,077,552	457,324	4/1/2003	35-40 yrs
Other	New Kingston	PA	5,466,250	3,967,524	0	0	14,879,873	0	0	0	14,879,873	14,879,873	3,047,428	1/1/2002	38-40 yrs

			5,466,250	3,967,524	63,079	0	16,873,512	20,834	83,913	0	16,873,512	16,957,425	3,504,752

Total from Discontinued Operations			5,599,694	9,209,971	685,437	0	33,987,371	2,576,109	3,261,546	0	33,987,371	37,248,917	9,712,927

TOTALS			484,538,911	272,282,129	27,935,442	43,997,423	1,535,999,515	7,498,458	35,433,900	43,997,423	1,535,999,515	1,615,430,838	555,097,846

The aggregate cost for federal income tax purposes was approximately $1,500,000,000.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
(amounts in thousands)

        The following is a reconciliation of real estate assets and accumulated depreciation:

	Year ended December 31, 2004	Year ended December 31, 2003	Year ended December 31, 2002
Real Estate
Balance at beginning of year	$1,655,430	$1,716,568	$—
Assets contributed in the exchange	—	—	1,890,357
Additions during the year:
Land & land estates	2,557	5,611	2,904
Buildings & improvements	4,538	45,077	—

	1,662,525	1,767,256	1,893,261
Less: Reclassification to discontinued operations and disposition of assets	84,343	111,826	176,693

Balance at end of year	$1,578,182	$1,655,430	$1,716,568

Accumulated Depreciation
Balance at beginning of year	$526,193	$512,678	$—
Accumulated depreciation contributed in the exchange	—	—	542,619
Additions charged to operating expenses	39,231	42,983	37,172

	565,424	555,661	579,791
Less: Reclassification to discontinued operations and disposition of assets	20,039	29,468	67,113

Balance at end of year	$545,385	$526,193	$512,678

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee		$54,142
New York Stock Exchange listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*
To be provided by amendment.

Item 32.    Sales to Special Parties.

        Not applicable.

Item 33.    Recent Sales of Unregistered Securities.

        On April 1, 2004, Newkirk MLP issued a total of 15,539 limited partnership units to affiliates of Apollo Real Estate Investment Fund III, L.P., Vornado Realty Trust and senior management of Winthrop Financial Associates. 13,139 units were issued to AP-WIN Associates LLC and 2,400 units were issued to AP3-WEM Win Tender LLC. The units were issued in connection with the exercise by Newkirk MLP of an option to purchase limited partnership interests in two limited partnerships that own triple-net lease properties. As a result of the exercise of the option, Newkirk MLP's ownership interest in the two partnerships increased to 68.68% and 55.28% from 40.68% and 47.52%, respectively. The units were issued in reliance on an exemption from registration under the Securities Act provided by Section 4(2) thereof.

        In January 2003, Newkirk MLP issued 317,813 units to affiliates of Apollo Real Estate Investment Fund III, L.P., Vornado Realty Trust and senior management of Winthrop Financial Associates in exchange for a contribution of limited partnership interests in various partnerships that own triple-net leased properties. The units were issued solely to accredited investors in reliance on the exemption from registration provided by Rule 506 under the Securities Act.

        Newkirk MLP commenced operations on January 1, 2002 following the completion of the exchange. The exchange involved the merger into wholly-owned subsidiaries of Newkirk MLP of 90 limited partnerships, each of which owned commercial properties, and the acquisition by Newkirk MLP of various assets, including those related to the management or capital structure of those partnerships. An aggregate of 6,121,990 units were issued as part of the exchange. The units were offered and issued in reliance on the exemption from registration provided by Rule 506 under the Securities Act.

Item 34.    Indemnification of Directors and Officers.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        The Company's charter and bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or has threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of the Company, or while a director or officer of the Company is or was serving, at the request of the Company, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in the charter and bylaws of the Company shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by the Company in advance of the final disposition of any such proceeding and without requiring a preliminary determination as to the ultimate entitlement to indemnification. Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Company has also agreed to indemnify our directors and executive officers to the maximum extent permitted by Maryland law and to pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Item 35.    Treatment of Proceeds From Stock Being Registered.

        Not applicable.

Item 36.    Financial Statements and Exhibits.

        (a)   Financial Statements. See page F-1 for an index of the financial statements in this Registration Statement.

        (b)   The following is a list of exhibits filed as part of this Registration Statement.

 EXHIBIT INDEX

Exhibit Number	Description
*1	Underwriting Agreement, dated , 2005, by and between the Registrant and the underwriters listed on Schedule I thereto
3.1	Articles of Incorporation of the Registrant**
3.2	Bylaws of the Registrant**
3.3	Amendment to By-Laws
3.4	Articles of Amendment to Articles of Incorporation
*4.1	Form of Certificate of Common Stock
*4.2	Form of Special Voting Preferred Stock
*5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
*8	Opinion of Katten Muchin Rosenman LLP
*10.1	Form of Advisory agreement, dated , 2005, by and between the Registrant, Newkirk Master Limited Partnership and Newkirk REIT Advisor
*10.2	Partial Exclusivity Assignment, dated , 2005, and Stock Purchase Agreement by and between the Registrant and First Union Real Estate Equity and Mortgage Investments ("First Union")
*10.3	Form of Amended and Restated Limited Partnership Agreement of Newkirk Master Limited Partnership
10.4	Form of Lock-up Agreement, dated , 2005, by and between the Registrant and WEM-Bryn Mawr Associates LLC
10.5	Form of Lock-up Agreement, dated , 2005, by and between the Registrant and Vornado Realty Trust
*10.6	Form of Lock-up Agreement, dated , 2005, by and between the Registrant and First Union Real Estate Equity and Mortgage Investments
*10.7	Registrant's 2005 Stock Incentive Plan
10.8	Form of Registration Rights Agreement by and between the Registrant and Vornado Realty Trust
10.9	Form of Registration Rights Agreement by and between the Registrant and Apollo Real Estate Investment Fund III, L.P.
10.10	Form of Registration Rights Agreement by and between the Registrant and First Union Real Estate Equity and Mortgage Investments
*10.11	Unit Purchase Agreement between The Newkirk Master Limited Partnership and Apollo Real Estate Investment Fund III, L.P.
*10.12	Unit Purchase Agreement between The Newkirk Master Limited Partnership and the Registrant

*10.13	Unit Purchase Agreement between The Newkirk Master Limited Partnership and WEM-Bryn Mawr Associates LLC
*10.14	Form of Stock Purchase Agreement between the Registrant and First Union Real Estate Equity and Mortgage Investments
*10.15
Letter Agreement among the Registrant, Apollo Real Estate Investment Fund III, L.P., The Newkirk Master Limited Partnership, NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM Bryn Mawr Associates LLC
10.16
Master Loan Agreement, dated August 11, 2005, among The Newkirk Master Limited Partnership and T-Two Partners, L.P., KeyBank National Association, Bank of America, N.A., Lasalle Bank, National Association, and KeyBanc Capital Markets
10.17	Master Promissory Note, dated as of August 11, 2005, by The Newkirk Master Limited Partnership in favor of KeyBank National Association
10.18	Form of Mortgage, dated as of August 11, 2005, from The Newkirk Master Limited Partnership in favor of KeyBank National Association
10.19	Ownership Interest Pledge and Security Agreement, dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.20	Ownership Interest Pledge and Security Agreement (Subsidiaries), dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.21	Ownership Interest Pledge and Security Agreement (Finco, GP and Capital), dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.22	Indemnity Agreement, dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.23	Guaranty, dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association with respect to the T-Two Loan
16.1	Letter of Imowitz Koenig & Co., LLP**
21	Subsidiaries of Registrant**
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Imowitz Koenig & Co., LLP
*23.3	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5)
*23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8)
23.5	Consent of CB Richard Ellis, Inc.
24	Power of Attorney (included on page II-5)
99.1	Form of Assumptions and Qualifications to CB Richard Ellis Market Rent Due Diligence Analysis

(*)
To be filed by amendment.
(**)
Incorporated by reference to the Registrant's Registration Statement on Form S-11 (Registration No. 333-127278), filed on August 8, 2005)

Item 37.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on September 15, 2005.

NEWKIRK REALTY TRUST, INC.
By:	/s/ MICHAEL L. ASHNER
Michael L. Ashner Chairman and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Ashner and Peter Braverman, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL L. ASHNER Michael L. Ashner	Chairman and Chief Executive Officer	September 15, 2005
/s/ PETER BRAVERMAN Peter Braverman	President and Director	September 15, 2005
/s/ THOMAS C. STAPLES Thomas C. Staples	Chief Financial Officer	September 15, 2005
/s/ LARA SWEENEY JOHNSON Lara Sweeney Johnson	Director	September 15, 2005

/s/ HAROLD FIRST Harold First	Director	September 15, 2005
/s/ RICHARD S. FRARY Richard S. Frary	Director	September 15, 2005
/s/ ISIDORE MAYROCK Isidore Mayrock	Director	September 15, 2005
/s/ LEWIS S. MELTZER Lewis S. Meltzer	Director	September 15, 2005
/s/ LAURA POMERANTZ Laura Pomerantz	Director	September 15, 2005
/s/ MILES S. STUCHIN Miles S. Stuchin	Director	September 15, 2005
/s/ STEVEN ZALKIND Steven Zalkind	Director	September 15, 2005

 EXHIBIT INDEX

Exhibit Number	Description
*1	Underwriting Agreement, dated , 2005, by and between the Registrant and the underwriters listed on Schedule I thereto
3.1	Articles of Incorporation of the Registrant**
3.2	Bylaws of the Registrant**
3.3	Amendment to By-Laws
3.4	Articles of Amendment to Articles of Incorporation
*4.1	Form of Certificate of Common Stock
*4.2	Form of Special Voting Preferred Stock
*5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
*8	Opinion of Katten Muchin Rosenman LLP
*10.1	Form of Advisory agreement, dated , 2005, by and between the Registrant, Newkirk Master Limited Partnership and Newkirk REIT Advisor
*10.2	Partial Exclusivity Assignment, dated , 2005, and Stock Purchase Agreement by and between the Registrant and First Union Real Estate Equity and Mortgage Investments ("First Union")
*10.3	Form of Amended and Restated Limited Partnership Agreement of Newkirk Master Limited Partnership
10.4	Form of Lock-up Agreement, dated , 2005, by and between the Registrant and WEM-Bryn Mawr Associates LLC
10.5	Form of Lock-up Agreement, dated , 2005, by and between the Registrant and Vornado Realty Trust
*10.6	Form of Lock-up Agreement, dated , 2005, by and between the Registrant and First Union Real Estate Equity and Mortgage Investments
*10.7	Registrant's 2005 Stock Incentive Plan
10.8	Form of Registration Rights Agreement by and between the Registrant and Vornado Realty Trust
10.9	Form of Registration Rights Agreement by and between the Registrant and Apollo Real Estate Investment Fund III, L.P.
10.10	Form of Registration Rights Agreement by and between the Registrant and First Union Real Estate Equity and Mortgage Investments
*10.11	Unit Purchase Agreement between The Newkirk Master Limited Partnership and Apollo Real Estate Investment Fund III, L.P.
*10.12	Unit Purchase Agreement between The Newkirk Master Limited Partnership and the Registrant
*10.13	Unit Purchase Agreement between The Newkirk Master Limited Partnership and WEM-Bryn Mawr Associates LLC
*10.14	Form of Stock Purchase Agreement between the Registrant and First Union Real Estate Equity and Mortgage Investments

*10.15
Letter Agreement among the Registrant, Apollo Real Estate Investment Fund III, L.P., The Newkirk Master Limited Partnership, NKT Advisors LLC, Vornado Realty Trust, VNK Corp., Vornado Newkirk LLC, Vornado MLP GP LLC and WEM Bryn Mawr Associates LLC
10.16
Master Loan Agreement, dated August 11, 2005, among The Newkirk Master Limited Partnership and T-Two Partners, L.P., KeyBank National Association, Bank of America, N.A., Lasalle Bank, National Association, and KeyBanc Capital Markets
10.17	Master Promissory Note, dated as of August 11, 2005, by The Newkirk Master Limited Partnership in favor of KeyBank National Association
10.18	Form of Mortgage, dated as of August 11, 2005, from The Newkirk Master Limited Partnership in favor of KeyBank National Association
10.19	Ownership Interest Pledge and Security Agreement, dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.20	Ownership Interest Pledge and Security Agreement (Subsidiaries), dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.21	Ownership Interest Pledge and Security Agreement (Finco, GP and Capital), dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.22	Indemnity Agreement, dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association
10.23	Guaranty, dated as of August 11, 2005, from The Newkirk Master Limited Partnership to KeyBank National Association with respect to the T-Two Loan
16.1	Letter of Imowitz Koenig & Co., LLP**
21	Subsidiaries of Registrant**
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Imowitz Koenig & Co., LLP
*23.3	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5)
*23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8)
23.5	Consent of CB Richard Ellis, Inc.
24	Power of Attorney (included on page II-5)
99.1	Form of Assumptions and Qualifications to CB Richard Ellis Market Rent Due Diligence Analysis

(*)
To be filed by amendment.
(**)
Incorporated by reference to the Registrant's Registration Statement on Form S-11 (Registration No. 333-127278), filed on August 8, 2005)

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TABLE OF CONTENTS
EXPLANATORY NOTE
PROSPECTUS SUMMARY
Newkirk Realty Trust, Inc.
Our Strategy
Competitive Strengths
Summary Risk Factors
Our Properties
History
Structure and Formation of Our Company
Our Advisor
Our Debt
Restrictions on Ownership of Stock
Our Dividend and Distribution Policy
Preferred Stock
Tax Status
Conflicts of Interest
The Offering
Summary Selected Consolidated Financial Information
RISK FACTORS
Risks Related to Our Business
Risks Related to Conflicts of Interest and Certain Relationships
Risks Related to Our Status as a REIT
Risks Related to the Offering
FORWARD LOOKING STATEMENTS
DETERMINATION OF OFFERING PRICE
USE OF PROCEEDS
OUR DIVIDEND AND DISTRIBUTION POLICY
CAPITALIZATION
DILUTION
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF NEWKIRK REALTY TRUST, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
NEWKIRK REALTY TRUST, INC.
EXECUTIVE COMPENSATION
LEGAL PROCEEDINGS
OUR ADVISOR AND THE ADVISORY AGREEMENT; EXCLUSIVITY ARRANGEMENT
MANAGEMENT
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF STOCK
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
NEWKIRK MLP'S AMENDED AND RESTATED PARTNERSHIP AGREEMENT
FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
CHANGE IN ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
DEALER PROSPECTUS DELIVERY OBLIGATIONS
INDEX TO FINANCIAL STATEMENTS
NEWKIRK REALTY TRUST, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
NEWKIRK REALTY TRUST, INC. NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2005 (UNAUDITED)
NEWKIRK REALTY TRUST, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)
NEWKIRK REALTY TRUST, INC. NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)
NEWKIRK REALTY TRUST, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
NEWKIRK REALTY TRUST, INC. NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
NEWKIRK REALTY TRUST, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 (UNAUDITED)
NEWKIRK REALTY TRUST, INC. NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 (UNAUDITED)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NEWKIRK REALTY TRUST, INC. BALANCE SHEET JULY 22, 2005
NEWKIRK REALTY TRUST, INC. NOTES TO BALANCE SHEET JULY 22, 2005
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2004 AND DECEMBER 31, 2003 (In thousands, except unit data)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (In thousands, except per unit data)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (In thousands, except unit data)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (In thousands)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002 (In thousands)
THE NEWKIRK MASTER LIMITED PARTNERSHIP
Supplemental Information
THE NEWKIRK MASTER LIMITED PARTNERSHIP NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except unit data)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (In thousands, except unit and per unit data)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' EQUITY FOR THE SIX MONTHS ENDED JUNE, 2005 (In thousands, except unit data)
THE NEWKIRK MASTER LIMITED PARTNERSHIP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (In thousands)
THE NEWKIRK MASTER LIMITED PARTNERSHIP NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
THE NEWKIRK MASTER LIMITED PARTNERSHIP SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION (amounts in thousands)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
EXHIBIT INDEX
SIGNATURES
Power of Attorney
EXHIBIT INDEX